    As filed with the Securities and Exchange Commission on July 7, 1999
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ----------------------------

                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
             (Exact name of Registrant as Specified in its Charter)

                                 311 ROUSER ROAD
                        MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                        (Address and Telephone Number of
                         Principal Executive Offices and
                          Principal Place of Business)

                           ----------------------------

                           JAMES R. O'MARA, PRESIDENT
                              ATLAS RESOURCES, INC.
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
            (Name, Address and Telephone Number of Agent for Service)

                           ----------------------------

                                   Copies to:
      WALLACE W. KUNZMAN, JR., ESQ.            JAMES R. O'MARA
      KUNZMAN & BOLLINGER, INC.                ATLAS RESOURCES, INC.
      5100 N. BROOKLINE                        311 ROUSER ROAD
      SUITE 600                                MOON TOWNSHIP, PENNSYLVANIA 15108
      OKLAHOMA CITY, OKLAHOMA 73112

                           ----------------------------

        Approximate Date of Commencement of Proposed Sale to the Public;
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

                           ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed             Proposed
Title of Each                              Dollar                      Maximum              Maximum              Amount of
Class of Securities                        Amount                      Offering             Aggregate            Registration
to be Registered                           to be Registered            Price per Unit       Offering Price       Fee
------------------------------------------------------------------------------------------------------------------------------
   Units (1)                               $18,000,000                  $10,000             $18,000,000          $5,310.00
------------------------------------------------------------------------------------------------------------------------------

(1) "Units" means the Limited Partner interests and the Investor General Partner interests offered to Participants in the Partnership.

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
                              CROSS REFERENCE SHEET
                              PURSUANT TO RULE 404

                        Item of Form SB-2                                               Caption in Prospectus
                        ------------------                                              ---------------------
 1.     Front of Registration Statement and Outside Front
        Cover of Prospectus....................................    Front Page of Registration Statement and Outside Front Cover
                                                                   Page of Prospectus

 2.     Inside Front and Outside Back Cover Pages
        of Prospectus.........................................     Inside Front and Outside Back Cover Pages of Prospectus

 3.     Summary Information and Risk Factors...................    Summary of the Offering; Risk Factors

 4.     Use of Proceeds........................................    Summary of the Offering; Capitalization and Source of Funds
                                                                   and Use of Proceeds

 5.     Determination of Offering Price........................    Not Applicable

 6.     Dilution...............................................    Not Applicable

 7.     Selling Security Holders...............................    Not Applicable

 8.     Plan of Distribution...................................    Summary of the Offering; Plan of Distribution

 9.     Legal Proceedings......................................    Litigation

10.     Directors, Executive Officers, Promoters and Control
        Persons................................................    Management

11.     Security Ownership of Certain Beneficial Owners and
        Management.............................................    Management

12.     Description of Securities..............................    Summary of the Offering; Terms of the Offering; Summary of
                                                                   Partnership Agreement

13.     Interest of Named Experts and Counsel..................    Legal Opinions; Experts

14.     Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities.........................    Fiduciary Responsibilities of the Managing General Partner

15.     Organization Within Last Five Years....................    Management

16.     Description of Business................................    Proposed Activities; Management

17.     Management's Discussion and Analysis or Plan of
        Operation..............................................    Proposed Activities

18.     Description of Property................................    Proposed Activities
        A.     Issuers Engaged or to Be Engaged in Significant
               Mining Operations...............................    Not Applicable
        B.     Supplementing Financial Information about Oil
               and Gas Producing Activities....................    Not Applicable

19.     Certain Relationships and Related Transactions.........    Compensation; Management; Conflicts of Interest

20.     Market for Common Equity and Related Stockholder
        Matters................................................    Not Applicable

21.     Executive Compensation.................................    Management

22.     Financial Statements...................................    Financial Information Concerning the Managing General
                                                                   Partner and the Partnership

23.     Changes In and Disagreements With Accountants on
        Accounting and Financial Disclosure....................    Not Applicable

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus not an offer to sell these securities and its is not soliciting an offer to buy these securities in any state where the offer or sale in not permitted.

     Preliminary Prospectus (Subject to Completion) Dated ____________, 1999

Prospectus
                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
          - General and Limited Partner Interests at $10,000 per Unit
       - $1,000,000 (1,000 Units) Minimum Aggregate Capital Contributions
      - $14,000,000 (1,400 Units) Maximum Aggregate Capital Contributions
 (IF SUBSCRIPTIONS FOR ALL 1,400 UNITS BEING OFFERED ARE OBTAINED, THE MANAGING
  GENERAL PARTNER MAY INCREASE THE MAXIMUM AGGREGATE SUBSCRIPTIONS TO NOT MORE
                         THAN $18,000,000 (1,800 UNITS))


- This Prospectus describes an offering of general and limited partner interests in Atlas-Energy for the Nineties-Public #8
         Ltd., a limited partnership which was
         formed by Atlas Resources, Inc. ("Atlas") of Pittsburgh, Pennsylvania. Atlas serves as Managing General Partner of the Partnership. If you invest in the Partnership you will be admitted either as an Investor General Partner or a Limited
         Partner depending upon your election.  See
         "Summary of the Offering - Description of
         Units" for a description of the differences between the general and limited partners interests.

-        The Partnership will be funded to drill
         Development Wells which are located
         primarily in the Mercer County area of
         Pennsylvania. A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive. The Managing General Partner anticipates that all the wells will be classified as gas wells. The Partnership is expected to generate significant tax deductions.

-         The Offering

                                      Total       Total
                        Per Unit   Minimum (1)    Maximum
                        --------   -----------    -------
Public Price             $10,000   $1,000,000   $18,000,000

Dealer-Manager            $1,050    $ 105,000   $ 1,890,000
Fee, Sales
Commissions, and
Reimbursements
(2)

Proceeds to              $10,000   $1,000,000   $18,000,000
Partnership

-------------
(1) If subscriptions for $1,000,000 are not received by December 31, 1999, then your subscription will be returned to you from the escrow account with interest.

(2) Anthem Securities, Inc., an Affiliate of the Managing General Partner, will act as Dealer-Manager in all states other than Minnesota and New Hampshire. The Units will be offered on a "best efforts" "minimum-maximum" basis by the Dealer-Manager and other selected broker-dealers which are NASD members. The Dealer-Manager and broker-dealers must sell the minimum number of securities offered (1,000 Units) if any are sold. The Dealer-Manager and broker-dealers are required to use only their best efforts to sell the maximum number of securities offered (1,800 Units). See "Plan of Distribution" for details.

                    ------------------------------------------

THESE SECURITIES ARE SPECULATIVE AND ARE SUBJECT TO CERTAIN RISKS INCLUDING THOSE SET FORTH BELOW.

- THE PARTNERSHIP'S DRILLING AND COMPLETION OPERATIONS TO DEVELOP GAS RESERVES INVOLVE THE POSSIBILITY OF A PARTIAL LOSS OF YOUR INVESTMENT, WHICH MAY BE SUBSTANTIAL, BECAUSE OF WELLS WHICH ARE PRODUCTIVE BUT DO NOT PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE (I.E., WELLS WHICH DO NOT PAYOUT) AND FROM TIME TO TIME DRY HOLES.

- THE PARTNERSHIP'S REVENUES ARE DIRECTLY RELATED TO THE ABILITY TO MARKET THE NATURAL GAS AND ITS PRICE WHICH IS UNSTABLE AND CANNOT BE PREDICTED. IF GAS PRICES DECREASE, THEN YOUR INVESTMENT RETURN WILL DECREASE.

- IF YOU CHOOSE TO INVEST AS AN INVESTOR GENERAL PARTNER, THEN YOU WILL HAVE UNLIMITED LIABILITY FOR PARTNERSHIP OBLIGATIONS UNTIL YOU CONVERT TO A LIMITED PARTNER.

-     LACK OF LIQUIDITY OR A MARKET FOR THE UNITS.

- LACK OF CONFLICT OF INTEREST RESOLUTION PROCEDURES, THUS, CONFLICTS OF INTEREST BETWEEN YOU AND THE MANAGING GENERAL PARTNER MAY NOT NECESSARILY BE RESOLVED IN YOUR BEST INTERESTS.

-     TOTAL RELIANCE ON MANAGING GENERAL PARTNER AND ITS AFFILIATES.

- AUTHORIZATION OF SUBSTANTIAL FEES TO MANAGING GENERAL PARTNER AND ITS AFFILIATES.

-     YOU AND THE MANAGING GENERAL PARTNER WILL SHARE IN COSTS
      DISPROPORTIONATELY TO YOUR SHARING OF REVENUES.

-     NO GUARANTY OF CASH DISTRIBUTIONS EVERY QUARTER.

(See "Risk Factors," Page 9.)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF THE OFFERING........................................................1
    Forward Looking Statements and Associated Risks............................1
    The Partnership............................................................1
    Description of Units.......................................................1
    Investment Objectives......................................................2
    Investment Features........................................................3
    Terms of the Offering......................................................3
    Suitability Standards - Long Term Investment...............................4
    Application of Proceeds....................................................4
    Participation in Costs and Revenues........................................4
    Prior Activities...........................................................4
    Risk Factors...............................................................5
    Actions to be Taken by Managing General Partner
       to Reduce Risks of Additional Payments by
       Investor General Partners...............................................6
    Compensation to the Managing General Partner,
       the Operator and Their Affiliates.......................................7
    Conflicts of Interest......................................................8
    Distribution...............................................................8
    Partnership Agreement and Reports..........................................8

RISK FACTORS...................................................................9
    Special Risks of the Partnership...........................................9
       Risk of Loss Because of Speculative Nature of
          Gas Business.........................................................9
       Risk That a Completed Well Does Not Payout..............................9
       Dry Hole Risk in Development Drilling...................................9
       Risks of Loss Because of Decrease in the
          Price of Gas........................................................10
       Risks Regarding Marketing of Gas.......................................10
       Risk of Possible Delays in Production and
          Shut-In Wells.......................................................10
       Risk of Loss Because of Unlimited Liability
          of Investor General Partners........................................11
       Risk of Loss From Drilling Hazards.....................................12
       Risk of Pollution and Environmental Liabilities........................12
       Risk Created by Your Required
          Reliance upon the Managing General Partner..........................12
       Risk Created Because the Managing General
          Partner's Liquid Net Worth Is Not
          Guaranteed..........................................................12
       Risk Created Because the Management
          Obligations of the Managing General Partner
          Are Not Exclusive...................................................12
       Risks Created Because the Units Are Not
          Readily Transferable................................................13
       Diversification Depends Upon the Amount of
          Subscription Proceeds...............................................13
       Risk Regarding the Unspecified Location of a
          Portion of the Prospects............................................13
       No Guarantee of Data Regarding Currently
          Proposed Prospects..................................................13
       Managing General Partner's Subordination
          is not a Guarantee..................................................13
       Risk That Borrowings by the Managing
          General Partner Could Reduce Funds
          Available for Its Subordination Obligation..........................14
       Managing General Partner Will Receive
          Benefit from Development of
          Partnership Prospects...............................................14
       Compensation and Fees to the Managing General
          Partner Regardless of Success of the
          Activities..........................................................14
       Possibility of Reduction or Unavailability
          of Insurance........................................................14
       Disproportionate Costs Borne by Participants...........................14
       Partnership Borrowings May Reduce or
          Delay Distributions.................................................14
       Risk of Other Circumstances Causing
          Distributions To Be Reduced or Delayed..............................15
       Risk That Costs May Increase...........................................15
       Risk of Unpredictable Government Regulations
          and Legislation Adversely Affecting
          the Partnership.....................................................15
       Risks Arising From Conflicts of Interest Between
          Managing General Partner and the Partnership........................15
       Risks That Presentment Obligation May Not
          Be Funded and Repurchase Price May Not
          Reflect Full Value..................................................15
       Risk Regarding Participation with Third Parties........................16
       Risk of Prepayment to Managing General
          Partner.............................................................16
       Possible Nonperformance by Subcontractors..............................16
       Possible Leasehold Defects.............................................16
       Year 2000 Risks........................................................16
       Risk That Dissolution of the Partnership or
          Withdrawal or Removal of the Managing
          General Partner May Have Adverse Effects............................16
       Risk Created by the Managing General Partner
          Buying Units........................................................16
       Risk of Reduced Distributions If the Managing
          General Partner Is Indemnified......................................17
       Risk of Limited Partner Liability for
          Repayment of Certain Distributions..................................17
       Possible Participation in Roll-Up......................................17
       Risk of Unauthorized Acts of Investor
          General Partners....................................................17
    Tax Risks.................................................................17
       Tax Consequences May Vary Depending on
          Individual Circumstances............................................17
       Risk of Changes in the Law.............................................17
       No Advance Ruling from the IRS on Tax
          Consequences........................................................17
       Possible Taxes in Excess of Cash Distributions.........................17
       1999 Tax Deductions Are Subject to Challenge
          by the IRS in the Event of an Audit.................................18
       "Passive Activity" Loss Limitation Rules...............................18
       Possible Alternative Minimum Tax Liability.............................18
       Investment Interest Deductions May Be
          Limited.............................................................18
       Lack of Tax Shelter Registration.......................................18
       State and Local Taxes May Apply........................................18
       Partnership Allocations Are Subject to Challenge
          by the IRS in the Event of an Audit.................................19

CAPITALIZATION AND SOURCE OF FUNDS
AND USE OF PROCEEDS...........................................................19
    In General................................................................19
    Source of Funds...........................................................19
    Use of Proceeds...........................................................19
    Subsequent Source of Funds and Borrowings.................................21

COMPENSATION..................................................................21
    Oil and Gas Revenues......................................................21
    Lease Costs...............................................................21
    Administrative Costs......................................................22
    Drilling Contracts........................................................22
    Per Well Charges..........................................................23
    Gathering Fees............................................................23
    Dealer-Manager Fees.......................................................23
    Other Compensation........................................................23
    Estimate of Administrative Costs and Direct Costs
       to be Borne by the Partnership.........................................23

TERMS OF THE OFFERING.........................................................24
    Subscription to the Partnership...........................................24
    Partnership Closings and Escrow...........................................24
    Acceptance of Subscriptions...............................................25
    Drilling Period...........................................................25
    Suitability Standards.....................................................26

CONFLICTS OF INTEREST.........................................................27
    In General................................................................27
    Conflicts Regarding Transactions with the Managing
       General Partner and its Affiliates.....................................28
    Conflict Regarding the Drilling and Operating
       Agreement..............................................................28
    Conflicts Regarding Sharing of Costs and Revenues.........................28
    Conflicts Regarding Tax Matters Partner...................................29
    Conflicts Regarding Other Activities of the
       Managing General Partner, the Operator and
       Their Affiliates.......................................................29
    Conflicts Involving the Acquisition of Leases.............................29

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
    Conflicts Between Participants............................................32
    Lack of Independent Underwriter and Due
       Diligence Investigation................................................32
    Conflicts Concerning Legal Counsel........................................32
    Conflicts Regarding Presentment Feature...................................32
    Other Conflicts...........................................................32
    Procedures to Reduce Conflicts of Interest................................33
    Policy Regarding Roll-Ups.................................................34
    Certain Transactions......................................................36

FIDUCIARY RESPONSIBILITY OF THE
MANAGING GENERAL PARTNER......................................................36
    In General................................................................36
    Limitations on Managing General Partner Liability
       as Fiduciary...........................................................37
    Limitations on Managing General Partner
       Indemnification........................................................37

PRIOR ACTIVITIES..............................................................38

MANAGEMENT....................................................................45
    Managing General Partner and Operator.....................................45
    Recent Merger of Managing General Partner's
       Parent Company, Atlas Group............................................45
    Organizational Diagram....................................................46
    Officers, Directors and Key Personnel.....................................46
    Remuneration..............................................................48
    Security Ownership of Certain Beneficial Owners...........................48
    Transactions with Management and Affiliates...............................49

INVESTMENT OBJECTIVES.........................................................49

PROPOSED ACTIVITIES...........................................................50
    In General................................................................50
    Intended Areas of Operations..............................................50
    Acquisition of Leases.....................................................51
    Interests of Parties......................................................53
    Title to Properties.......................................................53
    Formation of the Partnership and Powers of the
       Managing General Partner...............................................53
    Drilling and Completion Activities; Operation
       of Producing Wells.....................................................53
    Sale of Oil and Gas Production............................................56
    Insurance.................................................................57
    Use of Consultants and Subcontractors.....................................58
    Information Regarding Currently Proposed
       Prospects..............................................................58

COMPETITION, MARKETS AND REGULATION...........................................87
    Competition and Markets...................................................87
    Crude Oil Regulation......................................................88
    Federal Gas Regulation....................................................88
    State Regulations.........................................................88
    Environmental Regulation..................................................89
    Proposed Regulation.......................................................89

PARTICIPATION IN COSTS AND REVENUES...........................................89
    In General................................................................89
    Costs.....................................................................90
    Revenues..................................................................90
    Subordination of Portion of Managing General
       Partner's Net Revenue Share............................................91
    Table of Participation in Costs and Revenues..............................91
    Allocation and Adjustment Among Participants..............................92
    Distributions.............................................................92
    Liquidation...............................................................92

TAX ASPECTS...................................................................93
    Summary of Tax Opinion....................................................93
    Partnership Classification................................................95
    Limitations on Passive Activities.........................................95
    Taxable Year..............................................................96
    1999 Expenditures.........................................................96
    Availability of Certain Deductions........................................96
    Intangible Drilling and Development Costs.................................96
    Drilling Contracts........................................................97
    Depletion Allowance.......................................................98
    Depreciation - Modified Accelerated Cost
       Recovery System ("MACRS")..............................................98
    Leasehold Costs and Abandonment...........................................98
    Tax Basis of Participants' Interests......................................99
    "At Risk" Limitation for Losses...........................................99
    Distributions from a Partnership..........................................99
    Sale of the Properties....................................................99
    Disposition of Partnership Interests......................................99
    Minimum Tax - Tax Preferences............................................100
    Limitations on Deduction of Investment Interest..........................100
    Allocations..............................................................100
    Partnership Borrowings...................................................101
    Partnership Organization and Syndication Fees............................101
    Tax Elections............................................................101
    Disallowance of Deductions under Section 183
       of the Code...........................................................101
    Termination of a Partnership.............................................101
    Lack of Registration as a Tax Shelter....................................101
    Tax Returns and Audits...................................................102
    Penalties and Interest...................................................102
    State and Local Taxes....................................................103
    Severance, Franchise, and Ad Valorem (Real
       Estate) Taxes.........................................................103
    Social Security Benefits and Self-Employment Tax.........................103
    Foreign Partners.........................................................103
    Estate and Gift Taxation.................................................103

DEFINITIONS..................................................................104

SUMMARY OF PARTNERSHIP AGREEMENT.............................................111
    Responsibility of Managing General Partner...............................111
    Liabilities of General Partners, Including Investor
       General Partners......................................................111
    Liability of Limited Partners............................................111
    Amendments...............................................................112
    Notice...................................................................112
    Voting Rights and Access to Records......................................112
    Withdrawal of Managing General Partner...................................113

SUMMARY OF DRILLING AND OPERATING
AGREEMENT....................................................................113

REPORTS TO INVESTORS.........................................................114

PRESENTMENT FEATURE..........................................................115

TRANSFERABILITY OF UNITS.....................................................116
    Restrictions on Transfer Imposed by the Securities
       and Tax Law ..........................................................116
    Transfer Provisions......................................................116

PLAN OF DISTRIBUTION.........................................................117
    Commissions..............................................................117
    Indemnification..........................................................118

SALES MATERIAL...............................................................118

LEGAL OPINIONS...............................................................118

EXPERTS......................................................................118

LITIGATION...................................................................119

ADDITIONAL INFORMATION.......................................................119

FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL PARTNER AND
    THE PARTNERSHIP..........................................................119

                                TABLE OF CONTENTS


Exhibits

  Exhibit (A)      Amended and Restated Certificate
                   and Agreement of Limited Partnership

       Exhibit (I-A)   Managing General Partner
                         Signature Page
       Exhibit (I-B)   Subscription Agreement
       Exhibit (II)    Drilling and Operating Agreement

  Exhibit (B)      Special Suitability Requirements
                   and Disclosures to Investors

                          SUMMARY OF THE OFFERING

This summary highlights some information in this Prospectus. You should read "Definitions," which defines the capitalized terms used throughout this Prospectus.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS
Statements, other than statements of historical facts, included in this Prospectus and its exhibits address activities, events or developments that the Managing General Partner and the Partnership anticipate will or may occur in the future. These forward-looking statements include such things as business strategy, estimated future capital expenditures, competitive strengths and goals, references to future success, and other similar matters.

These statements are based on certain assumptions and analyses made by the Partnership and the Managing General Partner in light of their experience and their perception of historical trends, current conditions and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the Partnership, including general economic, market or business conditions, changes in laws or regulations, the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas and other risks. (See "Risk Factors.")

Thus, all of the forward-looking statements made in this Prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the Managing General Partner's and the Partnership's expectations.

THE PARTNERSHIP
Atlas-Energy for the Nineties-Public #8 Ltd. (the "Partnership"), is a Pennsylvania limited partnership. Atlas Resources, Inc. ("Atlas"), 311 Rouser Road, Moon Township, Pennsylvania 15108, (412) 262-2830, serves as Managing General Partner and Operator of the wells to be drilled. You may elect to subscribe to Units either as a Limited Partner or an Investor General Partner. See " - Description of Units," below, for a description of the differences between the Units. Limited Partners and Investor General Partners will be referred to collectively as "Participants."

The Partnership will drill Development Wells, primarily in the Mercer County area of Pennsylvania, which will test the Clinton/Mercer geological formation. The Managing General Partner, however, has reserved the right to use up to 20% of the Partnership Subscription to drill Development Wells in other areas of the United States (primarily in the Appalachian Basin). A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive. The Managing General Partner anticipates that all the wells will be classified as gas wells which may produce a small amount of oil. For a description of the Prospects which are currently proposed see "Proposed Activities - Information Regarding Currently Proposed Prospects."

DESCRIPTION OF UNITS
You may purchase either:

     -   Investor General Partner Units; or

     -   Limited Partner Units.


Regardless of which type of Unit you buy, costs, revenues and cash distributions will be allocated between you and the other investors pro rata based upon the amount of your Agreed Subscriptions. There are, however, material differences in the federal income tax effects and liability associated with each Unit.

      INVESTOR GENERAL PARTNER UNITS.

          - TAX EFFECT. If you invest as an Investor General Partner, then your share of the Partnership's 1999 deduction for Intangible Drilling Costs will not be subject to the passive activity limitations. This means that generally you may deduct approximately 85% of your Agreed Subscription as described in "Investment Objectives" below.

          - LIABILITY. If you invest as an Investor General Partner, then you will have unlimited liability regarding Partnership activities. This means if the insurance proceeds, the Managing General Partner's indemnification, and Partnership assets were not sufficient to satisfy a Partnership liability for which you and the other Investor General Partners were also liable, then the Managing General Partner would call upon you and the other Investor General Partners to make additional Capital Contributions to the Partnership (from your personal assets) to satisfy the liability. You and the other Investor General Partners do not have an option to refuse to make this additional Capital Contribution. In addition, you and the other Investor General Partners have Joint and Several Liability which means generally a liability in which a claimant, at its option, may sue all or any one or more of the co-obligors for the entire amount of the liability. (See " - Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners," below, and "Risk Factors - Special Risks of the Partnership - Risk of Loss Because of Unlimited Liability of Investor General Partners.")

      LIMITED PARTNER UNITS.

          - TAX EFFECT. If you invest as a Limited Partner, then your use of Partnership losses generally will be limited to net passive income from "passive" trade or business activities, which generally includes the Partnership and other limited partnership investments. This means that you will not be able to deduct your share of the Partnership's Intangible Drilling Costs in 1999 unless you have passive income from investments other than the Partnership. (See "Tax Aspects - Limitations on Passive Activities.")

          - LIABILITY. If you invest as a Limited Partner, then you will have limited liability and generally will not be liable for amounts beyond your initial investment and your share of undistributed net profits. (See "Summary of Partnership Agreement.")

INVESTMENT OBJECTIVES
Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas, and the other risks detailed below. The actual results that the Partnership achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Partnership's principal investment objectives are to invest the Partnership Subscription in natural gas Development Wells which will:

       - Provide quarterly cash distributions to you until the wells are depleted, (historically 20+ years) with a preferred annual cash flow of 10% during the first five years based on your original subscription amount. (See "Risk Factors - Special Risks of the Partnership - Risk That a Completed Well Does Not Payout," "Prior Activities," and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.")

       - Obtain tax deductions in 1999 from intangible drilling and development costs and depreciation of Tangible Costs to offset a portion of your taxable income (subject to the passive activity rules if you invest as a Limited Partner). One Unit will produce a 1999 tax deduction of $8,500 (85%) against ordinary income if you invest as an Investor General Partner and against passive income if you invest as a Limited Partner. If you are in either the 39.6% or 36% tax bracket, then one Unit will save you $3,366 or $3,060 respectively in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

       - Offset a portion of any taxable income generated by the Partnership with tax deductions from percentage depletion, which is 24% in 1999 (estimated to be 26% on net revenue). The Managing General Partner estimates that this feature should reduce your effective tax rate from 39.6% to 29.3% (I.E., 74% of 39.6%) on Partnership net revenues.

       - Obtain tax deductions of the remaining 15% of the initial investment from 2000 through 2007. You will receive an additional $1,500 tax deduction per Unit generated through the remaining depreciation over a seven-year cost recovery period of the Partnership's equipment costs for the wells.

ATTAINMENT OF THE PARTNERSHIP'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING GENERAL PARTNER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE PARTNERSHIP DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATURAL GAS WHICH IS VOLATILE.

THERE CAN BE NO GUARANTEE THAT THE FOREGOING OBJECTIVES WILL BE ATTAINED.

INVESTMENT FEATURES
PREFERRED 10% CASH RETURN (CUMULATIVE 5 YEARS). The Partnership is structured to provide you with preferred cash distributions equal to a minimum of 10% of your Agreed Subscription in each of the first five 12-month periods of Partnership operations. To help insure the Partnership achieves this investment feature, the Managing General Partner will subordinate up to 40% of its 29% share of Partnership Net Production Revenues (i.e., up to 11.6% of the Partnership Net Production Revenues). (Partnership Net Production Revenues means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.) If the Partnership does not provide the 10% return as described above, then this feature allows you to receive a greater percentage of cash distributions.

As of January 15, 1999, all of the Managing General Partner's previous seven public limited partnerships are achieving or exceeding the 10% preferred 12-month cash distributions. The Managing General Partner has subordinated from time to time its Partnership revenues in all the public partnerships. (See "Risk Factors - Special Risk of the Partnership - Risk That Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation" and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.")

PRESENTMENT FEATURE. Beginning in 2004, you may present your interests to the Managing General Partner for repurchase. The presentment is subject to certain conditions, including the financial ability of the Managing General Partner to purchase the Units. As of April 1, 1999, fewer than 10 Units have been presented to the Managing General Partner for repurchase in its previous seven public limited partnerships. (See "Risk Factors - Special Risk of the Partnership - Risk That Presentment Obligation May Not Be Funded and Repurchase Price May Not Reflect Full Value" and "Presentment Feature.")

INVESTOR INTEREST FEATURE. You will receive interest on your Agreed Subscription from the time it is deposited in either the escrow account or the Partnership account (if the minimum Partnership Subscription has been received) until the Offering Termination Date. The interest will be paid to you approximately eight weeks after the Offering Termination Date.

TERMS OF THE OFFERING
Units are offered to you at $10,000 per Unit. The minimum subscription is one Unit; however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger subscriptions will be accepted in $1,000 increments. Agreed Subscriptions are payable 100% in cash at the time of subscribing.

The maximum amount of subscriptions to be accepted from you and the other investors will be $14,000,000 (1,400 Units), and the minimum amount of subscriptions will be $1,000,000 (100 Units). However, if subscriptions for all 1,400 Units being offered are obtained, then the Managing General Partner, in its sole discretion, may offer up to 400 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than $18,000,000 (1,800 Units). If the minimum Partnership Subscription is not received on or before December 31, 1999, then your subscription will be refunded in full with interest.

Subscription proceeds will be deposited in an interest bearing escrow account at National City Bank of Pennsylvania until the receipt of the minimum Partnership Subscription. Subsequent subscription proceeds will be paid directly to the Partnership account. For a full discussion of the various terms of the offering, see "Terms of the Offering."

SUITABILITY STANDARDS - LONG TERM INVESTMENT
The Managing General Partner has instituted strict suitability standards for investment in the Partnership. Because of the high degree of investment risk, the restrictions on the resale of the Units, the lack of a market for the Units, and the tax consequences of the resale of the Units, you should invest in the Partnership only if you are able to hold the Units on a long-term basis. Subscriptions will not be accepted from IRAs, Keogh plans and qualified retirement plans because the Partnership's income would be unrelated business taxable income. (See "Terms of the Offering - Suitability Standards.")

APPLICATION OF PROCEEDS
The Partnership Subscription will be expended by the Partnership for the purposes and in the percentages shown below assuming the minimum number of Units is sold.

                EXPENDITURE OF THE PARTNERSHIP SUBSCRIPTION

                                                                              MINIMUM PARTNERSHIP
                                                                           SUBSCRIPTION ($1,000,000)           PERCENTAGE
                                                                           ------------------------            ----------
Organization and Offering Costs...................................               $       -0-                       -0-
Lease Acquisition Costs...........................................                       -0-                       -0-
Intangible Drilling Costs.........................................                   850,000                       85%
Tangible Costs....................................................                   150,000                       15%
                                                                                  ----------                      ----
TOTAL                                                                             $1,000,000                      100%
                                                                                  ----------                      ----
                                                                                  ----------                      ----

For a more complete discussion of how the Partnership will apply the proceeds of this offering, see "Capitalization and Source of Funds and Use of Proceeds." If the Partnership requires additional funds, which the Managing General Partner does not anticipate, then these funds will have to be provided by either borrowings or Partnership revenues.

PARTICIPATION IN COSTS AND REVENUES
The following table sets forth the participation in Partnership costs and revenues between the Managing General Partner and you and the other Participants after deducting from the Partnership's gross revenues the Landowner Royalties and any other Lease burdens. (See "Proposed Activities - Interests of Parties" and "Participation in Costs and Revenues.")

                                                                                         MANAGING
                                                                                          GENERAL
                                                                                          PARTNER            PARTICIPANTS (1)
                                                                                         --------            ----------------
PARTNERSHIP COSTS
Organization and Offering Costs....................................................          100%                   0%
Lease Costs........................................................................          100%                   0%
Intangible Drilling Costs..........................................................            0%                 100%
Tangible Costs.....................................................................        43.75%               56.25%
Operating Costs, Administrative Costs, Direct Costs and All Other Costs............           (1)                  (1)

PARTNERSHIP REVENUES
Equipment Proceeds.................................................................        43.75%               56.25%
All other Revenues including Production Revenues (2)...............................           29%                  71%

----------------
(1) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.

(2) See "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share" for a description of the Managing General Partner's subordination obligation.

PRIOR ACTIVITIES
The Managing General Partner has previously sponsored 7 public and 25 private Development Drilling Programs formed since 1985 to conduct natural gas drilling and development activities in Pennsylvania and Ohio. With respect to these prior Programs since 1985, 29 of the 32 Programs have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. However, all the Programs are continuing to make cash distributions and 27 of the Programs were formed in 1990 or subsequent years. (See "Risk Factors - Special Risks of the Partnership - Risk of Loss Because of Speculative Nature of Gas Business," "Prior Activities," and "Proposed Activities.")

Also, as of January 15, 1999, the annual return on investment (ROI) for the prior 28 Programs which have a full 12 months of gas sales from all of their wells has averaged 11.03%, and has ranged from 6% to 18% without taking tax savings into account. The average return for the Programs was calculated by adding their "Average Yearly Returns" as set forth in Table 3 of "Prior Activities" and dividing by 28 (the number of Programs). All of these distributions of sales proceeds may be considered to include a return to the investors of their investment in the Program (I.E., return of capital) until they have received 100% of their investment. (See "Risk Factors - Special Risks of the Partnership - Risk of Loss Because of Speculative Nature of Gas Business.")

The Managing General Partner and its Affiliates have drilled more than 1,650 Development Wells over the 27 year period from 1972 to 1999 and during this time approximately 97% of the wells have been completed and produced commercial quantities of gas. In the current area of primary interest in Mercer County, Pennsylvania, approximately 97% of more than approximately 810 wells drilled have been completed and produced commercial quantities of gas. (See "Prior Activities" and "Proposed Activities - Information Regarding Currently Proposed Prospects.")

RISK FACTORS
This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and tax risks. (See "Risk Factors.") You should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnership and this offering, including the following.

SPECIAL RISKS OF THE PARTNERSHIP:

      The Partnership's drilling activities involve the possibility of a partial loss of your investment in the Partnership, which may be substantial, because of:

             - wells which are productive but do not produce enough revenue to return the investment made (I.E., wells which do not payout); and

             - from time to time Dry Holes (which means a well which was not productive).

      The revenues of the Partnership are directly related to the ability to market the natural gas and the price of natural gas which is unstable and cannot be predicted. If gas prices decrease or the Partnership is unable to market its gas, then your investment return will decrease.

      The Managing General Partner will have the exclusive management and control of all aspects of the business of the Partnership.

      If you invest as an Investor General Partner, then you will have unlimited Joint and Several Liability for all obligations and liabilities to creditors and claimants arising from the conduct of Partnership operations. If these liabilities exceed the Partnership's assets and insurance, and the assets of the Managing General Partner (which has agreed to indemnify the Investor General Partners), then you could incur liability in excess of your Agreed Subscription.

      Lack of liquidity or a market for the Units, which requires you to make a long-term investment commitment.

      Lack of asset diversification and concentration of investment risk should less than the Greenshoe maximum Partnership Subscription be raised and thus fewer wells drilled. Depending on the amount of the Partnership Subscription and certain other factors, the Partnership may acquire less than 100% of the Working Interest in a well. The Managing General Partner anticipates that approximately 4.96 wells will be drilled if only the minimum Partnership Subscription of $1,000,000 is received, and approximately 89.35 wells will be drilled if the Greenshoe maximum Partnership Subscription of $18,000,000 is received.

      Certain conflicts of interest between the Managing General Partner and you and lack of procedures to resolve the conflicts.

      Oil and gas operations in the United States are subject to extensive government regulation. Future pollution and environmental laws could have an adverse effect on the Partnership.

      The Managing General Partner and its Affiliates can be expected to profit from the Partnership even if Partnership activities result in little or no profit, or a loss, to you.

      You and the Managing General Partner will share in costs disproportionately to your sharing of revenues.

      The currently proposed Prospects described in "Proposed Activities - Information Regarding Currently Proposed Prospects" represent approximately 66% of the Greenshoe maximum. Thus, not all of the Prospects may be specified. Also, the Managing General Partner has the right to substitute the Partnership's Prospects, and up to 20% of the Partnership Subscription may be used to drill Prospects which are located in other areas of the United States. Thus, you will not be able to review the relevant geological and production data related to the additional and/or substituted Prospects.

      The Managing General Partner's subordination of a portion of its share of Partnership Net Production Revenues is not a guarantee by the Managing General Partner. If the wells produce small gas volumes and/or gas prices decrease, then even with subordination your cash flow may be very small and you may not receive a return of your entire investment.

      If revenues are used for Partnership operations or reserves, or if production is reduced because gas prices decrease, then your quarterly cash distributions may be deferred

      Subject to certain conditions, beginning in 2004 you may present your interests to the Managing General Partner for repurchase. There is a risk that the Managing General Partner will either not have the necessary cash flow or be able to arrange financing for these purposes on reasonable terms as determined by the Managing General Partner. If either of these events happen, then the Managing General Partner is able to suspend the presentment feature.

      TAX RISKS:
      If the Partnership is audited, then there is a risk that the IRS will challenge the deductions claimed by the Partnership.

      Possible allocation of taxable income to you in excess of your cash distributions from the Partnership.

      Alternative minimum taxable income of "independent producers," which includes most investors, cannot be reduced by more than 40% by reason of the repeal of the preference item for intangible drilling and development costs.

      Should the IRS successfully challenge the allocation provisions contained in the Partnership Agreement, you could incur a greater tax liability. (See "Tax Aspects - Allocations.")

ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO REDUCE RISKS OF ADDITIONAL PAYMENTS BY INVESTOR GENERAL PARTNERS
If you invest as an Investor General Partner the Managing General Partner will attempt to conduct the operations of the Partnership in a manner designed to reduce the risk that you could be required to make additional payments to the Partnership. The Managing General Partner will take the following actions:

       - INSURANCE. Fifty million dollars of liability coverage during drilling operations and eleven million dollars thereafter as described in "Proposed Activities - Insurance."

       - CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER INTERESTS. Your Investor General Partner Units in the Partnership will be automatically converted to Limited Partner interests after substantially all of the Partnership Wells have been drilled and completed. Conversion is anticipated to be in late summer of 2000.

           After conversion you will have the lesser liability of a limited partner under Pennsylvania law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for Partnership liabilities and obligations incurred before the effective date of the conversion. Thus, you might become liable for Partnership obligations (in excess of your Agreed Subscription) during the time the Partnership is engaged in drilling activities and for environmental claims that arose during drilling activities but were not discovered until after conversion.

       - NONRECOURSE DEBT. The Partnership will be permitted to borrow funds only from the Managing General Partner or its Affiliates without recourse against your non-Partnership assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the Partnership. Any borrowings will be repaid from Partnership revenues.

           The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership Subscription. Because you do not bear the risk of repaying these borrowings with non-Partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual shares of Partnership losses. (See "Tax Aspects - Tax Basis of Participants' Interests" and "- `At Risk' Limitation For Losses.")

           To further protect you, during producing operations all third party goods and services will be acquired by the Managing General Partner and its Affiliates, and the Partnership will then acquire the goods and services from the Managing General Partner and its Affiliates at their Cost.

       - INDEMNIFICATION. The Managing General Partner will indemnify you from any liability incurred in connection with the Partnership which is in excess of:

           - your interest in the undistributed net assets of the Partnership; and

           -   insurance proceeds, if any.

           The Managing General Partner's indemnification obligation, however, will not eliminate your potential liability if the insurance is not sufficient or available to cover a liability and the Managing General Partner's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the Managing General Partner's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation. (See "Risk Factors - Special Risks of the Partnership - Risk Created Because the Managing General Partner's Liquid Net Worth Is Not Guaranteed" and "Financial Information Concerning the Managing General Partner and the Partnership.")

COMPENSATION TO THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR
AFFILIATES
The following is a tabular presentation of the items of compensation and reimbursement to be received by the Managing General Partner and its Affiliates from the Partnership which are discussed more fully in "Compensation."

Form of Compensation and/or Reimbursement    Amount
-----------------------------------------    ------
Partnership Interest                         29% of the Partnership
                                             revenues in return for paying
                                             Organization and Offering Costs
                                             equal to 15% of the Partnership
                                             Subscription, 43.75% of Tangible
                                             Costs and contributing all the
                                             Leases to the Partnership. (1)

Contract drilling rates                      Competitive Industry Rates.  The
                                             Managing General Partner
                                             anticipates that it will have a
                                             profit of approximately 15% per
                                             well if the well is drilled to a
                                             depth of 5,950 feet in the
                                             Mercer County area of the
                                             Appalachian Basin. (1)

Operator's Per-Well Charges                  Competitive industry rates,
                                             currently $275 per well per
                                             month in the Appalachian Basin.
                                             (1)

Direct Costs                                 Reimbursement at Cost.(1)

Administrative Costs                         Unaccountable, fixed payment
                                             reimbursement of the Managing
                                             General Partner's administrative
                                             overhead which the Managing
                                             General Partner has set at $75
                                             per well per month. (1)

Gathering Fee                                Competitive industry rate. (1)

Dealer-Manager Fees                          The Dealer-Manager will receive
                                             certain fees from the Managing
                                             General Partner on each Unit
                                             sold. (2)

-------------------
(1) Cannot be quantified at the present time because the number of wells that will be drilled and the amount of gas that will be produced from the wells cannot be predicted.
(2) Cannot be quantified at the present time because the amount of money to be raised in the offering cannot be predicted.

CONFLICTS OF INTEREST
The Managing General Partner has a fiduciary duty to exercise good faith and to deal fairly with you in handling the affairs of the Partnership. Nevertheless, there are various conflicts of interest between the Managing General Partner and you with respect to the Partnership. The conflicts of interest include, but are not limited to, the following:

   - the Managing General Partner has determined which services it and its Affiliates will provide to the Partnership and the amount paid for these services;

   - the Managing General Partner will determine which Leases will be acquired by the Partnership and which will be acquired by its other Programs, and the terms upon which the acquisitions will be made; and

   - the Managing General Partner will determine the allocation of its management time, services and other functions among the Partnership and its other Programs.

Other than certain guidelines set forth in "Conflicts of Interest," the Managing General Partner has no established procedures to resolve a conflict of interest. Thus, conflicts of interest may not necessarily be resolved in your best interest.

DISTRIBUTION
Anthem Securities, a member of the NASD and an Affiliate of the Managing General Partner, will serve as Dealer-Manager in all states other than Minnesota and New Hampshire. Bryan Funding, Inc., a member of the NASD, will serve as Dealer-Manager in the states of Minnesota and New Hampshire. The Units will be offered on a "best efforts" basis by the Dealer-Manager and other selected broker-dealers, which are members of the NASD, acting as Selling Agents. Best efforts means that the Dealer-Manager and Selling Agents will not guarantee the sale of a certain amount of Units.

The Dealer-Manager will manage and oversee the offering of the Units as described above and will receive from the Managing General Partner on each Unit sold to investors the following:

   -   a 2.5% Dealer-Manager fee;

   -   a 7% Sales Commission;

   -   a .5% reimbursement of marketing expenses; and

   - a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

All or a portion of the Sales Commissions, reimbursement of marketing expenses, and reimbursement of the Selling Agents' bona fide accountable due diligence expenses will be reallowed to the Selling Agents.

The Managing General Partner is also using the services of three wholesalers who are employees of the Managing General Partner and associated with Anthem Securities. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through the wholesalers' effort. (See "Conflicts of Interest - Lack of Independent Underwriter and Due Diligence Investigation.")

See "Plan of Distribution" for a discussion of the sale of Units to a Registered Investment Advisor and its clients, the Managing General Partner, its directors, officers, Affiliates, and the Selling Agents.

PARTNERSHIP AGREEMENT AND REPORTS
The Partnership is a Pennsylvania limited partnership and will be governed by the Partnership Agreement, the form of which is included as Exhibit (A) to this Prospectus, as well as the provisions of the Pennsylvania Revised Uniform Limited Partnership Act. Among other matters, the Partnership Agreement provides for the conduct of Partnership business and operations. The following information and reports will be provided to you:

      -   status reports detailing the progress of drilling activities;

      - audited financial statements within 120 days after the end of each calendar year; and

      - annual tax information for the Partnership's operations by March 15 of the following year. (See "Summary of Partnership Agreement - Voting Rights and Access to Records" and "Reports to Investors.")

   THE FOREGOING SUMMARY IS NOT COMPLETE. YOU AND YOUR ADVISERS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND ALL ATTACHED EXHIBITS BEFORE MAKING AN INVESTMENT IN THE PARTNERSHIP.


                                  RISK FACTORS

An investment in the Partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

SPECIAL RISKS OF THE PARTNERSHIP
RISK OF LOSS BECAUSE OF SPECULATIVE NATURE OF GAS BUSINESS. Gas exploration is an inherently speculative activity. Before the drilling of a well the Managing General Partner cannot predict with any certainty the following:

      -   the amount of gas recoverable from the well to be drilled;

      -   the time it will take to recover the gas; or

      -   the price at which the gas will be sold.

There is always the risk that drilling activity will result in wells which do not produce gas in sufficient quantities to return the investment made (I.E., payout), and from time to time Dry Holes (I.E., a well which was not productive). There is also a substantial risk that the price of gas will be volatile and may decrease.

You will be able to recover your investment only through Partnership distributions of sales proceeds from the production of its gas reserves from productive wells. Production of oil and gas from a well generally declines over time until it is no longer economical to produce from the well, at which time it is plugged and abandoned. All of these distributions of sales proceeds may be considered to include a return to you of your investment in the Partnership (I.E., return of capital) until you have received 100% of your investment. There is a risk that you will not recover all of your investment or if you do recover your investment that you will not receive a rate of return on your investment which is competitive with other types of investment.
(See "Proposed Activities.")

RISK THAT A COMPLETED WELL DOES NOT PAYOUT. There is a risk that even if a well is completed by the Partnership and produces gas in commercial quantities it will not payout. For example, the Clinton/Medina geologic formation in Pennsylvania and Ohio is characterized by geological characteristics which may reduce the profit potential of a well completed to this geologic formation. A Development Well drilled to the Clinton/Medina geologic formation or other geologic formations in the United States may be completed and productive, but not produce enough revenue to return the investment made even if tax consequences are considered.

With respect to the Managing General Partner's prior partnerships since 1985, 29 of the 32 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. However, all the partnerships are continuing to make cash distributions and 27 of the partnerships were formed in 1990 or subsequent years. (See "Prior Activities" and "Proposed Activities.")

DRY HOLE RISK IN DEVELOPMENT DRILLING. Although the Dry Hole risk associated with drilling Development Wells is reduced, there is a risk that the Partnership will drill some Dry Holes (which means a well which was not productive). If one or more of the Partnership Wells are Dry Holes, then the productive Development Wells may not produce enough revenues to offset the loss of investment in the Dry Hole(s). (See " - Diversification Depends
Upon the Amount of Subscription Proceeds," below, and "Prior Activities.")

RISKS OF LOSS BECAUSE OF DECREASE IN THE PRICE OF GAS. There is a risk that low gas prices will adversely affect your investment return. There is no assurance of the price at which any gas produced from the Partnership Wells will be sold and the price will depend on supply and demand factors largely beyond the control of the Partnership. During most of the 1980's and 1990's gas prices have been volatile and there is a risk that gas prices could decrease in the future. If gas prices decrease, then your share of Partnership revenues will decrease accordingly. (See "Proposed Activities - Sale of Oil and Gas Production.")

There is a further risk that the price of gas may decrease from time to time for extended periods. This decrease in gas prices could occur during the period of the wells' greatest level of production which would have the greatest adverse affect on Partnership revenues. See the model decline curve included in the geological report prepared by United Energy Development Consultants, Inc. ("UEDC") in "Proposed Activities - Information Regarding Currently Proposed Prospects."

RISKS REGARDING MARKETING OF GAS. The Managing General Partner estimates that approximately 10% to 15% of the Partnership's gas production in the Mercer County area, which is the primary area of interest, will be transported through the Managing General Partner's and its Affiliates' own pipeline system and sold directly to an industrial end-user situated in the area where the wells will be drilled. The remainder of the Partnership's gas from the Mercer County area, with certain exceptions, will be sold to an Affiliate of First Energy Corporation (Northeast Ohio Gas Marketing, Inc.) under a 10-year contract and transported through the Managing General Partner's and its Affiliates' pipeline system to the interconnection points maintained with interstate pipelines and local distribution companies. Generally, the revenues received by the Partnership will be less the farther the gas is transported because of the increased transportation costs. (See "Proposed Activities - Sale of Oil and Gas Production.")

Selling gas to industrial end-users, however, can create risks relating to the credit worthiness of the industrial end-user. If the industrial end-user does not pay, or delays payment, then the Partnership may not be paid or may experience delays in receiving payment for natural gas that has already been delivered. For example, after Sharon Steel Corporation filed Chapter 11 bankruptcy in 1987, it continued to purchase most of the Managing General Partner's and its Affiliates' natural gas production in the Mercer County area until it filed a second Chapter 11 bankruptcy in 1992. At that time, the Managing General Partner and various Programs lost approximately $2,400,000, for approximately 77 days of gas sales, of which approximately $600,000 was owed to the Managing General Partner and the balance was owed to the various Programs.

There also can be no assurance that the terms of a gas supply agreement will continue to be favorable over the life of the wells. Most gas supply agreements, including the agreement with First Energy Corporation's Affiliate (the "First Energy Agreement"), provide that prices may be adjusted upward or downward in accordance with market conditions. The First Energy Agreement provides that the initial gas price is determined by a formula tied to the spot market based on the location of each delivery point. Even if the gas supply agreement did not provide for the price adjustment, in the past low gas prices have resulted in some purchasers renegotiating existing agreements to reduce the price paid for delivered gas, and other difficulties in the marketing of production. Also, when the gas supply agreements expire the buyer may negotiate lower prices. In this regard, the First Energy agreement provides for the negotiation of the gas price annually after either the first or second year depending upon the delivery point. See "Proposed Activities - Sale of Oil and Gas Production."

The Partnership will also encounter competition in the sale of the gas produced from the wells. Generally, the greater the competition in the sale of the gas from the wells, the lower the price to be received or the more difficult it is to market the gas. In this regard, risks are presented by the Managing General Partner's obligation to market the gas production of other Programs sponsored by it as well as the Partnership's gas production. In order to reduce this risk, the Managing General Partner calculates a weighted average selling price for all of the gas sold in a geographic area such as the Mercer County area. Thus, the various Programs, including the Partnership, receive the same sales price for their gas production in the same geographic area.

RISK OF POSSIBLE DELAYS IN PRODUCTION AND SHUT-IN WELLS. There is a risk that production from the wells may be reduced or Shut-In because of seasonal marketing demands (I.E., the demand for gas is usually greater in the winter months because of residential heating requirements than the summer months). There is also a risk that from time to time the Managing General Partner will curtail production awaiting a better price for the gas. If the Managing General Partner determines curtailment of

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

production would be in the best interests of its Programs, then production will be curtailed to the same degree in all the wells in the same geographic area. However, the Managing General Partner has not voluntarily restricted its gas production within the last two years because of a lack of a profitable market price. On the other hand, if the Managing General Partner has not decided to curtail production, but all the gas produced cannot be sold because of limited demand for the gas which increases pipeline pressure, then the production that is sold will be from those wells which are best able to feed into the pipeline, regardless of which Programs own the wells. In this regard, the Partnership will have the benefit of the First Energy Agreement to buy all of the gas produced by the Managing General Partner and its Affiliates, including the Partnership, other than gas being supplied directly to industrial end-users. (See "Proposed Activities - Sale of Oil and Gas Production.")

Production from wells drilled in certain areas may also be delayed for up to several months until construction of the necessary pipelines and production facilities is completed. However, these delays are not anticipated by the Managing General Partner with respect to any of the wells currently proposed for the Partnership. The quantities of gas to be delivered by the Partnership may also be affected by factors beyond its control such as the inability of the wells to deliver gas at pipeline quality and pressure, premature exhaustion of reserves, and changes in governmental regulations affecting the production. (See "Competition, Markets and Regulation.")

RISK OF LOSS BECAUSE OF UNLIMITED LIABILITY OF INVESTOR GENERAL PARTNERS. If you invest as an Investor General Partner, then under Pennsylvania law you will have unlimited Joint and Several Liability for the Partnership's activities. (A Joint and Several Liability means a liability in which a claimant, at its option, may sue all or any one or more of the co-obligors for the entire amount of the liability, whereas a joint liability is one in which a claimant must sue all co-obligors.) This could result in you being required to make payments (in addition to your original investment) in amounts which are impossible to determine because of their uncertain nature. Also, the Partnership may own less than 100% of the Working Interest in some of the wells and you and the other Investor General Partners may then have Joint and Several Liability with the other third party owners of the well.

Under the terms of the Partnership Agreement, if you are an Investor General Partner you agree to be responsible for and pay your proportionate share of the Partnership's obligations and liabilities. This agreement, however, does not eliminate your Joint and Several Liability to third parties if another Investor General Partner does not pay his proportionate share of the Partnership's obligations and liabilities. The same is true if a court holds you and the other third party owners of the Working Interest to be Jointly and Severally Liable for the development and operation of a well under a "mining partnership" theory and the third party Working Interest owner does not pay its proportionate share of the obligations and liabilities. (See "Risk of Loss From Drilling Hazards" and " - Risk of Pollution and Environmental Liabilities.")

In addition to the other actions which are set forth in "Summary of the Offering" to reduce your risk of an additional payment, the Managing General Partner has agreed to indemnify you and the other Investor General Partners from any liability incurred in connection with the Partnership which is in excess of your pro rata share of Partnership assets. However, there is a risk that the Managing General Partner's assets, including its liquid assets, will not be sufficient to satisfy its indemnification obligation. This risk is increased because the Managing General Partner has made and will make similar financial commitments in other Programs. (See " - Risk Created Because the Managing General Partner's Liquid Net Worth Is Not Guaranteed," below.)

The Partnership will also have the benefit of general and excess liability insurance of $50,000,000 during drilling operations and $11,000,000 thereafter, per occurrence and in the aggregate. Nevertheless, as an Investor General Partner you may become subject to the following:

      -   contract liability which is not covered by insurance;

      - tort liability in excess of the amounts insured under the policies (see " - Risk of Loss From Drilling Hazards," below); and

      - liability for pollution, abuses of the environment and other damages against which the Managing General Partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons. (See " - Risk of Pollution and Environmental Liabilities," below.)

If the insurance proceeds, Partnership assets, and the Managing General Partner's indemnification of you and the other Investor General Partners were not sufficient to satisfy the liability, then your personal assets could be required to be used to satisfy the liability. If this occurs, then you will not have an option to refuse to contribute the additional funds called for by the Managing General Partner to pay Partnership liabilities. (See "Summary of Partnership Agreement - Liabilities of General Partners, Including Investor General Partners.")

RISK OF LOSS FROM DRILLING HAZARDS. There are numerous natural hazards involved in the drilling of wells. These include well blowouts, craterings, explosions, uncontrollable flows of natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas, accidental leakages, and other environmental hazards and risks. Any of these hazards may cause damage to property and third parties such as surface damage, bodily injury, damage to and loss of equipment, reservoir damage, and loss of reserves. If there are uninsured liabilities, then this will reduce the funds available to the Partnership and may result in the loss of Partnership properties. Also, if you invest as an Investor General Partner, then you may be liable for these claims. (See "Proposed Activities - Insurance.")

RISK OF POLLUTION AND ENVIRONMENTAL LIABILITIES. The Partnership may be subject to liability for pollution and environmental damage as described above in " - Risk of Loss from Drilling Hazards." Thus, if you invest as an Investor General Partner you might become liable for environmental claims that arose during drilling activities, including claims that were not discovered until after you converted to Limited Partner status. Also, most environmental claims will not be covered by insurance.

Although the Managing General Partner will not transfer any Lease to the Partnership if it has actual knowledge that there is an existing potential environmental liability on the Lease, there will not be an independent environmental audit of the Leases before they are transferred to the Partnership. Thus, there can be no guarantee that the Leases will not have any existing potential environmental liability. However, you will not have liability for any non-environmental events on the Lease which occurred before its transfer to the Partnership.

Environmental regulatory matters also could increase substantially the cost of doing business for the Partnership, may cause delays in producing natural gas from the Partnership's wells, or require modifying operations in certain areas. (See "Competition, Markets and Regulation.")

RISK CREATED BY YOUR REQUIRED RELIANCE UPON THE MANAGING GENERAL PARTNER. The Managing General Partner will have the exclusive right to control the Partnership's activities. You should purchase Units only if you are willing to entrust all aspects of Partnership management to the Managing General Partner. Nevertheless, as a Participant you will have the right at any time to obtain complete information regarding the business and financial condition of the Partnership and, if necessary, to sue for an accounting. (See "Conflicts of Interest," "Management," and "Summary of Partnership Agreement.")

RISK CREATED BECAUSE THE MANAGING GENERAL PARTNER'S LIQUID NET WORTH IS NOT GUARANTEED. The Managing General Partner is primarily responsible for the conduct of the Partnership's affairs. The Managing General Partner has made specific commitments to you and the other investors regarding indemnification and repurchasing the Units. A significant financial reversal for the Managing General Partner could adversely affect the Managing General Partner's ability to honor these obligations. This would affect the Partnership and the value of the Units. Also, even if the Managing General Partner could honor its obligations, a significant financial reversal for the Managing General Partner could still divert the Managing General Partner's time and attention away from the Partnership, including the operation of the wells and the marketing of the Partnership's gas, or cause staff reductions.

The net worth of the Managing General Partner is based primarily on the estimated value of its producing gas properties. However, the net worth is not available in cash without borrowings or a sale of the properties. Also, gas prices are volatile. If gas prices decrease, then this will directly reduce the estimated value of the properties and the net worth of the Managing General Partner. There is no assurance that the Managing General Partner will have the necessary net worth, either currently or in the future, to meet its financial commitments under the Partnership Agreement. These risks are increased because the Managing General Partner has made and will make similar financial commitments in other Programs. (See "Financial Information Concerning the Managing General Partner and the Partnership.")

RISK CREATED BECAUSE THE MANAGEMENT OBLIGATIONS OF THE MANAGING GENERAL PARTNER ARE NOT EXCLUSIVE. The Managing General Partner must devote the amount of time to the Partnership's affairs that it determines is reasonably necessary. However, the Managing General Partner and its Affiliates will be engaged in other oil and gas activities and other unrelated business ventures for their own account or for the account of others during the term of the Partnership, including other Programs. Thus, there is a risk that the Managing General Partner will not devote the necessary time to the Partnership. (See "Conflicts of Interest - Conflicts Regarding Other Activities of the Managing General Partner, the Operator and Their Affiliates.")

RISKS CREATED BECAUSE THE UNITS ARE NOT READILY TRANSFERABLE. If you invest in the Units, then you must assume the risks of an illiquid investment. The Units cannot be readily liquidated, and there is no market for the sale of the Units. Also, a sale of your Units could create adverse tax and economic consequences for you. (See "Tax Aspects - Disposition of Partnership Interests" and " - Termination of a Partnership.")

The transferability of the Units is limited by the Partnership Agreement and the state and federal securities laws. Under the Partnership Agreement, your Units are transferable only if the Managing General Partner consents. In addition, an assignee of a Unit cannot become a substituted Participant with the right to vote unless certain procedures are met as described in "Transferability of Units." Also, under the federal securities laws Units are transferable only if they are registered under the 1933 Act, which the Managing General Partner does not intend, or there is an exemption.

DIVERSIFICATION DEPENDS UPON THE AMOUNT OF SUBSCRIPTION PROCEEDS. If all of the Units offered are not sold, then fewer wells will be drilled which decreases the Partnership's ability to spread the risks of drilling. The Managing General Partner anticipates that approximately 4.96 wells will be drilled if the minimum Partnership Subscription of $1,000,000 is received, and approximately 89.35 wells will be drilled if the offering is increased to $18,000,000.

On the other hand, to the extent more than the minimum Partnership Subscription is received the number of wells drilled by the Partnership will increase, thereby increasing the diversification of the Partnership. Nevertheless, as the number of wells drilled increases, the Partnership's overall investment return may decrease if the Managing General Partner is unable to find enough suitable Prospects to be drilled. In this regard, there is competition between the Managing General Partner and independent third parties for the most desirable Prospects. Generally, the greater the competition for the Prospects the more the Managing General Partner has had or will have to pay to acquire the Prospects. Also, in a large Partnership greater demands will be placed on the management capabilities of the Managing General Partner. (See "Proposed Activities.")

RISK REGARDING THE UNSPECIFIED LOCATION OF A PORTION OF THE PROSPECTS. The currently proposed Prospects described in "Proposed Activities - Information Regarding Currently Proposed Prospects" represent approximately 66% of the Greenshoe maximum. Thus, not all of the Prospects may be specified. The currently proposed Prospects are all situated in the Mercer County area of Pennsylvania, however, the Managing General Partner has reserved the right to use up to 20% of the Partnership Subscription to drill Development Wells in other areas of the United States which are not described herein. The Partnership also will acquire additional Prospects which are not described if the Partnership acquires less than 100% of the Working Interest in one or more Prospects. Further, the Managing General Partner has the right to delete any Prospect which it deems to be inappropriate for the Partnership because of adverse events or for which insufficient funds are available. Thus, you do not have any geological, economic, or other information to evaluate any additional and/or substituted Prospects. Instead, you must rely entirely on the Managing General Partner to select those Prospects.

Also, the Partnership does not have the right of first refusal in the selection of Prospects from the inventory of the Managing General Partner and its Affiliates, and they may sell their Prospects to other Programs, companies, joint ventures or other persons at any time. (See "Proposed Activities - Acquisition of Leases" and " - Information Regarding Currently Proposed Prospects.")

NO GUARANTEE OF DATA REGARDING CURRENTLY PROPOSED PROSPECTS. The data included in "Proposed Activities - Information Regarding Currently Proposed Prospects" has been prepared by the Managing General Partner from sources which it believes are reliable. However, there is a risk that the data does not reflect all the wells drilled in the area or that the amount of gas production is always accurate. Also, the production information for some of the wells is incomplete. For example, if the wells are being operated by third parties, then the information is unavailable to the Managing General Partner. Also, some of the wells which have been drilled by the Managing General Partner's other Programs do not have any production information or limited production information because they have been producing for only a short period of time, or are not yet completed or on-line. (See "Proposed Activities - Information Regarding Currently Proposed Prospects.")

MANAGING GENERAL PARTNER'S SUBORDINATION IS NOT A GUARANTEE. If your cash distributions are less than the 10% return for the first five 12-month periods as set forth in "Investment Objectives," then the Managing General Partner has agreed to subordinate a portion of its share of Partnership Net Production Revenues. However, if the wells produce only a small amount of gas, and/or gas prices decrease, then even with subordination your cash flow may be very small and you may not receive a return of your entire investment. As of January 15, 1999, all but five of the Managing General Partner's previous limited partnerships which have the subordination feature are achieving or exceeding the 10% preferred 12-month cash distributions. The Managing General Partner has subordinated from time to time its Partnership revenues in all of the partnerships which have this subordination feature. (See " - Risk That Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation," below, and "Participation in Costs and
Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.")

RISK THAT BORROWINGS BY THE MANAGING GENERAL PARTNER COULD REDUCE FUNDS AVAILABLE FOR ITS SUBORDINATION OBLIGATION. The Managing General Partner anticipates that it will pledge either its Partnership interest and/or an undivided interest in the assets of the Partnership equal to its Partnership interest to secure borrowings for its own corporate purposes. If there was a default to the lender under this pledge arrangement, then this would reduce the Managing General Partner's Net Production Revenues available for its subordination obligation. (See "Capitalization and Source of Funds and Use of Proceeds.") Also, the Managing General Partner is not obligated to secure any similar financing for you or the other Participants.

MANAGING GENERAL PARTNER WILL RECEIVE BENEFIT FROM DEVELOPMENT OF PARTNERSHIP PROSPECTS. The Managing General Partner will contribute all the Leases to the Partnership. The Leases will be contributed at the Cost of the Leases, or fair market value if the Managing General Partner has cause to believe Cost is materially more than fair market value. Cost is a defined term and includes a portion of the Managing General Partner's expenses for geological, geophysical, engineering, legal, and other like services allocated to the Partnership's Leases determined using industry guidelines. Also, the development of wells on this acreage may provide the Managing General Partner with offset sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. The Managing General Partner will receive a benefit from these transactions. (See "Compensation," "Conflicts of Interest - Conflicts Involving the Acquisition of Leases," and "Proposed Activities.")

COMPENSATION AND FEES TO THE MANAGING GENERAL PARTNER REGARDLESS OF SUCCESS OF THE ACTIVITIES. The Managing General Partner and its Affiliates can be expected to profit from the Partnership even if Partnership activities result in little or no profit, or a loss to you. (See "Compensation.")

POSSIBILITY OF REDUCTION OR UNAVAILABILITY OF INSURANCE. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. If this occurs, then the Investor General Partners who elect to remain Investor General Partners after notice that the insurance is being reduced could be exposed to additional financial risk. Also, both Investor General Partners and Limited Partners would be subject to greater risk of loss of their Partnership investment. (See " - Risk of Loss From Drilling Hazards," "Proposed Activities - Insurance," and "Tax Aspects - Limitations on Passive Activities.")

DISPROPORTIONATE COSTS BORNE BY PARTICIPANTS. Under the cost and revenue sharing provisions of the Partnership Agreement, you and the Managing General Partner will share in costs disproportionately to your sharing of revenues. The Managing General Partner will pay 100% of Organization and Offering Costs and 43.75% of the Tangible Costs and contribute the Leases to the Partnership. The Managing General Partner's Capital Contributions must equal at least 22.15% of all Capital Contributions to the Partnership. In return, the Managing General Partner will receive 29% of the Partnership's production revenues and pay 29% of the Partnership's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically allocated.

You and the other Participants will pay 100% of Intangible Drilling Costs and 56.25% of Tangible Costs for total Capital Contributions of 77.85% of all Capital Contributions to the Partnership. In return, you and the other Participants will receive 71% of the Partnership's production revenues and pay 71% of the Partnership's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically allocated. (See "Participation in Costs and Revenues.")

PARTNERSHIP BORROWINGS MAY REDUCE OR DELAY DISTRIBUTIONS. Although the Managing General Partner does not anticipate that the Partnership will borrow any funds, the Managing General Partner is authorized to increase the working capital of the Partnership by making advances to the Partnership. Borrowings by the Partnership can result in delayed or reduced cash distributions to you while the loan is being repaid. (See " - Tax Risks - Possible Taxes in Excess of Cash Distributions," below, and "Capitalization and Source of Funds and Use of Proceeds.")

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

RISK OF OTHER CIRCUMSTANCES CAUSING DISTRIBUTIONS TO BE REDUCED OR DELAYED. Although the Managing General Partner intends to distribute the cash quarterly, distributions may be deferred to the extent Partnership revenues are used for the following:

      - costs related to completing and Fracturing some of the wells in a third zone;

      -   remedial work to improve a well's producing capability; or

      - if a productive gas well is Shut-In for an indeterminate time awaiting an acceptable market for the production.

In addition, the Drilling and Operating Agreement grants the right after three years to withhold well revenues of up to $200 per month to establish a reserve for the estimated costs of eventually plugging and abandoning the well. Historically, however, the Managing General Partner has never done so after only three years.

Thus, there is a risk that you will not receive quarterly cash distributions. There is also a risk that your cash distributions will be less than your income tax liability associated with your share of Partnership income. (See "- Tax Risks - Possible Taxes in Excess of Cash Distributions.")

RISK THAT COSTS MAY INCREASE. There is a risk that over the term of the Partnership there will be fluctuating or increasing costs in doing business. This would directly affect the Managing General Partner's ability to operate the Partnership's wells at acceptable price levels. (See "Competition, Markets and Regulation.")

RISK OF UNPREDICTABLE GOVERNMENT REGULATIONS AND LEGISLATION ADVERSELY AFFECTING THE PARTNERSHIP. Oil and gas operations in the United States, including lease acquisitions and other energy-related activities, are subject to extensive government regulation. They are also subject to interruption or termination by governmental authorities because of ecological and other considerations. Proposals concerning the regulation and taxation of the oil and gas industry are constantly before Congress. It is impossible to predict which proposals, if any, will be enacted into law and, if enacted, their effect on the Partnership. (See "Competition, Markets and Regulation.")

RISKS ARISING FROM CONFLICTS OF INTEREST BETWEEN MANAGING GENERAL PARTNER AND THE PARTNERSHIP. There are conflicts of interest between you and the Managing General Partner and its Affiliates including, but not limited to, the following:

      - the Managing General Partner has determined the terms of the offering and the amount of compensation paid to it by the Partnership; and

      - the Managing General Partner will determine which Leases will be acquired by the Partnership and which will be acquired by its other Programs, and the terms upon which the acquisitions will be made.

Other than certain guidelines set forth in "Conflicts of Interest," the Managing General Partner has no established procedures to resolve a conflict of interest.

RISKS THAT PRESENTMENT OBLIGATION MAY NOT BE FUNDED AND REPURCHASE PRICE MAY NOT REFLECT FULL VALUE. Subject to certain conditions, beginning in 2004 you may present your Units to the Managing General Partner for purchase. The Managing General Partner anticipates purchasing the interests primarily through cash flow and secondarily through corporate borrowings secured by the interests purchased. There is a risk that the Managing General Partner will not have the necessary cash flow or be able to arrange financing for these purposes on reasonable terms as determined by the Managing General Partner in its sole discretion. In either event the Managing General Partner is able to suspend the presentment feature. The risk is further increased because Managing General Partner has and will incur similar presentment obligations in connection with other Programs.

Because of the difficulty in accurately estimating oil and gas reserves, the presentment price may not reflect the full value of the Partnership property to which it relates. The estimates are merely appraisals of value and may not correspond to realizable value. Also, there can be no assurance that the presentment price paid for the interest and any revenues received by you before the presentment will be equal to the purchase price of the Units. You might realize a greater return if you retain the Units, which you may elect, rather than selling the Units to the Managing General Partner. (See "Conflicts of Interest - Conflicts Regarding Presentment Feature" and "Presentment Feature.")

RISK REGARDING PARTICIPATION WITH THIRD PARTIES. It is anticipated that the Partnership will own 100% of the Working Interest in the wells. However, the Partnership has reserved the right to take as little as 25% of the Working Interest and it is possible that other Working Interest owners will participate with the Partnership in drilling some of the wells. Additional financial risks exist when the cost of drilling, equipping, completing and operating wells is shared by more than one person. If the Partnership pays its share of the costs but another Working Interest owner does not, then the Partnership would have to pay the costs of the defaulting party. (See "- Risk of Loss Because of Unlimited Liability of Investor General Partners," above, and "Proposed Activities - Acquisition of Leases.")

RISK OF PREPAYMENT TO MANAGING GENERAL PARTNER. Under the Drilling and Operating Agreement the Partnership will be required to immediately pay the Managing General Partner the Participants' share of the entire contract price for drilling the Partnership Wells. Thus, these funds could be subject to claims of the Managing General Partner's creditors. Currently, however, the Managing General Partner is not aware of any existing creditors of it or its Affiliates which would have a claim to prepaid Partnership funds. (See "Financial Information Concerning the Managing General Partner and the Partnership.")

POSSIBLE NONPERFORMANCE BY SUBCONTRACTORS. The Managing General Partner, as Operator and general drilling contractor, will subcontract some of the services required to drill the wells to subcontractors. There is a risk that if the subcontractors fail to pay for materials or services on the wells, then the Partnership could incur excess costs. To reduce this risk the Managing General Partner will attempt to use only subcontractors that have previously performed similar activities for the Managing General Partner in a satisfactory manner, endeavor to ascertain the financial condition of the subcontractors, and attempt to secure lien releases from the various subcontractors. (See "Proposed Activities - Drilling and Completion Activities; Operation of Producing Wells.")

POSSIBLE LEASEHOLD DEFECTS. The Working Interests in the Leases to be assigned to the Partnership by the Managing General Partner will be assigned without title insurance. There is a risk of title failure. (See "Proposed Activities - Title to Properties.")

YEAR 2000 RISKS. The "year 2000 issue" is the result of computer programs being written using two digits, rather than four digits, to identify the year in a date field. Any computer programs using such a system, and which have date sensitive software, will not be able to distinguish between the year 2000 and the year 1900. This could result in miscalculations or an inability to process transactions, send invoices or engage in similar normal business activities. Actions are being taken by the Managing General Partner to respond to year 2000 remediation requirements. There can be no assurance that those actions will be successful or adequate or that any additional year 2000 problems that exist will be discovered or remedied in sufficient time. The Managing General Partner and the Partnership are also vulnerable to potential losses of revenue, goods or services caused by failures of suppliers and customers or other persons to remedy their year 2000 problems.

RISK THAT DISSOLUTION OF THE PARTNERSHIP OR WITHDRAWAL OR REMOVAL OF THE MANAGING GENERAL PARTNER MAY HAVE ADVERSE EFFECTS. After 10 years (and the Partnership's primary drilling activities), the Managing General Partner may voluntarily withdraw as Managing General Partner without the consent of you and the other Participants upon giving 120 days' written notice of withdrawal. In addition, the Managing General Partner may be removed at any time upon 60 days' advance written notice, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. If the Managing General Partner withdrew or was removed and you and the other Participants did not elect to continue the Partnership and to designate a substituted Managing General Partner, then the Partnership would terminate and dissolve.

If the Partnership was dissolved, then you could receive a distribution of direct property interests and be responsible for the costs and liabilities associated with the property interest. As a joint interest owner, you could have Joint and Several Liability for the obligations or liabilities arising out of joint owner operations. Also, obtaining insurance protection for your property interest or disposing of your property interest might be difficult. Thus, the Managing General Partner will attempt upon liquidation and dissolution to use its best efforts to sell the Partnership's properties or to cause some type of entity to be formed which would preserve your limited liability to hold title to the Partnership's properties. However, even if the properties were transferred to a liquidating trust, it might be difficult for the liquidating trust to deal with the assets and realize their full value. The distributions may also have adverse income tax consequences to you. (See "- Risk of Loss Because of Unlimited Liability of Investor General Partners," above, and "Tax Aspects - Disposition of Partnership Interests.")

RISK CREATED BY THE MANAGING GENERAL PARTNER BUYING UNITS. The Managing General Partner, its officers, directors, and Affiliates may buy up to 10% of the Units. To the extent they purchase Units the voting power of you and the other

Participants will be diluted and there may be a conflict with respect to certain matters. (See "Summary of Partnership Agreement - Voting Rights and Access to Records.")

RISK OF REDUCED DISTRIBUTIONS IF THE MANAGING GENERAL PARTNER IS INDEMNIFIED. Under the Partnership Agreement the Managing General Partner and its Affiliates may be indemnified by the Partnership for losses or liabilities incurred in connection with the activities of the Partnership. Use of Partnership funds or assets for indemnification would reduce amounts available for Partnership operations or for distribution to you and the other Participants. (See "Fiduciary Responsibility of the Managing General Partner.")

RISK OF LIMITED PARTNER LIABILITY FOR REPAYMENT OF CERTAIN DISTRIBUTIONS. Under the Pennsylvania Revised Uniform Limited Partnership Act (the "Partnership Act"), the liability of a Limited Partner for Partnership obligations will generally be limited to his investment and his share of any undistributed net profits. However, there is a risk that for a period of two years a Limited Partner may be required to repay to the Partnership any Capital Contribution "wrongfully" returned to him in violation of the Partnership Agreement or Pennsylvania law. There is also a risk that a Limited Partner will be liable for the obligations of the Partnership if he takes part in the control of the Partnership's business or invests as an Investor General Partner. (See "Summary of Partnership Agreement - Liability of Limited Partners.")

POSSIBLE PARTICIPATION IN ROLL-UP. There is a risk that at some indeterminate time in the future the Partnership will become involved in a "Roll-Up" transaction. If there is a Roll - Up transaction, then there could be changes in your rights, preferences, and privileges in the Partnership. See "Conflicts of Interest - Policy Regarding Roll-Ups" for certain protections which are provided to you and the other Participants.

RISK OF UNAUTHORIZED ACTS OF INVESTOR GENERAL PARTNERS. Under the Partnership Act a general partner may bind the partnership by his action, unless the partner in fact has no authority to act for the partnership and the person with whom he is dealing has knowledge that he has no authority. Under the Partnership Act, knowledge may be actual knowledge of the lack of authority or knowledge of other facts which in the circumstances would show bad faith. Although there is a risk that an Investor General Partner might bind the Partnership by his acts, the Managing General Partner believes it will have exclusive control over the conduct of the business of the Partnership and it is unlikely a third party, in the absence of bad faith, would deal with an Investor General Partner concerning the Partnership's business.

TAX RISKS
TAX CONSEQUENCES MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES. There are various risks associated with the federal income tax aspects of an investment in the Partnership. You are urged to consult your own tax advisor concerning the tax consequences of an investment in the Partnership. (See "Tax Aspects.")

RISK OF CHANGES IN THE LAW. You and the Partnership could be adversely affected by changes in the tax laws that may result through future Congressional action, Tax Court or other judicial decisions, or interpretations by the IRS. (See "Tax Aspects.")

NO ADVANCE RULING FROM THE IRS ON TAX CONSEQUENCES. The Managing General Partner has received an opinion of counsel that, more likely than not, the Partnership will be classified as a partnership for federal income tax purposes and not as a corporation or a publicly traded partnership. However, no advance ruling on this or any other tax consequence of an investment in the Partnership will be requested from the IRS. (See "Tax Aspects - Partnership Classification" and " - Limitations on Passive Activities.") Nevertheless, Special Counsel's tax opinion includes its opinion that the significant tax benefits of the Partnership, in the aggregate, more likely than not will be realized as contemplated by this Prospectus. The opinion of counsel is not binding on the IRS and is based upon certain factual assumptions which may or may not prove to be true. (See "Tax Aspects - Summary of Tax Opinion.")

POSSIBLE TAXES IN EXCESS OF CASH DISTRIBUTIONS. There is a risk that you may become subject to income tax liability in excess of cash actually received from the Partnership. For example:

         - if the Partnership borrows money from the Managing General Partner or its Affiliates your share of Partnership revenues used to pay principal on the loan will be included in your taxable income from the Partnership and will not be deductible;

         - under the Partnership Agreement, taxable income or gain may be allocated to you if there is a deficit in your Capital Account even though you do not receive a corresponding distribution of Partnership revenues;

         - Partnership revenues may be retained by the Managing General Partner for Partnership costs or to establish a reserve for future estimated costs, including production revenues retained by the Managing General Partner, as Operator, beginning three years after the wells are placed in production to establish a reserve for the estimated costs of eventually plugging and abandoning the wells, although historically the Managing General Partner has never done this after only three years; and

         - the taxable disposition of Partnership property or your Units may result in income tax liability in excess of cash distributions.

(See "Tax Aspects - Allocations," " - Sale of the Properties" and " - Disposition of Partnership Interests.")

However, to the extent the Partnership has cash available for distribution it is the Managing General Partner's policy that Partnership distributions will not be less than the Managing General Partner's estimate of the Participants' income tax liability with respect to Partnership income. In the Managing General Partner's history its Programs have been able to distribute cash equal to at least the investor's income tax liability on his income from the Programs.

1999 TAX DEDUCTIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The Managing General Partner anticipates that all of the Partnership Subscription will be expended in 1999, and that your share of income and deductions generated thereby will be reflected on your tax returns for that period. There is no guarantee that if the Partnership is audited the IRS will not challenge the deductions claimed by the Partnership. The time for assessment of tax resulting from adjustments to the Partnership's information tax returns may extend beyond the time for other assessments. (See "Tax Aspects - 1999 Expenditures," "- Availability of Certain Deductions," " - Intangible Drilling and Development Costs," " - Drilling Contracts," - Tax Returns and Audits," and " Penalties and Interest.")

Depending primarily on when the Partnership Subscription is received, the Managing General Partner anticipates that the Partnership will prepay in 1999 most, if not all, of its Intangible Drilling Costs for wells the drilling of which will be commenced in 2000. The deductibility in 1999 of any advance payments cannot be guaranteed. (See "Tax Aspects - Drilling Contracts.")

"PASSIVE ACTIVITY" LOSS LIMITATION RULES. The Managing General Partner anticipates that the Partnership will incur a net loss in 1999 as a result of its deductions for Intangible Drilling Costs. Any net loss of the Partnership allocable to a Limited Partner (but not an Investor General Partner) generally will be subject to the "passive activity" loss limitation rules which may limit the use of the loss to offset income from other sources.
(See "Tax Aspects - Limitations on Passive Activities.")

POSSIBLE ALTERNATIVE MINIMUM TAX LIABILITY. Alternative minimum taxable income of "independent producers," which includes most investors, cannot be reduced by more than 40% by reason of the repeal of the preference item for intangible drilling and development costs. (See "Tax Aspects - Minimum Tax - Tax Preferences.")

INVESTMENT INTEREST DEDUCTIONS MAY BE LIMITED. Interest paid to acquire or carry investment assets is deductible only to the extent of net investment income. This rule applies to investments, such as the Partnership in the case of Investor General Partners, which are not passive activities and in which the taxpayer does not materially participate. Therefore, losses from the Partnership will reduce the investment income of an Investor General Partner and may adversely affect the deductibility of the Investor General Partner's investment interest expense, if any. (See "Tax Aspects - Limitations on Deduction of Investment Interest.")

LACK OF TAX SHELTER REGISTRATION. The Managing General Partner believes that the Partnership will not be a tax shelter required to register with the IRS and does not intend to cause the Partnership to register as such with the IRS. If it is subsequently determined by the IRS that the Partnership was required to be registered with the IRS as a tax shelter, you would be liable for a $250 penalty for failure to include the tax registration number of the Partnership on your tax return, unless such failure was due to reasonable cause. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to be registered with the IRS as a tax shelter. (See "Tax Aspects - Lack of Registration as a Tax Shelter.")

STATE AND LOCAL TAXES MAY APPLY. You may incur tax liability with respect to Partnership income in the state and locality in which you reside as well as the states and localities where the Partnership's Development Wells are situated. You should consult with your own tax advisor concerning the state and local tax consequences of an investment in the Partnership. (See "Tax Aspects - State and Local Taxes.")

PARTNERSHIP ALLOCATIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The allocations of Partnership costs, revenues and related tax items between the Managing General Partner and you and the other Participants are subject to Treasury Regulations. Should the IRS successfully challenge the allocation provisions contained in the Partnership Agreement, you could incur a greater tax liability. However, assuming the effect of the allocations set forth in the Partnership Agreement is substantial in light of your tax attributes that are unrelated to the Partnership, in Special Counsel's opinion it is more likely than not that such allocations will govern your distributive share to the extent they do not cause or increase deficit balances in your Capital Account. (See "Tax Aspects - Allocations.")


             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

IN GENERAL
The drilling of the wells is expected to be funded entirely through the Partnership Subscription and the Capital Contributions of the Managing General Partner. If the Partnership requires additional funds for completing and Fracturing some of the wells in a third zone, or additional development or remedial work is subsequently required for a well, then these funds may be provided by borrowings as discussed below in "- Subsequent Source of Funds and Borrowings" or by the retention of Partnership revenues. The Managing General Partner, however, does not anticipate that any borrowings will be required before there are production revenues.

Generally, the Units are not subject to assessment, and the Partnership will not call upon you for additional amounts of capital beyond your Agreed Subscription. However, there is an exception if you invest as an Investor General Partner and the insurance proceeds, Partnership assets, and the Managing General Partner's indemnification of the Investor General Partners were not sufficient to satisfy Partnership liabilities for which you and the other Investor General Partners were also liable. In this event the Managing General Partner could call upon you and the other Investor General Partners to make additional Capital Contributions to the Partnership from your personal assets to satisfy these liabilities.

SOURCE OF FUNDS
Upon completion of the offering the Capital Contributions to the Partnership of you and the other Participants will range from $1,000,000 (100 Units) to $14,000,000 (1,400 Units) unless the Managing General Partner in its sole discretion offers up to 400 additional Units and increases the offering to not more than $18,000,000 (1,800 Units).

The Capital Contributions of the Managing General Partner will be not less than 22.15% of all Capital Contributions to the Partnership and will range from:

         -   $284,436 if 100 Units are sold;

         -   to $3,983,457 if 1,400 Units are sold; and

         - to $5,121,742 if 1,800 Units are sold. See the "- Managing General Partner Capital" table below for a breakout of the costs paid by the Managing General Partner.

The total amount of Capital Contributions available to the Partnership from both the Managing General Partner and you and the other Participants will range from:

         -   $1,284,436 if 100 Units are sold;

         -   to $17,983,457 if 1,400 Units are sold; and

         -   to $23,121,742 if 1,800 Units are sold.

USE OF PROCEEDS
The following tables present information concerning the Partnership's use of the proceeds provided by both the Participants and the Managing General Partner. Substantially all of the proceeds available to the Partnership will be expended for the following purposes and in the following manner:

                               PARTICIPANT CAPITAL

ENTITY
RECEIVING                                                     100 UNITS               1,400 UNITS            1,800 UNITS
PAYMENT                    NATURE OF PAYMENT                     SOLD        % (1)       SOLD       % (1)        SOLD        % (1)
---------                  ----------------                      ----        ----        ----       -----        ----        -----
TOTAL PARTICIPANT CAPITAL                                     $1,000,000      100%    $14,000,000    100%     $18,000,000    100%

LESS: ORGANIZATION AND OFFERING EXPENSES

Broker-Dealers             Dealer-Manager fee, Sales             - 0 -       - 0 -       - 0 -       - 0 -       - 0 -       - 0 -
                           Commissions, reimbursement of
                           marketing expenses, and
                           reimbursement for bona fide
                           accountable due diligence
                           expenses

Various                    Organization Costs                    - 0 -       - 0 -       - 0 -       - 0 -       - 0 -       - 0 -

AMOUNT AVAILABLE FOR INVESTMENT:

The Managing General       Capital available for drilling     $1,000,000      100%    $14,000,000    100%     $18,000,000    100%
Partner                    and completion costs

The Managing General       Leases                                - 0 -       - 0 -       - 0 -       - 0 -       - 0 -       - 0 -
Partner

----------------
(1) The percentage is based upon total Participants' Agreed Subscriptions and excludes the Managing General Partner's Capital Contribution.

                        MANAGING GENERAL PARTNER CAPITAL

ENTITY
RECEIVING                                                    100 UNITS                1,400 UNITS           1,800 UNITS
PAYMENT                    NATURE OF PAYMENT                   SOLD        % (1)         SOLD       % (1)       SOLD         % (1)
-------                    -----------------                   ----        -----         ----       -----       ----         -----
TOTAL MANAGING GENERAL PARTNER CAPITAL                       $284,436       100%      $3,983,457     100%    $5,121,742       100%

LESS: ORGANIZATION AND OFFERING EXPENSES
Broker-Dealers             Dealer-Manager fee, Sales         $105,000      36.9%      $1,470,000    36.9%    $1,890,000      36.9%
                           Commissions, reimbursement of
                           marketing expenses, and
                           reimbursement for bona fide
                           accountable due diligence
                           expenses (2)

Various                    Organization Costs (2)             $45,000     15.8%         $630,000    15.8%      $810,000      15.8%

AMOUNT AVAILABLE FOR INVESTMENT:

Managing General Partner   Tangible Costs                    $116,580      41.0%      $1,633,293    41.0%    $2,100,082      41.0%

Managing General Partner   Leases                             $17,856       6.3%        $250,164     6.3%      $321,660       6.3%

----------------
(1) The percentage is based upon the Managing General Partner's Capital Contribution and excludes the Participants' Agreed Subscriptions.
(2) All Organization and Offering Costs will be paid by the Managing General Partner. The Managing General Partner, however, will not be credited with the payment of Organization and Offering Costs in excess of 15% of the Partnership Subscription towards its required Capital Contribution.
(3) Instead of making a contribution in cash for the Leases, the Leases will be assigned to the Partnership by the Managing General Partner. The Managing General Partner will then be credited with a Capital Contribution for each Lease valued at its Cost or fair market value if the Managing General Partner has cause to believe Cost is materially more than fair market value. In the Mercer County area, which is the Partnership's primary area of interest, the Managing General Partner's Cost is approximately $3,600 per Prospect. If all the Prospects are situated in the Mercer County area, then the Managing General Partner will contribute approximately
       4.96 Prospects if 100 Units are sold, 69.49 Prospects if 1,400 Units are sold, and 89.35 Prospects if 1,800 Units are sold.

SUBSEQUENT SOURCE OF FUNDS AND BORROWINGS
As indicated above, it is anticipated that substantially all the Partnership's initial capital will be committed or expended following the offering. Any additional funds which may subsequently be required will be withheld from Partnership production revenues or borrowings by the Partnership from the Managing General Partner or its Affiliates. The Managing General Partner, however, is not contractually committed to loan money to the Partnership. There will be no borrowings from third parties.

The amount that may be borrowed by the Partnership from the Managing General Partner and its Affiliates may not at any time exceed 5% of the Partnership Subscription and must be without recourse to you and the other Participants. The Partnership's repayment of any borrowings would be from Partnership production revenues and would reduce or delay your cash distributions. See "Conflicts of Interest - Procedures to Reduce Conflicts of Interest," paragraph (9), for the terms of any loan with the Managing General Partner.

Currently, the Managing General Partner maintains a $40.0 million credit facility at PNC Bank ("PNC"). The credit facility is divided into two principal parts: a revolving credit facility and a term loan facility. The revolving credit facility has a term ending in 2001. The term loan facility has a term ending in 2003.

The credit facility contains certain financial covenants of the Managing General Partner, including maintaining a current ratio of .75 to 1.0, a ratio of fixed charges to earnings of 2.0 to 1.0, and a leverage ratio (essentially a ratio of debt to equity) of not less than 3.75 to 1.0, reducing to 3.50 to 1.0 in January 1999, 3.25 to 1.0 in October 1999 and 3.0 to 1.0 in March 2000. The credit facility also imposes the following limits:

         - the Managing General Partner's exploration expense can be no more than 20% of capital expenditures plus exploration expense, without PNC's consent;

         - sales, leases or transfers of property by the Managing General Partner are limited to $1.0 million without PNC's consent; and

         - the Managing General Partner cannot incur debt in excess of $2.0 million to lenders other than PNC without PNC's consent.

As of September 30, 1998, there was $20.0 million outstanding under the revolving credit facility and $7.0 million outstanding under the term loan facility.


                                  COMPENSATION

A narrative presentation of the items of compensation paid to the Managing General Partner and its Affiliates from the Partnership is set forth below. Following the narrative presentation is a tabular presentation of the estimated Administrative Costs and Direct Costs to be borne by the Partnership.

OIL AND GAS REVENUES
The Managing General Partner will be allocated 29% of the oil and gas revenues of the Partnership in return for paying Organization and Offering Costs equal to 15% of the Partnership Subscription, 43.75% of Tangible Costs and contributing all Leases to the Partnership. (See "Participation in Costs and Revenues.")

LEASE COSTS
The Managing General Partner will contribute to the Partnership all the undeveloped Leases necessary to drill the Partnership's wells. The Managing General Partner will receive a credit to its Capital Account equal to the Cost of the Leases, or fair market value if the Managing General Partner has cause to believe that Cost is materially more than fair market value. The Cost of the Leases will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for:

         -   geological, geophysical and engineering expenses;

         -   interest expense;

         -   legal expense; and

         - expenses for other like services allocated to the Partnership's Leases determined using industry guidelines.

The Managing General Partner will not retain any Overriding Royalty Interest for itself from the Leases. Assuming all the Leases are situated in the Mercer County area and the Partnership acquires 100% of the Working Interest, the Managing General Partner estimates that its credit for Lease costs will be:

         - $17,856 if the minimum Partnership Subscription of $1,000,000 is received (4.96 wells at $3,600 per Prospect);

         -   $250,164 if $14,000,000 is received (69.49 wells at $3,600 per
             Prospect); and

         - $321,660 if the offering is increased to $18,000,000 (89.35 wells at $3,600 per Prospect).

The development of wells on the acreage may provide the Managing General Partner with offset drill sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. (See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases" and "Proposed Activities.")

ADMINISTRATIVE COSTS
The Managing General Partner and its Affiliates will receive an unaccountable, fixed payment reimbursement for their Administrative Costs which has been determined by the Managing General Partner to be $75 per well per month. This fee will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well, and will not be received for plugged and abandoned wells. See " - Estimate of Administrative Costs and Direct Costs to be Borne by the Partnership," below, for an estimate of those costs in the first 12 months.

DRILLING CONTRACTS
The Partnership will enter into a drilling contract with the Managing General Partner to drill and complete the Partnership Wells at a competitive industry rate. For each well completed and placed into production in the Appalachian Basin, the Partnership will pay the Managing General Partner an amount equal to $37.81 per foot to the depth of the well at its deepest penetration. For each well which the Partnership elects not to complete, the Partnership will pay the Managing General Partner an amount equal to $20.60 per foot to the depth of the well.

The footage contract will cover all costs other than the cost of a pumping unit for an oil well, which is not anticipated, and the cost of a third completion and Frac. "Frac" means, in general, treating a potentially productive geological formation in an attempt to enhance the gas production from the well. (See "Definitions.") These costs will be charged at Cost plus 10% if provided by third parties and at competitive rates in the area if provided by the Managing General Partner or its Affiliates. The cost of the well will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest. (See the Drilling and Operating Agreement, Exhibit (II) to the Partnership Agreement.)

The amount of compensation which the Managing General Partner could earn as a result of these arrangements is dependent upon many factors, including the actual cost of the wells and the number of wells drilled. The Managing General Partner anticipates that in the Mercer County area of the Appalachian Basin it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% ($33,206) per well for a well drilled to a depth of 5,950 feet. Assuming all the wells are situated in the Mercer County area, drilled and completed to a depth of 5,950 feet, and the Partnership acquires 100% of the Working Interest, it is estimated that the Managing General Partner's general and administrative overhead reimbursement and profit will be:

         -   $182,558 if $1,000,000 is received (4.96 wells at $36,806 profit and overhead per well);

         -   $2,557,649 if $14,000,000 is received (69.49 wells at $36,806 profit and overhead per well); and

         - $3,288,616 if the offering is increased to $18,000,000 (89.35 wells at $36,806 profit and overhead per well).

PER WELL CHARGES
When the wells begin producing the Managing General Partner, as Operator, will be reimbursed at actual cost for all direct expenses incurred on behalf of the Partnership and will receive well supervision fees for operating and maintaining the wells during producing operations at a competitive rate. In the Appalachian Basin the competitive rate is currently $275 per well per month subject to an annual adjustment for inflation. The well supervision fees will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well. Assuming all the wells are drilled and completed in the Appalachian Basin and the Partnership acquires 100% of the Working Interest, the Managing General Partner estimates that it will receive for the Partnership's first 12 months of operations:

         - $16,368 if the minimum Partnership Subscription of $1,000,000 is received (4.96 wells at $275 per well per month);

         -   $229,317 if $14,000,000 is received (69.49 wells at $275 per well per month); and

         - $294,855 if the offering is increased to $18,000,000 (89.35 wells at $275 per well per month).

GATHERING FEES
The Managing General Partner and its Affiliates, which may include a limited partnership Sponsored by an Affiliate of AAI, will gather and deliver natural gas produced by the Partnership to either industrial end-users in the area or interstate pipeline systems and local distribution companies. The Partnership will pay a gathering charge at a competitive rate, which is currently 29 cents per MCF. The actual amount to be paid cannot be quantified because the amount of gas that will be produced from the wells cannot be predicted. (See "Proposed Activities - Sale of Oil and Gas Production.")

DEALER-MANAGER FEES
The Dealer-Manager will receive on each Unit sold to an investor a 2.5% Dealer-Manager fee, a 7% Sales Commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses. The Dealer-Manager will receive:

         -   $105,000 if $1,000,000 is received;

         -   $1,470,000 if $14,000,000 is received; and

         -   $1,890,000 if $18,000,000 is received.

All or a portion of the Sales Commissions, reimbursement of marketing expenses, and reimbursement of the Selling Agents' bona fide accountable due diligence expenses will be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee will be reallowed to the three wholesalers who are associated with Anthem Securities for Agreed Subscriptions obtained through the wholesalers' effort.

OTHER COMPENSATION
The Managing General Partner or an Affiliate will be reimbursed by the Partnership for any loan it or an Affiliate may make to or on behalf of the Partnership and will have the right to charge a competitive rate of interest on any loan. If the Managing General Partner provides equipment, supplies and other services to the Partnership, then it may do so at competitive industry rates. (See "Conflicts of Interest.")

Estimate of Administrative Costs and Direct Costs to be Borne by the Partnership The Managing General Partner estimates that the unaccountable, fixed payment reimbursement for Administrative Costs allocable to the Partnership's first 12 months of operation will not exceed approximately $4,464 if the minimum Partnership Subscription is received (4.96 wells at $75 per well per month), $62,541 if $14,000,000 is received (69.49 wells at $75 per well per month), and $80,415 if the offering is increased to $18,000,000 (89.35 wells at $75 per well per month).

                                                                             Minimum           Maximum       If Managing General
                                                                           Partnership       Partnership      Partner Increases
                                                                          Subscription      Subscription          Offering
                                                                          ($1,000,000)      ($14,000,000)       ($18,000,000)
                                                                          ------------      -------------     ------------------
Unaccountable, fixed payment reimbursement for Administrative Costs          $4,464            $62,541             $80,415

Direct Costs will be billed directly to and paid by the Partnership to the extent practicable. The anticipated Direct Costs set forth below for the Partnership's first 12 months of operation may vary from the estimates shown for numerous reasons which cannot accurately be predicted. These reasons include the number of Participants, the number of wells drilled, the Partnership's degree of success in its activities, the extent of any production problems, inflation and various other factors involving the administration of the Partnership.

                                                                             Minimum           Maximum       If Managing General
                                                                           Partnership       Partnership      Partner Increases
                                                                          Subscription      Subscription          Offering
                                                                          ($1,000,000)      ($14,000,000)       ($18,000,000)
                                                                          ------------      -------------    --------------------
DIRECT COSTS
     External Legal.......................................................   $ 6,000           $ 6,000             $6,000
     Accounting Fees......................................................     2,500             6,000              6,000
     Independent Engineering Reports......................................     1,500             3,000              3,000
                                                                             -------           -------            -------
     TOTAL ...............................................................   $10,000           $15,000            $15,000
                                                                             -------           -------            -------
                                                                             -------           -------            -------

                              TERMS OF THE OFFERING

SUBSCRIPTION TO THE PARTNERSHIP
The Partnership will offer a minimum of 100 Units and a maximum of 1,400 Units. However, if subscriptions for all 1,400 Units being offered are obtained, then the Managing General Partner, in its sole discretion, may offer not more than 400 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than 1,800 Units ($18,000,000) (the "Greenshoe").

Units in the Partnership are offered at a subscription price of $10,000 per Unit. Your minimum subscription is one Unit. However, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions from you at any time. Larger Agreed Subscriptions will be accepted in $1,000 increments. You must pay your Agreed Subscription 100% in cash at the time of subscribing.

The Managing General Partner will have exclusive management authority for the Partnership. You will have the election to purchase Units as either an Investor General Partner or a Limited Partner. See "Summary of the Offering - Description of Units" for a discussion of the differences in the Units. Regardless of whether you invest as an Investor General Partner or Limited Partner you will serve as a Participant of the Partnership. See "Participation in Costs and Revenues - Allocation and Adjustment Among Participants" regarding your share of revenues, gains, costs, credits, expenses, losses and other charges and liabilities.

The Managing General Partner has elected for the Partnership to be governed by the partnership laws of Pennsylvania and has filed the Certificate of Limited Partnership. The Managing General Partner will take all other necessary actions to qualify the Partnership to do business as a limited partnership or cause the limited partnership status of the Partnership to be recognized in other jurisdictions.

PARTNERSHIP CLOSINGS AND ESCROW
The offering period will begin on the date of this Prospectus, and will end on a date to be determined by the Managing General Partner, in its sole discretion. Subject to the receipt of the minimum Partnership Subscription of $1,000,000, the Managing

General Partner may close the offering period on or before December 31, 1999 (the "Offering Termination Date"). No subscriptions to the Partnership will be accepted after receipt of the maximum Partnership Subscription (including the additional 400 Units which may be offered) or the Offering Termination Date, whichever event occurs first.

If subscriptions for $1,000,000 are not received by December 31, 1999, then the sums deposited in the escrow account will be returned to you and the other subscribers with interest. Although the Managing General Partner and its Affiliates may buy up to 10% of the Units, they do not currently anticipate purchasing any Units. If they do buy Units those Units will not be applied towards the minimum Partnership Subscription required for the Partnership to begin operations. (See "Conflicts of Interest - Conflicts Between Participants.")

Subscription proceeds will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum Partnership Subscription. Subject to the receipt of the minimum partnership Subscription, there will be two closings which are tentatively set for November 1, 1999 ("Initial Closing Date"), and December 31, 1999. The Partnership will begin all activities, including drilling, after the Initial Closing Date, however, it is not anticipated there will be any gas production before the Offering Termination Date. After the Initial Closing Date the Partnership funds and additional subscription payments will be paid directly to the Partnership account and will continue to earn interest until the Offering Termination Date.

You will receive interest on your Agreed Subscription up until the Offering Termination Date at the market rate paid by National City Bank of Pennsylvania. The interest will be paid to you approximately eight weeks after the Offering Termination Date.

Subscription proceeds will be invested during the escrow period only in institutional investments comprised of or secured by securities of the United States government. The funds in the Partnership account, pending their use for Partnership operations, may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the Managing General Partner determines that the Partnership may be deemed an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscriptions will not be commingled with the funds of the Managing General Partner or its Affiliates nor will subscriptions be subject to the claims of their creditors.

ACCEPTANCE OF SUBSCRIPTIONS
Your execution of the Subscription Agreement constitutes your binding offer to buy Units and to hold the offer open until your Agreed Subscription is accepted or rejected by the Managing General Partner (I.E., once you subscribe you will not have any revocation rights). Your Agreed Subscription will be accepted or rejected by the Partnership within 30 days of its receipt. Acceptance of subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate and will not incur any liability to you for this decision. If your Agreed Subscription is rejected, then all funds will be returned to you.

If your Agreed Subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your Agreed Subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your Agreed Subscription was accepted by the Partnership.

Your execution of the Subscription Agreement and the Managing General Partner's acceptance also constitutes the execution of the Partnership Agreement and your agreement to be bound by its terms as a Participant. This includes your grant of a special power of attorney to the Managing General Partner to file Amended Certificates of Limited Partnership, governmental reports and certifications, and other matters. (See the Partnership Agreement, Exhibit (A) to this Prospectus.)

DRILLING PERIOD
Although it is anticipated that the Partnership will spend the entire Partnership Subscription soon after the Offering Termination Date, the Partnership will have a period of one year from the end of the Offering Termination Date to use or commit funds to drilling activities. If, within the one year period, the Partnership has not used, or committed for use, the net subscription proceeds, then the Managing General Partner will cause the remainder of the net subscription proceeds to be distributed pro rata to you and the other Participants as a return of capital. The Managing General Partner will also reimburse you and the other Participants for selling or other offering expenses allocable to the return of capital.

SUITABILITY STANDARDS

IN GENERAL. It is the obligation of persons selling the Units to make every reasonable effort to assure that the Units are suitable for you. This suitability determination will be based on your investment objectives and financial situation, regardless of your income or net worth. Subscriptions will not be accepted from IRAs, Keogh plans and qualified retirement plans because the Partnership's income would be unrelated business taxable income. Additionally, the Managing General Partner will not accept your subscription until it has reviewed your apparent qualifications. The decision to accept or reject your subscription will be made by the Managing General Partner, in its sole discretion, and is final. The Managing General Partner will maintain during the term of the Partnership and for at least six years thereafter a record of your suitability.

Units will be sold to you only if you have:

         -   a minimum net worth of $225,000; or

         - a minimum net worth of $60,000 and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in the Units.

Net worth will be determined exclusive of home, home furnishings and automobiles.

Notwithstanding the foregoing, if you are a resident of the states set forth below, then additional suitability requirements are applicable to you. (See "- Purchasers of Limited Partner Units" and "- Purchasers of Investor General Partner Units," below.)

PURCHASERS OF LIMITED PARTNER UNITS.   If you are a resident of California and
you purchase Limited Partner Units, then you must:

         - have a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in the current tax year of $65,000 or more; or

         - have a net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles); or

         -   have a net worth of not less than $1,000,000; or

         - expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of Michigan or North Carolina and you purchase Limited Partner Units, then you must:

         - have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles); or

         - have a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in the Partnership.

In addition, if you are a resident of Michigan, Ohio or Pennsylvania, then you must not make an investment in the Partnership in excess of 10% of your net worth (exclusive of home, furnishings and automobiles).

PURCHASERS OF INVESTOR GENERAL PARTNER UNITS. If you are a resident of Alabama, Massachusetts, Minnesota, North Carolina, Ohio, Pennsylvania, Tennessee or Texas and you purchase Investor General Partner Units, then you must:

         - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the Partnership (exclusive of home, furnishings, and automobiles), and a combined gross income of $100,000 or more for the current year and for the two previous years; or

         - have an individual or joint net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or

         - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         - have a combined "gross income" as defined in Code Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Mississippi, Missouri, New Hampshire, New Mexico, Oklahoma, Oregon, South Dakota, Vermont or Washington and you purchase Investor General Partner Units, then you must:

         - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the Partnership (exclusive of home, furnishings, and automobiles), and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

         - have an individual or joint net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or

         - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         - have a combined "gross income" as defined in Code Section 61 in excess of $200,000 in the current year and the two previous years.

In addition, if you are a resident of Michigan, Ohio or Pennsylvania, then you must not make an investment in the Partnership in excess of 10% of your net worth (exclusive of home, furnishings and automobiles).

If you are a resident of California and you purchase Investor General Partner Units, then you must:

         - have a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in the current tax year of $120,000 or more; or

         - have a net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles); or

         -   have a net worth of not less than $1,000,000; or

         - expect to have gross income in the current tax year of not less than $200,000.

MISCELLANEOUS. In the case of sales to fiduciary accounts, all the suitability standards set forth above must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary. Generally, you are required to execute your own Subscription Agreement. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions herein. The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase. Your ability to resell or otherwise transfer your Units in the Partnership is limited as described in "Transferability of Units."

                              CONFLICTS OF INTEREST

IN GENERAL
Conflicts of interest are inherent in oil and gas drilling programs involving non-industry participants because the transactions are entered into without arms' length negotiation. Your interests and those of the Managing General Partner and its Affiliates may be inconsistent in some respects or in certain instances, and the Managing General Partner's actions may not be the most advantageous to you. The following discussion describes certain possible conflicts of interest that may arise for the Managing General Partner and its Affiliates in the course of the Partnership, and certain limitations which are designed to reduce, but which will not eliminate, the conflicts. The following discussion, however, is not intended to be inclusive and other transactions or dealings may arise in the future that could result in conflicts of interest for the Managing General Partner and its Affiliates. (See "Fiduciary Responsibility of the Managing General Partner.")

CONFLICTS REGARDING TRANSACTIONS WITH THE MANAGING GENERAL PARTNER AND ITS AFFILIATES
Although the Managing General Partner believes that the compensation and reimbursement that it and its Affiliates will receive in connection with the Partnership are reasonable, the compensation has been determined solely by the Managing General Partner and is not the result of any negotiation with any unaffiliated third party dealing at arms' length. The Managing General Partner will be entitled to receive compensation and reimbursement from the Partnership even if the Partnership's activities result in little or no profit, or a loss to you and the other Participants.

If the Managing General Partner and any Affiliate provide services or equipment to the Partnership, then the fees charged must be competitive with the fees charged by unaffiliated persons in the same geographic area engaged in similar businesses. The Managing General Partner or its Affiliates providing the services or equipment, however, can be expected to profit from the transactions, and it may be in the Managing General Partner's best interest to enter into contracts with itself and its Affiliates rather than unaffiliated parties even if the contract terms, or skill and experience, offered by the unaffiliated third parties is comparable.

The Managing General Partner and any Affiliate will not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless the following two conditions are met:

         - the Managing General Partner and any Affiliate must be engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

         - the compensation, price or rental therefor must be competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the Managing General Partner and any Affiliate is not engaged in such a business, then the compensation, price or rental will be its Cost of the services, equipment or supplies or the competitive rate which could be obtained in the area, whichever is less.

Any services not otherwise described in this Prospectus for which the Managing General Partner or an Affiliate is to be compensated must be set forth in a written contract which precisely describes the services to be rendered and the compensation to be paid. The compensation, if any, will be reported to you in the Partnership's annual and semiannual reports and a copy of the contract will be provided to you upon request. The contracts are cancelable without penalty upon 60 days written notice by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may not vote or consent regarding any transactions between the Partnership and the Managing General Partner or its Affiliates, and their Units will not be included for purposes of determining a majority of the Partnership Subscription with respect to the contracts.

CONFLICT REGARDING THE DRILLING AND OPERATING AGREEMENT
It is anticipated that all the wells developed by the Partnership will be drilled and operated pursuant to the Drilling and Operating Agreement. The Managing General Partner will be required to monitor and enforce, on behalf of the Partnership, its own compliance with the provisions of the Drilling and Operating Agreement, which creates a continuing conflict of interest. (See "Proposed Activities.")

CONFLICTS REGARDING SHARING OF COSTS AND REVENUES
The Managing General Partner's interest in the Partnership will be "Carried" because the percentage of the Managing General Partner's total Capital Contributions will be less than the percentage of the Partnership's revenues which it will receive. This may create a conflict of interest between the Managing General Partner and you and the other Participants regarding the determination of which wells will be drilled by the Partnership and the profit potential associated with the wells.

In addition, the allocation of all the Intangible Drilling Costs to you and the other Participants and a portion of the Tangible Costs to the Managing General Partner creates conflicts of interest between the Managing General Partner and you and the other Participants. For example, the completion of a marginally productive well might prove beneficial to you and the other Participants but not to the Managing General Partner. When a completion decision is made you and the other Participants will have already paid the majority of your costs so you will want to complete the well if there is any opportunity to recoup any of the costs. On the other hand, the Managing General Partner will not have paid any money before this time and it will only want to pay the costs if it is reasonably certain of recouping its money and making a profit. Based upon its past experience, however, the Managing
General Partner anticipates that all Partnership Wells in the Clinton/Medina geological formation will be required to be completed before a determination can be made as to the well's productivity. In any event, the Managing General Partner will not cause any Partnership well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

CONFLICTS REGARDING TAX MATTERS PARTNER
The Managing General Partner will serve as the Partnership's "Tax Matters Partner." The Managing General Partner will have broad authority to act on behalf of you and the other Participants in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. These potential conflicts include whether or not to expend Partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of the Partnership's deduction for Intangible Drilling Costs, which is allocated 100% to you and the other Participants, or to contest a proposed decrease by the IRS, if any, in the amount of the Managing General Partner's credit to its Capital Account for contributing the Leases to the Partnership which would decrease the Managing General Partner's Distribution Interest in the Partnership. Also, there may be conflicts with respect to the Managing General Partner's reimbursement of expenses incurred in its role as the Partnership's Tax Matters Partner. (See "Tax Aspects.")

CONFLICTS REGARDING OTHER ACTIVITIES OF THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR AFFILIATES
The Managing General Partner will be required to devote to the Partnership the time and attention which it considers necessary for the proper management of the Partnership's activities. The Managing General Partner will determine the allocation of its management time, services and other functions on an as-needed basis consistent with its fiduciary duties among the Partnership and its other Programs. The Managing General Partner, however, has sponsored and continues to manage other Programs (see "Prior Activities"), which may be concurrent. Additionally, the Managing General Partner and its Affiliates will engage in other oil and gas activities and other unrelated business activities, either for their own account or on behalf of other Programs, partnerships, joint ventures, corporations or other entities in which they have an interest. Thus, they will have conflicts of interest in allocating management time, services and other activities.

Subject to its fiduciary duties, the Managing General Partner will not be restricted in any manner from participating in other businesses or activities, even if these other businesses or activities are competitive with the Partnership's activities and operate in the same areas as the Partnership. Notwithstanding, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that the opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

CONFLICTS INVOLVING THE ACQUISITION OF LEASES
The Managing General Partner will select, in its sole discretion, the Prospects to be drilled by the Partnership. Conflicts of interest may arise concerning which Prospects will be drilled by to the Partnership, and which will be drilled by the Managing General Partner's other Programs to be organized by it or in which it serves as driller/operator. It may be in the Managing General Partner's or its Affiliates' advantage to have the Partnership bear the costs and risks of drilling a particular Prospect rather than another Program. These potential conflicts of interest will be increased if the Managing General Partner organizes and allocates Prospects to more than one Program at a time including a year-end Program in which Affiliates of the Managing General Partner invest. To lessen this conflict of interest the Managing General Partner generally takes a similar interest in other Programs when it serves as Managing General Partner and/or driller/operator.

In Pennsylvania and Ohio the assignments of the Leases will be limited to a depth of from the surface through the Clinton/Medina geological feature to the top of the Queenston geological formation. Because the Managing General Partner will retain the drilling rights below the Clinton/Medina geological formation this may create a conflict of interest between the Partnership and the Managing General Partner. The Managing General Partner, however, believes that the Partnership's drilling to the Clinton/Medina geological formation will not provide any geological information that would prove up or assist in evaluating drilling to formations deeper than the Clinton/Medina geological formation. Further, the amount of the credit the Managing General Partner receives for the Partnership Leases does not include any value allocable to the deep drilling rights retained by it.

No procedures, other than the guidelines set forth below and in " - Procedures to Reduce Conflicts of Interest," have been established by the Managing General Partner to resolve any of the conflicts which may arise. The Managing General Partner, however, owes a fiduciary duty to you and the other Participants in the operation and management of the Partnership and is restricted from engaging in certain transactions with Affiliates and others under the terms of the Partnership Agreement. The Managing General Partner, its Affiliates and the Partnership will abide by the guidelines set forth below.

(1) FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

(2) TRANSFERS AT COST. All Leases will be acquired from the Managing General Partner or its Affiliates and will be credited towards the Managing General Partner's required Capital Contribution at the Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution will be made at a price not in excess of the fair market value. A determination of fair market value must be supported by an appraisal from an Independent Expert. This opinion and any associated supporting information must be maintained in the Partnership's records for at least six years.

(3) LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years from the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person, in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding the proposed acquisition, the following conditions shall apply:

       - if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

       - if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

(4) TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATE'S ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect will not be made unless:

       - the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

       - the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

       - the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

       Neither the Managing General Partner nor any Affiliate will retain any Overriding Royalty Interests or other burdens on an interest sold by it to the Partnership. With respect to its retained interest the Managing General Partner will not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This paragraph does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

(5) EQUAL PROPORTIONATE INTEREST. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the
       Partnership:

       - if the geological feature to which the well will be drilled contains Proved Reserves; and

       -    the drilling or spacing unit protects against drainage.

       With respect to an oil and gas Prospect located in Ohio and Pennsylvania on which a well will be drilled by the Partnership to test the Clinton/Medina geologic formation, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence.

       It is anticipated that most of the Prospects developed by the Partnership will develop the Clinton/Medina geologic formation. The drilling of wells on the acreage may provide the Managing General Partner with offset sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. See the Production Map in "Proposed Activities
       - Information Regarding Currently Proposed Prospects" for the acreage owned by the Managing General Partner in the area surrounding the currently proposed Prospects. To lessen this conflict of interest neither the Managing General Partner nor its Affiliates may drill any well within 1,650 feet of an existing Partnership Well in the Clinton/Medina formation in Pennsylvania, or within 1,100 feet of an existing Partnership Well in Ohio, within five years of the drilling of the Partnership Well. If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

(6) SUBSEQUENTLY ENLARGING PROSPECT. If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof will be sold, transferred or conveyed to the Partnership in accordance with Sections 2, 4 and 5, above.

       Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation will not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the Clinton/Medina geological formation and the drilling or spacing unit protected against drainage.

(7) NO SALE OF LEASES TO THE MANAGING GENERAL PARTNER. The Managing General Partner and its Affiliates will not purchase any producing or non-producing oil and gas properties from the Partnership.

(8) NO TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The Partnership will not purchase properties from or sell properties to any other Affiliated partnership. This prohibition, however, does not apply to joint ventures among Affiliated partnerships, provided that:

       - the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership; or

       - if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

(9)    NO FARMOUTS. The Partnership will not Farmout its Leases.

(10) LEASES WILL BE ACQUIRED ONLY FOR STATED PURPOSE OF THE PARTNERSHIP. The Partnership will acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases will be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

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

CONFLICTS BETWEEN PARTICIPANTS
The Managing General Partner, its officers, directors, and Affiliates may subscribe for up to 10% of the Units on the same basis as you and the other Participants, except that they are not required to pay the Dealer-Manager fee, Sales Commissions, reimbursement of marketing expenses, and reimbursement of bona fide accountable due diligence expenses. Although the Managing General Partner and its Affiliates may buy up to 10% of the Units (which will not be applied towards the minimum Partnership Subscription required for the Partnership to begin operations) it is not anticipated they will purchase any Units.

Any subscription by the Managing General Partner, its officers, directors, or Affiliates will dilute the voting rights of you and the other Participants and there may be a conflict with respect to certain matters. The Managing General Partner and its officers, directors and Affiliates, however, are prohibited from voting with respect to certain matters. (See "Summary of Partnership Agreement - Voting Rights and Access to Records.")

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION
The terms of this offering, the Partnership Agreement and the Drilling and Operating Agreement were determined by the Managing General Partner without arms' length negotiations. You and the other Participants have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other Participants in the offering and the agreements.

Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the Partnership and the Managing General Partner which would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the Managing General Partner, serves as Dealer-Manager and will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the Selling Agents which will be reallowed to the Selling Agents, its due diligence examination concerning this offering cannot be considered to be independent. However, Anthem Securities has contracted with Nationwide Financial Network, a due diligence entity, to prepare and maintain an independent due diligence report for their network of independent broker-dealers which may request it. (See "Plan of Distribution.")

CONFLICTS CONCERNING LEGAL COUNSEL
It is anticipated that legal counsel to the Managing General Partner will also serve as legal counsel to the Partnership and that this dual representation will continue in the future. If a future dispute arises between the Managing General Partner and you and the other Participants, then the Managing General Partner will cause you and the other Participants to retain separate counsel. Also, if counsel advises the Managing General Partner that counsel reasonably believes its representation of the Partnership will be adversely affected by its responsibilities to the Managing General Partner, then the Managing General Partner will cause you and the other Participants to retain separate counsel.

CONFLICTS REGARDING PRESENTMENT FEATURE
You and the other Participants' have the right to present your Units to the Managing General Partner for repurchase beginning in 2004. This creates a conflict of interest between you and the Managing General Partner in the suspension of the presentment feature and in arriving at the amount which will be paid by the Managing General Partner for the Units.

If the Managing General Partner does not have the necessary cash flow or it cannot borrow the funds on terms which it deems reasonable, then the Managing General Partner may suspend the presentment feature. Both of these determinations are subjective and will be made in the Managing General Partner's sole discretion.

The Managing General Partner will also determine the repurchase price based upon a reserve report that it prepares and is reviewed by an Independent Expert. The Independent Expert, however, will be chosen by the Managing General Partner. Also, the formula for arriving at the repurchase price has subjective determinations that are within the discretion of the Managing General Partner. (See "Presentment Feature.")

OTHER CONFLICTS
With respect to the Managing General Partner's subordination obligation a conflict of interest is created with you and the other Participants by the Managing General Partner's right to hypothecate its interest or withdraw an interest in the Partnership Wells. A further conflict of interest is created by the Managing General Partner's right to determine the order of priority and the construction of pipelines which may be required in order to connect certain wells into the Managing General Partner's pipeline network. (See "Risk Factors - Special Risks of the Partnership - Risk That Borrowings by the Managing General Partner Could

Reduce Funds Available for Its Subordination Obligation" and "Summary of Partnership Agreement - Withdrawal of Managing General Partner.")

PROCEDURES TO REDUCE CONFLICTS OF INTEREST
In addition to the procedures set forth in " - Conflicts Involving the Acquisition of Leases," the Managing General Partner has adopted the following procedures to reduce some of the conflicts of interest between it and you and the other Participants. The Managing General Partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the Managing General Partner and you and the other Participants may not necessarily be resolved in your best interests. However, the Managing General Partner believes that its significant Capital Contribution to the Partnership will reduce the conflicts of interest.

(1) NO COMMINGLING. Partnership funds will be kept in separate accounts and will not be commingled with the funds of the Managing General Partner, any Affiliate or any other entity.

(2) NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate will use the Partnership's funds as compensating balances for its own benefit.

(3) FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate will commit the future production of a well developed by the Partnership exclusively for its own benefit.

(4) MARKETING ARRANGEMENTS. All benefits from marketing arrangements or other relationships affecting property of the Managing General Partner or its Affiliates and the Partnership will be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner will treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General Partner calculates a weighted average selling price for all the gas sold in a geographic area by taking all money received from the sale of all the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area.

       Notwithstanding, the Managing General Partner and its Affiliates are parties to, and contract for, the sale of natural gas with industrial end-users and will continue to enter into these contracts on their own behalf, and the Partnership will not be a party to these contracts. The Managing General Partner and its Affiliates also have a substantial interest in pipeline facilities and compression facilities, which the Managing General Partner anticipates will be used to transport the Partnership's gas production as well as Affiliated partnership and third-party gas production, and the Partnership will not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities. (See "Proposed Activities - Sale of Oil and Gas Production.")

(5) ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure tax benefits of prepaid drilling costs and for a business purpose. These payments, if any, will not include nonrefundable payments for completion costs before the time a decision is made that the well or wells warrant a completion attempt.

(6) NO PROFIT IN CONTRAVENTION OF FIDUCIARY DUTY. The Managing General Partner will not profit by drilling in contravention of its fiduciary obligation to the Participants.

(7) DISCLOSURE. Any agreement or arrangement which binds the Partnership must be fully disclosed in the Prospectus.

(8) NO LOANS FROM THE PARTNERSHIP. The Partnership will not loan money to the Managing General Partner or any Affiliate.

(9) LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate will loan money to the Partnership:

       - if the interest to be charged exceeds the Managing General Partner's or the Affiliate's interest cost; or

       - if the interest to be charged exceeds that which would be charged to the Partnership (without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose.

       Further, neither the Managing General Partner nor any Affiliate will receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

(10) NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

(11) SALE OF ASSETS. The sale of all or substantially all of the assets of the Partnership (including without limitation, Leases, wells, equipment and production) can only be made with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

(12) PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any such arrangements will not result in the circumvention of any of the requirements or prohibitions contained in the Partnership Agreement, including the following:

       - there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

       - there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

       -    there will be no diminishment in the Participant voting rights.

(13) INVESTMENTS. Partnership funds may not be invested in the securities of another person except in the following instances:

       - investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

       - temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

       -    multi-tier arrangements meeting the requirements of (12) above;

       - investments involving less than 5% of the Partnership Subscription which are a necessary and incidental part of a property acquisition transaction; and

       - investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

POLICY REGARDING ROLL-UPS
It is possible at some indeterminate time in the future that the Partnership will become involved in a "Roll-Up." The complete definition of "Roll-Up" is set forth in "Definitions." In general, a Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to you and the other Participants. A Roll-Up will also include any change in the rights, preferences, and privileges of you and the other Participants in the Partnership. These changes could include the following:

       -    increasing the compensation of the Managing General Partner;

       -    amending the voting rights of the Participants;

       -    listing the Units on a national securities exchange or on NASDAQ;

       -    changing the fundamental investment objectives of the Partnership;
            or

       -    materially altering the duration of the Partnership.

The Partnership Agreement provides various policies if a Roll-Up should occur in the future. These policies include:

       - an appraisal of all Partnership assets will be acquired from a competent Independent Expert, and a summary of the appraisal will be included in a report to you and the other Participants in connection with a proposed Roll-Up;

       - if you vote "no" on the Roll-Up proposal, then you will be offered a choice of:

              (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

              (b) remaining a Participant in the Partnership and preserving your interests in the Partnership on the same terms and conditions as existed previously; or

              (c) receiving cash in an amount equal to your pro-rata share of the appraised value of the Partnership's net assets; and

       -    the Partnership will not participate in a proposed Roll-Up:

              (a) which is not approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscriptions;

              (b) which would result in the diminishment of your voting rights under the Roll-Up Entity's chartering agreement;

              (c) in which your right of access to the records of the Roll-Up Entity would be less than those provided by the Partnership Agreement; or

              (d) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription.

CERTAIN TRANSACTIONS
As of January 15, 1999, previous limited partnerships sponsored by the Managing General Partner and its Affiliates had made payments to the Managing General Partner and its Affiliates as set forth below.

                                                                                                                    Cumulative
                                                                           Leasehold                             Reimbursement of
                                                                          Drilling and            Cumulative        General and
                                      Investor         Non-recurring       Completion             Operator's      Administrative
Program                             Subscriptions     Management Fee       Costs (1)               Charges           Overhead
-------                             -------------     --------------      ------------            ----------     ----------------
Atlas L.P. #1-1985                 $   600,000               0             $   600,000              $172,076          $ 38,000
A.E. Partners 1986                     631,250               0                 631,250               130,440            54,244
A.E. Partners 1987                     721,000               0                 721,000               138,563            54,863
A.E. Partners 1988                     617,050               0                 617,050               111,867            51,120
A.E. Partners 1989                     550,000               0                 550,000                95,551            49,354
A.E. Partners 1990                     887,500               0                 887,500               150,717            54,066
A.E. Nineties-10                     2,200,000               0               2,200,000               333,165            53,711
A.E. Nineties-11                       750,000               0                 761,802 (2)           129,842            82,041
A.E. Partners 1991                     868,750               0                 867,500               121,977            68,050
A.E. Nineties-12                     2,212,500               0               2,272,017 (2)           368,849            79,368
A.E. Nineties-JV 92                  4,004,813               0               4,157,700 (2)           559,501           121,415
A.E. Partners 1992                     600,000               0                 600,000                70,358            32,175
A.E. Nineties-Public #1              2,988,960               0               3,026,348 (2)           275,996            67,204
A.E. Nineties-1993 Ltd.              3,753,937               0               3,480,656 (2)           406,896            79,243
A.E. Partners 1993                     700,000               0                 689,940                77,993            24,338
A.E. Nineties-Public #2              3,323,920               0               3,324,668 (2)           279,209            54,133
A.E. Nineties-14                     9,940,045               0               9,512,015 (2)           926,407           180,127
A.E. Partners 1994                     892,500               0                 892,500                55,015            23,811
A.E. Nineties-Public #3              5,799,750               0               5,799,750               376,743            76,249
A.E. Nineties-15                    10,954,715               0               9,859,244 (2)           686,256           139,355
A.E. Partners 1995                     600,000               0                 600,000                34,104             6,638
A.E. Nineties-Public #4              6,991,350               0               6,991,350               388,460            72,791
A.E. Nineties-16                    10,955,465               0              10,955,465               428,689            71,309
A.E. Partners 1996                     800,000               0                 800,000                35,060             6,264
A.E. Nineties-Public #5              7,992,240               0               7,992,240               270,858            47,854
A.E. Nineties-17                     8,813,488               0               8,813,488               193,163            34,596
A.E. Partners 1997                     506,250               0                 506,250                 7,588             1,200
A.E. Nineties-Public #6              9,901,025               0               9,901,025               154,050            21,615
A.E. Nineties-18                    11,391,673               0              11,391,673                12,010             2,925
A.E. Nineties-1998                   1,740,000               0               1,740,000                     0                 0
A.E. Nineties-Public #7             11,988,350               0              11,988,350                     0                 0

---------
(1)      Excluding the Managing General Partner's Capital Contributions.
(2)      Includes additional drilling costs paid with production revenues.

            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

IN GENERAL
The Managing General Partner has the power and authority to manage the Partnership and its assets. It is accountable to you as a fiduciary and it must exercise good faith and deal fairly with you and the other Participants in conducting the affairs of the Partnership. If the Managing General Partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach.

The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership whether or not in the Managing General Partner's possession or control. Also, the Managing General Partner may not employ, or permit another to employ, the funds or assets in any manner except for the exclusive benefit of the Partnership. Neither the Partnership Agreement nor any other agreement between the Managing General Partner and the Partnership may contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law except as set forth in Sections 4.01, 4.02, 4.04, 4.05 and
4.06 of the Partnership Agreement. This is a rapidly expanding and changing area of the law and if you have questions concerning the duties of the Managing General Partner you should consult your own counsel.

LIMITATIONS ON MANAGING GENERAL PARTNER LIABILITY AS FIDUCIARY
Under the terms of the Partnership Agreement, the Managing General Partner, the Operator, and their Affiliates will not be liable to the Partnership or you and the other Participants for any loss suffered by the Partnership or you and the other Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

       - the Managing General Partner, the Operator, and their Affiliates determined in good faith that the of conduct was in the best interest of the Partnership;

       - the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

       - the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Thus, you and the other Participants may have a more limited right of action than you would have had absent these limitations in the Partnership Agreement. These limitations, however, do not apply to Participants' rights under the federal securities laws, and Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may vote to remove the Managing General Partner and/or the Operator. (See "Summary of Partnership Agreement - Voting Rights and Access to Records.")

In addition, the Partnership Agreement provides for indemnification of the Managing General Partner, the Operator, and their Affiliates by the Partnership against any losses, judgements, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership provided that:

       - the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

       - the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

       - the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Partnership including insurance proceeds.

Notwithstanding the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker-dealer may not be indemnified for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless:

       - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee;

       - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to a particular indemnitee; or

       - a court of competent jurisdiction approves a settlement of the claims as to a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the states which are specifically set forth in the Partnership Agreement, and the position of any state securities regulatory authority in which the plaintiff claims he was offered or sold Partnership Units, with respect to the issue of indemnification for violation of securities laws.

LIMITATIONS ON MANAGING GENERAL PARTNER INDEMNIFICATION
To the extent that any indemnification provision in the Partnership Agreement purports to include indemnification for liabilities arising under the 1933 Act, as amended, you should be aware that, in the opinion of the Securities and Exchange Commission, this indemnification is contrary to public policy and therefore unenforceable. In any event, you and your advisers should review closely the provisions of the Partnership Agreement concerning exculpation and indemnification of the Managing General Partner and consult your own attorneys if you have any questions.

The Partnership will not pay the cost of the portion of any insurance which insures any party against any liability for which the party is prohibited from being indemnified.

The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

       - the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

       - the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

       - the Managing General Partner, the Operator, or their Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, if the party is found not to be entitled to indemnification.

                                PRIOR ACTIVITIES

The following tables, other than Table 5, reflect certain historical data with respect to 25 private drilling Programs which raised a total of $75,690,936, and 7 public drilling Programs which raised a total of $48,985,595, which the Managing General Partner has sponsored.

FOR SEVERAL REASONS, INCLUDING DIFFERENCES IN PROGRAM STRUCTURE, PROPERTY LOCATIONS, PROGRAM SIZE AND ECONOMIC CONSIDERATIONS, IT SHOULD NOT BE ASSUMED THAT YOU AND THE OTHER PARTICIPANTS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR DRILLING PROGRAMS. THE RESULTS OF THE PRIOR DRILLING PROGRAMS SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF THE MANAGING GENERAL PARTNER WITH RESPECT TO DRILLING PROGRAMS.

Table 1 sets forth certain sales information of previous Development Drilling Programs sponsored by the Managing General Partner and its Affiliates.

                                     TABLE 1

                           EXPERIENCE IN RAISING FUNDS
                             As of January 15, 1999

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Date of
                                                                              Com-                       Years
                                                                              mence-         Date of     Wells
                        Number       Investor       Atlas                     ment of        First       In
                        of           Subscrip-      Invest-      Total        Opera-         Distri-     Produc-    Previous
Program                 Investors    tions          ment         Capital      tions          butions     tion       Assessments
-------                 ---------    --------       -------      -------      -----          -------     ----       -----------
Atlas L.P. #1-1985          19    $   600,000    $   114,800   $   714,800    12/31/85      07/02/86     13.05        -0-
A.E. Partners 1986          24        631,250        120,400       751,650    12/31/86      04/02/87     12.05        -0-
A.E. Partners 1987          17        721,000        158,269       879,269    12/31/87      04/02/88     11.05        -0-
A.E. Partners 1988          21        617,050        135,450       752,500    12/31/88      04/02/89     10.05        -0-
A.E. Partners 1989          21        550,000        120,731       670,731    12/31/89      04/02/90      9.05        -0-
A.E. Partners 1990          27        887,500        244,622     1,132,122    12/31/90      04/02/91      8.05        -0-
A.E. Nineties-10            60      2,200,000        484,380     2,684,380    12/31/90      03/31/91      7.83        -0-
A.E. Nineties-11            25        750,000        268,003     1,018,003    09/30/91      01/31/92      7.00        -0-
A.E. Partners 1991          26        868,750        318,063     1,186,813    12/31/91      04/02/92      6.83        -0-
A.E. Nineties-12            87      2,212,500        791,833     3,004,333    12/31/91      04/30/92      6.75        -0-
A.E. Nineties-JV 92        155      4,004,813      1,414,917     5,419,730    10/28/92      04/05/93      5.58        -0-
A.E. Partners 1992          21        600,000        176,100       776,100    12/14/92      07/02/93      6.08        -0-
A.E. Nineties-Public #1    221      2,988,960        528,934     3,517,894    12/31/92      07/15/93      5.33        -0-
A.E. Nineties-1993 Ltd.    125      3,753,937      1,264,183     5,018,120    10/08/93      02/10/94      5.00        -0-
A.E. Partners 1993          21        700,000        219,600       919,600    12/31/93      07/02/94      4.75        -0-
A.E. Nineties-Public #2    269      3,323,920        587,340     3,911,260    12/31/93      06/15/94      4.50        -0-
A.E. Nineties-14           263      9,940,045      3,584,027    13,524,072    08/11/94      01/10/95      4.00        -0-
A.E. Partners 1994          23        892,500        231,500     1,124,000    12/31/94      07/02/95      3.75        -0-
A.E. Nineties-Public #3    391      5,799,750        928,546     6,728,296    12/31/94      06/05/95      3.75        -0-
A.E. Nineties-15           244     10,954,715      3,435,936    14,390,651    09/12/95      02/07/96      2.92        -0-
A.E. Partners 1995          23        600,000        244,725       844,725    12/31/95      01/02/96      2.50        -0-
A.E. Nineties-Public #4    324      6,991,350      1,287,752     8,279,102    12/31/95      07/08/96      2.75        -0-
A.E. Nineties-16           274     10,955,465      1,643,320    12,598,785    07/31/96      01/12/97      2.08        -0-
A.E. Partners 1996          21        800,000        367,416     1,167,416    12/31/96      07/02/97      1.75        -0-
A.E. Nineties-Public #5    378      7,992,240      1,654,740     9,646,980    12/31/96      06/08/97      1.75        -0-
A.E. Nineties-17           217      8,813,488      1,133,917     9,947,405    08/29/97      12/12/97      1.17        -0-
A.E. Partners 1997          13        506,250        231,050       737,300    12/31/97      07/02/98      0.75        -0-
A.E. Nineties-Public #6    393      9,901,025      1,950,345    11,851,370    12/31/97      06/08/98      0.58        -0-
A.E. Nineties-18           225     11,391,673      1,767,949    13,159,622    07/31/98      01/07/99      0.08        -0-
A.E. Partners 1998          26      1,740,000        495,360     2,235,360    12/31/98          1999       N/A        -0-
A.E. Nineties-Public #7    366     11,988,350      3,852,439    15,840,789    12/31/98          1999       N/A        -0-
-------------------------------------------------------------------------------------------------------------------------------

Table 2 reflects the drilling activity of previous Development Drilling Programs sponsored by the Managing General Partner and its Affiliates. All the wells were Development Wells. You should not assume that the past performance of prior programs is indicative of the future results of the Partnership.

                                     TABLE 2

                       WELL STATISTICS - DEVELOPMENT WELLS
                             As of January 15, 1999

-------------------------------------------------------------------------------------------------------------------------
                                                 Gross Wells(l)                                  Net Wells(2)
                                         -------------------------------             ------------------------------------
Program                                  Oil          Gas        Dry (3)              Oil            Gas          Dry (3)
-------                                  ---          ---        -------              ---            ---          -------
Atlas L.P. #1-1985 (4)                    0            7            1                 0              3.15          0.25
A.E. Partners 1986                        0            8            0                 0              3.50          0.00
A.E. Partners 1987                        0            9            0                 0              4.10          0.00
A.E. Partners 1988                        0            9            0                 0              3.80          0.00
A.E. Partners 1989                        0           10            0                 0              3.30          0.00
A.E. Partners 1990                        0           12            0                 0              5.00          0.00
A.E. Nineties-10                          0           12            0                 0             11.50          0.00
A.E. Nineties-11                          0           14            0                 0              4.30          0.00
A.E. Partners 1991                        0           12            0                 0              4.95          0.00
A.E. Nineties-12                          0           14            0                 0             12.50          0.00
A.E. Nineties-JV 92                       0           52            0                 0             24.44          0.00
A.E. Partners 1992                        0            7            0                 0              3.50          0.00
A.E. Nineties-Public #1                   0           14            0                 0             14.00          0.00
A.E. Nineties-1993 Ltd. (4)               0           20            2                 0             19.40          2.00
A.E. Partners 1993                        0            8            0                 0              4.00          0.00
A.E. Nineties-Public #2                   0           16            0                 0             15.31          0.00
A.E. Nineties-14 (4)                      0           55            1                 0             55.00          1.00
A.E. Partners 1994 (4)                    0           12            0                 0              5.00          0.00
A.E. Nineties-Public #3                   0           27            0                 0             26.00          0.00
A.E. Nineties-15 (4)                      0           61            0                 0             55.50          0.00
A.E. Partners 1995                        0            6            0                 0              3.00          0.00
A.E. Nineties-Public #4                   0           31            0                 0             30.50          0.00
A.E. Nineties-16 (4)                      0           57            0                 0             47.50          0.00
A.E. Partners 1996                        0           13            0                 0              4.84          0.00
A.E. Nineties-Public #5                   0           36            0                 0             35.91          0.00
A.E. Nineties-17 (4)                      0           52            2                 0             38.00          1.50
A.E. Partners 1997                        0            6            0                 0              2.81          0.00
A.E. Nineties-Public #6                   0           55            0                 0             44.45          0.00
A.E. Nineties-18                          0           63            0                 0             58.00          0.00
A.E. Partners 1998                        0            0            0                 0              0.00          0.00
A.E. Nineties-Public #7                   0            0            0                 0              0.00          0.00
                                        ---          ---          ---               ---            ------          ----
TOTALS                                    0          698            6                 0            543.26          4.75
                                        ---          ---          ---               ---            ------          ----
                                        ---          ---          ---               ---            ------          ----
-------------------------------------------------------------------------------------------------------------------------

(1) A "gross well" is one in which a leasehold interest is owned.
(2) A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. Example: a 50% leasehold interest in a well is one gross well, but a .50 net well.
(3) For purposes of this Table only, a "Dry Hole" means a well which is plugged and abandoned without a completion attempt because the Operator has determined that it will not be productive of gas and/or oil in commercial quantities.
(4) (i) Atlas L.P. #1-1985 had 1 gross well (.25 net well) which was completed but non-commercial; (ii) A.E. Nineties-1993 Ltd. had 1 gross well (1 net well) which was completed but non-commercial; (iii) A.E. Nineties-14 had 2 gross wells (2 net wells) which were completed but non-commercial; (iv) A.E. Partners-1994 had 1 gross well (.25 net well) which was completed but non-commercial; (v) A.E. Nineties-15 had 1 gross well (1 net well) which was completed but non-commercial; (vi) A.E. Nineties-16 had 5 gross wells (4.5 net wells) which were completed but non-commercial; and (vii) A.E. Nineties-17 had 3 gross wells (2.5 net wells) which were completed but non-commercial.

Table 3 provides information concerning the operating results of previous Development Drilling Programs sponsored by the Managing General Partner and its Affiliates. YOU SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.

                                     TABLE 3

                 INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                             As of January 15, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Cash
                                                    Total Costs                               -on-     Average  Latest Quarterly
                                           ------------------------------   Cash              Cash     Yearly   Cash Distribution
Program                 Capitalization(1)  Operating    Admin.     Direct   Distributions(2)  Return   Return   As of Date of Table
-------                 -----------------  ---------    ------     ------   ----------------  ------   -------  -------------------
Atlas L.P. #1-1985        $   600,000      $144,544    $ 31,920  $  6,970     $1,285,745       214%      16%         $  9,835
A.E. Partners 1986            631,250       109,569      45,565     5,872        608,431        96%       8%            5,237
A.E. Partners 1987            721,000       107,552      42,585     5,993        501,239        70%       6%            1,624
A.E. Partners 1988            617,050        84,616      38,667     5,583        455,232        74%       7%            2,755
A.E. Partners 1989            550,000        78,352      40,470     4,400        600,273       109%      12%            4,453
A.E. Partners 1990            887,500       113,037      54,066     5,147        745,095        84%      10%           11,411
A.E. Nineties-10            2,200,000       249,874      53,711    19,190      1,319,682        60%       8%           16,698
A.E. Nineties-11              750,000        90,889      57,429    32,483        799,329       107%      15%           11,535
A.E. Partners 1991            868,750        91,483      68,050    13,273        788,510        91%      13%           14,762
A.E. Nineties-12            2,212,500       258,194      55,557   101,020      1,510,809        68%      10%           21,136
A.E. Nineties-JV 92         4,004,813       374,866      81,348   189,235      2,795,173 (3)    70%      13%           86,999
A.E. Partners 1992            600,000        52,769      32,175     3,365        551,535        92%      15%            9,212
A.E. Nineties-Public #1     2,988,960       209,757      51,075    73,688      1,610,199        54%      10%           30,184
A.E. Nineties-1993 Ltd.     3,753,937       284,827      55,470    27,852      1,730,647        46%       9%           26,063
A.E. Partners 1993            700,000        58,495      24,338     2,775        596,673        85%      18%           15,268
A.E. Nineties-Public #2     3,323,920       212,199      41,141    32,698      1,384,411        42%       9%           35,849
A.E. Nineties-14            9,940,045       620,693     120,685    16,921      3,720,641        37%       9%          127,274
A.E. Partners 1994            892,500        41,261      23,811     2,153        528,576        59%      16%           24,980
A.E. Nineties-Public #3     5,799,750       282,557      57,187    36,739      2,241,446        39%      10%           76,218
A.E. Nineties-15           10,954,715       480,379      97,549    14,115      3,739,100        34%      12%          133,663
A.E. Partners 1995            600,000        25,578       6,638     1,593        218,442        36%      15%            6,221
A.E. Nineties-Public #4     6,991,350       291,345      54,593    26,981      1,674,416        24%       9%           71,529
A.E. Nineties-16           10,955,465       336,521      55,978    28,057      2,148,028        20%       9%          213,707
A.E. Partners 1996            800,000        26,295       6,264    38,648        144,665        18%      10%           17,791
A.E. Nineties-Public #5     7,992,240       203,143      35,891    15,782      1,385,828        17%      10%          142,054
A.E. Nineties-17            8,813,488       141,975      25,428    86,268      1,160,367        13%      11%          226,498
A.E. Partners 1997            506,250         5,691       1,200    24,745         28,607         6%      10%           12,455
A.E. Nineties-Public #6     9,901,025       115,537      16,211     8,189        770,940         8%      10%          303,970
A.E. Nineties-18           11,391,673         8,227       2,004       329         92,193         1%      10%           92,193
A.E. Partners 1998          1,740,000             0           0         0              0         0%       0%                0
A.E. Nineties-Public #7    11,988,350             0           0         0              0         0%       0%                0
-----------------------------------------------------------------------------------------------------------------------------------

(1) There have been no Partnership borrowings other than from the Managing General Partner. The approximate principal amounts of such borrowings were as follows: (i) A.E. Nineties-10 - $330,000; (ii) A.E. Nineties-11 - $112,500; and (iii) A.E. Nineties-12 - $331,875. A portion of each program's cash distributions was used to repay that program's loan.
(2) All cash distributions were from the sale of gas, and not sales of properties.
(3) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $333,860 in accordance with the terms of the offering.

Table 3A provides information concerning the operating results of previous Development Drilling Programs sponsored by the Managing General Partner and its Affiliates.

                                    TABLE 3A
                            MANAGING GENERAL PARTNER
                     OPERATING RESULTS - INCLUDING EXPENSES
                             As of January 15, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Cash
                                                    Total Costs                                    -on-      Latest Quarterly
                                          --------------------------------        Cash             Cash      Cash Distribution
Program                  Capitalization   Operating      Admin.     Direct    Distributions(1)     Return    As of Date of Table
-------                  --------------   ---------      ------     ------    ----------------     -------   -------------------
Atlas L.P. #1-1985           $  114,800   $ 27,532      $ 6,080    $ 1,328      $  243,453          212%          $  1,873
A.E. Partners 1986              120,400     20,870        8,679      1,118         116,220           97%               998
A.E. Partners 1987              158,269     31,010       12,278      1,728         126,784           80%               468
A.E. Partners 1988              135,450     27,251       12,453      1,798         112,347           83%               887
A.E. Partners 1989              120,731     17,199        8,884        966         137,398          114%               977
A.E. Partners 1990              244,622     37,679            0          0         287,214          117%             4,404
A.E. Nineties-10                484,380     83,291            0          0         464,194           96%             6,116
A.E. Nineties-11                268,003     38,953       24,612      8,863         335,844          125%             4,943
A.E. Partners 1991              318,063     30,494            0          0         343,792          108%             5,771
A.E. Nineties-12                791,833    110,655       23,810     17,787         647,489           82%             9,058
A.E. Nineties-JV 92           1,414,917    184,635       40,067     11,666         794,372           56%                 0
A.E. Partners 1992              176,100     17,590            0          0         264,445          150%             3,521
A.E. Nineties-Public #1         528,934     66,239       16,129     11,463         440,664           83%             9,532
A.E. Nineties-1993 Ltd.       1,264,183    122,069       23,773      8,354         317,836           25%                 0
A.E. Partners 1993              219,600     19,498            0          0         220,394          100%             5,389
A.E. Nineties-Public #2         587,340     67,010       12,992     10,326         272,151           46%            11,321
A.E. Nineties-14              3,584,027    305,714       59,442      8,334       1,113,680           31%             1,938
A.E. Partners 1994              231,500     13,754            0          0         185,492           80%             8,795
A.E. Nineties-Public #3         928,546     94,186       19,062     12,246         747,149           80%            25,406
A.E. Nineties-15              3,435,936    205,877       41,807      6,049       1,602,370           47%            57,284
A.E. Partners 1995              244,725      8,526            0          0          61,438           25%             2,299
A.E. Nineties-Public #4       1,287,752     97,115       18,198      8,994         492,165           38%            12,623
A.E. Nineties-16              1,643,320     92,168       15,332      2,879         422,624           26%          (45,489)
A.E. Partners 1996              367,416      8,765            0          0          63,192           17%             6,241
A.E. Nineties-Public #5       1,654,740     67,714       11,964      5,261         439,660           27%            25,068
A.E. Nineties-17              1,133,917     51,188        9,168      1,759         447,708           39%            81,663
A.E. Partners 1997              231,050      1,897            0          0          18,184            8%             7,665
A.E. Nineties-Public #6       1,950,345     38,512        5,404      2,730         256,980           13%           174,574
A.E. Nineties-18              1,767,949      3,783          921        151          42,395            2%            42,395
A.E. Partners 1998              495,360          0            0          0               0            0%                 0
A.E. Nineties-Public #7       3,852,439          0            0          0               0            0%                 0
-----------------------------------------------------------------------------------------------------------------------------------

(1) All cash distributions were from the sale of gas and not sales of properties.

Table 4 sets forth the aggregate cash distributions and estimated federal tax savings to investors in the Managing General Partner's prior Development Drilling Programs, based on the maximum marginal tax rate in each year, as reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. YOU ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING YOUR SPECIFIC TAX SITUATION AND SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.

                                     TABLE 4
         SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
                             As of January 15, 1999

---------------------------------------------------------------------------------------------------------------------------

                                                                                Estimated Federal Tax Savings From (1):
                                                                               --------------------------------------------
                                                         1st Year     Eff.     1st Year
                                             Investor    Tax          Tax      I.D.C.       Depletion
Program                                      Capital     Deduct(2)    Rate     Deduct (3)   Allowance (3)   Depreciation (3)
-------                                      --------    ---------    -----    ----------   -------------   ----------------
Atlas L.P. #1-1985                         $  600,000       99.0%      50.0%   $ 298,337      $109,251             N/A
A.E. Partners 1986                            631,250       99.0%      50.0%     312,889        58,666             N/A
A.E. Partners 1987                            721,000       99.0%      38.5%     356,895        43,088             N/A
A.E. Partners 1988                            617,050       99.0%      33.0%     244,351        38,870             N/A
A.E. Partners 1989                            550,000       99.0%      33.0%     179,685        54,468             N/A
A.E. Partners 1990                            887,500       99.0%      33.0%     275,125        69,725             N/A
A.E. Nineties-10                            2,200,000      100.0%      33.0%     726,000       127,070             N/A
A.E. Nineties-11                              750,000      100.0%      31.0%     232,500        73,616             N/A
A.E. Partners 1991                            868,750      100.0%      31.0%     269,313        80,940             N/A
A.E. Nineties-12                            2,212,500      100.0%      31.0%     685,875       152,236             N/A
A.E. Nineties-JV 92                         4,004,813       92.5%      31.0%   1,322,905       243,071             N/A
A.E. Partners 1992                            600,000      100.0%      31.0%     186,000        61,099             N/A
A.E. Nineties-Public #1                     2,988,960       80.5%      36.0%     877,511       156,090         211,416
A.E. Nineties-1993 Ltd.                     3,753,937       92.5%      39.6%   1,378,377       159,360             N/A
A.E. Partners 1993                            700,000      100.0%      39.6%     273,216        58,280             N/A
A.E. Nineties-Public #2                     3,323,920       78.7%      39.6%   1,036,343       120,785         222,534
A.E. Nineties-14                            9,940,045       95.0%      39.6%   3,739,445       319,177             N/A
A.E. Partners 1994                            892,500      100.0%      39.6%     353,430        44,117             N/A
A.E. Nineties-Public #3                     5,799,750       76.2%      39.6%   1,752,761       199,611         371,833
A.E. Nineties-15                           10,954,715       90.0%      39.6%   3,904,261       340,946             N/A
A.E. Partners 1995                            600,000      100.0%      39.6%     237,600        13,393             N/A
A.E. Nineties-Public #4                     6,991,350       80.0%      39.6%   2,214,860       139,953         372,541
A.E. Nineties-16                           10,955,465       86.8%      39.6%   3,361,289       168,993         492,710
A.E. Partners 1996                            800,000      100.0%      39.6%     316,800        14,610             N/A
A.E. Nineties-Public #5                     7,992,240       84.9%      39.6%   2,530,954       111,196         185,032
A.E. Nineties-17                            8,813,488       85.2%      39.6%   2,966,366        98,161         169,029
A.E. Partners 1997                            506,250      100.0%      39.6%     200,475         4,194             N/A
A.E. Nineties-Public #6                     9,901,025       85.1%      39.6%   3,166,406        61,261         108,333
A.E. Nineties-18                           11,391,673       90.0%      39.6%   4,030,884         7,084          10,417
A.E. Partners 1998                          1,740,000      100.0%      39.6%     689,040             0             N/A
A.E. Nineties-Public #7                    11,988,350       85.0%      39.6%   4,043,670             0               0

-----------------------------------------------------------------------------------------------------------------------
                                                                                                             Cumulative
                                                                            Cash                             Percent of
                                                                            Distribution    Total Cash       Cash Dist.
                                                                            As of           Dist. and        and Tax
                                                Section 29                  Date of         Tax              Savings to
Program                                         Tax Credit (4)    Total     Table (5)       Savings          Date
-------                                         --------------    -----     ---------       --------         ----------
Atlas L.P. #1-198                                  $ 55,915    $  463,503   $1,285,745     $1,749,248        292%
A.E. Partners 1986                                   13,507       385,062      608,431        993,493        157%
A.E. Partners 1987                                    N/A         399,983      501,239        901,222        125%
A.E. Partners 1988                                    N/A         283,221      455,232        738,453        120%
A.E. Partners 1989                                    N/A         234,153      600,273        834,426        152%
A.E. Partners 1990                                  204,974       549,824      745,095      1,294,919        146%
A.E. Nineties-10                                    377,382     1,230,452    1,319,682      2,550,134        116%
A.E. Nineties-11                                    242,570       548,686      799,329      1,348,015        180%
A.E. Partners 1991                                  227,733       577,986      788,510      1,366,496        157%
A.E. Nineties-12                                    451,939     1,290,050    1,510,809      2,800,859        127%
A.E. Nineties-JV 92                                 658,181     2,224,157    2,795,173      5,019,330        125%
A.E. Partners 1992                                  169,353       416,452      551,535        967,987        161%
A.E. Nineties-Public #1                               N/A       1,245,017    1,610,199      2,855,216         96%
A.E. Nineties-1993 Ltd.                               N/A       1,537,737    1,730,647      3,268,384         87%
A.E. Partners 1993                                    N/A         331,496      596,673        928,169        133%
A.E. Nineties-Public #2                               N/A       1,379,662    1,384,411      2,764,073         83%
A.E. Nineties-14                                      N/A       4,058,622    3,720,641      7,779,263         78%
A.E. Partners 1994                                    N/A         397,547      528,576        926,123        104%
A.E. Nineties-Public #3                               N/A       2,324,205    2,241,446      4,565,651         79%
A.E. Nineties-15                                      N/A       4,245,207    3,739,100      7,984,307         73%
A.E. Partners 1995                                    N/A         250,993      218,442        469,435         78%
A.E. Nineties-Public #4                               N/A       2,727,354    1,674,416      4,401,770         63%
A.E. Nineties-16                                      N/A       4,022,992    2,148,028      6,171,020         56%
A.E. Partners 1996                                    N/A         331,410      144,665        476,075         60%
A.E. Nineties-Public #5                               N/A       2,827,182    1,385,828      4,213,010         53%
A.E. Nineties-17                                      N/A       3,233,556    1,160,367      4,393,923         50%
A.E. Partners 1997                                    N/A         204,669       28,607        233,276         46%
A.E. Nineties-Public #6                               N/A       3,336,000      770,940      4,106,940         41%
A.E. Nineties-18                                      N/A       4,048,385       92,193      4,140,578         36%
A.E. Partners 1998                                    N/A         689,040            0        689,040         40%
A.E. Nineties-Public #7                               N/A       4,043,670            0      4,043,670         34%
-----------------------------------------------------------------------------------------------------------------------

(1) These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.
(2) It is anticipated that approximately 85% of an Investor General Partner's subscription to the Partnership will be deductible in 1999.
(3) The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.
(4) The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.
(5) These distributions were all from production revenues. See footnotes 1 and 3 of Table 3.

Table 5 sets forth programs in which the Managing General Partner and Atlas Energy served as operator and/or drilling contractor for third party general partners as well as the partnerships in which Atlas served as managing general partner. The table includes the Managing General Partner's share of costs and revenues set forth in Table 3A, above. The Managing General Partner and its Affiliates have drilled more than 1,650 wells over the 27-year period from 1972 to 1999. In the current primary area of interest in Mercer County the Managing General Partner and its Affiliates have completed 97% of approximately 810 wells drilled. These results are summarized below.

                                     TABLE 5
     ATLAS RESOURCES, INC. AND ITS AFFILIATES' HISTORICAL PRODUCTION RECORD
                           As of January 15, 1999 (4)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Last 3 Mo.
Year Wells                            Total         Total Amount         Total                                   Distribution
Were Placed           Total           MCF's         Invested In          Amount              Cum % Return        Ending As of
Into Production       Wells(l)        Produced      Wells(2)             Returned(2)         Cash-On-Cash(3)     Date of Table
----------------      --------        --------      -----------          ----------          ---------------     -------------
     1973                6            2,509,236     $    576,000        $ 4,015,217                697%           $   17,511
     1974               18            2,946,593        2,387,200          3,912,076                164%               14,114
     1975               21            4,216,675        2,814,200          6,646,801                236%               23,861
     1976               14            2,886,085        1,819,200          4,371,213                240%               10,801
     1977               26            9,249,096        3,912,600         16,290,635                416%               68,048
     1978               78            7,908,916       12,399,900         19,089,393                154%               63,033
     1979               46            9,254,567        7,404,000         19,743,042                267%               73,953
     1980               41            5,784,913        6,561,100         13,659,970                208%               49,642
     1981               77            6,393,648       15,382,850         17,131,621                111%               34,003
     1982               63            2,483,831       12,438,500          5,795,400                 47%                7,885
     1983               22            1,296,607        6,725,480          3,036,981                 45%               19,580
     1984               47            4,709,058       10,663,250         10,323,461                 97%               54,893
     1985               39            4,913,152        8,971,200         10,264,820                114%               60,477
     1986               45            5,632,560        9,649,100         10,735,876                111%               70,547
     1987               12            1,559,947        2,425,800          2,713,796                112%               11,405
     1988               37            3,865,839        7,688,386          6,926,354                 90%               42,001
     1989               48            3,969,740        9,967,768          7,005,989                 70%               59,191
     1990               46            5,051,865        9,038,238          9,111,581                101%               58,587
     1991               79            8,590,676       16,034,382         15,741,230                 98%              188,043
     1992               64            8,015,782       14,250,032         14,383,556                101%              184,915
     1993              107           10,318,207       21,958,681         17,077,751                 78%              127,435
     1994               94            6,432,284       20,418,366         10,413,865                 51%              266,316
     1995              105            6,466,579       22,350,889         10,936,284                 49%              365,915
     1996              114            4,744,470       25,396,708          8,092,130                 32%              380,867
     1997              102            2,785,785       20,678,334          4,886,603                 24%              701,383
     1998              111            1,160,369       23,270,358          1,921,602                  8%              803,657
                     -----         ------------    -------------     --------------              ------          -----------

TOTAL                1,462          133,146,480     $295,182,522       $254,227,247                 86%           $3,758,065
                     =====          ===========     ============       ============               =====           ==========
----------------------------------------------------------------------------------------------------------------------------

(1) The above numbers do not include information for: (i) 87 wells drilled for General Motors from 1971 to 1973 which were subsequently purchased by General Motors; (ii) 25 wells successfully drilled in 1981 and 1982 for an industrial customer which requested that the wells be capped and not placed into production; (iii) 127 wells drilled from 1980 to 1985 which were sold in 1993 and are no longer operated by the Managing General Partner; and (iv) wells which were drilled recently but are not yet in production.
(2)    (i)   The column "Total Amount Invested in Wells" only includes funds paid to the Managing General Partner or Atlas Energy as operator and/or drilling contractor for drilling and completing the designated wells. This column does not include all of the costs paid by investors to the third party managing general partner and/or sponsor of the program because such information is generally not available to the Managing General Partner or Atlas Energy.
       (ii) Similarly, the column "Total Amount Returned" only includes amounts paid by the Managing General Partner or Atlas Energy as operator of the wells to the third party managing general partner and/or sponsor of the program. This column does not set forth the revenues which were actually received by the investors from the third party managing general partner and/or sponsor because such information is generally not available to the Managing General Partner or Atlas Energy. Notwithstanding, the columns "Total Amount Invested in Wells" and "Total Amount Returned" also include the partnerships in which Atlas serves as managing general partner and are presented on the same basis as the third party partnerships.
(3) This column reflects total cash distributions beginning with the first production from the well, as a percentage of the total amount invested in the well, and includes the return of the investors' capital.
(4) THE RESULTS OF TABLE 5 SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF THE MANAGING GENERAL PARTNER WITH RESPECT TO DEVELOPMENT DRILLING PROGRAMS.

                                   MANAGEMENT

MANAGING GENERAL PARTNER AND OPERATOR
The Managing General Partner, Atlas, a Pennsylvania corporation, was incorporated in 1979, and Atlas Energy, an Ohio corporation, was incorporated in 1973. As of December 31, 1998, the Managing General Partner and Atlas Energy operated approximately 1,242 oil or natural gas wells located in Ohio and Pennsylvania. The Managing General Partner and Atlas Energy have acted as operator with respect to the drilling of a total of approximately 1,685 gas wells, approximately 1,624 of which were capable of production in commercial quantities. The Managing General Partner and certain of its Affiliates' primary offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport.

The Managing General Partner has previously sponsored 7 public and 25 private Programs formed since 1985 to conduct natural gas drilling and development activities in Pennsylvania and Ohio. In addition, as operator, the Managing General Partner acted as general contractor with respect to the drilling and completion of the Programs' natural gas wells located in Pennsylvania and is responsible for operating these wells. Atlas Energy acted in the same capacity as operator of the Programs' wells located in Ohio. (See "Prior Activities.")

RECENT MERGER OF MANAGING GENERAL PARTNER'S PARENT COMPANY, ATLAS GROUP
On September 29, 1998, Atlas Group, the former parent company of the Managing General Partner, merged into Atlas America, Inc. ("AAI"), a newly formed wholly-owned subsidiary of Resource America, Inc. ("RAI"). The merger was consummated pursuant to an Agreement and Plan of Merger dated July 13, 1998, as amended by Amendment No. 1 thereto dated September 29, 1998 by and among RAI, AAI, Atlas Group and certain shareholders of Atlas Group, (collectively, the "Agreement"). RAI is a publicly-traded company principally engaged in real estate finance, equipment leasing and energy and energy finance. (See " - Transactions with Management and Affiliates," below.)

AAI will continue the existing business of Atlas Group. AAI will be headquartered in Atlas Group's existing suburban Pittsburgh offices. As of October 1, 1999, the Board of Directors for AAI includes the following:

NAME                                          AGE                    POSITION OR OFFICE
----                                          ---                    ------------------
Edward E. Cohen                                60                    Chairman of the Board
James R. O'Mara                                56                    Vice Chairman
Tony C. Banks                                  45                    President, Chief Executive Officer, and a Director
Michael L. Staines                             50                    Secretary and a Director
Jonathan Cohen                                 29                    Director
John S. White                                  57                    Director
JoAnn Bagnell                                  70                    Director
Charles T. Koval                               65                    Director

See " - Officers, Directors and Key Personnel," below, for biographical information on certain of these individuals who are also officers and/or directors of the Managing General Partner. Biographic information on the other directors will be provided by the Managing General Partner upon request. Also, there may be changes in the future in the directors and executive officers of the Managing General Partner. Additionally, it is anticipated that current RAI, AAI and/or Resource Energy, Inc. ("Resource Energy") staff and directors of RAI will assume a variety of new operating responsibilities in AAI. Although Resource Energy will maintain its separate corporate existence, AAI will manage the employees and assets of Resource Energy including sharing common employees.

The Managing General Partner and its Affiliates under AIC, Inc. employ a total of approximately ninety-nine persons, consisting of three geologists (one of whom is an exploration geologist), five landmen, five engineers, thirty-three operations staff, eight accounting, one legal, eight gas marketing, and eighteen administrative personnel. The balance of the personnel are engineering, pipeline and field supervisors.

AAI has been a leading participant in the energy finance industry for more than 26 years, providing drilling, operating and supervisory services for more than $380 million of independent investment now under AAI's management.

AAI manages more than 85 partnerships and joint ventures, operates and holds interests in more than 2,500 wells with proved, developed and producing reserves of more than 53 billion cubic feet of natural gas equivalent to the company's interest, owns and/or operates more than 1,250 miles of natural gas gathering pipeline (See "Proposed Activities - Sale of Oil and Gas Production.") and holds mineral rights underlying more than 406,000 acres of land.

ORGANIZATIONAL DIAGRAM (1)

         (This Organizational Diagram does not include all of the subsidiaries of Resource America, Inc.)


                                            ----------------------------------------
                                                    Resource America, Inc.
                                            ----------------------------------------

                                            ----------------------------------------
                                                      Atlas America, Inc.
                                            ----------------------------------------

                                            ----------------------------------------
                                                           AIC, Inc.
                                            ----------------------------------------

----------------- -------------  -------------   ---------------  -------------   -------------  --------------   ----------------
     Atlas         Mercer Gas    Pennsylvania     Atlas Energy     Transatco,        Atlas          Anthem         Atlas Energy
Resources, Inc.    Gathering,     Industrial      Corporation     Inc., which     Information     Securities        Group, Inc.
   (Managing       Inc. (Gas       Energy,         (Managing      owns 50% of     Management,        Inc.          (Driller and
    General        Gathering         Inc.           General          Topico          L.L.C.       (Registered       Operator in
    Partner,        Company)       ("PIE")         Partner of      (Operates        (Markets     Broker-Dealer         Ohio)
  Driller and                     (Sells Gas      Exploratory     Pipeline in     Information         and
  Operator in                         to            Drilling         Ohio)            and        Dealer-Manager)
 Pennsylvania)                   Pennsylvania     Programs and                     Technology
                                  Industry)       Driller and                      Services)
                                                   Operator)
----------------- -------------  -------------   ---------------  -------------   -------------  --------------   ----------------

-----------------                                                                                                   --------------
ARD Investments,                                                                                                    AED
Inc.                                                                                                                Investments,
                                                                                                                    Inc.
-----------------                                                                                                   --------------

---------------
(1) Resource Energy, Inc., a subsidiary of Resource America, Inc., is also engaged in the oil and gas business.

The financial statements of the Managing General Partner are included in "Financial Information Concerning the Managing General Partner and the Partnership."

OFFICERS, DIRECTORS AND KEY PERSONNEL
The officers and directors of the Managing General Partner will serve until their successors are elected. (See " - Recent Merger of Managing General Partner's Parent Company, Atlas Group," above.) The officers, directors and key personnel of the Managing General Partner are as follows:

NAME                               AGE               POSITION OR OFFICE
----                               ---               ------------------
Charles T. Koval                    65               Chairman of the Board and a Director
James R. O'Mara                     56               President, Chief Executive Officer and a Director
Tony C. Banks                       45               Senior Vice President of Finance, Chief Financial Officer,
                                                     and a Director
Frank P. Carolas                    40               Vice President of Land and Geology
Jeffrey C. Simmons                  41               Vice President of Operations
Eric D. Koval                       34               President of Anthem Securities, Inc.

CHARLES T. KOVAL. Chairman of the Board and a director. Mr. Koval is also a director of AAI. From 1955 to 1963, Mr. Koval served as a pilot in the U.S. Marine Corps and the Pennsylvania National Guard, attaining the rank of captain. He co-founded Atlas Energy. Prior to the formation of Atlas Energy, he was involved in the securities business initially with a national firm, Federated Investors, and then with his own firm, Allegheny Planned Income, both headquartered in Pittsburgh, Pennsylvania. Mr. Koval is serving and has served as a director of Imperial Harbors since 1980. Mr. Koval received a Bachelor of Science Degree from Pennsylvania State University in 1955.

JAMES R. O'MARA. President, chief executive officer and a director. Mr. O'Mara served with the United States Army Security Agency (ASA) and is a Vietnam veteran. Mr. O'Mara is a Certified Public Accountant and had been associated with Coopers and Lybrand, a national accounting firm, and Teledyne, Inc., a large conglomerate, before joining Atlas Energy in 1975. He is a member of the Pennsylvania Institute of Certified Public Accountants, and received a Bachelor of Science Degree in Accounting from Gannon University in 1968. Mr. O'Mara is President, CEO, and a director of AAI and the President of Mercer Gas Gathering, Inc. Effective October 1, 1999, Mr. O'Mara will serve as Vice Chairman of the Managing General Partner and AAI and resign as President and Chief Executive Officer.

TONY C. BANKS. Senior Vice President, Chief Financial Officer, and a director. Mr. Banks has over twenty years of finance, accounting and administrative experience in the oil and gas industry, all with various subsidiaries of Consolidated Natural Gas Company. He started as an accounting clerk with CNG's parent company in 1974 and progressed through various positions with CNG's Appalachian producer, northeast gas marketer and southwest producer to his last position as Treasurer of CNG's national energy marketing subsidiary. Mr. Banks served on CNG's corporate-wide Financial Accounting and Planning, Energy Price Risk and Information Services Steering committees and has chaired the Financial Advisory and Accounting Research committees. In 1989, Mr. Banks was a seminar instructor for the University of Tulsa, and over the years has given presentations to industry groups on topics including energy derivatives, accounting for Appalachian gas imbalances and post regulation credit review and evaluation. He received a Bachelor of Science Degree in Accounting/Computers from Point Park College in Pittsburgh and passed the Pennsylvania Certified Public Accountant examination in 1988. Mr. Banks joined Atlas Group in 1995 and is Vice President of AIC,Inc, ARD Investments, Inc. and AED Investments, Inc. Mr. Banks is also Chief Financial Officer and a director of AAI. Effective October 1, 1999, Mr. Banks will serve as President and Chief Executive Officer of the Managing General Partner and AAI and resign as Senior Vice President of Finance and Chief Financial Officer.

FRANK P. CAROLAS. Vice President of Land and Geology. Mr. Carolas is a certified petroleum geologist and has been with Atlas Energy since 1981. He received a Bachelor of Science Degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists.

JEFFREY C. SIMMONS. Vice President of Operations. Mr. Simmons is also Vice President-Production of AAI. Mr. Simmons joined RAI in 1986 as Senior Petroleum Engineer. From 1988 through 1994 he served as Director of Production and as President of Resource Well Services, Inc., a subsidiary of RAI. He was then promoted to Vice President of Resource Energy, Inc., the energy subsidiary of RAI formed in 1993. In 1997 he was promoted to Executive Vice President, Chief Operating Officer and Director of Resource Energy, Inc., a position he currently holds. Prior to Mr. Simmons' career with RAI, he had worked with Core Laboratories, Inc., of Dallas, Texas, and PNC Bank of Pittsburgh. Mr. Simmons received his Petroleum Engineering degree from Marietta College and his Masters Degree in Business Administration from Ashland University.

ERIC D. KOVAL. President of Anthem Securities, Inc. Mr. Koval graduated from Pennsylvania State University with a degree in Petroleum and Natural Gas Engineering in 1987. While attending Penn State, he was employed by Mobil Oil Company in Oklahoma, and Union Oil of California (UNOCAL), offshore Santa Barbara, California. His experience also includes working five years for Marathon Oil Company (USX-Marathon) in various production and reservoir engineering assignments in four different basins throughout the United States. He has graduate credits from Ball State University, Indiana, and Bowling Green State University, Ohio, in their Masters of Business Degree programs. Mr. Koval joined Atlas in 1993 as a production engineer specializing in acquisitions and dispositions. He subsequently moved into the Investor Relations Department in 1994. Mr. Koval is a registered Broker/Dealer Principal, member of the Society of Petroleum Engineers, and lifetime member of Penn State Alumni Association. Mr. Koval is the son of Charles Koval.

The officers and directors of AIC, Inc., which owns 100% of the common stock of the Managing General Partner, are Tony C. Banks, Vice President, Secretary and a director, and Norman J. Shuman, Vice President, Treasurer and a director. The biography of Mr. Banks is set forth above.

REMUNERATION
No officer or director of the Managing General Partner will receive any direct remuneration or other compensation from the Partnership. These persons willreceive compensation solely from the Managing General Partner and its Affiliated companies.

The aggregate remuneration paid during the year ended September 30, 1998, to the five most highly compensated persons who are executive officers of the Managing General Partner and whose aggregate remuneration exceeded $100,000 and to all executive officers of the Managing General Partner as a group, for services in all capacities while acting as executive officers of the Managing General Partner and its Affiliates, was as follows:

             (A)                            (B)                       (C)                     (D)                    (E)
 NAME OF INDIVIDUAL OR NUMBER       CAPACITIES IN WHICH              CASH               COMPENSATION            AGGREGATE OF
   OF PERSONS IN GROUP (3)              SERVED (4)               COMPENSATION (1)          PURSUANT TO        CONTINGENT FORMS OF
                                                                                           PLANS (2)             REMUNERATION
-------------------------------------------------------------------------------------------------------------------------------
James R. O'Mara                 President, Chief Executive           $322,226                 $5,000                 --
                                Officer and a Director

Charles T. Koval                Chairman of the Board and            $306,468                 $5,000                 --
                                  a Director

Tony C. Banks                   Senior Vice President,               $144,280                $26,041                 --
                                Chief Financial Officer,
                                and a Director

Frank P. Carolas                Vice President of Land and           $101,752                $22,521                 --
                                Geology

Jeffrey C. Simmons              Vice President of                     $92,442                 $7,285                 --
                                Operations

Executive Officers as a Group                                      $1,032,172                $81,915                 --
  (6 persons)

---------------
(1) The amounts indicated were composed of salaries and all cash bonuses for services rendered to the Managing General Partner and its Affiliates, including compensation that would have been paid in cash but was deferred.
(2) Atlas Group and its Affiliates had an Employee Stock Ownership Plan ("ESOP") for the benefit of its employees, other than Messrs. Koval and Joseph R. Sadowski (a retired founder), to which it contributed annually approximately 6% of annual compensation in the form of shares of Atlas Group, and a 401(K) plan which allowed employees to contribute the lesser of 15% of their compensation or $10,000 for the calendar year 1998 or $10,000 for the calendar year 1997. Atlas Energy contributed an amount equal to 50% of each employee's contribution for the calendar years 1998 and 1997.
(3) In addition, to the compensation set forth in (C) and (D) in connection with the merger, Mr. O'Mara exercised Atlas Group stock options resulting in $1,503,508 and Mr. Bruce Wolf (a retired director) exercised Atlas Group stock options resulting in $994,916. Also, under the terms of the merger, the following stock options in RAI were issued at an option price of $0.1069 per share:

                 NAME                                              STOCK OPTION
                 -------------                                     ------------
                 Tony C. Banks                                        13,106

(4) Each director was paid a director's fee of $9,000 for the year. There were no other arrangements for remuneration of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
RAI owns 100% of the common stock of AAI, which owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of the Managing General Partner. See " - Transactions with Management and Affiliates" below regarding the stock in RAI of the executive officers of the Managing General Partner.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES
Pursuant to the Agreement (discussed in " - Recent Merger of Managing General Partner's Parent Company, Atlas Group," above) the merger consideration paid to the shareholders of Atlas was 2,063,486 shares of RAI's common stock (and in addition options of 120,213), which were valued at $29,534,000 as of the date the definitive merger agreement was entered into, cash of $7,814,000 and the assumption of Atlas Group debt of $45,968,000. The exchange value of RAI stock was based on a trading index using prices before the merger and did not reflect the trading price of the stock on the merger date. Atlas Group shareholders received certain "piggy-back" registration rights, effective during the period from September 30, 1999 through September 29, 2000, with respect to the shares of RAI's common stock received by them. Atlas Group shareholders are also eligible to receive incentive compensation should Atlas Group's post-acquisition earnings exceed a specified amount during the four years following the merger. The incentive compensation is equal to 10% of Atlas Group's aggregate earnings in excess of that amount equal to an annual (but uncompounded) return of 15% on $63 million (increased to include any amount paid by RAI for any post-merger energy acquisitions). Incentive compensation is payable, at RAI's option, in cash or in shares of RAI's common stock, valued at the average closing price of RAI's common stock for the 10 trading days preceding September 30, 2003.

In addition, in November, 1990, Atlas Group and its shareholders had entered into agreements with Messrs. Sadowski and Koval to gradually liquidate a majority of their stock ownership in Atlas Group. By the year 2003 the stock ownership of Atlas Group by Messers. Koval and Sadowski was to be reduced through a series of stock redemptions to approximately 15% each. The stock redemptions required Atlas Group to execute promissory notes, from time to time, in favor of Messrs. Koval and Sadowski. The first promissory notes had a principal amount of $4,974,340 each, plus interest at 13.5%. Pursuant to the merger, Atlas Group accelerated the promissory notes issued in the redemption, together with notes issued in a prior redemption of shares owned by Messrs. Koval and Sadowski, and these notes were paid in full at the time of closing of the merger.

Also, the Managing General Partner and its officers, directors and Affiliates have in the past invested, and may in the future invest, as participants in Programs sponsored by the Managing General Partner on the same terms as unrelated investors. The Managing General Partner, its officers, directors, and Affiliates may also subscribe for Units in the Partnership. (See "Summary of Partnership Agreement - Voting Rights and Access to Records.")


                              INVESTMENT OBJECTIVES

Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas, and the other risks detailed below. The actual results that the Partnership achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Partnership's principal investment objectives are to invest the Partnership Subscription in natural gas Development Wells which will:

       - Provide quarterly cash distributions to you until the wells are depleted, (historically 20+ years) with a preferred annual cash flow of 10% during the first five years based on your original subscription amount. (See "Risk Factors - Special Risks of the Partnership - Risk That a Completed Well Does Not Payout," "Prior Activities," and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.")

       - Obtain tax deductions in 1999 from intangible drilling and development costs and depreciation of Tangible Costs to offset a portion of your taxable income (subject to the passive activity rules if you invest as a Limited Partner). One Unit will produce a 1999 tax deduction of $8,500 (85%) against ordinary income if you invest as an Investor General Partner and against passive income if you invest as a Limited Partner. If you are in either the 39.6% or 36% tax bracket, then one Unit will save you $3,366 or $3,000 respectively in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

       - Offset a portion of any taxable income generated by the Partnership with tax deductions from percentage depletion, which is 24% in 1999 (estimated to be 26% on net revenue). The Managing General Partner estimates that this feature should reduce your effective tax rate from 39.6% to 29.3% (I.E., 74% of 39.6%) on Partnership net revenues.

       - Obtain tax deductions of the remaining 15% of the initial investment from 2000 through 2007. You will receive an additional $1,500 tax deduction per Unit generated through the remaining depreciation over a seven-year cost recovery period of the Partnership's equipment costs for the wells.

ATTAINMENT OF THE PARTNERSHIP'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING GENERAL PARTNER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE PARTNERSHIP DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATURAL GAS WHICH IS VOLATILE AND MAY DECREASE.

THERE CAN BE NO GUARANTEE THAT THE FOREGOING OBJECTIVES WILL BE ATTAINED.

                               PROPOSED ACTIVITIES

IN GENERAL
The Partnership will be funded to drill Development Wells which are located primarily in the Mercer County area of Pennsylvania. (A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.) The Managing General Partner has also reserved the right to use up to 20% of the Partnership Subscription to drill Development Wells in other areas of the United States primarily in the Appalachian Basin. The Managing General Partner anticipates that all the Partnership's wells will be classified as gas wells which may produce a small amount of oil. (See "- Information Regarding Currently Proposed Prospects" and "Prior Activities.")

The number of Development Wells drilled by the Partnership will depend on the amount of the Partnership Subscription received and the Partnership's aggregate percentage of the Working Interest in the wells. Assuming the Partnership acquires 100% of the Working Interest in the wells and all wells are situated in the Mercer County area, the Partnership would participate in drilling approximately :

       - 4.96 wells if the minimum Partnership Subscription of $1,000,000 is received;

       -    69.49 wells if $14,000,000 is received; and

       -    89.35 wells if the size of the offering is increased to $18,000,000.

The actual amount of the Working Interest in each well drilled by the Partnership and the number of wells drilled by the Partnership may vary from these estimates.

The Managing General Partner may not, without the vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

INTENDED AREAS OF OPERATIONS
The Development Wells drilled by the Partnership will primarily test the Clinton/Medina geological formation in Pennsylvania and Ohio. It is anticipated that the Clinton/Medina formation to be tested by the Partnership will normally be found between 5,900 to 6,800 feet in depth. Prospects located in Pennsylvania and drilled to the Clinton/Medina geological formation will consist of approximately 50 acres, subject to adjustment to take into account Lease boundaries. Wells in Pennsylvania will not be drilled closer than approximately 1,650 feet to each other, which is greater than the minimum area permitted by state law (660 feet) or local practice to protect against drainage from adjacent wells. Prospects located in Ohio and drilled to the Clinton/Medina geological formation will consist of approximately 40 acres, subject to adjustment to take into account Lease boundaries. Wells in Ohio will not be drilled closer than approximately 1,100 feet to each other.

The Lease assignments to the Partnership will be limited to a depth of from the surface to the top of the Queenston geological formation, and the Managing General Partner will retain the drilling rights below the Clinton/Medina geological feature. The Partnership will not acquire the deep drilling rights because it is a Development Drilling Program which will not allocate any money to seismic activity or to drilling Exploratory Wells which would be the case with Horizons deeper than the Clinton/Medina. Notwithstanding, in the future seismic could be run on the Horizons below the Clinton/Medina geological feature which might provide a basis for the Managing General Partner drilling an Exploratory Well. The Partnership would not share in the profits, if any, from these activities. (See "- Acquisition of Leases" and "- Information Regarding Currently Proposed Prospects," below.)

The wells in Pennsylvania and Ohio will test the Clinton/Medina geological formation, a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina is described in petroleum industry terms as a

"tight" sandstone with porosity ranging from 6% to 12% and with very low permeability. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases. Permeability is the property of porous rock that allows fluids or gas to flow through it. Geological features such as structure and faulting are not generally factors in finding productive Clinton/Medina deposits. Instead, sand quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation appear to be the governing factors in generating commercial production. A well drilled in the Clinton/Medina usually requires hydraulic Fracturing of the formation to stimulate productive capacity. Based on the Managing General Partner's experience, it is anticipated that all the Partnership's Wells will be completed and Fraced in two different zones of the Clinton/Medina geological feature.

Generally, gas from Clinton/Medina wells is produced at rates which decline rapidly during the first few years of operation. Although Clinton/Medina wells can produce for many years, a proportionately larger amount of the production can be expected within the first several years. See "- Information Regarding Currently Proposed Prospects" and the model decline curve included in the geological report prepared by United Energy Development Consultants, Inc. ("UEDC"), an independent geological and engineering firm, ("UEDC Geological Report").

The Managing General Partner also has reserved the right to use up to 20% of the Partnership Subscription to drill Development Wells in other areas of the United States primarily in the Appalachian Basin.

ACQUISITION OF LEASES
The Managing General Partner will have the right, in its sole discretion, to select the Prospects which the Partnership will drill. The currently proposed Prospects are set forth in "- Information Regarding Currently Proposed Prospects." It is anticipated that the Prospects will be transferred to the Partnership, but not immediately recorded, beginning upon or after the Initial Closing Date subject to the Managing General Partner's right of substitution of the Prospects depending upon various considerations. These include:

       -    the amount of the Partnership Subscription;

       -    the latest geological data available;

       -    potential title problems;

       -    approvals by federal and state departments or agencies;

       -    agreements with other Working Interest owners;

       -    continuing review of other properties which may be available; and

       - if no other circumstances occur which in the Managing General Partner's opinion diminish the relative attractiveness of the Prospects.

It is not anticipated that the Prospects will be selected in the order in which they are set forth. The Managing General Partner has the right, in its sole discretion, to substitute other unidentified Prospects, if they meet the same general criteria for development potential as the currently proposed Prospects. Most of the Partnership's Development Wells will have as their objective the Clinton/Medina geological formation discussed in the UEDC Geological Report and will be located in areas where the Managing General Partner or its Affiliates have previously conducted drilling operations. However, the Managing General Partner has reserved the right to use up to 20% of the Partnership Subscription to drill wells in other areas of the United States.

If any of the currently proposed Prospects are substituted, the Partnership takes a lesser percentage of the Working Interest in the Prospects, more than 1,200 Units are sold, and/or the Managing General Partner decides to drill in other areas of the United States, then the Prospects will be selected by the Managing General Partner primarily from Leases included in the existing leasehold inventory of the Managing General Partner or its Affiliates. To a lesser extent, the Managing General Partner would select Prospects from Leases hereafter acquired by it or its Affiliates or from Leases owned by independent third parties. Thus, for additional or substituted Prospects you and the other prospective investors will not be able to evaluate for yourselves the relevant geological, economic or other information regarding those Prospects. The Managing General Partner has not authorized any person to make any representations concerning the possible inclusion of any other Prospects in the Partnership and you and the other prospective investors should rely only on the information in this Prospectus.

As of the date of this Prospectus, the Managing General Partner and its Affiliates owned approximately:

       - 70,241 net and gross acres of undeveloped leasehold acreage in Pennsylvania and Ohio;

       - 18,000 net acres and 20,000 gross acres of undeveloped lease acreage in western West Virginia; and

       - 14,300 net acres and 16,100 gross acres of undeveloped lease acreage in eastern Kentucky.

Most, if not all, of the leases in eastern Kentucky and western West Virginia are held by production. The Managing General Partner and its Affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania and other areas of the United States. The Managing General Partner believes that its and its Affiliates' leasehold inventory will be sufficient to provide all the Prospects to be developed by the Partnership.

Before selecting a Prospect to be drilled by the Partnership, the Managing General Partner will review all available geologic data including logs, completion reports and plugging reports for wells located in the vicinity of the proposed Prospect. The Managing General Partner has obtained the UEDC Geological Report with respect to the development of the Clinton/Medina geological formation in the primary area where the Partnership will conduct its activity. It has been the Managing General Partner's experience that oil and gas production from wells drilled to the Clinton/Medina geologic formation is reasonably consistent within close proximity, although from time to time great disparity in well performance can occur in wells located in close proximity. (See "Conflicts of Interest Conflicts Involving the Acquisition of Leases.")

Production information relating to the wells which are in the general area of the proposed Prospects is set forth in "- Information Regarding Currently Proposed Prospects." The Managing General Partner believes that the production information is reliable, although as to certain of the Prospects the production information is incomplete because there was a third party operator and production information is not available. Also, some of the wells which have been drilled by the Managing General Partner's other Programs have only been producing for a short period of time or are not yet completed or on-line. In reviewing the production information, you and the other prospective investors are cautioned to carefully read the general comments set forth in " - Information Regarding Currently Proposed Prospects" regarding the production information.

The Leases comprising each Prospect will be acquired from the Managing General Partner or its Affiliates and credited to the Managing General Partner as a part of its required Capital Contribution. The credit to the Managing General Partner will be at the Managing General Partner's Cost unless it has cause to believe that Cost is materially more than the fair market value of the property in which case the credit will not exceed the fair market value of the property.

Generally, production and revenues from a well drilled on a Prospect in the Mercer County area will be net of the applicable Landowner's Royalty Interest (typically 1/8th (12.5%) of gross production) and any third-party Overriding Royalty Interests. It is anticipated that the Partnership will have an 87.5% Net Revenue Interest in each Lease, although the Partnership could have a lesser Net Revenue Interest (typically 84.375%) if there were third-party Overriding Royalty Interests. Neither the Managing General Partner nor its Affiliates will receive any Royalty or Overriding Royalty Interest on any Prospect. (See " - Interests of Parties.")

The Leases in other areas of the United States may be subject to greater Overriding Royalty Interests, third party net profits interests, carried interests, production payments, reversionary interests or other retained or carried interests. There is no minimum Net Revenue Interest which the Partnership is required to own before the drilling of a well in areas outside of the Mercer County area. With respect to certain conflicts of interest between the Managing General Partner and the Partnership with respect to the acquisition of Leases, see "Conflicts of Interest - Conflicts Involving the Acquisition of Leases."

Because the Managing General Partner will assign to the Partnership only the number of Prospects which it believes are necessary for the drilling operations of the Partnership, the Partnership will not Farmout any undeveloped Prospects.

INTERESTS OF PARTIES
The Managing General Partner, unaffiliated third parties (including landowners) and you and the other Participants will share the production revenues from the Partnership Wells. The following chart expresses the interests in gross revenues derived from the wells based on all currently proposed Prospects set forth below in "- Information Regarding Currently Proposed Prospects." If the Partnership acquires less than a 100% Working Interest, then the percentages available to the Partnership will decrease proportionately.

                                                 PARTNERSHIP                     THIRD PARTY                87.5% PARTNERSHIP
ENTITY                                            INTEREST                    ROYALTY INTEREST           NET REVENUE INTEREST(1)
------                                         --------------               --------------------         -----------------------
Managing General Partner.................29% Partnership Interest                                                   25.375%
Participants.............................71% Partnership Interest                                                   62.125%
Third Party..........................................................12.500% Landowner Royalty Interest             12.500%
                                                                                                                  ---------
                                                                                                                   100.000%
                                                                                                                  ---------
                                                                                                                  ---------

-----------------
(1) It is possible that substituted or additional Prospects in the Mercer County area could have a Net Revenue Interest to the Partnership as low as 84.375% which would reduce the Participants' interest to 59.906%. Also, there is no minimum Net Revenue Interest which the Partnership is required to own before drilling a well in areas outside of the Mercer County area.

TITLE TO PROPERTIES
Title to all Leases acquired by the Partnership will be held in the name of the Partnership. However, title to the Leases may initially be held in the name of the Managing General Partner, its Affiliates, or any nominee designated by the Managing General Partner, to facilitate the acquisition of the Leases. Title to the Leases will be transferred to the Partnership from time to time after the Initial Closing Date, and filed for record following drilling.

It is not the practice in the oil and gas industry to obtain title insurance on Leases and the Managing General Partner will not obtain title insurance with respect to the Working Interests in the Leases to be assigned to the Partnership. Also, in the oil and gas industry leasehold assignments generally do not contain a warranty as to the title to the leasehold. However, a favorable formal title opinion with respect to the Working Interest in each Lease composing the acreage on which the well is situated will be obtained before each well is drilled. Nevertheless, if the title to the Working Interest in a Lease is defective, then the Partnership will not have the right to recover against the transferor (the Managing General Partner or its Affiliates) on a title warranty theory.

There is no assurance that the Partnership will not experience losses from title defects excluded from or not disclosed by the formal title opinion. The Managing General Partner will take the steps it deems necessary to assure that the Partnership has acceptable title for its purposes. The Managing General Partner, however, may use its own judgment in waiving title requirements and will not be liable for any failure of title of Leases transferred to the Partnership.

FORMATION OF THE PARTNERSHIP AND POWERS OF THE MANAGING GENERAL PARTNER
The Managing General Partner will serve as the Operator of the wells in Pennsylvania, and the Managing General Partner or an Affiliate will serve as Operator of any wells located in other areas of the United States. The Managing General Partner's authority in conducting the affairs of the Partnership is virtually unlimited, however, you and the other Participants are granted certain rights. Also, certain restrictions are placed on the Managing General Partner by the Partnership Agreement. As to the removal of the Managing General Partner and the Operator, and the appointment of successors, see "Summary of Partnership Agreement" and "Summary of Drilling and Operating Agreement."

DRILLING AND COMPLETION ACTIVITIES; OPERATION OF PRODUCING WELLS
Under the Drilling and Operating Agreements the responsibility for drilling and completing (or plugging) Partnership Wells will be on the Managing General Partner as the general drilling contractor on Prospects located in Pennsylvania, and the Managing General Partner or an Affiliate on any Prospects located in other areas of the United States. The Partnership will pay the drilling and completion costs to the Managing General Partner or an Affiliate as incurred, except that the Partnership is permitted to make advance payments to the Managing General Partner or an Affiliate if necessary to secure tax benefits of prepaid intangible drilling and development costs and there is a valid business reason.

Wells will be drilled at competitive industry rates to a depth sufficient to test thoroughly the objective geological formation. The Partnership will bear its proportionate share of the cost of drilling and completing or drilling and abandoning the Partnership's Wells. In the Appalachian Basin the Partnership will pay for each well completed and placed into production an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by $37.81 per foot or, for each well which the Partnership elects not to complete, an amount equal to $20.60 per foot multiplied by the depth of the well, as specified above. To the extent that the Partnership acquires less than 100% of a Prospect, its drilling and completion costs of that well will be proportionately decreased. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services. (See "Compensation.")

The footage price includes all ordinary costs of drilling, testing and completing the well. This includes the cost of a second completion and Frac which means, in general, treating a second potentially productive geological formation in an attempt to enhance the gas production from the well. (See "Definitions.") It also includes installing gathering lines and other necessary facilities for the production of natural gas.

Although the following costs are possible, it is not anticipated that these costs will be incurred, and the footage price will not include the cost of:

       - completion procedures, equipment or any facilities necessary or appropriate for the production and sale of oil or other liquids; and

       - equipment or materials (except salt water collection tanks, separators, siphon string and tubing, which are included) necessary or appropriate to collect, lift or dispose of liquids for efficient gas production.

The footage price will also not include the cost of a third completion and Frac. These extra costs will be charged at:

       - the Operator's standard charges for services performed directly by it (exclusive of services in supervision of third party services); or

       - the Operator's invoice costs of third party services performed and materials and equipment purchased plus 10% to cover supervisory services and overhead.

Each additional Frac is anticipated to be approximately $8,000 and paid from the Partnership Subscription and/or Partnership revenues. The Managing General Partner expects to subcontract some of the actual drilling and completion of Partnership Wells to third parties selected by it.

The Managing General Partner, as Operator, will determine whether or not to complete each well. A well, however, may be completed only if the Managing General Partner determines in good faith that there is a reasonable probability of obtaining commercial quantities of gas. Based upon its past experience, the Managing General Partner anticipates that all Partnership Wells drilled to the Clinton/Medina geological formation will be required to be completed before a determination can be made as to the well's productivity. If the Managing General Partner determines that a well should not be completed, then the well will be plugged and abandoned and the footage price will be adjusted.

The Managing General Partner's duties as Operator will include:

       - making necessary arrangements for the drilling and completing of Partnership Wells and related facilities for which it has responsibility under the Drilling and Operating Agreement;

       - managing and conducting all field operations in connection with the drilling, testing, equipping, operating and producing of the wells;

       - making technical decisions required in drilling, completing and operating the wells;

       - maintaining the wells, equipment and facilities in good working order during the useful life thereof; and

       -    performing necessary accounting and administrative functions.

During producing operations the Managing General Partner, as Operator, will receive a monthly well supervision fee at competitive rates for each producing well for which it has responsibility under the Drilling and Operating Agreement. In the Appalachian Basin the well supervision fee will be $275 for each producing well and will be proportionately reduced to the extent the Partnership does not acquire 100% of the Working Interest. The fee may be adjusted on the first day of January of each year beginning January 1, 2001, by an amount which does not exceed the percentage increase since the previous adjustment date in average earnings of oil and gas industry workers as published by a bureau of the U.S. Department of Labor. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received pursuant to the Partnership Agreement. (See "Compensation.")

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery and sale of gas, such as:

       -    well tending, routine maintenance and adjustment;

       - reading meters, recording production, pumping, maintaining appropriate books and records;

       -    preparing reports to the Partnership and to government agencies; and

       -    collecting and disbursing revenues.

The well supervision fees do not include costs and expenses related to:

       -    the production and sale of oil;

       -    purchase of equipment, materials or third party services;

       -    brine disposal; and

       -    rebuilding of access roads.

These costs will be billed at the invoice cost of the materials purchased or the third party services performed. The Drilling and Operating Agreement contains a number of other material provisions which should be carefully reviewed and understood by you and the other prospective investors. (See "Summary of Drilling and Operating Agreement.")

In the unlikely event that the Managing General Partner or an Affiliate is not the actual operator of the well during producing operations, then the Managing General Partner without receiving well supervision fees will review the performance of the third party operator. This includes reviewing the costs and expenses charged by the third party operator and monitoring the accounting and production records for the Partnership. The actual operator will perform services for each well which are customarily performed to operate a well in the same general area as where the well is located. The third party operator will be reimbursed for its direct costs and will receive either reimbursement of its administrative overhead or well supervision fees pursuant to an operating agreement. These fees will be subject to an annual adjustment for inflation and will be proportionately reduced to the extent the Partnership does not acquire 100% of the Working Interest.

It is anticipated that the Partnership generally will own 100% of the Working Interest in each Prospect, but the Partnership has reserved the right to own as little as 25% of the Working Interest. Thus, the Partnership may engage in joint activities on some of the Prospects with third parties. This will decrease the Partnership's Working Interest in the well but increase the diversification of the Partnership's drilling activities. Any other Working Interest owner in a Prospect may have a separate agreement with the Managing General Partner with respect to the drilling and operation of a well thereon with differing terms and conditions from those contained in the Drilling and Operating Agreement. However, the Managing General Partner will be the operator or have the right to replace the operator of most, if not all, Partnership Wells and will control all drilling and producing operations on these wells.

SALE OF OIL AND GAS PRODUCTION
IN GENERAL. The Managing General Partner is responsible for selling the Partnership's gas and oil production. The Managing General Partner's policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the Partnership, concerning to whom and at what price the gas will be sold. The Managing General Partner calculates a weighted average selling price for all of the gas sold in the geographic area, such as the Mercer County area. To arrive at the average weighted selling price the money received from the sale of all of the gas sold to customers is divided by the volume of all gas sold from the wells in the area. For gas sold in the Mercer County area the Managing General Partner received an average selling price after deducting all expenses, including transportation expenses, of $2.29 per MCF in 1996, $2.39 per MCF in 1997, and $2.22 per MCF in 1998. On occasion, the Managing General Partner has reduced the amount of production it normally sells on the spot market until the spot market price increased. The Managing General Partner, however, has not voluntarily restricted its gas production in the past two years because of a lack of a profitable market.

With respect to the gathering of the Partnership's gas in Mercer County, it is anticipated that the Managing General Partner or an Affiliate, which may include a limited partnership sponsored by an Affiliate of AAI, will gather, transport and compress the natural gas produced by the Partnership either directly to an industrial end-user or into the various pipeline delivery points as discussed below. The Partnership will pay a gathering charge for these services at a competitive rate, which is currently 29 cents per MCF. The Managing General Partner and its Affiliates are currently delivering an average 27,000 MCF of natural gas per day from the Mercer County area and have the capacity of delivering 33,000 MCF per day from the Mercer County area.

The Managing General Partner anticipates that approximately 10% to 15% of the gas produced by the Partnership and the Managing General Partner's previous Programs in the Mercer County area will be sold to Wheatland Tube, an industrial end-user in the area where the wells will be drilled. The remainder of the Partnership's gas, with certain exceptions, will be sold to Northeast Ohio Gas Marketing, Inc. ("Northeast Ohio Gas Marketing"), an Affiliate of First Energy Corporation ("First Energy"), a company listed on the New York Stock Exchange, as discussed below.

AAI sold its gas marketing subsidiary, Atlas Gas Marketing, Inc., to an Affiliate of First Energy. AAI's rationale for the sale was that energy deregulation has resulted in fully integrated energy suppliers who provide natural gas, electricity and other related products and services to end-use customers. Although AAI believed that Atlas Gas Marketing was an effective marketer of natural gas, it did not provide these other commodities, products and services. For Atlas Gas Marketing to move into these other areas so that it could compete with other energy suppliers would have been expensive and risky for AAI. Thus, AAI believed the sale of Atlas Gas Marketing was the next logical step in benefiting its Affiliated Programs.

As a part of the sale, Northeast Ohio Gas Marketing entered into an agreement (the "Agreement") with the Managing General Partner and its Affiliates to buy all of the gas produced by the Managing General Partner and its Affiliates, including the Partnership and its Affiliated Programs, other than gas being sold to Wheatland Tube, CSC and Warren Consolidated. The contracts with Wheatland Tube, CSC and Warren Consolidated will continue to be serviced by the Managing General Partner and its Affiliates including the Partnership and its Affiliated Programs and currently provide for a higher price to be paid than under the Agreement. However, the Managing General Partner does not anticipate that the Partnership will benefit from the higher prices under the contracts with CSC and Warrren Consolidated because they primarily buy gas in east Ohio. Wheatland Tube, however, does buy gas from the Mercer County area where most, if not all, of the Partnership's wells will be drilled.

The Agreement is for a 10-year term, beginning on April 1, 1999, and provides that Northeast Ohio Gas Marketing must take all of the gas produced by the Managing General Partner and its Affiliates. The Agreement may be suspended for Force Majeure which means generally such things as an act of God, strike, war, public riot, lightning, fire, storm, flood, and explosion. One act of Force Majeure is if Carbide Graphite and/or Duferco Farrell Corporation, which the Managing General Partner anticipates will purchase between 20% and 40% of the gas from the Mercer County area from Northeast Ohio Gas Marketing, permanently close their plants. If this happens, then Northeast Ohio Gas Marketing is not required to continue to purchase the gas that would otherwise have been sold to Carbide Graphite and/or Duferco Farrell Corporation.

The Agreement also sets the price to be paid for the gas at the delivery points set forth below for either the first one or two years of the Agreement depending upon the delivery point. If, at the end of the applicable period, the Managing General Partner and its Affiliates and Northeast Ohio Gas Marketing cannot agree to a new price for the gas, then the Managing General Partner and its Affiliates may arrange to sell their gas to third parties. The Managing General Partner, however, must first give Northeast

Ohio Gas Marketing notice and an opportunity to match the price. Thereafter, Northeast Ohio Gas Marketing and the Managing General Partner and its Affiliates will set the prices annually each November 30 subject to the same terms if there is no price agreement (I.E., the Partnership can sell to third parties).

The initial gas price for each delivery point under the Agreement is determined by a formula tied to the spot market price based on the location of the delivery point. Each delivery point will have a different formula for calculating the price to be paid by Northeast Ohio Gas Marketing for the gas. The delivery points are East Ohio Gas, National Fuel Gas Distribution, National Fuel Gas Supply, Peoples Natural Gas, Columbia Gas Transmission, and Tennessee Gas Pipeline - Zone 4.

The marketing of natural gas production has been influenced by the availability of certain financial instruments, such as gas futures contracts, options and swaps which, when properly utilized as hedge instruments, provide producers or consumers of gas with the ability to lock in the price which will ultimately be paid for the future deliveries of gas. The Managing General Partner is utilizing financial instruments to hedge the price risk of a portion of its Programs' gas production, which would include the Partnership. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the Managing General Partner has established an Energy Price Risk Committee, whose responsibility will be to ascertain that all financial trading is done in compliance with hedging policies and procedures. The Managing General Partner does not intend to contract for positions that it cannot offset with actual production.

MARKETING OF GAS PRODUCTION FROM WELLS IN OTHER AREAS OF THE UNITED STATES. For wells drilled in areas of the United States other than the Mercer County area, the Managing General Partner expects that gas produced from these wells will be supplied to industrial end-users, local distribution companies and/or interstate pipelines.

CRUDE OIL. Any crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier or pipeline companies acting for the oil company which is purchasing the crude oil. Thus, crude oil does not present any transportation problem. The Managing General Partner anticipates selling any oil produced by the wells in the Mercer County area to Ergon and other purchasers in spot sales. Previously, the Managing General Partner was receiving approximately $21.50 per barrel in December, 1996, approximately $15.20 per barrel in December, 1997, and approximately $13.00 per barrel in December, 1998, for oil produced in the Mercer County area.

Over the past eight years, the price of oil has ranged from approximately $38 to as low as $8 per barrel. There can be no assurance as to the price of oil during the term of the Partnership.

INSURANCE
Since 1972, the Managing General Partner and its Affiliates have been involved in the drilling of more than 1,600 wells in Ohio, Pennsylvania and other areas of the Appalachian Basin. They have not incurred a blow-out, fire or similar hazard with any of these wells, and thus have not made any insurance claims.

The Managing General Partner will obtain and maintain for the benefit of itself and the Partnership insurance coverage in amounts (with provisions for deductible amounts) and for purposes, which would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. The Partnership will be named as an additional insured under these policies. In addition, the Managing General Partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1,000,000 combined single limit for bodily injury and property damage in any one occurrence or accident. The Managing General Partner's current insurance coverage satisfies the following specifications:

       - worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

       - liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one occurrence or accident and in the aggregate; and

       - excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations, per occurrence or accident and in the aggregate. This includes $250,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third parties (other than a co-owner of the Working Interest) alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance will be in place and effective no later than the Initial Closing Date.

The excess liability insurance will insure the Partnership (and the Managing General Partner's other Programs) until the Investor General Partners are converted to Limited Partners. After conversion the Partnership will have the benefit of the Managing General Partner's $11,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs. Because the Managing General Partner is driller and operator of other Programs there is a risk that the insurance available to the Partnership could be substantially less if there are claims with respect to the other Programs.

These policies will have terms, including exclusions and deductibles, standard for the oil and gas industry. (See "Risk Factors - Special Risks of the Partnership - Risk of Loss From Drilling Hazards.") Upon request the Managing General Partner will provide you or your representative a copy of its insurance policies. The Managing General Partner will use its best efforts to maintain insurance coverage which meets or exceeds its current coverage, but may ultimately be unsuccessful because the coverage becomes unavailable or too expensive.

If you are an Investor General Partner and there is going to be an adverse material change in the Partnership's insurance coverage, then the Managing General Partner will notify you at least 30 days before the effective date. If the insurance coverage will be materially reduced, which is not anticipated, then you will have the right to convert your Units into Limited Partner interests before the reduction by giving written notice to the Managing General Partner. (See "Tax Aspects - Limitations on Passive Activities.")

USE OF CONSULTANTS AND SUBCONTRACTORS
The Partnership Agreement authorizes the Managing General Partner to use the services of independent outside consultants and subcontractors, although this is not anticipated by the Managing General Partner for producing operations in the Mercer County area. These persons will normally be paid on a per diem or other cash fee basis. The services will be charged to the Partnership as either a Direct Cost or as a direct expense pursuant to the Drilling and Operating Agreement. These charges will be in addition to the unaccountable, fixed payment reimbursement paid to the Managing General Partner for Administrative Costs, and well supervision fees paid to the Managing General Partner as Operator. (See "Compensation" and "Management.")

INFORMATION REGARDING CURRENTLY PROPOSED PROSPECTS
Set forth below is information relating to Prospects which have been currently proposed for assignment to the Partnership upon the Initial Closing Date and from time to time thereafter subject to the Managing General Partner's right to withdraw the Prospects and to substitute other Prospects. The specified Prospects represent the necessary Prospects if approximately $12,000,000 is raised and the Partnership takes 100% of the Working Interest. The Managing General Partner has not proposed any other Prospects if more than this amount is raised, if the Partnership takes a lesser Working Interest in the Prospects, if the Prospects are substituted and/or if Prospects will be drilled in other areas of the United States.

The currently proposed Prospects will be assigned unless circumstances occur which, in the Managing General Partner's opinion, diminish the relative suitability of the Prospects. Any substituted and/or additional Prospects will meet the same general criteria for development potential as the currently proposed Prospects. Also, most of the substituted and/or additional Prospects will have the Clinton/Medina geological formation as their objective, which is discussed in the UEDC Geological Report, and will be located in areas where the Managing General Partner or its Affiliates have previously conducted drilling operations. Nevertheless, you will not have the opportunity to evaluate for yourself the relevant geophysical, geological, economic or other information regarding the substituted and/or additional Prospects. (See "- Acquisition of Leases," above.)

The purpose of the information regarding the currently proposed Prospects is to assist you in analyzing and evaluating the currently proposed Prospects, including production information for wells in the general area. The Managing General Partner believes that production information for wells in the general area is an important indicator in evaluating the economic potential of any well to be drilled. There, however, can be no assurance that a well drilled by the Partnership will experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in the Clinton/Medina geological formation can change in a short distance.

You are cautioned and urged to analyze carefully all production information for each well offsetting or in the general area of a specified Prospect and, in the process of doing so, to take the factors set forth below into consideration:

       - The length of time which the well has been on line and the period of time for which production information is shown.

       - The impact of "flush" production of a well which usually occurs in the early period of well operations. This period can vary depending on the location of the well and the manner in which the well is operated.

       - Production declines at various rates throughout the life of a well and decline curves vary depending on the geological location of the well and the manner in which the well is operated.

       - The production information with respect to some wells is incomplete and with other wells very limited. The designation "N/A" means the production was not available to the Managing General Partner or if the Managing General Partner was the Operator, then the well was not completed or on line as of the date of the report.

       - Production information for wells located in close proximity to a Prospect tends to be more relevant than production information for wells located at a great distance from a Prospect, although from time to time great disparity in well performance can occur in wells located in close proximity.

       - Consistency in production among wells tends to confirm the reliability and predictability of the production.

All the specified Prospects are subject to the factors set forth below:

       - The Leases are being contributed to the Partnership at the Managing General Partner's Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the price will not exceed the fair market value. There are no Overriding Royalty Interests or other burdens in favor of the Managing General Partner or its Affiliates.

       - The Managing General Partner or its Affiliates will act as driller and operator for all the wells pursuant to the Drilling and Operating Agreement. It is anticipated that the Partnership generally will be transferred 100% of the Working Interest but the Partnership has reserved the right to take as little as 25% of the Working Interest.

       - The Managing General Partner and its Affiliates own acreage in the vicinity of the Prospects. (See "Conflicts of Interest - Conflicts Involving Acquisition of Leases.")

       - All wells will be drilled through the Clinton/Medina geological formation to the top of the Queenston geological formation. The wells will have no secondary objectives.

       - All the wells will be gas wells. See the Production Map for the location of the Managing General Partner and its Affiliates' pipeline. Also, see "- Sale of Oil and Gas Production" concerning a discussion of the marketing arrangements for the Partnership's gas.

To assist you in becoming familiar with the Prospects included is the information set forth below:

       - A map of western Pennsylvania and eastern Ohio showing their counties.

       -    Prospect Lease information.

       - A Location and Production Map showing the Prospects and the wells in the area.

       -    Production data.

       - United Energy Development Consultants, Inc.'s geological report. (See "Experts.")

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                                  EASTERN OHIO

                                      [MAP]

                           PROSPECT LEASE INFORMATION

                                    EXHIBIT A
                 ATLAS-ENERGY FOR THE NINETIES - PUBLIC #8 LTD.

                                                                                                    OVERRIDING ROYALTY
                                                                                                      INTEREST TO THE
                                                  EFFECTIVE       EXPIRATION                         MANAGING GENERAL
       PROSPECT NAME               COUNTY           DATE*            DATE*       LANDOWNER ROYALTY       PARTNER
----------------------------------------------------------------------------------------------------------------------
1.       Allen #3                 Lawrence         10/13/97        10/13/02           12.50%                0%
2.       Artman #3                Lawrence         10/13/97        10/13/02           12.50%                0%
3.       Balog #1                 Lawrence          4/6/98          4/6/01            12.50%                0%
4.       Best #3                  Lawrence         3/12/99          3/12/02           12.50%                0%
5.       Booher #1                Lawrence         10/1/98          10/1/01           12.50%                0%
6.       Booher #2                Lawrence         10/1/98          10/1/01           12.50%                0%
7.       Booher #3                Lawrence         10/1/98          10/1/01           12.50%                0%
8.       Borzackilo #1            Lawrence         9/17/98          9/17/01           12.50%                0%
9.       Braatz #2                Lawrence         10/30/98        10/30/01           12.50%                0%
10.      Byler #72                Lawrence         8/13/98          8/13/01           12.50%                0%
11.      Clark #7                 Lawrence         9/29/98          9/29/01           12.50%                0%
12.      Daytner #1               Lawrence         8/24/98          8/24/01           12.50%                0%
13.      Daytner #2               Lawrence         8/24/98          8/24/01           12.50%                0%
14.      Elder #2                 Lawrence          3/8/99          3/8/02            12.50%                0%
15.      Grell Unit #1            Lawrence         1/27/99          1/27/02           12.50%                0%
16.      Hasely #1                Lawrence         7/20/98          7/20/01           12.50%                0%
17.      Hogue #1                 Lawrence         10/18/97        10/18/02           12.50%                0%
18.      Kauffman #1              Lawrence         4/27/98          4/27/01           12.50%                0%
19.      Kendall #1               Lawrence         8/28/98          8/28/01           12.50%                0%
20.      Kendall #2               Lawrence         8/28/98          8/28/01           12.50%                0%
21.      Litwinovich #1           Lawrence         10/10/97        10/10/02           12.50%                0%
22.      Litwinovich #2           Lawrence         10/2/97          10/2/02           12.50%                0%
23.      Miller #10               Lawrence         2/25/99          2/25/02           12.50%                0%
24.      Miller #12               Lawrence         10/15/97        10/15/02           12.50%                0%
25.      Miller #14               Lawrence         11/12/98        11/12/01           12.50%                0%
26.      Mitcheltree #1           Lawrence         10/9/98          10/9/01           12.50%                0%
27.      Shaffer #5               Lawrence         10/26/98        10/26/01           12.50%                0%
28.      Slick #2                 Lawrence         10/22/97        10/22/02           12.50%                0%
29.      Slick #3                 Lawrence         4/16/99          4/16/02           12.50%                0%
30.      Stickle #1               Lawrence         8/14/98          8/14/01           12.50%                0%
31.      Telesz #1                Lawrence         4/26/99          4/26/02           12.50%                0%
32.      Wengerd #6               Lawrence         1/26/99          1/26/02           12.50%                0%
33.      Wengerd #7               Lawrence         2/26/98          2/26/02           12.50%                0%
34.      Whiting #6               Lawrence         10/23/97        10/23/02           12.50%                0%
35.      Wilson #6                Lawrence         2/10/98          2/10/02           12.50%                0%
36.      Bobish #1                 Mercer          7/16/98          7/16/01           12.50%                0%
37.      Byler #74                 Mercer          10/9/97          10/9/00           12.50%                0%
38.      Combine #1                Mercer          7/24/98          7/24/01           12.50%                0%
39.      Czubek #1                 Mercer          2/19/98          2/19/01           12.50%                0%
40.      Gathers #1                Mercer           8/4/98          8/4/01            12.50%                0%
41.      Gearhart #1               Mercer           6/3/98          6/3/01            12.50%                0%
42.      Hardisky #1               Mercer          9/19/97          9/19/00           12.50%                0%
43.      Hostetler #14             Mercer          10/9/97          10/9/00           12.50%                0%
44.      Hostetler #15             Mercer          8/21/97          8/21/00           12.50%                0%
45.      Knierman #1               Mercer           8/3/98          8/3/01            12.50%                0%

                               OVERRIDING
                                 ROYALTY                                   ACRES TO BE
                               INTEREST TO      NET REVENUE                ASSIGNED TO
       PROSPECT NAME           3RD PARTIES       INTEREST      NET ACRES   PARTNERSHIP
---------------------------------------------------------------------------------------
1.       Allen #3                  0%              87.5%          107           50
2.       Artman #3                 0%              87.5%          126           50
3.       Balog #1                  0%              87.5%          99            50
4.       Best #3                   0%              87.5%          50            50
5.       Booher #1                 0%              87.5%          215           50
6.       Booher #2                 0%              87.5%          215           50
7.       Booher #3                 0%              87.5%          215           50
8.       Borzackilo #1             0%              87.5%          88            50
9.       Braatz #2                 0%              87.5%          83            50
10.      Byler #72                 0%              87.5%          72            50
11.      Clark #7                  0%              87.5%          45            45
12.      Daytner #1                0%              87.5%          105           50
13.      Daytner #2                0%              87.5%          105           50
14.      Elder #2                  0%              87.5%          148           50
15.      Grell Unit #1             0%              87.5%          55            50
16.      Hasely #1                 0%              87.5%          108           50
17.      Hogue #1                  0%              87.5%          38            38
18.      Kauffman #1               0%              87.5%          92            50
19.      Kendall #1                0%              87.5%          123           50
20.      Kendall #2                0%              87.5%          123           50
21.      Litwinovich #1            0%              87.5%          86            50
22.      Litwinovich #2            0%              87.5%          108           50
23.      Miller #10                0%              87.5%          60            50
24.      Miller #12                0%              87.5%          88            50
25.      Miller #14                0%              87.5%          85            50
26.      Mitcheltree #1            0%              87.5%          103           50
27.      Shaffer #5                0%              87.5%          52            50
28.      Slick #2                  0%              87.5%          113           50
29.      Slick #3                  0%              87.5%          56            50
30.      Stickle #1                0%              87.5%          58            50
31.      Telesz #1                 0%              87.5%          95            50
32.      Wengerd #6                0%              87.5%          54            50
33.      Wengerd #7                0%              87.5%          95            50
34.      Whiting #6                0%              87.5%          140           50
35.      Wilson #6                 0%              87.5%          50            50
36.      Bobish #1                 0%              87.5%          90            50
37.      Byler #74                 0%              87.5%          60            50
38.      Combine #1                0%              87.5%          80            50
39.      Czubek #1                 0%              87.5%          50            50
40.      Gathers #1                0%              87.5%          62            50
41.      Gearhart #1               0%              87.5%          60            50
42.      Hardisky #1               0%              87.5%          47            47
43.      Hostetler #14             0%              87.5%          60            50
44.      Hostetler #15             0%              87.5%          100           50
45.      Knierman #1               0%              87.5%          155           50

                                                                                                    OVERRIDING ROYALTY
                                                                                                      INTEREST TO THE
                                                  EFFECTIVE       EXPIRATION                         MANAGING GENERAL
       PROSPECT NAME               COUNTY           DATE*            DATE*       LANDOWNER ROYALTY        PARTNER
---------------------------------------------------------------------------------------------------------------------
46.      Leali #5                  Mercer          1/30/98          1/30/01           12.50%                0%
47.      Leali #6                  Mercer          1/30/98          1/30/01           12.50%                0%
48.      Lehto #1                  Mercer          9/18/97          9/18/00           12.50%                0%
49.      McFarland #14             Mercer           4/2/98          4/2/01            12.50%                0%
50.      McFarland #15             Mercer          10/8/97          10/8/00           12.50%                0%
51.      Minner #4                 Mercer           5/7/98          5/7/01            12.50%                0%
52.      Picirilli #1              Mercer          11/20/98        11/20/01           12.50%                0%
53.      Sacewicz #1               Mercer          8/28/97          8/28/00           12.50%                0%
54.      Scott #1                  Mercer          4/29/98          4/29/01           12.50%                0%
55.      Turner #3                 Mercer           5/9/96          5/9/01            12.50%                0%
56.      Wallace #2                Mercer           5/7/96          5/7/01            12.50%                0%
57.      Yasnowski #1              Mercer           8/4/98          8/4/01            12.50%                0%
58.      Yoder #8                  Mercer          10/9/97          10/9/00           12.50%                0%
59.      Yoder #9                  Mercer          5/29/96          5/29/01           12.50%                0%

                                 OVERRIDING
                                   ROYALTY                                   ACRES TO BE
                                 INTEREST TO      NET REVENUE                ASSIGNED TO
       PROSPECT NAME             3RD PARTIES       INTEREST      NET ACRES   PARTNERSHIP
-----------------------------------------------------------------------------------------
46.      Leali #5                    0%              87.5%          225           50
47.      Leali #6                    0%              87.5%          225           50
48.      Lehto #1                    0%              87.5%          155           50
49.      McFarland #14               0%              87.5%          78            50
50.      McFarland #15               0%              87.5%          79            50
51.      Minner #4                   0%              87.5%          205           50
52.      Picirilli #1                0%              87.5%          58            50
53.      Sacewicz #1                 0%              87.5%          25            25
54.      Scott #1                    0%              87.5%          89            50
55.      Turner #3                   0%              87.5%          145           50
56.      Wallace #2                  0%              87.5%          168           50
57.      Yasnowski #1                0%              87.5%          180           50
58.      Yoder #8                    0%              87.5%          80            50
59.      Yoder #9                    0%              87.5%          70            50

*HBP - Held by Production

                           LOCATION AND PRODUCTION MAP

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                 PRODUCTION DATA

THE PRODUCTION DATA PROVIDED IN THE TABLE BELOW IS NOT INTENDED TO IMPLY THAT THE WELLS TO BE DRILLED BY THE PARTNERSHIP WILL HAVE THE SAME RESULTS, ALTHOUGH IT IS AN IMPORTANT INDICATOR IN EVALUATING THE ECONOMIC POTENTIAL OF ANY WELL TO BE DRILLED BY THE PARTNERSHIP.

ID                                                          DATE             MOS             TOTAL        TOTAL         LATEST
NUMBER  OPERATOR                      WELL NAME             COMPLT'D        ON LINE           MCF        LOGGERS        30 DAY
                                                                                                         DEPTH          PROD.
------------------------------------------------------------------------------------------------------------------------------
20022   The Peoples Natural Gas Co.   Sokevitz #1           12/14/79           Plugged & Abandoned         4202'           N/A
20185   Atlas Resources, Inc.         Reed #4               08/03/98           7             13697         6144'          1902
20187   Atlas Resources, Inc.         Wengerd Unit #2A      03/22/98          11             16430         6075'          1057
20191   Atlas Resources, Inc.         Troyer #1             08/02/98           7             10687         6052'          1366
20195   Atlas Resources, Inc.         Byler #33             01/11/99           3             8062          6098'          3159
20201   Atlas Resources, Inc.         Byler #42             07/29/98           7             20302         6154'          2057
20203   Atlas Resources, Inc.         Teh#1                 09/18/98           7             12878         5999'          1254
20215   Atlas Resources, Inc.         Mikloz #1             10/27/98           6             17567         6148'          3919
20216   Atlas Resources, Inc.         Kempf #3              02/03/99           3             4774          6087'          2160
20217   Atlas Resources, Inc.         Byler #43             01/09/99           3             8282          6080'          3982
20218   Atlas Resources, Inc.         Buchowski #1          02/08/99           3             4006          6111'          2814
20220   Atlas Resources, Inc.         Kempf #2              01/20/99           3             3544          6114'          1687
20225   Atlas Resources, Inc.         Byler #60             03/03/99           2             2303          6102'          2029
20229   Atlas Resources, Inc.         Johnston #4           03/14/99           1              906          6133'           N/A
20234   Atlas Resources, Inc.         Muscarella Unit #2    03/26/99          N/A             N/A          5575'           N/A
20551   Atlas Resources, Inc.         Bartholomew, P. #1    05/18/84          136            48327         5795'           230
20604   Atlas Resources, Inc.         Nych Unit #1          05/05/84          136            30447         5652'           119
20624   Atlas Resources, Inc.         Buchanan-Oris Unit #1 08/02/84          136            33279         5791'           N/A
20626   Atlas Resources, Inc.         Plymire #1            11/03/84           Plugged & Abandoned         5784'           N/A
21174   Atlas Resources, Inc.         Pesek #1              11/26/90          101           120556         5692'           151
21260   Atlas Resources, Inc.         McAnallen #1          03/19/91          97             50455         5719'           314
21307   Atlas Resources, Inc.         Marsh #3              09/04/91          92             92487         5700'           366
21315   Atlas Resources, Inc.         Kelso Unit #2         08/11/91          92             92679         5786'           202
21327   Atlas Resources, Inc.         Cresswell #1          08/28/91          92             87272         5688'           197
21337   Atlas Resources, Inc.         Monske #1             08/19/91          92             63490         5620'           178
21340   Atlas Resources, Inc.         Kelso #1              11/11/91          89             55123         5827'           348
21394   Atlas Resources, Inc.         Marsh Unit #4         11/06/91          90             79467         5811'           461
21569   Tipka Oil & Gas               Byler, J. & K. #1     09/19/92          N/A             N/A          6036'           N/A
21582   Tipka Oil & Gas               Janosky Unit #1       10/02/92          N/A             N/A          5882'           N/A
21590   Tipka Oil & Gas               McFarland Unit #1     10/20/92          N/A             N/A          5864'           N/A
22234   Atlas Resources, Inc.         Wasser #2             09/09/96          31             34174         5754'           652
22303   Atlas Resources, Inc.         Fairlamb Unit #1      11/10/96          29             45418         5432'          1315

ID                                                                        DATE          MOS       TOTAL       TOTAL    LATEST
NUMBER  OPERATOR                                   WELL NAME             COMPLT'D      ON LINE     MCF       LOGGERS   30 DAY
                                                                                                              DEPTH     PROD.
------------------------------------------------------------------------------------------------------------------------------
22312   Vista Resources                           McQuiston #2-C        02/23/97        N/A         N/A       5390'     N/A
22315   Vista Resources                           McQuiston #1-C        01/09/97        N/A         N/A       5300'     N/A
22325   Vista Resources                           Miller Unit #1        02/05/97        N/A         N/A       5375'     N/A
22326   Vista Resources                           Miller Unit #2        03/05/97        N/A         N/A       5367'     N/A
22373   Vista Resources                           McQuiston, E. #3-C    07/31/97        N/A         N/A       5359'     N/A
22374   Atlas Resources, Inc.                     Jones #2              08/29/97        20         39986      5739'    1358
22399   Atlas Resources, Inc.                     Klein #1              09/07/97        18         29551      5473'    1738
22419   Vista Resources/Atlas Resources, Inc.     Arbuckle Unit #2      11/25/97        17         12037      5359'     483
22420   Vista Resources                           Arbuckle, R. #1       11/24/97        N/A         N/A        N/A      N/A
22436   Atlas Resources, Inc.                     Stallsmith #1         02/05/98        14         26629      5495'    1427
22463   Atlas Resources, Inc.                     Kennedy #2            03/12/98        13         34845      5750'    1907
22465   Atlas Resources, Inc.                     Byler #29             03/03/98        11         30861      6071'    1629
22466   Atlas Resources, Inc.                     Byler #31             03/12/98        12         36144      6034'    1865
22471   Atlas Resources, Inc.                     Winder #3             03/14/98        13         18859      5800'    1292
22487   Atlas Resources, Inc.                     Kurtz #7              07/14/98         7         24655      6020'    3423
22488   Atlas Resources, Inc.                     Jordan #4             03/10/98        13         26521      5770'    2006
22492   Atlas Resources, Inc.                     Byler #25             03/25/98        11         17198      5848'    1344
22494   Atlas Resources, Inc.                     Vandervort #1         03/29/98        12         22945      5292'    2101
22496   Atlas Resources, Inc.                     Byers #2              03/19/98        11         13330      5893'     787
22535   Atlas Resources, Inc.                     McFarland #4          08/15/98         7         11417      5914'    1210
22539   Atlas Resources, Inc.                     Wengerd #3            01/12/99         3         8372       6048'    3077
22546   Vista Resources                           Temple, L. #1         10/08/98        N/A         N/A        N/A      N/A
22554   Atlas Resources, Inc.                     Byler #32             08/23/98         7         21577      5941'    2314
22559   Atlas Resources, Inc.                     Borowicz #1           09/22/98         7         11956      5955'    1431
22560   Atlas Resources, Inc.                     Thompson #9           10/22/98         5         4652       5781'    1209
22570   Atlas Resources, Inc.                     Donner #1             10/05/98         6         11632      5902'    2476
22572   Atlas Resources, Inc.                     Byler #57             10/09/98         6         15809      5760'    3024
22574   Atlas Resources, Inc.                     McQueen #1            10/17/98         6         10354      5938'    1373
22575   Atlas Resources, Inc.                     Hostetler Unit #10    01/11/99         4         4628       6003'    1455
22579   Atlas Resources, Inc.                     Hostetler Unit #9     01/14/99         4         7060       6091'    1814
22585   Atlas Resources, Inc.                     Minner #1             03/10/99         1          34        5795'     N/A
22586   Atlas Resources, Inc.                     Dick #2               03/02/99         2         1879       5868'    1879

ID                                                                        DATE          MOS       TOTAL       TOTAL    LATEST
NUMBER  OPERATOR                                   WELL NAME             COMPLT'D      ON LINE     MCF       LOGGERS   30 DAY
                                                                                                              DEPTH     PROD.
------------------------------------------------------------------------------------------------------------------------------
22587   Vista Resources                           Temple, L. #2         01/12/99        N/A         N/A       5242'     N/A
22610   Atlas Resources, Inc.                     Jovenall #1           03/02/99         1         1756       5889'     N/A
22617   Atlas Resources, Inc.                     Cameron #2            03/10/99         1         1193       5843'     N/A
22623   Atlas Resources, Inc.                     Hostetler #11         03/22/99        N/A         N/A       5934'     N/A
22628   Atlas Resources, Inc.                     Gall #1               02/24/99        N/A         N/A       5310'     N/A
22629   Atlas Resources, Inc.                     Dixon #4              03/16/99         1          39        5964'     N/A
22630   Atlas Resources, Inc.                     Mast #6               03/28/99        N/A         N/A       5976'     N/A
22632   Atlas Resources, Inc.                     Winner Unit #1        03/22/99         1          213       5981'     N/A
22638   Atlas Resources, Inc.                     Cypher Unit #1        03/17/99        N/A         N/A       5972'     N/A


Note:   Accurate through ------                   Period Ending 4/99


                             GEOLOGICAL REPORT
                                  FOR THE
                        CURRENTLY PROPOSED PROSPECTS

                             GEOLOGIC EVALUATION
                                    of
                ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
                            DRILLING PROGRAM
                     Southwestern Mercer Prospect Area,
                                Pennsylvania

                            Program proposed by:
                            ATLAS RESOURCES, INC.
                             311 Rouser Road
                              P.O. BOX 611
                           Moon Township, PA 15108

                          Report submitted by:
                                 UEDC
                  United Energy Development Consultants, Inc.
                            1715 Crafton Blvd.
                         Pittsburgh, PA 15205-3101

                                   For:
            ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

                             Drilling program by:
                            ATLAS RESOURCES, INC.
                              311 Rouser Road
                                P.O. Box 611
                         Moon Township, PA 15108

                     LOCATION MAP - AREA OF INTEREST

                                    [MAP]


                                TABLE OF CONTENTS

INVESTIGATION SUMMARY..........................................................3
         OBJECTIVE.............................................................3
         AREA OF INVESTIGATION.................................................3
         METHODOLOGY...........................................................3
SOUTHWESTERN MERCER PROSPECT AREA..............................................4
         DRILLING ACTIVITY.....................................................4
         GEOLOGY...............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.........................4
                  RESERVOIR CHARACTERISTICS....................................6
         PRODUCTION CURVE......................................................8
         POTENTIAL MARKETS AND PIPELINES.......................................8
STATEMENTS.....................................................................9
         CONCLUSION............................................................9
         DISCLAIMER............................................................9
         NON-INTEREST..........................................................9

                              INVESTIGATION SUMMARY

OBJECTIVE

         The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Southwestern Mercer Prospect Area (consisting of Lawrence and Mercer Counties) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

         A portion of this prospect area, herein identified as the Atlas-Energy for the Nineties-Public #8 Ltd. Drilling Program, contains acreage in the following townships in Mercer and Lawrence Counties, located in Pennsylvania:

              Mercer County              Lawrence County
              -------------              ---------------
              Shenango                   Pulaski
              Lackawannock               Wilmington
              Coolspring                 Hickory
              Deer Creek                 Mahoning
              Sandy Creek                Neshannock
              Wilmington                 Washington
              Jackson
              Delaware
              Jefferson

         Fifty-nine (59) drilling prospects designated for this program will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at depths ranging from approximately 5,800 to 6,200 feet beneath the earth's surface.

METHODOLOGY

         Atlas Resources, Inc. and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on wells offsetting prospect locations and other "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.

                        SOUTHWESTERN MERCER PROSPECT AREA

DRILLING ACTIVITY

         The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Southwestern Mercer Prospect Area has escalated since 1986, with Atlas Resources, Inc. and it's affiliates drilling over nine hundred (900) wells during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position, as Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun both south and east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of economic quantities of natural gas.

GEOLOGY

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

         Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone cap is known locally to drillers as the "Packer Shell".

         Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: 1) Thorold, 2) Grimsby, 3) Cabot Head, and 4) Whirlpool members. These stratigraphic relationships are illustrated in the following diagram:

                                [DIAGRAM]

         The WHIRLPOOL is a light gray quartzose sandstone to siltstone ranging in thickness from five (5) to twenty (20) feet. Average porosity values for this sand member range from five (5) to ten (10) percent regionally. Within the area of investigation, porosities in excess of twelve (12) percent occur within localized trends targeted for further development.

         The CABOT HEAD is a dark green to black shale, most likely of marine origin. Within the investigated area a CABOT HEAD SANDSTONE has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

         The GRIMSBY is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten (10) to forty-five (45) feet within an interval comprised of fine to very fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six (6) to ten (10) percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures. Future development focuses on established production trends.

         The THOROLD sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty (40) feet. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six (6) to ten (10) percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

     RESERVOIR CHARACTERISTICS

         Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented- in hydrocarbon accumulations.

         Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from < 0.1 to > 0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated on the following page.

[DIAGRAM]

         Two other phenomena detected by well logs can occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:

- MUDCAKE BUILDUP ACROSS THE ZONE OF INTEREST - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

- INVASION PROFILE - during circulation, brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the well-bore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. A dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same. An example follows:

         GAMMA RAY LOG                      RESISTIVITY LOG
                               [DIAGRAM]



PRODUCTION CURVE

         A model decline curve for the Southwestern Mercer Prospect Area was created, based on production histories from over 200 wells in the mature portion of the field. The diagram below illustrates the percentage of gas recovery per year:



                  SW MERCER PROSPECT
                  MODEL DECLINE CURVE

                       [CHART]



POTENTIAL MARKETS AND PIPELINES

         In the area of this drilling program, there are a number of potential purchasers and transporters of natural gas. These include Wheatland Tube Company, Tenneco, National Fuel Supply, National Fuel Distribution and the People's Natural Gas Company.

                                   STATEMENTS

CONCLUSION

         UEDC has conducted a geologic feasibility study of the ATLAS-ENERGY
FOR THE NINETIES-PUBLIC #8 LTD. DRILLING PROGRAM, which will consist of developmental drilling of the Clinton-Medina Group sands in Mercer and Lawrence Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

         For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

         We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.


                                            Respectfully submitted,

                                            /s/ Isaias Ortiz
                                            UEDC, Inc.

                      COMPETITION, MARKETS AND REGULATION

COMPETITION AND MARKETS
There are many companies engaged in natural gas drilling operations in the areas where the Partnership is expected to conduct its activities. The industry is highly competitive in all phases, including acquiring suitable properties for drilling and the marketing of natural gas. The Partnership will compete with entities having financial resources and staffs larger than those available to the Partnership. Also, the sale of the production from the wells in the Mercer County area will compete with the sale of production from the other wells that have already been drilled or are being operated by the Managing General Partner in the area. However, to reduce and/or eliminate this conflict of interest it is the Managing General Partner's policy to treat all wells in a geographic area equally as to pipeline access and access to the Managing General Partner's gas supply agreements. (See "Proposed Activities - Sale of Oil and Gas Production.")

Current economic conditions indicate that the costs of exploration and development are increasing gradually. However, the oil and gas industry historically has experienced periods of rapid cost increases from time to time.

Natural gas and oil, if any, produced by the Partnership Wells must be marketed in order for you to realize revenues. In recent years natural gas and oil prices have been volatile. Reduced gas demand and/or excess gas supplies will result in lower prices. The marketing of natural gas and oil production, if any, will be affected by numerous factors beyond the control of the Partnership and which cannot be accurately predicted. These factors include, but are not limited to, the following:

      - the availability and proximity of adequate pipeline or other transportation facilities;

      -   the amount of domestic production and foreign imports of oil and gas;

      -   competition from other energy sources such as coal and nuclear energy;

      - local, state and federal regulations regarding production and the cost of complying with applicable environmental regulations; and

      -   fluctuating seasonal supply and demand.

For example, the demand for natural gas is greater in the winter months than in the summer months, which is reflected in a higher spot market price paid for the gas. Also, increased imports of oil and natural gas have occurred and are expected to continue. The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in 1993 of the North American Free Trade Agreement ("NAFTA") will have some impact on the American gas industry by eliminating trade and investment barriers in the United States, Canada and Mexico. Additionally, new pipeline projects have been proposed to FERC which could substantially increase the availability of Canadian gas to certain U.S. markets. These imports could have an adverse effect on both the price and volume of gas sales from the Partnership Wells.

Members of the Organization of Petroleum Exporting Countries ("OPEC") establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing General Partner is unable to predict what, if any, effect these actions will have on the amount of or the prices received for the gas produced and sold from the Partnership Wells.

The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a coming together of the gas and electric industries. Demand for natural gas by the electric power sector is expected to increase modestly through the next decade. Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on natural gas by the electric industry.

Although the transportation and sale of gas in interstate commerce remains heavily regulated, the Federal Energy Regulatory Commission ("FERC") has sought to promote greater competition in natural gas markets by encouraging open access transportation by interstate pipelines. The goal is to expand the opportunities for producers, such as the Partnership, to contract directly with local distribution companies and end-users. Traditionally, natural gas has been sold by gas producers to pipeline companies, which then would resell the gas to end-users. FERC Orders No. 436 and 500 alter this market structure by requiring interstate pipeline companies that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"). This permits producers and other shippers to sell natural gas directly to end-users.

FERC Order 636 which became effective in 1992 requires pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all gas suppliers or producers. The premise behind FERC Order 636 was that the pipeline companies had an unfair advantage over other gas suppliers or producers because they could bundle their sales and transportation services together. FERC Order 636 is designed to create a regulatory environment in which no gas seller has a competitive advantage over another gas seller because it also provides transportation services. The effect of FERC Order No. 636 has been to restructure the natural gas industry and increase its competitiveness.

Although the Managing General Partner does not anticipate that the Partnership's gas will be sold to local distribution companies ("LDCs"), it is possible that in the future the Partnership's gas may be sold to LDCs if First Energy and the Managing General Partner cannot agree upon a gas price as discussed in "Proposed Activities - Sale of Oil and Gas Production." While in the past these purchases were generally made on the spot market, FERC Order No. 636 has restructured long-term gas supply. As a result, long-term market-based gas supply arrangements have become more important than they were previously, and although the spot market is still used, it is less important as a market-based supply source. LDCs are required to take a more active role in acquiring their own gas supplies under FERC Order No. 636. Many LDCs are buying gas directly from gas marketers and are buying their own reserves. These LDCs have attempted to minimize their risks by foregoing spot market purchases and instead entering into longer-term gas supply contracts. LDCs are also attempting to diversify their supplies.

FERC has also required pipeline companies to develop electronic bulletin boards ("EBBs") in order to ensure that the gas industry is more competitive. Through EBBs, pipeline companies provide standardized access to information concerning capacity and prices. LDCs and marketers are also working to develop companies which can access and integrate all of the information available on all pieplines' EBBs and arrange gas supplies and transportation on behalf of purchasers from large regions of the country in order to create a national market. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in Kansas could, for example, be used in Seattle. Although this system may initially lower prices because of increased competition, it is anticipated to increase natural gas markets and the reliability of the markets.

CRUDE OIL REGULATION
Oil prices are not regulated. The price of oil is subject to supply, demand, competitive factors, the gravity of the crude oil, sulfur content differentials and other factors. Certain federal reporting requirements are still in effect under U. S. Department of Energy regulations.

FEDERAL GAS REGULATION
The sale of natural gas is subject to regulation of production and transportation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets.

FERC regulates the interstate transportation of natural gas, but under the Wellhead Decontrol Act of 1989 FERC no longer regulates the price of gas. Deregulated gas production may be sold at market prices determined by supply, demand, BTU content, pressure, location of the wells, and other factors. The Managing General Partner anticipates that all the Partnership's gas production will be price decontrolled gas and sold at fair market value.

The Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." The Managing General Partner believes the amendments ultimately will have a beneficial effect on natural gas markets and prices.

STATE REGULATIONS
Oil and gas operations are regulated in Pennsylvania by the Department of Environmental Resources, and any other states where Partnership Wells may be situated will also impose a comprehensive statutory and regulatory scheme for oil and gas operations. Among other things, these regulations involve:

      - new well permit and well registration requirements, procedures and fees;

      -   minimum well spacing requirements;

      -   restrictions on well locations and underground gas storage;

      - certain well site restoration, groundwater protection and safety measures;

      -   landowner notification requirements;

      -   certain bonding or other security measures;

      -   various reporting requirements;

      -   well plugging standards and procedures; and

      -   broad enforcement powers.

These state regulatory agencies have been granted broad regulatory and enforcement powers which may create additional financial and operational burdens on oil and gas operations like those of the Partnership. Pennsylvania and the other states also have pollution and environmental control laws which have become increasingly burdensome in recent years. Enforcement efforts with respect to oil and gas operations have increased. It can be anticipated that this regulation will expand and have a greater impact on future oil and gas operations.

ENVIRONMENTAL REGULATION
Various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Partnership's operations. The Partnership may generally be liable for cleanup costs to the United States Government under the Federal Clean Water Act for oil or hazardous substance pollution and under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or Superfund) for hazardous substance contamination. The liability is unlimited in cases of willful negligence or misconduct, and there is no limit on liability for environmental cleanup costs or damages with respect to claims by the state or private persons or entities.

The Environmental Protection Agency ("EPA") will require the Partnership to prepare and implement spill prevention control and countermeasure plans relating to the possible discharge of oil into navigable waters. The EPA will further require permits to authorize the discharge of pollutants into navigable waters. State and local permits or approvals will also be needed with respect to wastewater discharges and air pollutant emissions.

Violations of environment-related Lease conditions or environmental permits can result in substantial civil and criminal penalties as well as potential court injunctions curtailing operations. The enforcement liabilities can result from either governmental or citizen prosecution. Compliance with these statutes and regulations may cause delays in producing natural gas and oil from the wells and may substantially increase the cost of producing the natural gas and oil. However, these laws and regulations are constantly being revised and changed, and the Managing General Partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. See "Risk Factors - Special Risks of the Partnership - Risk of Loss Because of Unlimited Liability of Investor General Partners" and "Proposed Activities - Insurance" concerning the Managing General Partner's inability to obtain insurance to protect against environmental claims.

PROPOSED REGULATION
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the oil and natural gas industry. The proposals involve, among other things, limiting the disposal of waste water from wells. It is impossible to accurately predict what proposals, if any, will be enacted by Congress or the legislatures and agencies of various states and what effect any proposals which are enacted will have on the activities of the Partnership.

                       PARTICIPATION IN COSTS AND REVENUES

IN GENERAL
A tabular summary of the following discussion appears below. Please refer to "Definitions" for a description of the items of revenue and cost included in the terms used herein.

COSTS
1. ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs will be charged 100% to the Managing General Partner. However, Organization and Offering Costs in excess of 15% of the Partnership Subscription will be paid by the Managing General Partner, without recourse to the Partnership, and the Managing General Partner will not be credited with this amount towards its required Capital Contribution.

2. LEASE COSTS. The Leases will be contributed to the Partnership by the Managing General Partner at its Cost, unless the Managing General Partner has cause to believe that Cost is materially more than fair market value, in which case the credit for the contribution will be made at a price not in excess of fair market value.

3. INTANGIBLE DRILLING COSTS AND TANGIBLE DRILLING COSTS. Intangible Drilling Costs will be allocated and charged 100% to you and the other Participants. Tangible Costs will be allocated and charged 43.75% to the Managing General Partner and 56.25% to you and the other Participants.

      Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing will be charged 100% to the Participants who are admitted to the Partnership in that closing and will not be reallocated to take into account other Partnership closings. Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, you and the other Participants will pay the same amount of the costs regardless of when you subscribe. Also, the revenues from all Partnership Wells will be commingled, so regardless of when you subscribe you will share in the revenues from all wells on the same basis as the other Participants.

4. OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated will be allocated and charged to the parties in the same ratio as the related production revenues are being credited. (See " - Subordination of Portion of Managing General Partner's Net Revenue Share," below.)

5. THE MANAGING GENERAL PARTNER'S REQUIRED CAPITAL CONTRIBUTION. The Managing General Partner's aggregate Capital Contributions to the Partnership (including its credit for the Cost of the Leases contributed) will not be less than 22.15% of Capital Contributions to the Partnership. These Capital Contributions must be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but not later than December 31, 2000.

REVENUES
1. PROCEEDS FROM THE SALE OF LEASES. If the Partners' Capital Accounts are adjusted under the Partnership Agreement to reflect the simulated depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable disposition of the property that represents recovery of its simulated tax basis therein is allocated to the Partners in the same proportion as the aggregate adjusted tax basis of the property was allocated to the Partners (or their predecessors in interest). If the Partners' Capital Accounts are adjusted under the Partnership Agreement to reflect the actual depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable disposition of the property that equals the Partners' aggregate remaining adjusted tax basis therein is allocated to the Partners in proportion to their respective remaining adjusted tax bases in the property. In addition, proceeds will be allocated to the Managing General Partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited to the parties in the ratio in which oil and gas production revenues of the Partnership are credited as provided in 4, below.

2. INTEREST PROCEEDS. Interest earned on your Agreed Subscription before the Offering Termination Date will be credited to your account and paid approximately eight weeks after the Offering Termination Date. If a subscription is refunded, then any interest allocated thereto will also be refunded.

      After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations any interest income from temporary investments will be allocated pro rata to the Participants providing the Agreed Subscription. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. EQUIPMENT PROCEEDS. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4. PRODUCTION REVENUES. All other revenues of the Partnership, including production revenues, will be credited 71% to you and the other Participants and 29% to the Managing General Partner subject to the Managing General Partner's subordination of a portion of its share of Partnership Net Production Revenues, as described in " - Subordination of Portion of Managing General Partner's Net Revenue Share," below.

SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER'S NET REVENUE SHARE
The Partnership is structured to provide you with preferred cash distributions equal to a minimum of 10% of your Agreed Subscription in each of the first five 12-month periods of Partnership operations. To help achieve this investment feature, the Managing General Partner will subordinate up to 40% of its 29% share of Partnership Net Production Revenues (i.e., up to 11.6% of the Partnership Net Production Revenues) to your receipt of Partnership cash distributions equal to 10% of your Agreed Subscription in each of the first five 12-month periods of Partnership operations. (Partnership Net Production Revenues means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.)

The subordination will be determined beginning with the first distribution of Partnership revenues by debiting or crediting current period Partnership revenues to the Managing General Partner as may be necessary to provide the distributions to you and the other Participants. See Section 5.01(b)(4) of the Partnership Agreement for the details an limitations on the subordination.

The Managing General Partner anticipates you will benefit from the subordination if the price of gas received by the Partnership and the results of the Partnership's drilling activities are unable to provide the required return. Notwithstanding, if the wells produce small gas volumes and/or the price of gas declines, then even with subordination your cash flow may be very small and you may not receive a return of your entire investment. (See "Risk Factors - Special Risks of the Partnership - Risk That Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation.")

TABLE OF PARTICIPATION IN COSTS AND REVENUES
The following table sets forth the participation in Partnership costs and revenues between the Managing General Partner and you and the other Participants after deducting from the Partnership's gross revenues the Landowner Royalties and any other Lease burdens. (See "Proposed Activities - Interests of Parties" and "Definitions.")

                                                                                Managing
                                                                                 General
                                                                                 Partner           Participants
                                                                                ----------         ------------
PARTNERSHIP COSTS
Organization and Offering Costs.....................................................100%                   0%
Lease Costs (1).....................................................................100%                   0%
Intangible Drilling Costs (2).........................................................0%                 100%
Tangible Costs (2)................................................................43.75%               56.25%
Operating Costs, Administrative Costs, Direct Costs and All
     Other Costs (7).................................................................(3)                  (3)

PARTNERSHIP REVENUES
Interest Income......................................................................(4)                  (4)
Equipment Proceeds...................................................................(5)                  (5)
All other Revenues including Production Revenues (3)(6)(7)...........................29%                  71%

PARTICIPATION IN DEDUCTIONS
Intangible Drilling Costs.............................................................0%                 100%
Depreciation......................................................................43.75%               56.25%
Percentage Depletion Allowance (7)...................................................29%                  71%

--------------------------
(1)  Leases will be contributed to the Partnership by the Managing General
     Partner.
(2) Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing will be charged 100% to the Participants who are admitted to the Partnership in the closing and will not be reallocated to take into account other Partnership closings. Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, you and the other Participants will pay the same amount of the costs regardless of when you subscribe.

(3) These costs will be charged to the parties in the same ratio as the related production revenues are being credited. (See "- Subordination of Portion of Managing General Partner's Net Revenue Share," above.)
(4) Interest earned on your Agreed Subscription before the Offering Termination Date will be credited to your account and paid approximately eight weeks after the Offering Termination Date. After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations any interest income from temporary investments will be allocated pro rata to the Participants providing the Agreed Subscription. All other interest income, including interest earned on the deposit of operating revenues, will be credited as oil and gas production revenues are credited.
(5) Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.
(6) See " - Subordination of Portion of Managing General Partner's Net Revenue Share," above. (7) The revenues from all Partnership Wells will be commingled, so regardless of when you subscribe you will share in the revenues from all wells on the same basis as the other Participants. Sales proceeds of Leases are subject to special provisions. (See "- Revenues - Proceeds from the Sale of Leases," above.)

ALLOCATION AND ADJUSTMENT AMONG PARTICIPANTS
The Partnership's revenues, gains, income, credits, costs, expenses, losses and other charges and liabilities will be charged and credited, among you and the other Participants, pro rata in accordance with your respective Agreed Subscriptions. These charges and credits will take into account any Investor General Partner's status as a defaulting Investor General Partner. (See "Summary of the Offering - Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners.")

DISTRIBUTIONS
The Managing General Partner will review the Partnership accounts at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The Partnership will distribute funds which the Managing General Partner does not believe are necessary to be retained by the Partnership. The determination of the revenues and costs will be made in accordance with generally accepted accounting principles. (See "Capitalization and Source of Funds and Use of Proceeds - Subsequent Source of Funds and Borrowings.")

In no event will funds be advanced or borrowed for purposes of distributions if the amount of the distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. Also, cash distributions from the Partnership to the Managing General Partner will only be made in conjunction with Participant distributions and only out of funds properly allocated to the Managing General Partner's account.

LIQUIDATION
The Partnership will continue in existence for 50 years unless it is terminated earlier by certain Final Terminating Events. This includes an election to terminate the Partnership by either:

      -   the Managing General Partner; or

      - the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

Although the Partnership may terminate on the occurrence of various events (other than a Final Terminating Event) which causes the dissolution of a limited partnership under the Partnership Act, a successor limited partnership will automatically be formed under these circumstances. Thus, only upon a Final Terminating Event will the Partnership be liquidated.

Upon liquidation of the Partnership you will receive your Distribution Interest in the Partnership. "Distribution Interest" means an undivided interest in the assets of the Partnership after payments to creditors of the Partnership or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances); provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest

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in the remaining assets of the Partnership will equal a party's interest in the related revenues of the Partnership as set forth in Section 5.01 and its subsections of the Partnership Agreement.

Any in kind property distributions to you must be made to a liquidating trust or similar entity, unless at the time of the distribution:

      - the Managing General Partner offers you the election of receiving in kind property distributions and you accept the offer after being advised of the risks associated with the direct ownership; or

      - there are alternative arrangements in place which assure that you will not, at any time, be responsible for the operation or disposition of the Partnership properties.

If the Managing General Partner has not received your written consent within 30 days after the Managing General Partner mailed the request for the consent, then it will be presumed that you have not consented. The asset may then be sold by the Managing General Partner at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing General Partner. In dissolution and liquidation of the Partnership, the Managing General Partner will have priority for any debts owed it by the Partnership before there are any payments made to you and the other Participants.

                                   TAX ASPECTS

SUMMARY OF TAX OPINION
The Managing General Partner has received the tax opinion of Special Counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, which is included as Exhibit
(8) to the Registration Statement. This section of the Prospectus entitled "Tax Aspects" is a summary of the Tax Opinion and is not complete. You are strongly urged to read the entire Tax Opinion. (See "Additional Information.")

The Tax Opinion represents only Special Counsel's best legal judgment, and has no binding effect or official status. There is no assurance that the present laws or regulations will not be changed and adversely affect you. Also, the IRS may challenge the deductions claimed by the Partnership or you, or the taxable year in which such deductions are claimed, and no guaranty can be given that any such challenge would not be upheld if litigated.

The practical utility of the tax aspects of any investment depends largely on your particular income tax position. In addition, different tax considerations may apply to foreign persons, corporations, partnerships, trusts and other prospective Participants which are not treated as individuals for federal income tax purposes. YOU SHOULD SATISFY YOURSELF AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP BY OBTAINING ADVICE FROM YOUR OWN TAX ADVISOR.

In Special Counsel's opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated.

(1) PARTNERSHIP CLASSIFICATION. The Partnership will be classified as a partnership for federal income tax purposes, and not as a corporation. The Partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, deduction, and credit of the Partnership will be reportable by the Partners in the Partnership. (See "- Partnership Classification.")

(2) PASSIVE ACTIVITY CLASSIFICATION. The Partnership's oil and gas production income, together with gain, if any, from the disposition of its oil and gas properties, which is allocable to Limited Partners who are individuals, estates, trusts, closely held corporations or personal service corporations more likely than not will be characterized as income from a passive activity which may be offset by passive activity losses. Income or gain attributable to investments of working capital of the Partnership will be characterized as portfolio income, which cannot be offset by passive activity losses. Also, the passive activity limitations on losses under Section 469, more likely than not, will not be applicable to Investor General Partners prior to the conversion of Investor General Partner Units to Limited Partner interests. (See " - Limitations on Passive Activities.")

(3) NOT A PUBLICLY TRADED PARTNERSHIP. Assuming that no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg. Section 1.7704-1(e)), it is more likely than not that the

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       Partnership will not be treated as a  "publicly traded partnership"
       under the Code. (See "- Limitations on Passive Activities.")

(4) AVAILABILITY OF CERTAIN DEDUCTIONS. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible. (See " - 1999 Expenditures," " - Availability of Certain Deductions," and " - Partnership Organization and Syndication Fees.")

(5) INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Intangible drilling and development costs ("Intangible Drilling Costs") paid by the Partnership under the terms of bona fide drilling contracts for the Partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming such amounts are fair and reasonable consideration and subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation with respect to Limited Partners). (See "- Intangible Drilling and Development Costs" and "- Drilling Contracts.")

(6) PREPAYMENTS OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Depending primarily on when the Partnership Subscription is received, the Partnership will prepay in 1999 most, if not all, of the intangible drilling and development costs related to Partnership Wells the drilling of which will be commenced in 2000. Assuming that such amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in our opinion such prepayments of intangible drilling and development costs will be deductible for the 1999 taxable year even though all Working Interest owners in the well may not be required to prepay such amounts, subject to certain restrictions summarized below (including basis and "at risk" limitations, and the passive activity loss limitation with respect to the Limited Partners). (See " - Drilling Contracts," below.)

       The foregoing opinion is based in part on the assumptions that: (1) such costs will be required to be prepaid in 1999 for specified wells pursuant to the Drilling and Operating Agreement; (2) pursuant to the Drilling and Operating Agreement the wells are required to be, and actually are, Spudded on or before March 30, 2000, and continuously drilled thereafter until completed, if warranted, or abandoned; and (3) the required prepayments are not refundable to the Partnership and any excess prepayments are applied to intangible drilling and development costs of substitute wells.

(7) DEPLETION ALLOWANCE. The greater of cost depletion or percentage depletion will be available to qualified Participants as a current deduction against the Partnership's oil and gas production income, subject to certain restrictions summarized below. (See "- Depletion Allowance.")

(8) MACRS. The Partnership's reasonable costs for recovery property (tangible depreciable property used in a trade or business or held for the production of income) which cannot currently be deducted but must be capitalized ("Tangible Costs") will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS"), generally over a seven year "cost recovery period," subject to certain restrictions summarized below (including basis and "at risk" limitations, and the passive activity loss limitation in the case of Limited Partners). (See "- Depreciation - Modified Accelerated Cost Recovery System ("MACRS").")

(9) TAX BASIS OF PARTICIPANT'S INTEREST. Each Participant's adjusted tax basis in his Partnership interest will be increased by his total Agreed Subscription. (See "- Tax Basis of Participants' Interests.")

(10) AT RISK LIMITATION ON LOSSES. Each Participant initially will be "at risk" to the full extent of his Agreed Subscription. (See "- `At Risk' Limitation For Losses.")

(11) ALLOCATIONS. Assuming the effect of the allocations of income, gain, loss, deduction and credit (or items thereof) set forth in the Partnership Agreement, including the allocations of basis and amount realized with respect to oil and gas properties, is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase deficit balances in the Participants' Capital Accounts.
       (See "- Allocations.")

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(12)   AGREED SUBSCRIPTION. No gain or loss will be recognized by the
       Participants on payment of their Agreed Subscriptions.

(13) PROFIT MOTIVE AND NO TAX SHELTER REGISTRATION. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will possess the requisite profit motive under Section 183 of the Code and is not required to register with the IRS as a tax shelter. (See "- Disallowance of Deductions Under Section 183 of the Code" and " - Lack of Registration as a Tax Shelter.")

(14) IRS ANTI-ABUSE RULE. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. Section 1.701-2. (See "- Penalties and Interest - IRS Anti-Abuse Rule.")

(15) OVERALL EVALUATION OF TAX BENEFITS. Based on Special Counsel's conclusion that substantially more than half of the material tax benefits of the Partnership, in terms of their financial impact on a typical Participant, more likely than not will be realized if challenged by the IRS, it is the Special Counsel's opinion that the tax benefits of the Partnership, in the aggregate, which are a significant feature of an investment in the Partnership by a typical original Participant more likely than not will be realized as contemplated by the Prospectus.

PARTNERSHIP CLASSIFICATION
For federal income tax purposes, a partnership is not a taxable entity. The partners, rather than the partnership, receive any deductions and credits, as well as the income, from the operations engaged in by the partnership. A business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Because the Partnership was formed under the Pennsylvania Revised Uniform Limited Partnership Act which describes the Partnership as a "partnership," it will automatically be classified as a partnership unless it elects to be classified as a corporation. In this regard, the Managing General Partner has represented that no election for the Partnership to be classified as a corporation will be filed with the IRS.

LIMITATIONS ON PASSIVE ACTIVITIES
Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as: (i) income from passive activities such as limited partners' interests in a business; (ii) active income (e.g., salary, bonuses, etc.); or (iii) portfolio income (gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business). Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income. Suspended losses and credits may be carried forward (but not back) and used to offset future years' passive activity income.

Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the Partnership Agreement, Limited Partners will not have material participation in the Partnership and generally will be subject to the passive activity limitations.

Investor General Partners also do not materially participate in the Partnership. However, because Investor General Partners do not have limited liability under the Revised Uniform Limited Partnership Act of Pennsylvania ("Act") until they are converted to Limited Partners, their deductions generally will not be treated as passive deductions prior to the conversion. (See " - Conversion from Investor General Partner to Limited Partner," below.) However, if an Investor General Partner invests in the Partnership through an entity which limits his liability (e.g., a limited partnership or S corporation), he will be treated the same as a Limited Partner and generally will be subject to the passive activity limitations. Contractual limitations on the liability of Investor General Partners under the Partnership Agreement (e.g., insurance, limited indemnification, etc.) will not cause Investor General Partners to be subject to the passive activity limitations.

PUBLICLY TRADED PARTNERSHIP RULES. Net losses and credits of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net income from a publicly traded partnership. However, in the opinion of Special Counsel it is more likely than not that the Partnership will not be characterized as a publicly traded partnership under the Code so long as no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg. Section 1.7704-1(e)).

CONVERSION FROM INVESTOR GENERAL PARTNER TO LIMITED PARTNER. Investor General Partner Units will be converted to Limited Partner interests after substantially all of the Partnership Wells have been drilled and completed, which the Managing General Partner anticipates will be in the late summer of 2000. Thereafter, each Investor General Partner will be deemed a Limited

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Partner in the Partnership and will enjoy the limited liability provided to limited partners under the Revised Uniform Limited Partnership Act of Pennsylvania with respect to his interest in the Partnership.

Concurrently, the Investor General Partner will become subject to the passive activity limitations. However, his net income from Partnership Wells following the conversion will continue to be characterized as non-passive income which cannot be offset with passive losses. An Investor General Partner's conversion of his Partnership interest into a Limited Partner interest should not have any other adverse tax consequences unless the Investor General Partner's share of any Partnership liabilities is reduced as a result of the conversion. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to such partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds such basis.

TAXABLE YEAR
The Partnership intends to adopt a calendar year taxable year.

1999 EXPENDITURES
The Managing General Partner anticipates that all of the Partnership's subscription proceeds will be expended in 1999 and that your share of the income and deductions generated pursuant thereto will be reflected on your federal income tax return for that period. (See "Capitalization and Source of Funds and Use of Proceeds" and "Participation in Costs and Revenues.")

Depending primarily on when the Partnership Subscription is received, the Managing General Partner anticipates that the Partnership will prepay in 1999 most, if not all, of its intangible drilling and development costs for wells the drilling of which will be commenced in 2000. The deductibility in 1999 of such advance payments cannot be guaranteed. (See " - Drilling Contracts," below.)

AVAILABILITY OF CERTAIN DEDUCTIONS
Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. The Managing General Partner has represented to Special Counsel that the amounts payable to the Managing General Partner and its Affiliates, including the amounts paid to the Managing General Partner or its Affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. (See "- Drilling Contracts," below.) The fees paid to the Managing General Partner and its Affiliates will not be currently deductible if they are in excess of reasonable compensation, are properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the Leases, or not "ordinary and necessary" business expenses, or the services were rendered in tax years other than the tax year in which such fees were deducted by the Partnership. In the event of an audit, payments to the Managing General Partner and its Affiliates by the Partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

INTANGIBLE DRILLING AND DEVELOPMENT COSTS
Assuming a proper election and subject to the passive activity loss rules in the case of Limited Partners, you will be entitled to deduct your share of intangible drilling and development costs ("Intangible Drilling Costs") which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. (See "Participation in Costs and Revenues" and "- Limitations on Passive Activities," above.) Such costs generally will be treated as ordinary income if a property is sold at a gain. (See " - Sale of the Properties," and " - Disposition of Partnership Interests," below.) Also, productive-well intangible drilling and development costs may subject you to an alternative minimum tax in excess of regular tax unless an election is made to deduct them on a straight line basis over a 60 month period. (See " - Minimum Tax - Tax Preferences," below.)

In preparing the Partnership's informational tax returns, the Managing General Partner will allocate Partnership costs among Intangible Drilling Costs, Tangible Costs, Direct Costs, Administrative Costs, Organization and Offering Costs and Operating Costs based upon guidance from advisors to the Managing General Partner. The Managing General Partner has allocated approximately 76.12% of the footage price to be paid by the Partnership for a completed well in the Appalachian Basin to intangible drilling and development costs ("Intangible Drilling Costs") which are charged 100% to you and the other Participants under the Partnership Agreement. The IRS could challenge the characterization of costs claimed by you and the Partnership to be deductible intangible drilling and development costs and recharacterize such costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of such costs under the Partnership Agreement.

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The amount of the deduction for intangible drilling and development costs is limited for integrated oil companies, I.E., (i) those taxpayers who directly or through a related person engage in the retail sale of oil or gas and whose gross receipts for the calendar year from such activities exceed $5,000,000, or (ii) those taxpayers and related persons who have refinery production in excess of 50,000 barrels on any day during the taxable year.

DRILLING CONTRACTS
The Partnership will enter into the Drilling and Operating Agreement with the Managing General Partner or its Affiliates, as a third-party general drilling contractor, to drill and complete the Partnership's Development Wells on a footage basis of $37.81 per foot for each well that is drilled and completed in the Appalachian Basin, and at a competitive rate for wells, if any, drilled in other areas of the United States. Under the footage drilling contracts for wells situated in the Mercer County area of the Appalachian Basin, the Managing General Partner anticipates that it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% per well assuming the well is drilled to 5,950 feet. However, the actual cost of the drilling of the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations.

The Managing General Partner believes the Drilling and Operating Agreement is at competitive rates in the proposed areas of operation. Nevertheless, the amount of the profit realized by the Managing General Partner under the drilling contract, if any, could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling and development cost. (See "- Intangible Drilling and Development Costs," above, and "Proposed Activities" and "Compensation.")

Depending primarily on when the Partnership Subscription is received, the Managing General Partner anticipates that the Partnership will prepay in 1999 most, if not all, of the intangible drilling and development costs for drilling activities that will be conducted in 2000. In KELLER V. COMMISSIONER, 79 T.C. 7
(1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling and development costs: (1) the expenditure must be a payment rather than a refundable deposit; and (2) the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

The Partnership will attempt to comply with the guidelines set forth in KELLER with respect to prepaid intangible drilling and development costs. The Drilling and Operating Agreement will require the Partnership to prepay in 1999 intangible drilling and development costs for specified wells the drilling of which will be commenced in 2000. Although the Partnership is not required to prepay completion costs of a well prior to the time a decision has been made to complete the well, the Managing General Partner anticipates that all Partnership Wells will be required to be completed before an evaluation can be made as to their potential productivity. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The Drilling and Operating Agreement will require the Partnership to prepay the intangible drilling and development costs of the wells in order to enable the Operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the Drilling and Operating Agreement excess prepaid amounts, if any, will not be refundable to the Partnership but will be applied to intangible drilling and development costs to be incurred in drilling substitute wells. Under KELLER, such a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased in the event prepayments are not required with respect to 100% of the Working Interest. It is possible that less than 100% of the Working Interest will be acquired by the Partnership in one or more wells and prepayments may not be required of all holders of the Working Interest. However, in the view of Special Counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in KELLER, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the Working Interest.

In addition to the foregoing, a current deduction for prepaid intangible drilling and development costs is available only if the drilling of the wells is commenced before the close of the 90th day after the close of the taxable year. The Managing General Partner will attempt to cause prepaid Partnership Wells to be Spudded on or before March 30, 2000. However, the Spudding of any Partnership Well may be delayed due to circumstances beyond the control of the Partnership or the drilling contractor. Such circumstances include the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that all prepaid Partnership Wells required by the Drilling and Operating Agreement to be Spudded on or before March 30, 2000, will actually be

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commenced by such date. In that event, deductions claimed in 1999 for prepaid intangible drilling and development costs would be disallowed and deferred to the 2000 taxable year.

No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling and development costs under the Partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the Participants for the current taxable year, or that such a challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

DEPLETION ALLOWANCE
Proceeds from the sale of the Partnership's oil and gas production will constitute ordinary income. A certain portion of such income will not be taxable by virtue of the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Depletion deductions generally will be treated as ordinary income if a property is sold at a gain. (See " - Sale of the Properties" and " - Disposition of Partnership Interests," below.)

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of gas or oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion generally is available to taxpayers other than integrated oil companies. (See "- Intangible Drilling and Development Costs," above.) Percentage depletion is based on your share of the Partnership's gross production income from its oil and gas properties. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1% (up to a maximum increase of 10%) for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel (without adjustment for inflation). The term "marginal production" includes oil and gas produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil (90 MCF of natural gas) per producing well on the property in the calendar year. The rate of percentage depletion for marginal production in 1999 is 24%. (See the model decline curve included in the UEDC Geological Report in "Proposed Activities - Information Regarding Currently Proposed Prospects.")

Also, percentage depletion may not exceed 100% of the net income from each oil and gas property before the deduction for depletion and is limited to 65% of the taxpayer's taxable income for a year computed without regard to deductions for percentage depletion, net operating loss carry-backs and capital loss carry-backs. With respect to marginal properties, however, the 100% of net income property limitation is suspended for 1999.

AVAILABILITY OF PERCENTAGE DEPLETION MUST BE COMPUTED SEPARATELY BY YOU, AND NOT BY THE PARTNERSHIP OR FOR PARTICIPANTS AS A WHOLE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE AVAILABILITY OF PERCENTAGE DEPLETION TO YOU.

DEPRECIATION - MODIFIED ACCELERATED COST RECOVERY SYSTEM ("MACRS")
Tangible Costs and the related depreciation deductions are allocated and charged under the Partnership Agreement 43.75% to the Managing General Partner and 56.25% to you and the other Participants. These deductions are subject to recapture as ordinary income rather than capital gain upon the disposition of the property or a Participant's interest in the Partnership. (See " - Sale of the Properties" and " - Disposition of Partnership Interests," below.) The cost of most equipment placed in service by the Partnership will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. Smaller depreciation deductions are used for purposes of the alternative minimum tax. (See - "Minimum Tax - Tax Preferences," below.) Only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of, and in the case of a short tax year the MACRS deduction is prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded.

LEASEHOLD COSTS AND ABANDONMENT
The costs of acquiring oil and gas Lease interests, together with the related cost depletion deduction and any abandonment loss, are allocated under the Partnership Agreement 100% to the Managing General Partner, which will contribute the Leases to the Partnership as a part of its Capital Contribution.

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TAX BASIS OF PARTICIPANTS' INTERESTS
Your distributive share of Partnership loss is allowable only to the extent of the adjusted basis of your interest in the Partnership at the end of the Partnership's taxable year. The adjusted basis for federal income tax purposes of your interest in the Partnership will be adjusted (but not below zero) for any gain or loss to you from a disposition by the Partnership of an oil or gas property, and will be increased by your cash subscription payment, your share of Partnership income and your share, if any, of Partnership debt. (See " - Partnership Borrowings," below.) The adjusted basis of your interest in the Partnership will be reduced by: your share of Partnership losses; your depletion deduction (but not below zero); and cash distributions from the Partnership to you. The reduction in your share of Partnership liabilities, if any, is considered a cash distribution. Should cash distributions exceed the tax basis of your interest in the Partnership, taxable gain would result to the extent of the excess.

"AT RISK" LIMITATION FOR LOSSES
Subject to the limitations on "passive losses" generated by the Partnership in the case of Limited Partners and your basis in the Partnership, you may use your share of the Partnership's losses to offset income from other sources. (See "- Limitations on Passive Activities" and " - Tax Basis of Participants' Interests," above.) However, you may deduct the loss only to the extent of the amount you have "at risk" in the Partnership at the end of a taxable year. The amount "at risk" is limited to the amount of money you have contributed to the Partnership. In addition, the amount you have "at risk" may not include the amount of any loss that you are protected against through nonrecourse loans, guarantees, stop loss agreements, or other similar arrangements.

DISTRIBUTIONS FROM A PARTNERSHIP
Generally, a cash distribution from a partnership to a partner in excess of the adjusted basis of the partner's interest in the partnership immediately before the distribution is treated as gain from the sale or exchange of his interest in the partnership to the extent of the excess. No loss is recognized by the partners on these types of distributions. Other distributions of cash, disproportionate distributions of property, and liquidating distributions may result in taxable gain or loss. (See "- Disposition of Partnership Interests" and " - Termination of a Partnership," below.)

SALE OF THE PROPERTIES
Generally, net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than a year are taxed at a maximum rate of 20% (10% if they would be subject to tax at a rate of 15% if they were not eligible for long-term capital gains treatment). These rates also apply for purposes of the alternative minimum tax. (See " - Minimum Tax - Tax Preferences," below.) The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000 ($1,500 for married persons filing separate returns) or the excess of capital losses over capital gains.

Gains or losses from sales of oil and gas properties held for more than twelve months generally will be treated as a long-term capital gain, while a net loss will be an ordinary deduction. However, on disposition of an oil and gas property gain is treated as ordinary income to the extent of the lesser of:

      - the amounts that were deducted as intangible drilling and development costs rather than added to basis, plus depletion deductions that reduced the basis of the property, depreciation deductions and certain losses, if any, on previous sales of Partnership assets; or

      - the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

Other gains and losses on sales of oil and gas properties will generally result in ordinary gains or losses. (See " - Intangible Drilling and Development Costs," "- Depletion Allowance" and " - Depreciation - Modified Accelerated Cost Recovery System ("MACRS"), above.)


DISPOSITION OF PARTNERSHIP INTERESTS
The sale or exchange, including a repurchase by the Managing General Partner, of all or part of your interest in the Partnership held by you for more than twelve months will generally result in a recognition of long-term capital gain or losss. However, the recapturable portions of depreciation, depletion and intangible drilling and development costs will constitute ordinary income. (See " - Sale of the Properties," above). In the event the interest is held for twelve months or less, the gain or loss will generally be short-term gain or loss. Also, your pro rata share of the Partnership's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from such disposition. In addition to gain from a passive activity, a portion of any gain recognized by a Limited Partner on the sale or other disposition of his interest in the Partnership may be characterized as portfolio income. (See " -Limitations on Passive Activities", above.)

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A gift of your interest in the Partnership may result in federal and/or state income tax and gift tax liability to you, and interests in different partnerships do not qualify for tax-free like-kind exchanges. Other dispositions of your interest, may or may not result in recognition of taxable gain. However, no gain should be recognized by an Investor General Partner whose interest in the Partnership is converted to a Limited Partner interest so long as there is no change in his share of the Partnership's liabilities or certain Partnership assets as a result of the conversion. In addition, if you sell or exchange all or part of your interest in the Partnership you are required by the Code to notify the Partnership within 30 days or by January 15 of the following year, if earlier.

NO DISPOSITION OF YOUR INTEREST IN THE PARTNERSHIP (INCLUDING REPURCHASE OF THE INTEREST BY THE MANAGING GENERAL PARTNER) SHOULD BE MADE BY YOU PRIOR TO CONSULTATION WITH YOUR TAX ADVISOR.

MINIMUM TAX - TAX PREFERENCES
With limited exceptions, all taxpayers are subject to the alternative minimum tax. If your alternative minimum tax exceeds the regular tax, the excess is payable in addition to the regular tax. The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits. The alternative minimum tax accomplishes this objective by not treating favorably certain items that are treated favorably for purposes of the regular tax, including the deductions for intangible drilling and development costs and accelerated depreciation. Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000 ($87,500 for married individuals filing separate returns) and 28% thereafter. See " - Sale of the Properties," above, for the tax rates on capital gains. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses.

For taxpayers other than integrated oil companies (see "- Intangible Drilling and Development Costs"), the 1992 National Energy Bill repealed: (1) the preference for excess intangible drilling and development costs; and (2) the excess percentage depletion preference for oil and gas. The repeal of the excess intangible drilling and development costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling and development costs preference had not been repealed. Under the prior rules, the amount of intangible drilling and development costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from oil and gas properties. Excess intangible drilling costs is the regular intangible drilling and development costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or (at the taxpayer's election) under the cost depletion method. There is no preference for costs of nonproductive wells.

THE LIKELIHOOD OF YOU INCURRING, OR INCREASING, ANY MINIMUM TAX LIABILITY BY VIRTUE OF AN INVESTMENT IN THE PARTNERSHIP MUST BE DETERMINED ON AN INDIVIDUAL BASIS, AND REQUIRES YOU TO CONSULT WITH YOUR PERSONAL TAX ADVISOR.

LIMITATIONS ON DEDUCTION OF INVESTMENT INTEREST
Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year (with an indefinite carryforward of disallowed investment interest). An Investor General Partner's share of any interest expense incurred by the Partnership will be subject to the investment interest limitation. In addition, an Investor General Partner's income and losses (including intangible drilling and development costs) from the Partnership will be considered investment income and losses. Losses allocable to an Investor General Partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any. These rules do not apply to Partnership income or expense subject to the passive activity loss limitations for Limited Partners. (See " - Limitations on Passive Activities," above.)

ALLOCATIONS
The Partnership Agreement allocates to you your share of the Partnership's income, gains, credits and deductions (including the deductions for intangible drilling and development costs and depreciation). (See "Participation in Costs and Revenues.") Your Capital Account will be adjusted to reflect these allocations and your Capital Account, as adjusted, will be given effect in distributions made to you upon liquidation of the Partnership or your interest in the Partnership. Generally, your Capital Account will be increased by the amount of money you contribute to the Partnership and allocations to you of income and gain, and decreased by the value of property or cash distributed to you and allocations to you of loss and deductions.

It should be noted that your share of Partnership items of income, gain, loss, deduction and credit must be taken into account whether or not there is any distributable cash. Your share of Partnership revenues applied to the repayment of loans or the

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reserve for plugging wells, for example, will be included in your gross income in a manner analogous to an actual distribution of the income to you. Thus, you may have tax liability from the Partnership for a particular year in excess of any cash distributions from the Partnership to you with respect to that year. To the extent the Partnership has cash available for distribution, however, it is the Managing General Partner's policy that Partnership distributions will not be less than the Managing General Partner's estimate of the Participants' income tax liability with respect to Partnership income.

If any allocation under the Partnership Agreement is not recognized for federal income tax purposes, your distributive share of the items subject to such allocation generally will be determined in accordance with your interest in the Partnership, determined by considering relevant facts and circumstances. To the extent such deductions, as allocated by the Partnership Agreement, exceed deductions which would be allowed pursuant to such a reallocation you may incur a greater tax burden.

PARTNERSHIP BORROWINGS
Under the Partnership Agreement, the Managing General Partner and its Affiliates may make loans to the Partnership. The use of Partnership revenues taxable to Participants to repay Partnership borrowings could create income tax liability for the Participants in excess of cash distributions to them, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated as Capital Contributions in light of all the surrounding facts and circumstances.

PARTNERSHIP ORGANIZATION AND SYNDICATION FEES
Expenses connected with the sale of interests in a partnership are not deductible. Although certain organization expenses of the Partnership may be amortized over a period of not less than 60 months, these expenses are paid by the Managing General Partner as part of the Partnership's Organization and Offering Costs and any related deductions, which the Managing General Partner does not expect will be material in amount, will be allocated to the Managing General Partner.

TAX ELECTIONS
The Partnership may elect to adjust the basis of Partnership property on the transfer of an interest in a Partnership by sale or exchange or on the death of a Partner, and on the distribution of property by the Partnership to a Partner (the Section 754 election). The general effect of such an election is that transferees of the Partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the Partnership assets and the Partnership is treated for such purposes, upon certain distributions to Partners, as though it had newly acquired an interest in the Partnership assets and therefore acquired a new cost basis for such assets. Also, certain "start-up expenditures" must be capitalized and can only be amortized over a 60-month period. If it is ultimately determined that any of the Partnership's expenses constituted start-up expenditures and not deductible business expenses, the Partnership's deductions would be reduced.

DISALLOWANCE OF DEDUCTIONS UNDER SECTION 183 OF THE CODE
Your ability to deduct your share of the Partnership's losses could be lost if the Partnership lacks the appropriate profit motive. There is a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross income derived from such activity exceeds the deductions attributable to such activity. Thus, if the Partnership fails to show a profit in at least three of five consecutive years, this presumption will not be available and the possibility that the IRS could successfully challenge the Partnership deductions claimed by you would be substantially increased.

The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on the Managing General Partner's representation that the Partnership will be conducted as described in this Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will possess the requisite profit motive.

TERMINATION OF A PARTNERSHIP
The Partnership will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in Partnership capital and profits. You will realize taxable gain on a termination of the Partnership to the extent that money regarded as distributed to you exceeds the adjusted basis of your Partnership interest. The conversion of Investor General Partner Units to Limited Partner interests, however, will not result in a termination of the Partnership.

LACK OF REGISTRATION AS A TAX SHELTER
An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in the tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably infer

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that the ratio that (1) the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to (2) the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1, determined without reduction for gross income derived from the investment.

The Managing General Partner does not believe that the Partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the Partnership is to locate, produce and market natural gas on an economic basis, the Managing General Partner does not believe that the Partnership will be a "potentially abusive tax shelter." Accordingly, the Managing General Partner does not intend to cause the Partnership to register with the IRS as a tax shelter.

If it is subsequently determined that the Partnership was required to be registered with the IRS as a tax shelter, the Managing General Partner would be subject to certain penalties and you would be liable for a $250 penalty for failure to include the tax shelter registration number on your tax return, unless such failure was due to reasonable cause. You also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of your interest in the Partnership. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to register with the IRS as a tax shelter.

Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

INVESTOR LISTS. Any person who organizes a tax shelter required to be registered with the IRS must maintain a list of each investor in the tax shelter. For the reasons described above, the Managing General Partner does not believe the Partnership is a tax shelter for this purpose. If this determination is wrong there is a penalty of $50 for each person, unless the failure is due to reasonable cause.

TAX RETURNS AND AUDITS
IN GENERAL. The tax treatment of all partnership items is generally determined at the partnership, rather than the partner, level; and the partners are generally required to treat partnership items on their individual returns in a manner which is consistent with the treatment of the partnership items on the partnership return. Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against a Partner attributable to a partnership item may be extended as to all partners by agreement between the IRS and the Managing General Partner, which will serve as the Partnership's representative ("Tax Matters Partner") in all administrative and judicial proceedings conducted at the partnership level. The Tax Matters Partner generally may enter into a settlement on behalf of, and binding upon, partners owning less than a 1% profits interest in partnerships having more than 100 partners. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an "electing large partnership." These rules also facilitate the matching of partnership items with individual partner tax returns by the IRS. The Managing General Partner does not anticipate that the Partnership will make this election. By executing the Partnership Agreement, you agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority.

TAX RETURNS. Your income tax returns are your responsibility. The Partnership will provide you with the tax information applicable to your investment in the Partnership necessary to prepare your returns. However, the treatment of the tax attributes of the Partnership may vary among Participants. Accordingly, the Managing General Partner, its Affiliates and Special Counsel assume no responsibility for the tax consequences of this transaction to you, nor for the disallowance of any proposed deductions.

YOU ARE URGED TO SEEK QUALIFIED, PROFESSIONAL ASSISTANCE IN THE PREPARATION OF YOUR FEDERAL, STATE AND LOCAL TAX RETURNS.

PENALTIES AND INTEREST
IN GENERAL. Interest is charged on underpayments of tax and various civil and criminal penalties are included in the Code.

PENALTY FOR NEGLIGENCE OR DISREGARD OF RULES OR REGULATIONS. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of such portion is added to the tax. Negligence is strongly indicated if a partner fails to treat partnership items on his tax return in a manner that is consistent with the treatment of such items on the partnership's return or to notify the IRS of the inconsistency.

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VALUATION MISSTATEMENT PENALTY. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or if the price for any property or services (or for the use of property) claimed on a return is 200% or more (or
50% or less) of the correct price. If there is a gross valuation misstatement (400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount) the penalty is 40%.

SUBSTANTIAL UNDERSTATEMENT PENALTY. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of 10% of the tax required to be shown on the return, or $5,000. The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or adequately disclosed on the taxpayer's return and there is a reasonable basis for the tax treatment of such item by the taxpayer. However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment. A "tax shelter" for this purpose is any entity which has as a significant purpose the avoidance or evasion of federal income tax.

IRS ANTI-ABUSE RULE. If a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. Based on the Managing General Partner's representation that the Partnership will be conducted as described in this Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be subject to this rule.

STATE AND LOCAL TAXES
Under Pennsylvania law, the Partnership is required to withhold state income tax at the rate of 2.8% of Partnership income allocable to Participants who are not residents of Pennsylvania. Also, the Partnership will operate in states and localities which impose a tax on its assets or its income, or on you. Deductions which are available to you for federal income tax purposes may not be available for state or local income tax purposes.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE POSSIBLE EFFECT OF VARIOUS STATE AND LOCAL TAXES ON YOUR PERSONAL TAX SITUATIONS.

SEVERANCE, FRANCHISE, AND AD VALOREM (REAL ESTATE) TAXES
The Partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.

SOCIAL SECURITY BENEFITS AND SELF-EMPLOYMENT TAX
A Limited Partner's share of income or loss from the Partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by Limited Partners, and if any Limited Partners are currently receiving Social Security benefits their shares of Partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings." An Investor General Partner's share of income or loss from the Partnership will constitute "net earnings from self-employment" for these purposes. For 1999 the ceiling for social security tax of 12.4% is $72,600 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

FOREIGN PARTNERS
The Partnership will be required to withhold and pay to the IRS tax at the highest rate under the Code applicable to Partnership income allocable to foreign partners, even if no cash distributions are made to such partners. In the event of overwithholding, a foreign Partner must file a United States tax return to obtain a refund.

ESTATE AND GIFT TAXATION
There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee, which will be adjusted for inflation. Estates of $650,000 (which increases in stages to $1,000,000 by 2006) or less generally are not subject to federal estate tax.

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IT IS NOT POSSIBLE FOR SPECIAL COUNSEL TO PREDICT THE EFFECT OF THE TAX LAWS ON
YOU. ACCORDINGLY, YOU ARE URGED TO SEEK, AND SHOULD DEPEND UPON, THE ADVICE OF YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

                                  DEFINITIONS

TERMS DEFINED
As used in this Prospectus, the following terms have the meanings hereinafter set forth:

(1) "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged will be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

(2) "Administrator" means the official or agency administering the securities laws of a state.

(3)  "Affiliate" means with respect to a specific person:

     - any person directly or indirectly owning, controlling, or holding with power to vote ten percent or more of the outstanding voting securities of such specified person;

     - any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

     - any person directly or indirectly controlling, controlled by, or under common control with such specified person;

     -   any officer, director, trustee or partner of such specified person; and

     - if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

(4) "AIC, Inc." means AIC, Inc., a wholly owned subsidiary of Atlas America, Inc. and the sole shareholder of Atlas, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania, 15108.

(5) "Agreed Subscription" means that amount so designated on the Subscription Agreement executed by the Participant, or, in the case of the Managing General Partner, its subscription under ss.3.03(b) and its subsections of the Partnership Agreement.

(6) "Anthem Securities" means Anthem Securities, Inc. whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

(7) "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

(8) "Atlas" means Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

(9) "Atlas America, Inc." means Atlas America, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

(10) "Atlas Energy" means Atlas Energy Group, Inc., an Ohio corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.


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(11) "Atlas Group" means The Atlas Group, Inc., a Pennsylvania corporation, which was formerly known as AEGH or AEG Holdings, Inc., and has been merged into Atlas America, Inc.

(12) "Capital Account" or "account" means the account established for each party to the Partnership Agreement, maintained as provided in ss.5.02 and its subsections of the Partnership Agreement.

(13) "Capital Contribution" means the amount agreed to be contributed to the Partnership by a party pursuant to ss.ss.3.04 and 3.05 and their subsections of the Partnership Agreement.

(14) "Carried Interest" means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

(15) "Code" means the Internal Revenue Code of 1986, as amended.

(16) "Cost", when used with respect to the sale of property to the Partnership, means:

      - the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

      - title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

      - a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

      - rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months prior to the purchase by the Partnership.

      "Cost", when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles.

      As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

(17) "Dealer-Manager" means Anthem Securities, an Affiliate of the Managing General Partner and the broker-dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire, and Bryan Funding, Inc., the broker-dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

(18)  "Development Drilling" means drilling a Development Well.

(19) "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

(20) "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with ss.4.03(d)(7) of the Partnership Agreement.

(21) "Drilling and Completion Costs" means all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed

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      "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt ("Intangible Drilling Costs"), and all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well ("Tangible Costs").

(22) "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached as Exhibit (II) to the Partnership Agreement.

(23) "Dry Hole" means a well which is plugged and abandoned with or without a completion attempt because the Operator has determined that it will not be productive of gas and/or oil in commercial quantities.

(24)  "Exploratory Drilling" means drilling an Exploratory Well.

(25)  "Exploratory Well" means a well drilled:

      -   to find commercially productive hydrocarbons in an unproved area;

      - to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

      -   to significantly extend a known prospect.

(26) "Farmout" means an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

(27)  "Final Terminating Event" means any one of the following:

      -   the expiration of the fixed term of the Partnership;

      - the giving of notice to the Participants by the Managing General Partner of its election to terminate the affairs of the Partnership;

      - the giving of notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

      - the termination of the Partnership under ss.708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

(28) "Force Majeure" means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance under the Drilling and Operating Agreement and is not reasonably within the control of the Operator.

(29) "Fracturing" or "Frac" means a treatment to a potentially productive geological formation intended to enhance the ability of oil or gas to migrate through the formation to the well hole. Fracturing may involve the application of hydraulic pressure to the reservoir formation or the use of explosive devices to create or enlarge fractures through which oil or gas may move.

(30) "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

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(31)  "Independent Expert" means a person with no material relationship to the
      Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

(32) "Initial Closing Date" means the date, on or before the Offering Termination Date, but after the minimum Partnership Subscription has been received, that the Managing General Partner, in its sole discretion, elects for the Partnership to begin business activities, including the drilling of wells. It is anticipated that this date will be November 1, 1999.

(33) "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to
      Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

(34) "Interim Closing Date" means those date(s) after the Initial Closing Date of the Partnership, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional Agreed Subscriptions to additional Partnership activities, including drilling activities.

(35) "Investor General Partners" means the persons signing the Subscription Agreement as Investor General Partners and the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2) of the Partnership Agreement. All Investor General Partners will be of the same class and have the same rights.

(36)  "IRS" means the United States Internal Revenue Service.

(37) "Joint and Several Liability" means a liability in which a claimant, at its option, may sue all or any one or more of the co-obligors for the entire amount of the liability, whereas a joint liability is one in which a claimant must sue all co-obligors.

(38) "Landowner's Royalty Interest" means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

(39) "Leases" means full or partial interests in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.

(40) "Limited Partners" means the persons signing the Subscription Agreement as Limited Partners, the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2) of the Partnership Agreement, the Investor General Partners upon the conversion of their Investor General Partner Units to Limited Partner interests pursuant to ss.6.01 (b) of the Partnership Agreement, and any other persons who are admitted to the Partnership as additional or substituted Limited Partners. All Limited Partners will be of the same class and have the same rights; provided, however, Limited Partners who were formerly Investor General Partners remain liable for Partnership obligations incurred before the conversion of their Investor General Partner Units to Limited Partner interests in the Partnership, as set forth in the Partnership Agreement.

(41) "Managing General Partner" means Atlas Resources, Inc. or any Person admitted to the Partnership as a general partner other than as an Investor General Partner pursuant to the Partnership Agreement who is designated to exclusively supervise and manage the operations of the Partnership.

(42)  "MCF" means one thousand cubic feet of natural gas.

(43) "Net Revenue Interest" means that percentage of revenues attributable to the oil and gas rights subject to a particular Lease which a party acquiring a Lease is entitled to receive by virtue of its interest therein.

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(44)  "Offering Termination Date" means the date after the minimum Partnership
      Subscription has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 1999.

(45) "Operating Costs" means expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

(46) "Operator" means the Managing General Partner, as operator of Partnership Wells in Pennsylvania and the Managing General Partner or an Affiliate as operator of Partnership Wells in other areas of the United States.

(47) "Organization Costs" means all costs of organizing the offering, including, but not limited to, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

(48) "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

(49) "Overriding Royalty Interest" means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

(50) "Participants" means the Managing General Partner to the extent of its optional subscription under ss.3.03(b)(2) of the Partnership Agreement, the Limited Partners and the Investor General Partners.

(51) "Partners" means the Managing General Partner, the Investor General Partners, and the Limited Partners.

(52) "Partnership" means Atlas-Energy for the Nineties-Public #8 Ltd., the Pennsylvania limited partnership formed pursuant to the Partnership Agreement.

(53) "Partnership Agreement" means the Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits thereto, as set forth in Exhibit (A) to this Prospectus.

(54) "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

(55) "Partnership Subscription" means the aggregate Agreed Subscriptions of the parties to the Partnership Agreement; provided, however, with respect to Participant voting rights under the Partnership Agreement, the term "Partnership Subscription" shall be deemed not to include the Managing General Partner's required subscription under ss.3.03(b)(1) of the Partnership Agreement.

(56) "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

(57) "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

(58) "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.

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(59)  "Prospect" means an area covering lands which are believed by the Managing
      General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves. Subject to the foregoing sentence, with respect to the Clinton/Medina geological formation in Ohio and Pennsylvania "Prospect" shall be deemed the drilling or spacing unit.

(60) "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(61) "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, I.E., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.


      - Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

          - that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

          - the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

          In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

      - Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

      -   Estimates of proved reserves do not include the following:

          - oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

          - crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

          - crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

          - crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

(62) "Proved Undeveloped Reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances

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      should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(63) "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

        - a transaction involving securities of the Partnership that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

        - a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights, the term of existence of the Partnership, the Managing General Partner's compensation and the Partnership's investment objectives.

(64) "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

(65) "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units in the Partnership payable to registered broker-dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

(66) "Selling Agents" means those broker-dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

(67) "Shut-In" means temporary cessation of operation of a producing well. A well may be Shut-In because of:

        -    down time for repair and maintenance;

        -    the lack of a market for the production; or

        - the Managing General Partner has ceased producing all or a portion of the gas from the well because of gas price decreases.

(68) "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

(69) "Spud" means with respect to any well the commencement of the first boring of the hole for the well for which a "spudding bit" may be used, or such other meaning as is generally accepted in the oil and gas industry.

(70) "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to the Partnership Agreement.

(71) "Subordinated Interest" means an equity interest in a program issued to a person, without payment of full consideration, after the attainment of certain specified performance by the program.

(72) "Tangible Costs"or "Capital Expenditures" means those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the

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

      wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

(73)  "Tax Matters Partner" means the Managing General Partner.

(74) "Units" or "Units of Participation" means the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of Section 3.03 and its subsections of the Partnership Agreement.

(75) "Working Interest" means an interest in an oil and gas leasehold which is subject to some portion of the cost of development, operation, or maintenance.


                        SUMMARY OF PARTNERSHIP AGREEMENT

NOTE: THE RIGHTS AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER AND YOU AND THE OTHER PARTICIPANTS ARE GOVERNED BY THE PARTNERSHIP AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT (A) TO THIS PROSPECTUS. YOU SHOULD NOT INVEST IN THE PARTNERSHIP WITHOUT FIRST THOROUGHLY REVIEWING THE PARTNERSHIP AGREEMENT. THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS IN THE PARTNERSHIP AGREEMENT WHICH ARE NOT COVERED ELSEWHERE IN THIS PROSPECTUS.

RESPONSIBILITY OF MANAGING GENERAL PARTNER
The Managing General Partner will have the exclusive management and control of all aspects of the business of the Partnership. As a Participant, even if you are an Investor General Partner, you will not have any voice in the day-to-day business operations of the Partnership. (See Section 4.03(a)(2) of the Partnership Agreement.)

LIABILITIES OF GENERAL PARTNERS, INCLUDING INVESTOR GENERAL PARTNERS
General Partners, including Investor General Partners, will not be protected by limited liability for Partnership activities. If you invest as an Investor General Partner you will be Jointly and Severally Liable for all obligations and liabilities to creditors and claimants (whether arising out of contract or tort) in the conduct of Partnership operations. If an Investor General Partner is called upon to pay an additional Capital Contribution to the Partnership and fails to pay the required Capital Contribution when due, then the remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

        - will have a first lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

        - will be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

        - may begin legal action to collect the amount due plus interest at the legal rate. (See Section 3.05(b) of the Partnership Agreement.)

The Managing General Partner maintains general liability insurance. (See
Section 4.02(c)(1)(vi) of the Partnership Agreement.) In addition, the Managing General Partner has agreed to indemnify each of the Investor General Partners for obligations related to casualty losses which exceed available insurance coverage and Partnership net assets. (See Section 4.05(b) of the Partnership Agreement.)

LIABILITY OF LIMITED PARTNERS
The Partnership will be governed by the Pennsylvania Revised Uniform Limited Partnership Act (the "Partnership Act"). Under the Partnership Act if you invest as a Limited Partner, then generally you will not be liable to third parties for the obligations of the Partnership. However, there are the following exceptions:

        -    if you also invest as an Investor General Partner; or

        - in addition to the exercise of your rights and powers as a Limited Partner, you take part in the control of the business of the Partnership. (See Section 4.03(a)(1) of the Partnership Agreement.)

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Under Pennsylvania law, if you invest as a Limited Partner you should not have any liability to the Partnership in excess of your investment and your share of the Partnership's assets and undistributed income. Notwithstanding, as a Limited Partner you will have liability to the extent of the following:

        -    a failure to make a required Capital Contribution; and

        - for a period of two years, any Capital Contributions "wrongfully" returned to you in violation of the Partnership Agreement or Pennsylvania law, with interest thereon. This includes, but is not limited to, any distribution to you and the other Limited Partners to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than liabilities to the Participants on account of their contributions and to the Managing General Partner) exceed Partnership assets.

AMENDMENTS
Amendments to the Partnership Agreement may be:

        - proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

        - proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription and adopted by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

The Partnership Agreement may also be amended by the Managing General Partner for certain purposes, however, no amendment materially and adversely affecting the Participants can be made without the consent of the affected Participants.

NOTICE
Notice to you as a Participant begins from the date of mailing the notice. Also, the notice is binding on you even if you do not receive the notice. The notice periods are frequently quite short (a minimum of 15 business days) and apply to matters which may seriously affect your rights. If you fail to respond in the specified time to a request by the Managing General Partner for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the Partnership Agreement expressly requires your affirmative approval. (See Section 8.01 of the Partnership Agreement.)

VOTING RIGHTS AND ACCESS TO RECORDS
Generally, you will be entitled to vote with respect to any and all Partnership matters at any time a meeting is called by either the Managing General Partner or Participants owning 10% or more of the Partnership Subscription. For each Unit you own you are entitled to one vote on the matters being voted upon. If you own a fractional Unit, then you are entitled to vote that fraction of one vote equal to the fractional interest in the Unit.

At any time upon the request of Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription, you and the other Participants may vote without a meeting and without the concurrence of the Managing General Partner or its Affiliates on the matters set forth below. Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may vote to:

        - amend the Partnership Agreement; provided however, any amendment may not increase the duties or liabilities of you or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of you or the Managing General Partner without the approval of you or the Managing General Partner. Furthermore, any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants;

        -    dissolve the Partnership;

        - remove the Managing General Partner and elect a new Managing General Partner;

        - elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

        -    remove the Operator and elect a new Operator;

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

        - approve or disapprove the sale of all or substantially all of the assets of the Partnership; and

        - cancel any contract for services with the Managing General Partner, the Operator or their Affiliates without penalty upon 60 days notice.

The Managing General Partner, its officers, directors, and Affiliates may also subscribe for Units in the Partnership on the same basis as you and the other Participants, except that they are not required to pay the Dealer-Manager fee, Sales Commissions, reimbursement of marketing expenses, and reimbursement of bona fide accountable due diligence expenses. The Managing General Partner, its officers, directors, or Affiliates may vote on all matters other than the issues set forth in removing the Managing General Partner and Operator above and any other transaction between the Managing General Partner or its Affiliates and the Partnership. In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates will not be included. (See Section 4.03(c)(1) of the Partnership Agreement.)

As a Participant you will have access to all records of the Partnership after adequate notice, at any reasonable time. Logs, well reports and other drilling and operating data may be kept confidential, but only for reasonable periods of time. Your ability to obtain the Participant List is subject to additional requirements set forth in the Partnership Agreement. (See Sections 4.03(b)(5) and 4.03(b)(6) of the Partnership Agreement.)

WITHDRAWAL OF MANAGING GENERAL PARTNER
After 10 years, the Managing General Partner may voluntarily withdraw as Managing General Partner for whatever reason by giving 120 days' written notice to you and the other Participants. Although the withdrawing Managing General Partner is not required to provide a substitute Managing General Partner, a new Managing General Partner may be substituted by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

If the Managing General Partner would withdraw and the Participants failed to elect to continue the Partnership and to designate a substituted Managing General Partner, then the Partnership would terminate and dissolve. This could result in adverse tax and other consequences. (See "Participation in Costs and Revenues - Liquidation" and "Tax Aspects - Termination of a Partnership.")

Subject to a required participation of not less than 1% of the Partnership revenues, the Managing General Partner may partially withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if the withdrawal is necessary to satisfy the bona fide request of its creditors or approved by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. (See Sections 4.04(a)(3) and 6.03 of the Partnership Agreement.)

                   SUMMARY OF DRILLING AND OPERATING AGREEMENT

The Managing General Partner will serve as the Operator pursuant to the Drilling and Operating Agreement, Exhibit (II) to the Partnership Agreement, for wells situated in Pennsylvania, and the Managing General Partner or an Affiliate will serve as the Operator for any wells situated in other areas of the United States. The Operator may be replaced at any time upon 60 days advance written notice by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

The Drilling and Operating Agreement provides a number of material provisions, including, without limitation, those set forth below:

        -    The Operator's right to resign after five years.

        - The Operator's right beginning three years after a Partnership Well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well, although the Managing General Partner historically has never done this after only three years.

        - The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the Operator by the Partnership.

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        -    The prescribed insurance coverage to be maintained by the Operator.

        - Limitations on the Operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

        - Restrictions on the Partnership's ability to transfer its interest in fewer than all wells, unless the transfer is of an equal undivided interest in all wells.

        -    The limitation of the Operator's liability except for:

             -    violations of law;

             - negligence or misconduct by it, its employees, agents or subcontractors; and

             -    breach of the Drilling and Operating Agreement.

        - The excuse for nonperformance by the Operator due to force majeure. Force majeure generally means acts of God, catastrophes and other causes which preclude the Operator's performance and are beyond its control. (See "Definitions.")

THE FOREGOING IS ONLY A SUMMARY OF SOME OF THE PROVISIONS OF THE PROPOSED FORM OF DRILLING AND OPERATING AGREEMENT. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM ATTACHED TO THE PARTNERSHIP AGREEMENT AS EXHIBIT (II). YOU SHOULD NOT SUBSCRIBE TO THE PARTNERSHIP WITHOUT FIRST THOROUGHLY REVIEWING THE DRILLING AND OPERATING AGREEMENT.

                              REPORTS TO INVESTORS

The Partnership will provide you and the other Participants the reports set forth below. The cost of all the reports described below will be paid by the Partnership as Direct Costs. (See Section 4.03(b) of the Partnership Agreement.)

        - Beginning with the 1999 calendar year, the Partnership will provide you an annual report within 120 days after the close of the calendar year, and beginning with the 2000 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing, except as otherwise indicated, at least the following information.

              - Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity prepared in accordance with generally accepted accounting principles. Semiannual reports need not be audited.

              - A summary of the total fees and compensation paid by the Partnership to the Managing General Partner, the Operator and their Affiliates. In addition, you will be provided the percentage that the annual unaccountable, fixed payment reimbursements for Administrative Costs bears to annual Partnership revenues.

              - A description of each Prospect owned by the Partnership, including the cost, location, number of acres and the Working Interest except succeeding reports need contain only material changes, if any.

              - A list of the wells drilled or abandoned by the Partnership (indicating whether each of such wells has or has not been completed), and a statement of the cost of each well completed or abandoned.

              -   A description of all farmins and joint ventures.

              -   A schedule reflecting:

                  -   the total Partnership costs;

                  - the costs paid by the Managing General Partner and the costs paid by the Participants

                  -   the total Partnership revenues; and

                  - the revenues received or credited to the Managing General Partner and the revenues received or credited to the Participants.

         - The Partnership will, within 75 days after the end of each fiscal year, transmit to you the information needed for you to file your federal and state income tax returns.

         - Beginning January 1, 2001, and every year thereafter, the Managing General Partner will provide a computation of the total oil and gas Proved Reserves of the Partnership and the dollar value thereof. The reserve computations will be based upon engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

                               PRESENTMENT FEATURE

You and the other Participants may present your interests for repurchase by the Managing General Partner beginning in 2004. However, you and the other Participants are not obligated to present your Units for repurchase. The Managing General Partner may suspend its repurchase obligation by notice to you and the other Participants if it determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on terms it deems reasonable. After this notice, the Managing General Partner will not be contractually obligated to purchase any interests presented for repurchase.

The Managing General Partner will not purchase less than one Unit unless the lesser amount represents your entire interest. If less than all interests presented at any time are to be purchased, then the interests to be purchased will be selected by lot. In any calendar year the Managing General Partner will not purchase more than 5% of the Units. The Managing General Partner may waive these limitations in its sole discretion, other than the limitation on its purchasing more than 5% of the Units in any calendar year.

The Managing General Partner's obligation to purchase interests presented may be discharged for its benefit by a third party or an Affiliate. If you sell your interest it will be transferred to the party who pays for it. Also, you will be required to deliver an executed assignment of your interest along with any other documentation that the Managing General Partner reasonably requests.

You may present your Units in writing to the Managing General Partner beginning in 2004. The presentment must be within 120 days of the Partnership reserve report (the "Reserve Report") discussed below. In addition, in accordance with Treas. Reg. Section 1.7704-1(f), no repurchase will occur until at least 60 calendar days after you notify the Partnership in writing of your intention to exercise your repurchase right. No repurchase will be considered effective until payment has been made to you in cash.

The amount attributable to Partnership reserves will be determined based upon the last Reserve Report prepared by the Managing General Partner and reviewed by an Independent Expert. Beginning in 2001 the Managing General Partner will estimate the present worth of future net revenues attributable to the Partnership's interest in Proved Reserves. In making this estimate, the Managing General Partner will use a discount rate equal to 10%, use a constant price for the oil, and base the price of gas upon the existing gas contracts at the time of the repurchase.

The presentment price to be paid to you will be based upon your share of the net assets and liabilities of the Partnership based upon your Agreed Subscription. The presentment price will include the sum of the following items:

         - an amount based on 70% of the present worth of future net revenues from the Partnership's Proved Reserves, determined as described above;

         -   Partnership cash on hand;

         - prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts; and

         - the estimated market value of all assets of the Partnership not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following items:

         - an amount equal to all Partnership debts, obligations and other liabilities, including accrued expenses; and

         - any distributions made to you between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves (see above).

The amount may be further adjusted by the Managing General Partner for estimated changes therein from the date of the Reserve Report to the date of payment of the presentment price to you:

         - by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the presentment request; and

         - by reason of any of the following occurring before payment of the presentment price to you: changes in well performance, increases or decreases in the market price of oil, gas or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion) and similar matters.

Because of the difficulty in accurately estimating oil and gas reserves, the purchase price may not reflect the full value of the Partnership property to which it relates. These estimates are merely appraisals of value and may not correspond to realizable value. There can be no assurance that the revenues received by you before the presentment and the price paid for the interests will be equal to the original price paid for the interests. You are not obligated to present your Units for purchase and you may receive a greater return if you retain rather than sell your Units as provided herein. Also, your sale of interests will be a taxable event, and gain or loss generally will be recognized for federal income tax purposes. (See "Tax Aspects - Disposition of Partnership Interests.")

                            TRANSFERABILITY OF UNITS

         RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES AND TAX LAW

Transferability of the Units is restricted. Thus, neither you nor the other Participants will be able to sell, assign, pledge, hypothecate or transfer your Partnership interest other than by operation of law unless there is:

         - an effective registration of the Units under the 1933 Act and qualification under applicable state securities law; or

         - an opinion of counsel acceptable to the Managing General Partner that the registration and qualification are not required.

Further, the Managing General Partner and the Partnership have no obligation or intention to register the Units for resale.

Also, the tax laws require certain transfer limitations. Thus, subject to transfers pursuant to the Partnership's presentment feature and transfers by operation of law, no sale, exchange, transfer or assignment of a Unit may be made if it would, in the opinion of counsel for the Partnership, result in the termination of the Partnership within the meaning of Section 708 of the Code, or would result in the Partnership being treated as a "publicly-traded" partnership for purposes of ss.469(k) of the Code. (See "Tax Aspects - Limitations on Passive Activities" and " - Termination of a Partnership.")

TRANSFER PROVISIONS
A Unit may be transferred only with the consent of the Managing General Partner. The Partnership will recognize the assignment of one or more whole Units unless you own less than a whole Unit, in which case your entire fractional interest must be assigned. Any transfer that is consented to by the Managing General Partner when the assignee of the Unit does not become a substituted Participant as described below will be effective as of:

         -   midnight of the last day of the calendar month in which it is made;
             or

         - at the Managing General Partner's election, 7:00 A.M. of the following day.

An assignee of a Unit may become a substituted Participant only upon meeting certain further conditions. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units which includes the right to vote. The conditions to become a substitute Participant are as follows:

         -   the assignor of the Unit gives the assignee the right;

         - the Managing General Partner consents to the substitution, which is in the Managing General Partner's absolute discretion;

         - the assignee of the Unit pays to the Partnership all costs and expenses incurred in connection with the substitution; and

         - the assignee of the Unit executes and delivers the instruments (in form and substance satisfactory to the Managing General Partner) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all terms and provisions of the Partnership Agreement.

The Partnership will amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

                              PLAN OF DISTRIBUTION

COMMISSIONS
The Units will be offered on a "best efforts" basis by Anthem Securities, which is an Affiliate of the Managing General Partner, acting as Dealer-Manager in all states other than Minnesota and New Hampshire, and by other selected registered broker-dealers, which are members of the NASD, acting as Selling Agents. Anthem Securities was formed for the purpose of serving as Dealer-Manager of Programs sponsored by the Managing General Partner and became an NASD member firm in April, 1997. Anthem Securities has participated as Dealer-Manager in five Programs sponsored by the Managing General Partner. Bryan Funding, Inc., a member of the NASD, will serve as Dealer-Manager in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities with respect to sales in those states. Best efforts means that the Dealer-Manager and Selling Agents will not guarantee the sale of a certain amount of Units.

The Dealer-Manager will manage and oversee the offering of the Units as described above and will receive on each Unit sold:

         -   a 2.5% Dealer-Manager fee;

         -   a 7% Sales Commission;

         -   a .5% reimbursement of marketing expenses; and

         - a .5% reimbursement of the Selling Agent's bona fide accountable due diligence expenses.

All or a portion of the 7% Sales Commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses will be reallowed to the Selling Agents.

The Managing General Partner is also using the services of three wholesalers, Mr. Eric Koval, Mr. Bruce Bundy and Mr. Robert Gourlay who are employed by it and associated with Anthem Securities. The 2.5% Dealer-Manager fee will be reallowed to the Affiliated wholesalers for Agreed Subscriptions obtained through their efforts. The Dealer-Manager will retain any Sales Commissions, reimbursement of marketing expenses, and reimbursement of the Selling Agents' bona fide accountable due diligence expenses not reallowed to the Selling Agents.

The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation to broker-dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering, plus the reimbursement for bona fide accountable due diligence expenses of .5% on each Agreed Subscription.

All Dealer-Manager fees, Sales Commissions, reimbursement of marketing expenses, and due diligence reimbursements will be aggregated and paid by the Managing General Partner as a part of Organization and Offering Costs and will not be deducted from subscription proceeds. Notwithstanding, the Managing General Partner, its officers, directors and Affiliates and the Selling Agents may subscribe for Units on the same basis as Participants but without paying the Dealer-Manager fee, Sales Commissions, reimbursement of marketing expenses, and due diligence reimbursements. Also Registered Investment Advisors and their clients may subscribe for Units on the same basis as Participants by paying the Dealer-Manager fee, but without paying Sales Commissions, reimbursement of marketing expenses, and due diligence reimbursements.

After the minimum Partnership Subscription is received and the checks have cleared the banking system, the Dealer-Manager fee, the Sales Commissions, reimbursement of marketing expenses, and due diligence reimbursements will be paid to the Dealer-Manager and broker-dealers approximately every two weeks until the Offering Termination Date.

INDEMNIFICATION
The Dealer-Managers may be deemed underwriters as that term is defined in the 1933 Act and the Sales Commissions and Dealer-Manager fees may be deemed underwriting compensation. The Managing General Partner and the Dealer-Managers have agreed to indemnify each other, and it is anticipated that the Dealer-Managers and each Selling Agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

                                 SALES MATERIAL

In addition to the Prospectus the Managing General Partner will use the following sales material with the offering of the Units:

         -   a brochure entitled "Atlas-Energy for the Nineties-Public #8 Ltd.";
             and

         -   Atlas America, Inc.'s corporate profile.

The Managing General Partner has not authorized the use of other sales material and the offering of Units is made only by means of this Prospectus. Sales material must be preceded or accompanied by this Prospectus. Although the information contained in the sales material does not conflict with any of the information set forth herein, this material does not purport to be complete. Sales material should not be considered a part of or incorporated into this Prospectus or the Registration Statement of which this Prospectus is a part.

In addition, supplementary materials (including prepared presentations for group meetings) will be submitted to the Administrator in advance of use, and its use must either be preceded by or accompanied with an effective Prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which Units are to be described, offered or sold will clearly indicate that the purpose of the meeting is to offer the Units for sale, the minimum purchase price of the Units, the suitability standards to be employed, and the name of the person selling the Units. No cash, merchandise or other items of value will be offered as an inducement to any prospective investor to attend any such meeting. All written or prepared audiovisual presentations (including scripts prepared in advance for oral presentations) to be made at such meetings must be submitted to the Administrator within a prescribed review period. These provisions, however, will not apply to meetings consisting only of representatives of broker-dealers.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS IN MAKING YOUR INVESTMENT DECISION. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

                                 LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the Managing General Partner regarding the validity and due issuance of the Units offered hereby and its opinion on material tax consequences to individual investors in the Partnership. Notwithstanding the foregoing, the factual statements herein are those of the Managing General Partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                     EXPERTS

The financial statements included in this Prospectus for the Managing General Partner and the Partnership have been audited by Grant Thornton, L.L.P., as of the date indicated in their reports thereon which appear elsewhere herein. The financial statements have been included in reliance on their reports given on their authority as experts in auditing and accounting.

The geological report of United Energy Development Consultants, Inc., which is not affiliated with the Managing General Partner and its Affiliates, appearing in "Proposed Activities - Information Regarding Currently Proposed Prospects" has been included herein in reliance upon the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by such report and in the giving of such report.

                                   LITIGATION

The Managing General Partner knows of no litigation pending or threatened to which the Managing General Partner or the Partnership is subject or may be a party, which it believes would have a material adverse effect upon the Partnership or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

Notwithstanding, on November 22, 1995, Winston Management Services Corporation ("Winston") and Professional Planning & Technologies, Inc. ("PPT") filed a complaint in the United States District Court for the District of Rhode Island against Atlas Resources, Inc., Atlas Energy Group, Inc., and others. The gist of the complaint is for the alleged breach of contract relating to the interpretation of broker-dealer agreements entered into between Winston and PPT and Atlas and Atlas Energy for the marketing of interests in limited partnerships in 1987, 1988, 1989 and 1990. The complaint seeks compensatory damages in an unspecified amount in excess of $50,000 plus an unspecified amount of punitive damages together with interest and costs of the lawsuit. The Managing General Partner intends to fight the lawsuit vigorously.

                             ADDITIONAL INFORMATION

The Partnership currently is not required to file reports with the Securities and Exchange Commission (the "SEC"). However, a Registration Statement (together with amendments thereto, hereinafter referred to as the "Registration Statement") on Form SB-2 with respect to the Units offered hereby has been filed on behalf of the Partnership with the SEC. Certain portions of the Registration Statement have been omitted from this Prospectus pursuant to the rules and regulations of the SEC. Reference is made to the Registration Statement, including exhibits, for further information. Statements in this Prospectus as to the contents of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for full statements of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by this reference. You may read and copy any materials filed as a part of the Registration Statement, including the Tax Opinion as set forth on Exhibit 8, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the Tax Opinion may be obtained by you or your advisors from the Managing General Partner at no cost. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

The Managing General Partner is fully aware of its obligations under Rule 13e-4 of the Securities Exchange Act of 1934. It is fully the intention of the Managing General Partner to comply with Rule 13e-4 and to cause the Partnership to comply with Rule 13e-4.

                  FINANCIAL INFORMATION CONCERNING THE MANAGING
                       GENERAL PARTNER AND THE PARTNERSHIP

Financial information concerning the Partnership and the Managing General Partner is reflected in the following financial statements. (See "Management.")

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SECURITIES OF, NOR ARE YOU ACQUIRING AN INTEREST IN THE MANAGING GENERAL PARTNER, ITS AFFILIATES, OR ANY OTHER ENTITY OTHER THAN THE PARTNERSHIP.

                        FINANCIAL STATEMENT AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                 ATLAS-ENERGY FOR THE NINETIES - PUBLIC #8 LTD.
                       A PENNSYLVANIA LIMITED PARTNERSHIP


                                 JUNE 11, 1999

                                   [LETTERHEAD]






               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Partners
ATLAS-ENERGY FOR THE NINETIES - PUBLIC #8 LTD.
A PENNSYLVANIA LIMITED PARTNERSHIP


We have audited the accompanying balance sheet of Atlas-Energy for The Nineties - Public #8 Ltd., A Pennsylvania Limited Partnership, as of
June 11, 1999. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas-Energy for The Nineties - Public #8 Ltd. as of June 11, 1999, in conformity with generally accepted accounting principles.



                               /s/ GRANT THORNTON LLP



Cleveland, Ohio
June 30, 1999

                 Atlas-Energy for the Nineties - Public #8 Ltd.
                      (A Pennsylvania Limited Partnership)

                                  BALANCE SHEET

                                  June 11, 1999

                                     ASSETS

Cash                                                     $100
                                                   ----------
                                                   ----------

                           PARTNERS' CAPITAL

Partners' capital                                        $100
                                                   ----------
                                                   ----------


    The accompanying notes are an integral part of this financial statement.

                 Atlas-Energy for the Nineties - Public #8 Ltd.
                      (A Pennsylvania Limited Partnership)

                          NOTES TO FINANCIAL STATEMENT

                                  June 11, 1999


1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Atlas-Energy for the Nineties - Public #8 Ltd. (the "Partnership") is a Pennsylvania Limited Partnership in which Atlas Resources, Inc. ("Atlas"), of Pittsburgh, Pennsylvania, (a wholly-owned subsidiary of Atlas America, Inc.) will be Managing General Partner and Operator, and subscribers to Units will be either Limited Partners or Investor General Partners depending upon their election.

     The Partnership will be funded to drill development wells which are proposed to be located primarily in Mercer County, Pennsylvania, although the Managing General Partner has reserved the right to use up to 20% of the Partnership Subscription to drill wells in other areas of the United States.

     Subscriptions at a cost of $10,000 per unit will be sold through wholesalers and broker-dealers including Anthem Securities, Inc., an affiliated company, which will be compensated in an amount equal to 10% of the subscription cost plus a .5% accountable due diligence fee. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $1,000,000 (to a maximum of $18,000,000) by December 31, 1999.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements are prepared in accordance with generally accepted accounting principles.

     The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by-field basis by the unit-of-production method based on periodic estimates of oil and gas reserves.

     Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Atlas-Energy for the Nineties - Public #8 Ltd.
                      (A Pennsylvania Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED

                                  JUNE 11, 1999


3.   FEDERAL INCOME TAXES

     The Partnership is not treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit flows through to the partners as though each partner had incurred such item directly. As a result, each partner must take into account his pro rata share of all items of partnership income and deductions in computing his federal income tax liability.


4.   PARTICIPATION IN REVENUES AND COSTS

     Atlas and the other partners will participate in revenues and costs in the following manner:

                                                                   OTHER
                                                      ATLAS       PARTNERS
                                                    ---------    ----------
Organization and offering costs                       100%           0%
Lease costs                                           100%           0%
Revenues                                               29%          71%
Operating costs, administrative costs,
   direct costs and all other costs                    29%          71%
Intangible drilling costs                               0%         100%
Tangible costs                                      43.75%       56.25%
Tax deductions:
    Intangible drilling and development costs           0%         100%
    Depreciation                                    43.75%       56.25%
    Depletion allowances                               29%          71%

                 Atlas-Energy for the Nineties - Public #8 Ltd.
                      (A Pennsylvania Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED

                                  June 11, 1999


5.   TRANSACTIONS WITH ATLAS AND ITS AFFILIATES

     The Partnership intends to enter into the following significant transactions with Atlas and its affiliates as provided under the Partnership agreement:

           Drilling contracts to drill and complete Partnership wells at an anticipated cost of $37.81 per foot on completed wells.

           Administrative costs at $75 per well per month.

           Well supervision fees initially of $275 per well per month plus the cost of third party materials and services.

           Reimbursement of gas transportation and marketing charges at competitive rates.


6.   PURCHASE COMMITMENT

     Subject to certain conditions, investor partners may present their interests beginning in 2004 for purchase by Atlas. Atlas is not obligated to purchase more than 5% of the units in any calendar year.


7.   SUBORDINATION OF MANAGING GENERAL PARTNER'S REVENUE SHARE

     Atlas will subordinate a part of its partnership revenues in an amount up to 11.6% of production revenues of the Partnership, net of related operating costs, administrative costs and well supervision fees to the receipt by participants of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions, determined on a cumulative basis, in each of the first five years of Partnership operations, commencing with the first distribution of revenues to the participants.


8.   INDEMNIFICATION

     In order to limit the potential liability of the investor general partners, Atlas has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of Partnership assets.

                           CONSOLIDATED BALANCE SHEET
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              ATLAS RESOURCES, INC.


                               September 30, 1998

                              [LETTERHEAD]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
ATLAS AMERICA, INC.


We have audited the accompanying consolidated balance sheet of Atlas Resources, Inc. (a Pennsylvania corporation) and Subsidiary as of
September 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Atlas Resources, Inc. and Subsidiary as of September 30, 1998, in conformity with generally accepted accounting principles.

As discussed in Note B to the consolidated Balance Sheet, the Company's former parent, The Atlas Group, Inc., merged into Atlas America, Inc. on September 29, 1998. Accordingly, the assets acquired and liabilities assumed were adjusted to their estimated fair values. As a result, the consolidated balance sheet for periods subsequent to the merger are not comparable to the consolidated balance sheets presented for prior periods.


                                        /s/ Grant Thornton LLP


Cleveland, Ohio
March 22, 1999

                      Atlas Resources, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEET

                               September 30, 1998

                                     ASSETS
Current Assets
   Cash                                                               $    62,724
   Accounts receivable                                                  1,619,811
   Inventories                                                            160,890
   Prepaid expenses and other current assets                            1,346,161
                                                                   --------------
                                                                        3,189,586
           Total current assets

Oil and Gas Properties (Successful Efforts)                            13,290,245

Property, Plant and Equipment
   Land                                                                   361,000
   Buildings                                                            2,469,000
   Equipment                                                              209,964
                                                                   --------------
                                                                        3,039,964

Contract rights and other intangibles                                  12,095,708
Goodwill                                                               17,717,000
                                                                   --------------

                                                                     $ 49,332,503
                                                                   --------------
                                                                   --------------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and accrued liabilities                               801,488
   Working interests and royalties payable                              4,723,751
   Accounts payable to affiliates                                       1,414,897
   Billings in excess of costs on uncompleted contracts                 5,290,633
   Current maturities of long-term debt                                   185,714
                                                                   --------------

          Total current liabilities                                    12,416,483

Deferred Taxes                                                          2,300,000

Long-Term Debt, net of current maturities                                 526,191

Stockholder's Equity
   Capital stock - stated value $10 per share; authorized -
       500 shares, issued and outstanding - 200 shares                      2,000
   Additional paid-in capital                                          34,087,829
                                                                   --------------
                                                                       34,089,829
                                                                   --------------

                                                                     $ 49,332,503
                                                                   --------------
                                                                   --------------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                      Atlas Resources, Inc. and Subsidiary

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                               September 30, 1998


NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated balance sheet follows.

1.       NATURE OF OPERATIONS

         Atlas Resources, Inc. and its subsidiary, ARD Investments, are engaged in the exploration for development, production and marketing of natural gas and oil primarily in the Appalachian Basin Area. In addition, the company performs contract drilling and well operation services.

2.       PRINCIPLES OF CONSOLIDATION

         The consolidated balance sheet includes the accounts of Atlas Resources, Inc., its wholly-owned subsidiary ARD Investments and its pro rata share of the assets and liabilities of the partnerships in which it has an interest. All significant intercompany transactions and balances have been eliminated.

3.       AFFILIATED COMPANIES

         Atlas Resources, Inc. (the Company) is a wholly-owned subsidiary of AIC, Inc. which is a wholly-owned subsidiary of Atlas America, Inc. (formerly The Atlas Group, Inc.). Atlas America, Inc. is a wholly-owned subsidiary of Resource America, Inc. which is the parent company. The Company is affiliated to other companies which are subsidiaries of AIC, Inc. The Company's operations are dependent upon the resources and services provided by AIC, Inc. The company is also the managing general partner of several oil and gas partnerships.

         Accounts payable to affiliates represents the net balance due to other subsidiaries of AIC, Inc. for reimbursement of Company expenses paid by an affiliate and marketing fees paid to an affiliate for marketing the Company's oil and gas production.

4.       USE OF ESTIMATES

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      Atlas Resources, Inc. and Subsidiary

                               September 30, 1998


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

5.       INVENTORIES

         Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

6.       OIL AND GAS PROPERTIES

         The Company follows the successful efforts method of accounting for its oil and gas activities. In accordance with this method, the acquisition costs of undeveloped leaseholds are capitalized. Exploration costs, including delay rentals, are expensed. Development costs related to drilling and equipping development wells are capitalized. Costs of drilling and equipping exploratory oil and gas wells are capitalized pending determination of quantities of proved reserves. If proved reserves are not found, such costs are charged to expense. Costs of surrendered, expired and abandoned leases are charged to expense.

         Depreciation and depletion of proved properties is computed on a field-by-field basis by the unit-of-production method based on periodic estimates of oil and gas reserves.

         The Company charges maintenance and repairs directly to expense while betterments and renewals are capitalized in the property accounts. Undeveloped leaseholds and proved properties are assessed whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties are assessed based on estimates of future cash flows. When property is retired or otherwise disposed of, the cost and applicable accumulated depreciation, depletion and valuation allowances are removed from the respective accounts and the resulting gain or loss is recorded in operations.

         On an annual basis, the Company estimates the costs of future dismantlement, restoration, reclamation, and abandonment of its gas and oil producing properties. Additionally, the Company evaluates the estimated salvage value of equipment recoverable upon abandonment. At September 30, 1998 the Company's evaluation of equipment salvage values was greater than or equal to the estimated costs of future dismantlement, restoration, reclamation and abandonment.

7.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, other than oil and gas properties, is stated at their estimated fair value at the date of acquisition. Depreciation is provided using the straight-line method over the following estimated useful lives once the asset is put into productive use.

                           Equipment         7 years
                           Building         39 years

                      Atlas Resources, Inc. and Subsidiary

                               September 30, 1998


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

8.       LONG-LIVED ASSETS

         Contract rights and other intangibles consist of contracts purchased to operate wells and manage limited partnerships and the ongoing partnership syndication business. Operating and management contracts are being amortized on a straight-line basis over the lives of the respective partnerships (up to 13 years) while the syndication rights are being amortized on a straight-line basis over 30 years.

         Goodwill is the excess of cost over the fair value of net assets acquired and is being amortized by the straight-line method over 30 years. The Company evaluates both contract rights and goodwill periodically to determine potential impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets.

9.       BILLINGS IN EXCESS OF COSTS

         Amounts billed that are in excess of costs incurred are classified as a current liability under billings in excess of costs on uncompleted contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, repairs and depreciation costs. Contract retentions are included in accounts receivable.

NOTE B - RELATED PARTY TRANSACTIONS

         On September 29, 1998, Atlas America, Inc., a newly formed wholly-owned subsidiary of Resource America, Inc., acquired all the common stock of The Atlas Group, Inc., the former parent company of AIC, Inc., in exchange for 2,063,496 shares of Resource America, Inc. common stock worth approximately $29,534,000 and the assumption of debt. The acquisition was recorded under the purchase method of accounting and accordingly the purchase price was allocated to assets acquired and liabilities assumed based on their fair market values, at the date of acquisition, as summarized below:

                    Fair value of assets acquired          $  74,635,000
                    Liabilities assumed                      (45,968,000)
                    Amounts due seller                        (9,191,000)
                    Common stock issued                      (29,534,000)
                                                           --------------
                              NET CASH ACQUIRED             $(10,058,000)
                                                           --------------
                                                           --------------

NOTE C -  INCOME TAXES

         The Company is included in the consolidated U.S. Federal income tax return filed by Resource America, Inc., the parent company. Allocation of income tax provision or benefit is based on actual tax calculations of the individual companies.

                      Atlas Resources, Inc. and Subsidiary

                               September 30, 1998


NOTE C -  INCOME TAXES (CONTINUED)

         The Company records deferred tax assets and liabilities based on the temporary differences between the financial statement and tax bases of assets and liabilities. The net deferred tax liability at September 30, 1998 was primarily related to differences between book and tax bases of oil and gas properties.

NOTE D - LONG-TERM DEBT

         Long-term debt consists of a note payable to a bank in the amount of $711,905 which is payable in monthly installments of $15,476 plus interest at or below the prime rate plus 1/2% (8.25% at September 30, 1998) and is due in August of 2002. The note is secured by a building and certain equipment. Maturities of the note payable for the years following September 30, 1998 are as follows:

                        FISCAL YEAR ENDING
                           SEPTEMBER 30,
                        ------------------
                              1999                             $185,714
                              2000                              185,714
                              2001                              185,714
                              2002                              154,763
                                                               --------
                                                                711,905
                    Less current maturities                     185,714
                                                               --------
                                                               $526,191
                                                               --------
                                                               --------

NOTE E - REVOLVING CREDIT AND TERM LOAN AGREEMENT

         Atlas America, Inc. (Atlas) maintains a $40.0 million credit facility (with $27.0 million of permitted draws) at PNC Bank ("PNC"). The credit facility is divided into two principal parts: a revolving credit facility and a term loan facility. The revolving credit facility has $20.0 million of permitted draws, with a term ending in 2001 and the draws bearing interest at one of two rates (elected at borrower's option) which increase as the amount outstanding under the facility increases: (i) PNC prime rate plus between 0 to 50 basis points, or (ii) LIBOR plus between 137.5 to
         212.5 basis points. The term loan facility has $7.0 million of permitted draws, with a term ending in 2003, and with draws bearing interest at one of two rates (elected at borrower's option), which increase as the amount outstanding under the facility increases:
         (i) PNC prime rate plus between 12.5 to 62.5 basis points, or (ii) LIBOR plus between 150 to 225 basis points. The credit facility contains certain financial covenants of Atlas and imposes the following limits: (a) Atlas' exploration expense can be no more than 20% of capital expenditures plus exploration expense, without PNC's consent; (b) sales, leases or transfers of property by Atlas are limited to $1.0 million without PNC's consent; and (c) Atlas cannot incur debt in excess of $2.0 million to lenders other than PNC without PNC's consent. As of September 30, 1998, Atlas had $20.0 million outstanding under the revolving credit facility and $7.0 million outstanding under the term loan facility which are recorded on Atlas' books. Borrowings under the credit facility are collateralized by substantially all the oil and gas properties of the Company and Atlas.

                      Atlas Resources, Inc. and Subsidiary

                               September 30, 1998


NOTE F - COMMITMENTS

         The Company is the managing general partner in several oil and gas limited partnerships, and Atlas America, Inc. has agreed to indemnify each investor general partner from any liability which exceeds such partner's share of partnership assets. Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to Atlas America, Inc. and its subsidiaries.

         Subject to certain conditions, investor general partners in certain oil and gas limited partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% or 10% of the units in any calendar year.

         The Company subordinates a part of its net partnership revenues to the receipt by investor general partners of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreement.

NOTE G - FUTURES CONTRACTS

         The Company enters into natural gas futures contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated NYMEX futures contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the Company are commitments to purchase or sell natural gas at future date and generally cover one month periods for up to 18 months in the future. Gains and losses on such contracts are deferred and recognized in the month the gas is sold. The Company had no significant futures contracts at September 30, 1998.

NOTE H - OIL AND GAS INFORMATION (UNAUDITED)

         The estimates of the Company's proved and unproved gas reserves are based upon evaluations verified by Wright & Company Inc., an independent petroleum engineering firm, as of September 30, 1998. All reserves are located in Pennsylvania. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

                      Atlas Resources, Inc. and Subsidiary

                              September 30, 1998


NOTE H - OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

         The components of capitalized costs related to the Company's oil and gas producing activities are as follows:

                     Proved oil and gas properties               $13,279,245
                     Unproved oil and gas properties                  11,000
                                                                 -----------

                          NET CAPITALIZED COSTS AT
                               SEPTEMBER 30, 1998                $13,290,245
                                                                 -----------
                                                                 -----------

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standarized measures of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for which effects have not been provided.

         The standardized measure of discounted future net cash flows is information provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry. The following schedule presents the standardized measure of estimated discounted future net cash flows from the Company's proved reserves. Estimated future cash flows are determined by using the weighted average price received for the month of September 1998 adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. The standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at September 30, 1998 and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgement on the potential value of recoverable reserves or in estimating future results of operations.

                                                                      GAS                  OIL
               PROVED RESERVES AT SEPTEMBER 30, 1998                 (MCF)               (BBLS)
             ----------------------------------------------------------------------------------
                    Proved developed reserves                      25,360,750             4,574
                    Proved undeveloped reserves                    40,015,460                 -
                                                          -------------------------------------
                                                                   65,376,210             4,574
                                                          -------------------------------------
                                                          -------------------------------------

                      Atlas Resources, Inc. and Subsidiary

                               September 30, 1998


NOTE H - OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)


            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                     RELATING TO PROVED RESERVES (UNAUDITED)


        Future cash inflows                                       $152,909,040
        Future production and development costs                    (73,423,000)
                                                            ------------------

             Future net cash flows before income taxes              79,486,040

        Future income taxes                                          3,853,561
                                                            ------------------

             Future net cash flows                                  75,632,479

        10% annual discount for estimated timing
            of cash flows                                           56,231,521
                                                            ------------------

             STANDARDIZED MEASURE OF DISCOUNTED
                  FUTURE NET CASH FLOWS                            $19,400,968
                                                            ------------------
                                                            ------------------

                  Consolidated Financial Statements (unaudited)

                              Atlas Resources, Inc.

                                  May 31, 1999

ATLAS RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                              ASSETS                                       5/31/99            9/30/98
                                                                       -----------        -----------
CURRENT ASSETS
     Cash and cash equivalents                                         $ 5,336,592        $    62,724
     Trade accounts receivable                                           2,535,064          1,619,811
     Inventories                                                           263,486            160,890
     Other current assets                                                1,590,625          1,346,161
                                                                       -----------        -----------
                      TOTAL CURRENT ASSETS                               9,725,767          3,189,586
                                                                       -----------        -----------

OIL AND GAS PROPERTIES
     Oil and gas wells and leases                                       19,561,492         13,290,245
     Less accumulated depreciation, depletion and ammortization            935,702                  -
                                                                       -----------        -----------
                      NET OIL & GAS PROPERTIES                          18,625,790         13,290,245
                                                                       -----------        -----------

PROPERTY, PLANT AND EQUIPMENT
     Land                                                                  361,000            361,000
     Buildings                                                           2,469,000          2,469,000
     Equipment                                                             217,702            209,964
                                                                       -----------        -----------
                      Sub-total                                          3,047,702          3,039,964
     Less accumulated depreciation                                          69,661                  -
                                                                       -----------        -----------
                      NET PROPERTY, PLANT & EQUIPMENT                    2,978,041          3,039,964
                                                                       -----------        -----------

Contract rights and other intangibles (Net of accumulated               11,686,513         12,095,708
     ammortization
Goodwill (Net of accumulated amortization)                              17,323,289         17,717,000
                                                                       -----------        -----------

                      TOTAL ASSETS                                     $60,339,400        $49,332,503
                                                                       -----------        -----------
                                                                       -----------        -----------

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued liabilities                          $   456,045        $   801,488
     Working interests and royalties payable                             3,596,522          4,723,751
     Billings in excess of costs on uncompleted contracts                1,164,325          5,290,633
     Accounts payable to affiliates                                      8,463,105          1,414,897
     Current maturities on long-term debt:                                 185,714            185,714
     Income taxes payable                                                2,224,440                  -
                                                                       -----------        -----------
                      TOTAL CURRENT LIABILITIES                         16,090,151         12,416,483
                                                                       -----------        -----------

LONG-TERM DEBT, net of current maturities                                4,752,381            526,191
                                                                       -----------        -----------

DEFERRED TAXES                                                           2,300,000          2,300,000
                                                                       -----------        -----------

STOCKHOLDERS' EQUITY
     Capital stock, stated value $10.00: Authorized - 500                    2,000              2,000
shs; Issued - 200 shs
     Additional Paid in Capital                                         34,087,829         34,087,829
     Retained earnings                                                   3,107,039                  -
                                                                       -----------        -----------
                      TOTAL STOCKHOLDERS' EQUITY                        37,196,868         34,089,829
                                                                       -----------        -----------

                      TOTAL LIABILITIES AND STOCKHOLDERS'              $60,339,400        $49,332,503
                      EQUITY                                           -----------        -----------
                                                                       -----------        -----------

ATLAS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                              Eight Months Ended May 31
                                                                            -------------------------------
                                                                                   1999               1998
                                                                            -----------        ------------
INCOME
  Sales-gas wells                                                           $24,079,953        $17,021,218
  Well operating fees                                                         1,741,021          1,536,412
  Working interest and royalties                                              2,879,570          3,103,443
  Interest Income                                                                22,853             13,471
  Other                                                                         305,710            204,118
                                                                            -----------        -----------
                      TOTAL INCOME                                           29,029,107         21,878,662
                                                                            -----------        -----------

COST OF SALES AND OTHER EXPENSES
  Costs of sales-gas wells                                                   19,711,381         14,925,371
  Well operating expense                                                        650,833            716,252
  Exploration expense                                                           117,836            336,501
  General and administrative                                                  1,294,070          1,670,970
  Interest expense                                                              216,012            193,471
  Depreciation, depletion and amortization                                    1,808,269          1,538,516
                                                                            -----------        -----------
                      TOTAL COST OF SALES AND OTHER EXPENSES                 23,798,401         19,381,081
                                                                            -----------        -----------

                      INCOME BEFORE INCOME TAXES                              5,230,706          2,497,581

INCOME TAXES                                                                  2,123,667          1,014,018
                                                                            -----------        -----------

                      NET INCOME                                            $ 3,107,039        $ 1,483,563
                                                                            -----------        -----------
                                                                            -----------        -----------


ATLAS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                                               Eight Months Ended May 31
                                                                            -------------------------------
                                                                                   1999                1998
                                                                            -----------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                $ 3,107,039        $  1,483,563
  Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
                      Depreciation, depletion and amortization                1,808,269           1,538,516
                      (Increase) Decrease in Current Assets                  (1,262,313)            462,025
                      Increase (Decrease) in Current Liabilities              3,673,668          (1,932,964)
                      Other assets and liabilities, net                               -              44,140
                                                                            -----------        ------------
                                       Net cash provided by(used in)          7,326,663           1,595,280
                                       operating activities                 -----------        ------------

CASH FLOW FROM INVESTING ACTIVITIES:
  Investment in oil and gas wells and leases                                 (6,271,247)         (2,729,147)
  Investment in other property, plant & equipment                                (7,738)            (76,446)
                                                                            -----------        ------------
                                       Net cash used in investing            (6,278,985)         (2,805,593)
                                       activities                           -----------        ------------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Repayment of bank notes                                                      (123,810)           (123,810)
  Repayment of advances from affiliates                                       4,350,000                   -
                                                                            -----------        ------------
                                       Net cash used in financing             4,226,190            (123,810)
                                       activities                           -----------        ------------

Net increase (decrease) in cash and cash equivalents                          5,273,868          (1,334,123)

Cash and cash equivalents at beginning of year                                   62,724           1,525,975
                                                                            -----------        ------------

                                       138

Cash and cash equivalents at end of period                                  $ 5,336,592        $    191,852
                                                                            -----------        -----------
                                                                            -----------        -----------

                              ATLAS RESOURCES, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 31, 1999


1.    INTERIM FINANCIAL STATEMENTS

The consolidated financial statements as of May 31, 1999 and for the eight months then ended have been prepared by the management of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited September 30, consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for presentation have been included.

                                   EXHIBIT (A)

                        AMENDED AND RESTATED CERTIFICATE
                                       AND
                        AGREEMENT OF LIMITED PARTNERSHIP

                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

                                TABLE OF CONTENTS

Section No.        Description                           Page
I.      FORMATION
        1.01   Formation..................................1
        1.02   Certificate of Limited Partnership.........1
        1.03   Name, Principal Office and Residence.......1
        1.04   Purpose....................................1

II.     DEFINITION OF TERMS
        2.01   Definitions................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner
               and Participants...........................8
        3.02   Participants...............................8
        3.03   Subscriptions to the Partnership...........9
        3.04   Capital Contributions.....................10
        3.05   Payment of Subscriptions..................11
        3.06   Partnership Funds.........................12

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases.....................12
        4.02   Conduct of Operations.....................13
        4.03   General Rights and Obligations of the
                   Participants and Restricted and
                   Prohibited Transactions...............17
4.04           Designation, Compensation and
                   Removal of Managing General
                   Partner  and Removal of Operator......25
        4.05   Indemnification and Exoneration...........27
        4.06   Other Activities..........................29

V.      PARTICIPATION IN COSTS AND REVENUES, CAPITAL
        ACCOUNTS, ELECTIONS AND DISTRIBUTIONS
        5.01   Participation in Costs and Revenues.......30
        5.02   Capital Accounts and Allocations
                   Thereto...............................32
        5.03   Allocation of Income, Deductions and
                   Credits...............................33
        5.04   Elections.................................35
        5.05   Distributions.............................35

VI.     TRANSFER OF INTERESTS
        6.01   Transferability...........................36
        6.02   Special Restrictions on Transfers.........37
        6.03   Right of Managing General Partner to
                   Hypothecate and/or Withdraw Its
                   Interests.............................38
        6.04   Presentment...............................38

VII.    DURATION, DISSOLUTION, AND WINDING
        UP
        7.01   Duration..................................40
        7.02   Dissolution and Winding Up................40

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices...................................41
        8.02   Time......................................41
        8.03   Applicable Law............................41
        8.04   Agreement in Counterparts.................42
        8.05   Amendment.................................42
        8.06   Additional Partners.......................42
        8.07   Legal Effect..............................42

EXHIBITS

        EXHIBIT (I-A)     -    Managing General Partner Signature Page
        EXHIBIT (I-B)     -    Subscription Agreement
        EXHIBIT (II)      -    Drilling and Operating Agreement

                      AMENDED AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of _____________________, 1999, by and among Atlas Resources, Inc., hereinafter referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties hereinafter sometimes referred to as "Limited Partners," or for Investor General Partner Units, these parties hereinafter sometimes referred to as "Investor General Partners."

                                   ARTICLE I
                                   FORMATION

1.01. FORMATION. The parties hereto form a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act, upon the terms and conditions set forth herein.

1.02. CERTIFICATE OF LIMITED PARTNERSHIP. This document shall constitute not only the agreement among the parties hereto, but also shall constitute the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. NAME, PRINCIPAL OFFICE AND RESIDENCE.

1.03(a). NAME. The name of the Partnership is Atlas-Energy for the Nineties-Public #8 Ltd.

1.03(b). RESIDENCE. The residence of the Managing General Partner shall be its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by each party.

All addresses shall be subject to change upon notice to the parties.

1.03(c). AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process shall be Mr. Tony C. Banks at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

1.04. PURPOSE. The Partnership shall engage in all phases of the oil and gas business. This includes, without limitation, exploration for, development and production of oil and gas upon the terms and conditions hereinafter set forth and any other proper purpose under the Pennsylvania Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

2.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings hereinafter set forth:

      1. "Administrative Costs" shall mean all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged shall be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

      2. "Administrator" shall mean the official or agency administering the securities laws of a state.

      3.       "Affiliate" shall mean with respect to a specific person:

              (i) any person directly or indirectly owning, controlling, or holding with power to vote ten percent or more of the outstanding voting securities of such specified person;

              (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

              (iii) any person directly or indirectly controlling, controlled by, or under common control with such specified person;

              (iv) any officer, director, trustee or partner of such specified person; and

              (v) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

      4. "Agreed Subscription" shall mean that amount so designated on the Subscription Agreement executed by the Participant, or, in the case of the Managing General Partner, its subscription under
               Section 3.03(b) and its subsections.

      5. "Agreement" shall mean this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits hereto.

      6. "Anthem Securities" shall mean Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

      7. "Assessments" shall mean additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

      8. "Atlas" shall mean Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

      9. "Capital Account" or "account" shall mean the account established for each party hereto, maintained as provided in Section 5.02 and its subsections.

      10. "Capital Contribution" shall mean the amount agreed to be contributed to the Partnership by a party pursuant to Sections
               3.04 and 3.05 and their subsections.

      11. "Carried Interest" shall mean an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

      12.      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      13. "Cost," when used with respect to the sale of property to the Partnership, shall mean:

              (i) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

              (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

              (iii) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

              (iv) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months prior to the purchase by the Partnership.

               "Cost," when used with respect to services, shall mean the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles.

               As used elsewhere, "Cost" shall mean the price paid by the seller in an arm's-length transaction.

      14. "Dealer-Manager" shall mean Anthem Securities, Inc., an Affiliate of the Managing General Partner and the broker-dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire, and Bryan Funding, Inc., the broker-dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

      15. "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

      16. "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with
               Section 4.03(d)(7).

      17. "Distribution Interest" shall mean an undivided interest in the assets of the Partnership after payments to creditors of the Partnership or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Partnership shall equal a party's interest in the related revenues of the Partnership as set forth in Section 5.01 and its subsections of this Agreement.

      18. "Drilling and Operating Agreement" shall mean the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached hereto as Exhibit (II).

      19.      "Exploratory Well" shall mean a well drilled:

              (i) to find commercially productive hydrocarbons in an unproved area;

              (ii) to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

              (iii)  to significantly extend a known prospect.

      20. "Farmout" shall mean an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

      21.      "Final Terminating Event" shall mean any one of the following:

              (i)    the expiration of the fixed term of the Partnership;

              (ii) the giving of notice to the Participants by the Managing General Partner of its election to terminate the affairs of the Partnership;

              (iii) the giving of notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

              (iv) the termination of the Partnership under Section 708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

      22. "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

      23. "Independent Expert" shall mean a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

      24. "Initial Closing Date" shall mean the date, on or before the Offering Termination Date, but after the minimum Partnership Subscription has been received, that the Managing General Partner, in its sole discretion, elects for the Partnership to begin business activities, including the drilling of wells. It is anticipated that this date will be November 1, 1999.

      25. "Intangible Drilling Costs" or "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

      26. "Interim Closing Date" shall mean those date(s) after the Initial Closing Date of the Partnership, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional Agreed Subscriptions to additional Partnership activities, including drilling activities.

      27. "Investor General Partners" shall mean the persons signing the Subscription Agreement as Investor General Partners and the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2). All Investor General Partners shall be of the same class and have the same rights.

      28. "Landowner's Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

      29. "Leases" shall mean full or partial interests in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.

      30. "Limited Partners" shall mean the persons signing the Subscription Agreement as Limited Partners, the Managing General Partner to the extent of any optional subscription under
               Section 3.03(b)(2), the Investor General Partners upon the conversion of their Investor General Partner Units to Limited Partner interests pursuant to Section 6.01(b), and any other persons who are admitted to the Partnership as additional or substituted Limited Partners. Except as provided in Section 3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited
               Partners shall be of the same class and have the same rights.

      31. "Managing General Partner" shall mean Atlas Resources, Inc. or any Person admitted to the Partnership as a general partner other than as an Investor General Partner pursuant to this Agreement who is designated to exclusively supervise and manage the operations of the Partnership.

      32. "Managing General Partner Signature Page" shall mean an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated herein by reference.

      33. "Offering Termination Date" shall mean the date after the minimum Partnership Subscription has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 1999.

      34. "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

      35. "Operator" shall mean the Managing General Partner, as operator of Partnership Wells in Pennsylvania and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

      36. "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

      37. "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

      38. "Participants" shall mean the Managing General Partner to the extent of its optional subscription under Section 3.03(b)(2), the Limited Partners, and the Investor General Partners.

      39. "Partners" shall mean the Managing General Partner, the Investor General Partners, and the Limited Partners.

      40. "Partnership" shall mean Atlas-Energy for the Nineties-Public #8 Ltd., the Pennsylvania limited partnership formed pursuant to this Agreement.

      41. "Partnership Net Production Revenues" shall mean gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

      42. "Partnership Subscription" shall mean the aggregate Agreed Subscriptions of the parties to this Agreement; provided, however, with respect to Participant voting rights under this Agreement, the term "Partnership Subscription" shall be deemed not to include the Managing General Partner's required subscription under Section 3.03(b)(1).

      43. "Partnership Well" shall mean a well, some portion of the revenues from which is received by the Partnership.

      44. "Person" shall mean a natural person, partnership, corporation, association, trust or other legal entity.

      45. "Program" shall mean one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.

      46. "Prospect" shall mean an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves. Subject to the foregoing sentence, with respect to the Clinton/Medina geological formation in Ohio and Pennsylvania "Prospect" shall be deemed the drilling or spacing unit.

      47. "Proved Developed Oil and Gas Reserves" shall mean reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

      48. "Proved Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, I.E., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

              (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                     (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

                     (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                     In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

              (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

              (iii)  Estimates of proved reserves do not include the following:

                     (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                     (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                     (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

                     (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

      49. "Proved Undeveloped Reserves" shall mean reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

      50. "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

              (i) a transaction involving securities of the Partnership that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

              (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights; the term of existence of the Partnership; the Managing General Partner's compensation; and the Partnership's investment objectives.

      51. "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

      52. "Sales Commissions" shall mean all underwriting and brokerage discounts and commissions incurred in the sale of Units in the Partnership payable to registered broker-dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

      53. "Selling Agents" shall mean those broker-dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

      54. "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

      55. "Subscription Agreement" shall mean an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated herein by reference.

      56. "Tangible Costs" or "Capital Expenditures" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

      57.      "Tax Matters Partner" shall mean the Managing General Partner.

      58. "Units" or "Units of Participation" shall mean the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of Section 3.03 and its subsections.

      59. "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the cost of development, operation, or maintenance.


                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to
Section 3.03(b)(2).

Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants.

The Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Pennsylvania Revised Uniform Limited Partnership Act.

3.02. PARTICIPANTS.

3.02(a). LIMITED PARTNER AT FORMATION. Atlas Energy Group, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100.

Upon the admission of one or more Limited Partners pursuant to Section 3.02(c) below, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.

3.02(b). OFFERING OF INTERESTS. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Agreed Subscriptions for Units are accepted by the Managing General Partner if, after the admission of the additional Participants, the Agreed Subscriptions of all Participants do not exceed the number of Units set forth in Section 3.03(c)(1).

3.02(c). ADMISSION OF PARTICIPANTS. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum Partnership Subscription in Section 3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.

3.02(d).  DURATION OF THE OFFERING AND MINIMUM CAPITALIZATION.

3.02(d)(1). DURATION OF OFFERING. The offering of Units shall be terminated not later than the earlier of:

      (i)    December 31, 1999; or

      (ii) at such time as Agreed Subscriptions for the maximum Partnership Subscription set forth in Section 3.03(c)(1) shall have been received and accepted by the Managing General Partner.

The offering may be terminated earlier at the option of the Managing General Partner.

3.02(d)(2). MINIMUM CAPITALIZATION. If at the time of termination Agreed Subscriptions for fewer than 100 Units have been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned thereon from the date the monies were deposited in escrow through the date of refund.

3.03.  SUBSCRIPTIONS TO THE PARTNERSHIP.

3.03(a).  SUBSCRIPTIONS BY PARTICIPANTS.

3.03(a)(1). AGREED SUBSCRIPTION. A Participant's Agreed Subscription to the Partnership shall be the amount so designated on his Subscription Agreement.

3.03(a)(2). SUBSCRIPTION PRICE AND MINIMUM AGREED SUBSCRIPTION. The subscription price of a Unit in the Partnership shall be $10,000, payable as set forth herein. The minimum Agreed Subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions.

Larger Agreed Subscriptions shall be accepted in $1,000 increments.

3.03(a)(3). EFFECT OF SUBSCRIPTION. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b).  SUBSCRIPTIONS BY MANAGING GENERAL PARTNER.

3.03(b)(1). MANAGING GENERAL PARTNER'S REQUIRED SUBSCRIPTION. The Managing General Partner, as a general partner and not as a Participant, shall:

      (i) contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in Section 4.01(a)(4); and

      (ii)   pay the costs charged to it pursuant to Section 5.01(a).

These amounts shall be paid as set forth in Section 3.05(a).

3.03(b)(2). MANAGING GENERAL PARTNER'S OPTIONAL ADDITIONAL SUBSCRIPTION. In addition to the Managing General Partner's required subscription under
Section 3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units on the same basis as a Participant may subscribe to Units under the provisions of Section 3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in Section 4.03(c)(3), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement.

Notwithstanding the foregoing, Selling Agents, and the Managing General Partner, its officers, directors, and Affiliates shall not be required to pay the Dealer-Manager fee, Sales Commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agent's bona fide accountable due diligence expenses. Also, Registered Investment Advisors and their clients may subscribe by paying only the Dealer-Manager fee and not the Sales Commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

3.03(b)(3). EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing General Partner has executed a Managing General Partner Signature Page which evidences the Managing General Partner's required subscription under Section 3.03(b)(1) and which may be

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

amended to reflect the amount of any optional subscription under
Section 3.03(b)(2). Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c).  MAXIMUM AND MINIMUM PARTNERSHIP SUBSCRIPTION.

3.03(c)(1). MAXIMUM PARTNERSHIP SUBSCRIPTION. The maximum Partnership Subscription excluding the Managing General Partner's required subscription under Section 3.03(b)(1) may not exceed $14,000,000 (1,400 Units). However, if subscriptions for all 1,400 Units being offered are obtained, then the Managing General Partner, in its sole discretion, may offer not more than 400 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than $18,000,000 (1,800 Units).

3.03(c)(2). MINIMUM PARTNERSHIP SUBSCRIPTION. The minimum Partnership Subscription shall equal at least $1,000,000 (100 Units). The Managing General Partner, its officers, directors, and Affiliates may purchase up to 10% of the Partnership Subscription, none of which will be applied to satisfy the $1,000,000 minimum.

The Partnership shall begin drilling operations after the receipt of the minimum Partnership Subscription and the Initial Closing Date.

3.03(d).  ACCEPTANCE OF SUBSCRIPTIONS.

3.03(d)(1).  DISCRETION BY THE MANAGING GENERAL PARTNER.  Acceptance of
subscriptions shall be discretionary with the Managing General Partner.   The
Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). TIME PERIOD IN WHICH TO ACCEPT SUBSCRIPTIONS. A Participant's subscription to the Partnership and the Managing General Partner's acceptance thereof shall be evidenced by the execution of a Subscription Agreement by the Participant and by the Managing General Partner.

Agreed Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately.

3.03(d)(3). ADMISSION TO THE PARTNERSHIP. Upon the original sale of Units, the Participants shall be admitted as Participants not later than 15 days after the release from escrow of Participants' funds to the Partnership. Thereafter, Participants shall be admitted into the Partnership not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Partnership.

3.04.  CAPITAL CONTRIBUTIONS.

3.04(a). PARTICIPANT CAPITAL CONTRIBUTIONS. Each Participant shall make a Capital Contribution to the Partnership equal to the sum of:

      (i)     the Agreed Subscription of the Participant; and

      (ii) in the case of Investor General Partners, but not the Limited Partners, the additional Capital Contributions required in
              Section 3.05(b)(2).

Participants shall not be required to restore any deficit balances in their Capital Accounts except as set forth in Section 5.03(h).

3.04(b).  ADDITIONAL MANAGING GENERAL PARTNER CAPITAL CONTRIBUTIONS.

3.04(b)(1). ADDITIONAL CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER. In addition to any Capital Contribution required of the Managing General Partner as provided in Section 3.03(b)(1) and any optional Capital Contribution as a Participant as provided in Section 3.03(b)(2), the Managing General Partner shall further contribute cash sufficient to pay all costs charged to it under this Agreement to the extent the costs exceed:

      (i)     its Capital Contribution pursuant to Section 3.03(b); and


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

      (ii)    its share of undistributed revenues.

These Capital Contributions shall be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but, in no event, later than December 31, 2000.

3.04(b)(2). MINIMUM AMOUNT OF MANAGING GENERAL PARTNER'S REQUIRED
CONTRIBUTION. The Managing General Partner's aggregate Capital Contributions to the Partnership (including Leases contributed pursuant to Section 3.03(b)(1)) shall not be less than 22.15% of all Capital Contributions to the Partnership.

The Managing General Partner shall maintain a minimum Capital Account balance equal to 1% of total positive Capital Account balances for the Partnership.

3.04(b)(3). UPON LIQUIDATION THE MANAGING GENERAL PARTNER MUST CONTRIBUTE DEFICIT BALANCE IN ITS CAPITAL ACCOUNT. Upon liquidation of the Partnership or its interest in the Partnership, the Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account. This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs (other than adjustments made pursuant to this requirement), by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of such liquidation.

3.04(b)(4). INTEREST FOR CONTRIBUTIONS. The interest of the Managing General Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

3.04(c). LIMITATION ON AMOUNT OF REQUIRED CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS. In no event shall a Limited Partner be required to make contributions to the Partnership greater than his required Capital Contribution under
Section 3.04(a).

3.05.  PAYMENT OF SUBSCRIPTIONS.

3.05(a). MANAGING GENERAL PARTNER'S SUBSCRIPTIONS. The Managing General Partner shall contribute to the Partnership the Leases pursuant to Section 3.03(b)(1) and pay the costs charged to it when incurred by the Partnership, subject to Section 3.04(b)(1).

Any optional subscription under Section 3.03(b)(2) shall be paid by the Managing General Partner in the same manner as provided for the payment of Participant subscriptions under Section 3.05(b).

3.05(b). PARTICIPANT SUBSCRIPTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS.

3.05(b)(1). PAYMENT OF AGREED SUBSCRIPTIONS. A Participant shall pay his Agreed Subscription 100% in cash at the time of subscribing. A Participant shall receive interest on his Agreed Subscription up until the Offering Termination Date.

3.05(b)(2). ADDITIONAL REQUIRED CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS. Investor General Partners are obligated to make Capital Contributions to the Partnership when called by the Managing General Partner (in addition to their Agreed Subscriptions) for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner interests pursuant to Section 6.01(b).

3.05(b)(3). DEFAULT PROVISIONS. The failure of an Investor General Partner to timely make a required additional Capital Contribution pursuant to this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

      (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

      (ii) shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

      (iii) may commence legal action to collect the amount due plus interest at the legal rate.

3.06.  PARTNERSHIP FUNDS.

3.06(a). FIDUCIARY DUTY. The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in Sections 4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM PARTNERSHIP SUBSCRIPTION. Following the receipt of the minimum Partnership Subscription, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c).  INVESTMENT.

3.06(c)(1). INVESTMENTS IN OTHER ENTITIES. Partnership funds may not be invested in the securities of another person except in the following instances:

      (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

      (ii)    temporary investments made as set forth in Section 3.06(c)(2);

      (iii)   multi-tier arrangements meeting the requirements of
              Section 4.03(d)(15);

      (iv) investments involving less than 5% of the Partnership Subscription which are a necessary and incidental part of a property acquisition transaction; and

      (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

3.06(c)(2). PERMISSIBLE INVESTMENTS PRIOR TO INVESTMENT IN PARTNERSHIP ACTIVITIES. After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S.
Treasury Bills.

                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

4.01.  ACQUISITION OF LEASES.

4.01(a).  ASSIGNMENT TO PARTNERSHIP.

4.01(a)(1). IN GENERAL. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the oil and gas industry, subject to the terms and conditions set forth below.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

4.01(a)(2). FEDERAL AND STATE LEASES. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). MANAGING GENERAL PARTNER'S DISCRETION AS TO TERMS AND BURDENS OF ACQUISITION. Subject to the provisions of Section 4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including any limitations as to the Horizons to be assigned to the Partnership, and subject to any burdens, as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). COST OF LEASES. All Leases shall be acquired from the Managing General Partner or its Affiliates and shall be credited towards the Managing General Partner's required Capital Contribution set forth in Section 3.03(b)(1) at the Cost of the Lease, unless the Managing General Partner shall have cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution will be made at a price not in excess of the fair market value.

A determination of fair market value must be supported by an appraisal from an Independent Expert. This opinion and any associated supporting information must be maintained in the Partnership's records for six years.

4.01(a)(5). THE MANAGING GENERAL PARTNER, OPERATOR OR THEIR AFFILIATES' RIGHTS IN THE REMAINDER INTERESTS. To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

4.01(a)(6). NO BREACH OF DUTY. Subject to the provisions of Section 4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by the Managing General Partner, the Operator or their Affiliates to the Partnership or the Participants.

4.01(b). NO OVERRIDING ROYALTY INTERESTS. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Lease interests acquired by the Partnership.

4.01(c).  TITLE AND NOMINEE ARRANGEMENTS.

4.01(c)(1). LEGAL TITLE. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of the Managing General Partner, the Operator, their Affiliates, or in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). MANAGING GENERAL PARTNER'S DISCRETION. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements. The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). COMMENCEMENT OF OPERATIONS. No operation shall be commenced on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02.  CONDUCT OF OPERATIONS.

4.02(a). IN GENERAL. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). MANAGEMENT. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

4.02(c).  GENERAL POWERS OF THE MANAGING GENERAL PARTNER.

4.02(c)(1). IN GENERAL. Subject to the provisions of Section 4.03 and its subsections, and to any authority which may be granted the Operator under
Section 4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

      (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which Leases are developed and which Leases are abandoned, or at its sole discretion, sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

      (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation, the making of agreements for the conduct of operations or the furnishing of equipment, facilities, supplies and material, services, and personnel and the exercise of any options, elections, or decisions under any such agreements;

      (iii) the exercise, on behalf of the Partnership or the parties, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

      (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

      (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

      (vi) the maintenance of such insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

                (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

                (b) liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

                (c) such excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000, during drilling operations and $10,000,000 thereafter, per occurrence or accident and in the aggregate, which includes $250,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third parties (other than a co-owner of the Working Interest) alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance shall be in place and effective no later than the Initial Closing Date and shall continue until the Investor General Partners are converted to Limited Partners, at which time the Partnership shall continue to enjoy the benefit of the Managing General Partner's $11,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

      (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership or the conduct of additional operations, and the repayment of any such borrowings or loans used initially to finance such operations or activities;

      (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership (including, without limitation, the Leases, wells, equipment and production therefrom) provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in Section 4.03(d)(6);

      (ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

      (x) the control of any matters affecting the rights and obligations of the Partnership, including the employment of attorneys to advise and otherwise represent the Partnership, the conduct of litigation and other incurring of legal expense, and the settlement of claims and litigation;

      (xi) the operation of producing wells drilled on the Leases owned by the Partnership, or on a Prospect which includes any part of the Leases;

      (xii) the exercise of the rights granted to it under the power of attorney created pursuant to this Agreement; and

      (xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). SCOPE OF POWERS. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3).  DELEGATION OF AUTHORITY.

4.02(c)(3)(a). IN GENERAL. The Managing General Partner may subcontract and delegate all or any part of its duties hereunder to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities hereunder.

4.02(c)(3)(b). DELEGATION TO OPERATOR. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities hereunder.

In no event shall any consideration received for operator services be in excess of the competitive rates or duplicative of any consideration or reimbursements received pursuant to this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). RELATED PARTY TRANSACTIONS. Subject to the provisions of Section
4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator or any of their Affiliates.

4.02(d). ADDITIONAL POWERS. In addition to the powers granted the Managing General Partner under Section 4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). DRILLING CONTRACTS. Partnership Wells drilled in Pennsylvania and other areas of the Appalachian Basin may be drilled pursuant to the Drilling and Operating Agreement on a per-foot basis with the Managing General Partner or its Affiliates based on $37.81 per foot or, with respect to a well which the Partnership elects not to complete, $20.60 per foot.

Partnership Wells in other areas of the United States shall be drilled at competitive rates and in no event shall the Managing General Partner or its Affiliates, as drilling contractor, receive a per foot rate which is not competitive with the rates charged by unaffiliated contractors in the same geographic region. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership.

Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2).  POWER OF ATTORNEY.

4.02(d)(2)(a). IN GENERAL. Each party hereto hereby makes, constitutes and appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:

      (i) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

      (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). FURTHER ACTION. Each party hereto hereby authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section is a special power of attorney coupled with an interest and is irrevocable and shall survive the assignment by a party of the whole or a portion of his interest in the Partnership; except when the assignment is of such party's entire interest in the Partnership and the purchaser, transferee or assignee thereof, with the consent of the Managing General Partner, is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). POWER OF ATTORNEY TO OPERATOR. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e).  BORROWINGS AND USE OF PARTNERSHIP REVENUES.

4.02(e)(1).  POWER TO BORROW OR USE PARTNERSHIP REVENUES.

4.02(e)(1)(a). IN GENERAL. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

      (i)       use Partnership revenues for such purposes; or

      (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary pursuant to
                Section 4.03(d)(8)(b).

4.02(e)(1)(b). LIMITATION ON BORROWING. The borrowings (other than credit transactions on open account customary in the industry to obtain goods and services) shall be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided herein.

The amount that may be borrowed at any one time (other than credit transactions on open account customary in the industry to obtain goods and services) shall not exceed an amount equal to 5% of the Partnership Subscription.

Notwithstanding, the Managing General Partner and it Affiliates shall not be obligated to advance the funds to the Partnership.

4.02(f).  TAX MATTERS PARTNER.

4.02(f)(1). DESIGNATION OF TAX MATTERS PARTNER. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership pursuant to
Section 6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). COSTS INCURRED BY TAX MATTERS PARTNER. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). NOTICE TO PARTICIPANTS OF IRS PROCEEDINGS. The Tax Matters Partner shall notify all Participants of any partnership administrative proceedings commenced by the Internal Revenue Service, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4).  PARTICIPANT RESTRICTIONS.  Each Participant agrees as follows:

      (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Section 6231(a)(3) of Code) of the Partnership;

      (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

      (iii) the Managing General Partner is authorized to file a copy of this Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection 4.02(f)(4).

4.03. General Rights and Obligations of the Participants and Restricted and Prohibited Transactions.

4.03(a)(1). LIMITED LIABILITY OF LIMITED PARTNERS. Limited Partners shall not be bound by the obligations of the Partnership. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses thereof beyond the amount of their agreed Capital Contributions unless they also subscribe to the Partnership as Investor General Partners, or, in the case of the Managing General Partner if it purchases Limited Partner Units.

4.03(a)(2). NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b).  REPORTS AND DISCLOSURES.

4.03(b)(1). ANNUAL REPORTS AND FINANCIAL STATEMENTS. Commencing with the 1999 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and commencing with the 2000 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

      (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with generally accepted accounting principles.
                Semiannual reports need not be audited.

      (ii) A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues.

      (iii) A description of each Prospect in which the Partnership owns an interest, including the cost, location, number of acres under lease and the Working Interest owned therein by the Partnership, except succeeding reports need contain only material changes, if any, regarding the Prospects.

      (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report (indicating whether each of the wells has or has not been completed), and a statement of the cost of each well completed or abandoned. Justification shall be included for wells abandoned after production has commenced.

      (v) A description of all farmins and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

      (vi)      A schedule reflecting:

               (a)    the total Partnership costs;

               (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

               (c)    the total Partnership revenues;

               (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

               (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

4.03(b)(2). TAX INFORMATION. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file his federal income tax return, any required state income tax return, and any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). RESERVE REPORT. Annually, beginning January 1, 2001, a computation of the total oil and gas Proved Reserves of the Partnership and the present worth of the reserves determined using a discount rate of 10%, a constant price for the oil and basing the price of gas upon the existing gas contracts shall be provided to each Participant along with each Participant's interest therein. The reserve computations shall be based upon engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert. There shall also be included an estimate of the time required for the extraction of the reserves and a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

In addition to the foregoing computation and required estimate, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to reduction of the reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Participant.

4.03(b)(4). COST OF REPORTS. The cost of all reports described herein shall be paid by the Partnership as Direct Costs.

4.03(b)(5). PARTICIPANT ACCESS TO RECORDS. The Participants and/or their representatives shall be permitted access to all records of the Partnership. The Participant may inspect and copy any of the records after giving adequate notice at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). REQUIRED LENGTH OF TIME TO HOLD RECORDS. The Managing General Partner shall maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents. This includes a record that a Participant meets the suitability standards established in connection with an investment in the Partnership and of fair market value as set forth in Section 4.01(a)(4).

4.03(b)(7). PARTICIPANT LISTS. The following provisions apply regarding access to the list of Participants:

      (i) an alphabetical list of the names, addresses and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Participant or its designated agent at the home office of the Partnership upon the request of the Participant;

      (ii) the Participant List shall be updated at least quarterly to reflect changes in the information contained therein;

      (iii) a copy of the Participant List shall be mailed to any Participant requesting the Participant List within 10 days of the written request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work shall be charged by the Partnership;

      (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

      (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner shall require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided hereunder to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

4.03(b)(8). STATE FILINGS. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this Section 4.03(b) with the California Commissioner of Corporations and with the securities commissions of other states which request the report.

4.03(c).  MEETINGS OF PARTICIPANTS.

4.03(c)(1).  PROCEDURE FOR A PARTICIPANT MEETING.

4.03(c)(1)(a). MEETINGS MAY BE CALLED BY MANAGING GENERAL PARTNER OR PARTICIPANTS. Meetings of the Participants may be called by the Managing General Partner.

Also, meetings of the Participants may be called by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription for any matters for which Participants may vote. The call for a meeting by Participants shall be deemed to have been made upon receipt by the Managing General Partner of a written request from holders of the requisite percentage of Agreed Subscriptions stating the purpose(s) of the meeting.

4.03(c)(1)(b). NOTICE REQUIREMENT. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days, if in the opinion of the Managing General Partner the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the Securities and Exchange Commission or other regulatory authorities.

4.03(c)(1)(c). MAY VOTE BY PROXY. Participants shall have the right to vote at any Participant meeting either:

      (i)      in person; or

      (ii)     by proxy.

4.03(c)(2). SPECIAL VOTING RIGHTS. At the request of Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit.

Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

      (i) amend this Agreement; provided however, any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner. Furthermore, any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants;

      (ii)    dissolve the Partnership;

      (iii) remove the Managing General Partner and elect a new Managing General Partner;

      (iv) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

      (v)     remove the Operator and elect a new Operator;

      (vi) approve or disapprove the sale of all or substantially all of the assets of the Partnership; and

      (vii) cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty upon 60 days notice.

4.03(c)(3). RESTRICTIONS ON MANAGING GENERAL PARTNER'S VOTING RIGHTS. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than those matters set forth in Section 4.03(c)(2)(iii) and (v) above, or regarding any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). RESTRICTIONS ON LIMITED PARTNER VOTING RIGHTS. The exercise by the Limited Partners of the rights granted Participants under Section 4.03(c), except for the special voting rights granted Participants under
Section 4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership, the legal determination is not necessary under Pennsylvania law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

      (i) an opinion of counsel, the counsel being independent of the Partnership and selected upon the vote of Limited Partners whose Agreed Subscriptions equal a majority of the Agreed Subscriptions held by Limited Partners; or

      (ii) a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of the Participants necessary to take the action.

4.03(d).  TRANSACTIONS WITH THE MANAGING GENERAL PARTNER.

4.03(d)(1). TRANSFER OF EQUAL PROPORTIONATE INTEREST. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership:

      (i) if the geological feature to which the well will be drilled contains Proved Reserves; and

      (ii)    the drilling or spacing unit protects against drainage.

With respect to an oil and gas Prospect located in Ohio and Pennsylvania on which a well will be drilled by the Partnership to test the Clinton/Medina geologic formation, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Neither the Managing General Partner nor its Affiliates may drill any well within 1,650 feet of an existing Partnership Well in the Clinton/Medina formation in Pennsylvania, or within 1,100 feet of an existing Partnership Well in Ohio, within five years of the drilling of the Partnership Well. If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof shall be sold, transferred or conveyed to the Partnership as set forth in Sections 4.01(a)(4), 4.03(d)(1) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the Clinton/Medina geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

      (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

      (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

      (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

Neither the Managing General Partner nor any Affiliate shall retain any Overriding Royalty Interests or other burdens on an interest sold or transferred by it to the Partnership.

With respect to its retained interest the Managing General Partner shall not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). NO SALE OF LEASES TO THE MANAGING GENERAL PARTNER. The Managing General Partner and its Affiliates shall not purchase any producing or non-producing oil and gas properties from the Partnership.

4.03(d)(4). LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years from the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

      (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

      (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The Partnership shall not purchase properties from or sell properties to any other Affiliated partnership. This prohibition, however, shall not apply to joint ventures among Affiliated partnerships, provided that:

      (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership; or

      (ii) if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Partnership (including, without limitation, Leases, wells, equipment and production therefrom) shall be made only with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(7).  SERVICES.

4.03(d)(7)(a). COMPETITIVE RATES. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless:

      (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

      (ii) the compensation, price or rental therefor is competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). IF NOT DISCLOSED IN THE PROSPECTUS OR THIS AGREEMENT THEN SERVICES BY THE MANAGING GENERAL PARTNER MUST BE DESCRIBED IN A SEPARATE CONTRACT AND CANCELLABLE. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancellable without penalty upon 60 days written notice by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(8).  LOANS.

4.03(d)(8)(a). NO LOANS FROM THE PARTNERSHIP. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds the Managing General Partner's or the Affiliate's interest cost, or if the interest to be charged exceeds that which would be charged to the Partnership (without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). NO FARMOUTS. The Partnership shall not Farmout its Leases.

4.03(d)(10). NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11). FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). MARKETING ARRANGEMENTS. All benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General Partner calculates a weighted average selling price for all the gas sold in a geographic area by taking all money received from the sale of all the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area.

Notwithstanding, the Managing General Partner and its Affiliates are parties to, and contract for, the sale of natural gas with industrial end-users and will continue to enter into such contracts on their own behalf, and the Partnership will not be a party to such contracts. The Managing General Partner and its Affiliates also have a substantial interest in pipeline facilities and compression facilities, which it is anticipated will be used to transport the Partnership's gas production as well as Affiliated partnership and third-party gas production, and the Partnership will not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.03(d)(13). ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose. These advance payments, if any, shall not include nonrefundable payments for completion costs before the time a decision is made that the well or wells warrant a completion attempt.

4.03(d)(14). NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

      (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

      (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

      (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16).   ROLL-UP LIMITATIONS.

4.03(d)(16)(a). REQUIREMENT FOR APPRAISAL AND ITS ASSUMPTIONS. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of
Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). RIGHTS OF PARTICIPANTS WHO VOTE AGAINST PROPOSAL. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

      (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

      (ii) remaining as Participants in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or

      (iii) receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership.

4.03(d)(16)(c). NO ROLL-UP IF DIMINISHMENT OF VOTING RIGHTS. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under Sections 4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). NO ROLL-UP IF ACCUMULATION OF SHARES WOULD BE IMPEDED. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).

The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(D)(16)(e). NO ROLL-UP IF ACCESS TO RECORDS WOULD BE LIMITED. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under Sections 4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

4.03(d)(16)(f). COST OF ROLL-UP. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription do not vote to approve the proposed Roll-Up.

4.03(d)(16)(g). ROLL-UP APPROVAL. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription.

4.03(d)(17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). TRANSACTIONS MUST BE FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING GENERAL PARTNER AND REMOVAL OF OPERATOR.

4.04(a). MANAGING GENERAL PARTNER.

4.04(a)(1). TERM OF SERVICE. Atlas shall serve as the Managing General Partner of the Partnership until it is removed pursuant to Section 4.04(a)(3) or withdraws pursuant to Section 4.04(a)(3)(f).

4.04(a)(2). COMPENSATION OF MANAGING GENERAL PARTNER. In addition to the compensation set forth in Sections 4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in Sections 4.04(a)(2)(b) through 4.04(a)(2)(g).

4.04(a)(2)(a). CHARGES MUST BE NECESSARY AND REASONABLE. Charges by the Managing General Partner for goods and services must be fully supportable as to

      (i)      the necessity thereof; and

      (ii)     the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership Subscription and out of Partnership revenues.

4.04(a)(2)(b). DIRECT COSTS. The Managing General Partner shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). ADMINISTRATIVE COSTS. The Managing General Partner shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month, which shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well. The unaccountable, fixed payment reimbursement of $75 per well per month shall not be increased in amount during the term of the Partnership. Further, the Managing General Partner shall not be reimbursed for any additional Partnership Administrative Costs and the unaccountable, fixed payment reimbursement of $75 per well per month shall be the entire payment to reimburse the Managing General Partner for the Partnership's Administrative Costs. Finally, the Managing General Partner shall not receive the unaccountable, fixed payment reimbursement of $75 per well per month for plugged or abandoned wells.

4.04(a)(2)(d). GAS GATHERING. The Managing General Partner and its Affiliates (which may include a limited partnership sponsored by an Affiliate of AAI) shall receive a gathering fee at a competitive rate for gathering and transporting the Partnership's gas.

4.04(a)(2)(e). DEALER-MANAGER FEE. Subject to Section 3.03(b)(2), the Dealer-Manager shall receive on each Unit sold to investors:

      (i)      a 2.5% Dealer-Manager fee;

      (ii)     a 7% Sales Commission;

      (iii)    a .5% reimbursement of marketing expenses; and

      (iv) a .5% reimbursement of the Selling Agent's bona fide accountable duediligence expenses.

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

4.04(a)(2)(f). DRILLING AND OPERATING AGREEMENT. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). OTHER TRANSACTIONS. The Managing General Partner and its Affiliates may enter into transactions pursuant to Section 4.03(d)(7) with the Partnership and shall be entitled to compensation pursuant to such section.

4.04(a)(3).   REMOVAL OF MANAGING GENERAL PARTNER.

4.04(a)(3)(a). MAJORITY VOTE REQUIRED TO REMOVE THE MANAGING GENERAL PARTNER. The Managing General Partner may be removed at any time upon 60 days advance written notice to the outgoing Managing General Partner, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. If Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription either:

      (i)     to terminate, dissolve and wind up the Partnership; or

      (ii) to continue as a successor limited partnership under all the terms of this Partnership Agreement, as provided in Section 7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

4.04(a)(3)(b). VALUATION OF MANAGING GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP. If the Managing General Partner is removed, then the Managing General Partner's interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of oil and gas reserves, but not less than that utilized in the most recent presentment offer, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). INCOMING MANAGING GENERAL PARTNER'S OPTION TO PURCHASE. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest for the value determined by the Independent Expert.

4.04(a)(3)(d). METHOD OF PAYMENT. The method of payment for the removed Managing General Partner's interest must be fair and must protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

      (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated; and

      (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04(a)(3)(e). TERMINATION OF CONTRACTS. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not be a party to any gas purchase agreement that the Managing General Partner or its Affiliates enters into with a third party and shall not have any rights pursuant to such gas purchase agreement. Further, the Partnership or the successor Managing General

Partner shall not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.04(a)(3)(f). THE MANAGING GENERAL PARTNER'S RIGHT TO VOLUNTARILY WITHDRAW. At any time beginning 10 years after the Offering Termination Date of the Partnership and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner upon giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

      (i) the Managing General Partner's interest in the Partnership shall be determined as described in Section 4.04(a)(3)(b) above with respect to removal; and

      (ii) the interest shall be distributed to the Managing General Partner as described in Section 4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

4.04(a)(3)(g). THE MANAGING GENERAL PARTNER'S RIGHT TO WITHDRAW PROPERTY INTEREST. The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership pursuant to the conditions set forth in Section 6.03.

The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests and the withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Participants. The expenses of withdrawing shall be borne by the withdrawing Managing General Partner.

4.04(a)(4). REMOVAL OF OPERATOR. The Operator may be removed and a new Operator may be substituted at any time upon 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

4.05.  INDEMNIFICATION AND EXONERATION.

4.05(a)(1). STANDARDS FOR THE MANAGING GENERAL PARTNER NOT INCURRING LIABILITY TO THE PARTNERSHIP OR PARTICIPANTS. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

      (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

      (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

      (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

4.05(a)(2). STANDARDS FOR MANAGING GENERAL PARTNER INDEMNIFICATION. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

      (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

      (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

      (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Partnership, including any insurance proceeds.

4.05(a)(3). Standards for Securities Law Indemnification. Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

      (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

      (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

      (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the position of any state securities regulatory authority in which plaintiffs claim they were offered or sold Partnership Units, with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). STANDARDS FOR ADVANCEMENT OF FUNDS TO THE MANAGING GENERAL PARTNER AND INSURANCE. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

      (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

      (ii) the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

      (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which the Managing General Partner, the Operator, or their Affiliates could not be indemnified pursuant to Sections 4.05(a)(1) and 4.05(a)(2).

4.05(b). LIABILITY OF PARTNERS. Pursuant to the Pennsylvania Revised Uniform Limited Partnership Act the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership.

In addition, the Managing General Partner agrees to use its corporate assets and not the assets of the Partnership to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

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

If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall and does hereby transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c).  ORDER OF PAYMENT OF CLAIMS. Claims shall be paid as follows:

      (i)      first out of any insurance proceeds;

      (ii)     second out of the assets and revenues of the Partnership; and

      (iii) last by the Managing General Partner as provided in Sections 3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

      (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

      (ii)     from some other breach by the Limited Partner of this Agreement.

4.05(d). AUTHORIZED TRANSACTIONS ARE NOT DEEMED TO BE A BREACH. No transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement to be entered into or taken with such party shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06.  OTHER ACTIVITIES.

4.06(a). THE MANAGING GENERAL PARTNER MAY PURSUE OTHER OIL AND GAS ACTIVITIES FOR ITS OWN ACCOUNT. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the oil and gas business. This includes without limitation, the evaluation, acquisition and sale of producing and nonproducing Leases, and the exploration for and production of oil, gas, and other minerals.

The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

      (i) may continue its activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

      (ii) may reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

      (iii) may deal with the Partnership as independent parties or through any other entity in which they may be interested;

      (iv)      may conduct business with the Partnership as set forth herein;
                and

      (v) may participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any such operations in which they may be interested or share in any profits or other benefits therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

4.06(b). MANAGING GENERAL PARTNER MAY MANAGE MULTIPLE PARTNERSHIPS. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). PARTNERSHIP HAS NO INTEREST IN GAS CONTRACTS OR PIPELINES AND GATHERING SYSTEMS. Notwithstanding any other provision in this Agreement, the Partnership shall not be a party to any gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third party and shall not have any rights pursuant to such gas supply agreement. Further, the Partnership shall not receive any interest in the Managing General Partner's, the Operator's, and their Affiliates' pipeline or gathering system or compression facilities.

                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. PARTICIPATION IN COSTS AND REVENUES. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this Section 5.01 and its subsections.

5.01(a).  Costs. Costs shall be charged as set forth below.

5.01(a)(1). ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues, pursuant to Section 5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs up to and including 15% of the Partnership Subscription which were paid by the Managing General Partner. Any Organization and Offering Costs in excess of 15% of the Partnership Subscription shall be charged 100% to the Managing General Partner without recourse to the Partnership and the Managing General Partner shall not be credited with these amounts towards its required Capital Contribution.

5.01(a)(2). INTANGIBLE DRILLING COSTS. Intangible Drilling Costs shall be charged 100% to the Participants.

5.01(a)(3). TANGIBLE COSTS. Tangible Costs shall be charged 43.75% to the Managing General Partner and 56.25% to the Participants.

5.01(a)(4). OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). ALLOCATION OF INTANGIBLE DRILLING COSTS AND TANGIBLE COSTS AT PARTNERSHIP CLOSINGS. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of the costs regardless of when he subscribes.

5.01(a)(6). LEASE COSTS. The Leases shall be contributed to the Partnership as set forth in Section 4.01(a)(4).

5.01(b). REVENUES. Revenues of the Partnership from all sources and wells shall be commingled and credited as set forth below.

5.01(b)(1). ALLOCATION OF REVENUES UPON DISPOSITION OF PROPERTY. If the Partners' Capital Accounts are adjusted to reflect the simulated depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable disposition of such property that represents recovery of its simulated tax basis therein shall be allocated to the Partners in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Partners (or their predecessors in interest). If the Partners' Capital Accounts are adjusted to reflect the actual depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable disposition of such property that equals the Partners' aggregate remaining adjusted tax basis therein shall be allocated to the Partners in proportion to their respective remaining adjusted tax bases in such property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at such time. Finally, any excess shall be credited to the parties in accordance with the sharing ratios provided in Section 5.01(b)(4), below.

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

In the event of a sale of developed oil and gas properties with equipment thereon, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01(b)(2). INTEREST. Interest earned on Agreed Subscriptions before the Offering Termination Date pursuant to Section 3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscriptions to the Partnership and paid approximately eight weeks after the Offering Termination Date.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing such Agreed Subscriptions.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in Section 5.01(b)(4), below.

5.01(b)(3). SALE OR DISPOSITION OF EQUIPMENT. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.

5.01(b)(4). OTHER REVENUES. All other revenues of the Partnership shall be credited 71% to the Participants and 29% to the Managing General Partner subject to Sections 5.01(b)(4)(a).

5.01(b)(4)(a). SUBORDINATION. The Managing General Partner shall subordinate up to 40% of its 29% share of Partnership Net Production Revenues (i.e. up to 11.6% of the Partnership Net Production Revenues), to the receipt by Participants of cash distributions from the Partnership equal to 10% of their Agreed Subscriptions in each of the first five 12-month periods of Partnership operations. The subordination shall begin with the first distribution of revenues to the Participants. The Managing General Partner, however, shall not subordinate an amount greater than 40% of its 29% share of Partnership Net Production Revenues (i.e., net of the related costs as provided in Section 5.01(a)(4)) in any such distribution period.

The subordination shall be determined by:

      (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants (including any subordination payments) are less than:

               (a) 10% of Participants' Agreed Subscriptions in the first 12-month period;

               (b) 20% of Participants' Agreed Subscriptions in the second 12-month period;

               (c) 30% of Participants' Agreed Subscriptions in the third 12-month period; or

               (d) 40% of Participants' Agreed Subscriptions in the fourth 12-month period (no carry forward is required if such distributions are less than 50% of Participants' Agreed Subscriptions in the fifth 12-month period because the Managing General Partner's subordination obligation terminates upon the expiration of the fifth 12-month period) ; and

      (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants (including any subordination payments) would exceed:

               (a) 10% of Participants' Agreed Subscriptions in the first 12-month period;

               (b) 20% of Participants' Agreed Subscriptions in the second 12-month period;

               (c) 30% of Participants' Agreed Subscriptions in the third 12-month period;

               (d) 40% of Participants' Agreed Subscriptions in the fourth 12-month period; or

               (e) 50% of Participants' Agreed Subscriptions in the fifth 12-month period.

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

The Managing General Partner's subordination obligation shall be determined and paid at the time of each Partnership distribution during the subordination period, and may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal 2.5% or more of their Agreed Subscriptions assuming there is no subordination owed for any preceding periods).

The Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions. Also, no subordination payments to Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period.

Subject to the foregoing provisions of this Section 5.01(b)(4)(a), only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, such distributions to the Participants and reimbursements to the Managing General Partner.

5.01(b)(5). COMMINGLING OF REVENUES FROM ALL PARTNERSHIP WELLS. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01(c).  ALLOCATIONS.

5.01(c)(1). ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs and revenues charged or credited to the Participants as a group shall be allocated among the Participants (including the Managing General Partner to the extent of any optional subscription pursuant to
Section 3.03(b)(2)) in the ratio of their respective Agreed Subscriptions.

5.01(c)(2). COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A PARTNERSHIP WELL. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to such Partnership Well or additional operation are being charged or credited.

5.01(c)(3). MANAGING GENERAL PARTNER'S DISCRETION IN MAKING ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations hereunder, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to such allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described herein.

5.02.  CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

5.02(a). CAPITAL ACCOUNTS FOR EACH PARTY TO THE AGREEMENT. A single, separate Capital Account shall be established for each party to this Agreement, regardless of the number of interests owned by such party, the class of the interests and the time or manner in which such interests were acquired.

5.02(b).  CHARGES AND CREDITS.

5.02(b)(1). GENERAL STANDARD. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv) and shall be increased by:

      (i)       the amount of money contributed by him to the Partnership;

      (ii) the fair market value of property contributed by him (without regard to Section 7701(g) of the Code) to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under
                Section 752 of the Code); and

      (iii) allocations to him of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-l(b)(4)(i);

and shall be decreased by:

      (iv)      the amount of money distributed to him by the Partnership;

      (v) the fair market value of property distributed to him (without regard to Section 7701(g) of the Code) by the Partnership (net of liabilities secured by the distributed property that he is considered to assume or take subject to under Section 752 of the
                Code);

      (vi)      allocations to him of Partnership expenditures described in
                Section 705(a)(2)(B) of the Code; and

      (vii) allocations to him of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas.
                Reg. Section 1.704-l(b)(2)(iv)(g), but excluding items described in (vi) above, and loss or deduction described in Treas. Reg.
                Section 1.704-l(b)(4)(i) or (iii).

5.02(b)(2). EXCEPTION. If Treas. Reg. Section 1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

      (i) maintains equality between the aggregate governing Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

      (ii) is consistent with the underlying economic arrangement of the Partners; and

      (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). PAYMENTS TO THE MANAGING GENERAL PARTNER. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to
Section 4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from such payments.

5.02(d). DISCRETION OF MANAGING GENERAL PARTNER IN THE METHOD OF MAINTAINING CAPITAL ACCOUNTS. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration
Section 704 and other provisions of the Code and such rules, regulations and interpretations relating thereto as may exist from time to time.

5.02(e). REVALUATIONS OF PROPERTY. In the discretion of the Managing General Partner the Capital Accounts of the Partners may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, (on a property-by-property basis except as otherwise permitted under Section 704(c) of the Code and the regulations thereunder) on the Partnership's books, in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv)(f).

5.02(f). AMOUNT OF BOOK ITEMS. In cases where Section 704(c) of the Code or
Section 5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

5.03.  ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

5.03(a).  IN GENERAL.

5.03(a)(1). DEDUCTIONS ARE ALLOCATED TO PARTY CHARGED WITH EXPENDITURE. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). INCOME AND GAIN ALLOCATED IN ACCORDANCE WITH REVENUES. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in Section 5.01(b) and its subsections.

5.03(b). TAX BASIS OF EACH PROPERTY. Subject to Section 704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based upon the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties hereto in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03(c). GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall separately compute its gain or loss on the disposition of each oil and gas property in accordance with the provisions of Section 613A(c)(7)D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in ss.5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). ALLOCATION IF RECAPTURE TREATED AS ORDINARY INCOME. Any recapture treated as an increase in ordinary income by reason of Sections 1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03(g). TAX CREDITS. If a Partnership expenditure (whether or not deductible) that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction (or other downward Capital Account adjustments) for the year, then the Partners' interests in the Partnership with respect to the credit (or the cost giving rise thereto) shall be in the same proportion as the Partners' respective distributive shares of the loss or deduction (and adjustments). Identical principles shall apply in determining the Partners' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership (whether or not taxable).

5.03(h). DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a Participant having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the Participant, (to the extent the Participant is not required to restore the deficit to the Partnership), taking into account:

      (i) adjustments that, as of the end of the year, reasonably are expected to be made to the Participant's Capital Account for depletion allowances with respect to the Partnership's oil and gas properties;

      (ii) allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to the Participant pursuant to Sections 704(e)(2) and 706(d) of the Code and Treas. Reg. Section 1.751-1(b)(2)(ii); and

      (iii) distributions that, as of the end of such year, reasonably are expected to be made to the Participant to the extent they exceed offsetting increases to the Participant's Capital Account (assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis) that reasonably are expected to occur during (or prior
                to) the Partnership taxable years in which the distributions reasonably are expected to be made,

shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of such loss or deduction as quickly as possible (to the extent such chargeback does not cause or increase deficit balances in the Participants' Capital Accounts which are not required to be restored to the Partnership).

Notwithstanding any provisions of this Agreement to the contrary, if a Participant unexpectedly receives an adjustment, allocation, or distribution described in (i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the Participant's Capital Account which is not required to be restored to the Partnership, the Participant shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

5.03(i). MINIMUM GAIN CHARGEBACK. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. Section 1.704-2(i).

5.03(j). PARTNERS' ALLOCABLE SHARES. Except as otherwise provided in this Agreement, each Partner's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the Partners in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, such allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each Partner's varying interest in the Partnership on each day during the taxable year.

5.04.  ELECTIONS.

5.04(a). ELECTION TO DEDUCT INTANGIBLE COSTS. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code.

5.04(c). CONTINGENT INCOME. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before such profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to such party.

5.04(d). Section 754 ELECTION. In the event of the transfer of an interest in the Partnership, or upon the death of an individual party hereto, or in the event of the distribution of property to any party hereto, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

5.05.  DISTRIBUTIONS.

5.05(a).  IN GENERAL.

5.05(a)(1). QUARTERLY REVIEW OF ACCOUNTS. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). DISTRIBUTIONS. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

5.05(a)(3). NO BORROWINGS. In no event, however, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). DISTRIBUTIONS TO THE MANAGING GENERAL PARTNER. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Participants and only out of funds properly allocated to the Managing General Partner's account.

5.05(a)(5). RESERVE. At any time after three years from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All such funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of such costs.

5.05(b). DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date of the Partnership, except necessary operating capital, shall be distributed pro rata to the Participants in the ratio of their Agreed Subscriptions to the Partnership, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). DISTRIBUTIONS ON WINDING UP. Upon the winding up of the Partnership distributions shall be made as provided in Section 7.02.

5.05(d). Interest and Return of Capital. It is agreed among the parties hereto that no party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

6.01.  TRANSFERABILITY.

6.01(a).  IN GENERAL.

6.01(a)(1). CONSENT REQUIRED. In addition to other restrictions on transferability provided in this Agreement, Units in the Partnership (and any rights to income or other attributes of Units in the Partnership) shall be nontransferable except transfers to or with the written consent of the Managing General Partner.

6.01(a)(2). RIGHTS OF ASSIGNEE. Unless an assignee becomes a substituted Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant hereunder, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.01(b). CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER INTERESTS.

6.01(b)(1). AUTOMATIC CONVERSION. After substantially all of the Partnership Wells have been drilled and completed the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of converting the Investor General Partner Units to Limited Partner interests.

6.01(b)(2). INVESTOR GENERAL PARTNERS SHALL HAVE CONTINGENT LIABILITY. Upon conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in Section 3.05(b)(2).

6.01(b)(3). CONVERSION SHALL NOT AFFECT ALLOCATIONS. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance (other than Partnership liabilities, if any). Further, the conversion shall not affect any Participant's interest in the Partnership's oil and gas properties and unrealized receivables.

6.01(b)(4). RIGHT TO CONVERT IF REDUCTION OF INSURANCE. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner interests before the reduction by giving written notice to the Managing General Partner.

6.02.  SPECIAL RESTRICTIONS ON TRANSFERS.

6.02(a). IN GENERAL. Only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned. The costs and expenses associated with the assignment must be paid by the assignor Participant and the assignment must be in a form satisfactory to the Managing General Partner. The terms of the assignment must not contravene those of this Agreement. Transfers of interest in the Partnership are subject to the following additional restrictions set forth in Sections 6.02(a)(1) and 6.02(a)(2).

6.02(a)(1). SECURITIES LAWS RESTRICTION. Subject to transfers permitted by
Section 6.04 and transfers by operation of law, no interest in the Partnership shall be sold, assigned, pledged, hypothecated or transferred in the absence of an effective registration of the Units under the Securities Act of 1933, as amended and qualification under applicable state securities laws or an opinion of counsel acceptable to the Managing General Partner that such registration and qualification are not required. Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit
(B) to the Prospectus.

6.02(a)(2). TAX LAW RESTRICTIONS. Subject to transfers permitted by Section
6.04 and transfers by operation of law, no sale, exchange, transfer or assignment shall be made which, in the opinion of counsel to the Partnership, would result in:

      (i) the Partnership being considered to have been terminated for purposes of Section 708 of the Code; or

      (ii) the Partnership being treated as a "publicly-traded" partnership for purposes of Section 469(k) of the Code.

6.02(a)(3).  SUBSTITUTE PARTICIPANT.

6.02(a)(3)(a). PROCEDURE TO BECOME SUBSTITUTE PARTICIPANT. An assignee of a Participant's interest in the Partnership shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

      (i)      the assignor of the Unit gives the assignee the right;

      (ii) the Managing General Partner consents to the substitution, which consent shall be in the Managing General Partner's absolute discretion;

      (iii) the assignee of the Unit pays to the Partnership all costs and expenses incurred in connection with the substitution; and

      (iv) the assignee of the Unit executes and delivers the instruments (in form and substance satisfactory to the Managing General Partner) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

6.02(a)(3)(b). RIGHTS OF SUBSTITUTE PARTICIPANT. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). EFFECT OF TRANSFER.

6.02(b)(1). AMENDMENT OF RECORDS. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

Any transfer permitted hereunder when the assignee does not become a substituted Participant shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the Managing General Partner's election, 7:00 A.M. of the following day.

6.02(b)(2). TRANSFER DOES NOT RELIEVE TRANSFEROR OF CERTAIN COSTS. No transfer (including a transfer of less than all of a party's rights hereunder or the transfer of rights hereunder to more than one party) shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities hereunder related to the interest so transferred, whether arising before or after the transfer.

6.02(b)(3). TRANSFER DOES NOT REQUIRE AN ACCOUNTING. No transfer of a Unit shall require an accounting by the Managing General Partner. Also, no transfer shall grant rights hereunder (including the exercise of any elections) as between the transferring parties and the remaining parties hereto to more than one party unanimously designated by the transferees and, if he should have retained an interest hereunder, the transferor.

6.02(b)(4). NOTICE. Until the Managing General Partner receives a proper designation acceptable to it, the Managing General Partner shall continue to account only to the person to whom it was furnishing notices before the time pursuant to Section 8.01 and its subsections. That party shall continue to exercise all rights applicable to the entire interest previously owned by the transferor.

6.03. RIGHT OF MANAGING GENERAL PARTNER TO HYPOTHECATE AND/OR WITHDRAW ITS INTERESTS. The Managing General Partner shall have the authority (without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred hereunder), to hypothecate, pledge, or otherwise encumber, on any terms it sees fit, its Partnership interest (or an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership) to obtain funds for use by it for its own general purposes.

All repayments of such borrowings and costs and interest or other charges related thereto shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

In addition, subject to a required participation of not less than 1% of the Partnership Subscription, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if:

      (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

      (ii) the withdrawal is approved by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

6.04.  PRESENTMENT.

6.04(a). IN GENERAL. Participants shall have the right to present their interests to the Managing General Partner subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for repurchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and shall not purchase less than one Unit of a Participant's interests in the Partnership unless such lesser amount represents the entire amount of the Participant's interest. The Managing General Partner may waive these limitations in its sole discretion other than the limitation that it shall not purchase more than 5% of the Units in any calendar year.

A Participant may present his Units in writing to the Managing General Partner every year beginning in 2004. The presentment must be made within 120 days of the reserve report set forth in Section 4.03(b)(3). No repurchase shall be considered effective until the payment has been made to the Participant in cash.

In addition, in accordance with Treas. Reg. Section 1.7704-1(f), no repurchase shall occur until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the repurchase right.

6.04(b). REQUIREMENT FOR INDEPENDENT PETROLEUM CONSULTANT EVERY OTHER YEAR. The amount attributable to Partnership reserves shall be determined based upon the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves. In making this estimate, the Managing General Partner shall use a discount rate equal to 10% and a constant price for the oil; and base the price of gas upon the existing gas contracts at the time of the repurchase.

The calculation of the repurchase price shall be as set forth in Section
6.04(c).

6.04(c). CALCULATION OF PRESENTMENT PRICE. The presentment price shall be based upon the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant based upon his Agreed Subscription. The presentment price shall include the sum of the following items:

       (i) an amount based on 70% of the present worth of future net revenues from the Partnership's Proved Reserves determined as described in Section 6.04(b);

       (ii)     Partnership cash on hand;

       (iii) prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts; and

       (iv) the estimated market value of all assets of the Partnership, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

       (i) an amount equal to all Partnership debts, obligations, and other liabilities, including accrued expenses; and

       (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

6.04(d). FURTHER ADJUSTMENT MAY BE ALLOWED. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of such report to the date of payment of the presentment price to the
Participants:

      (i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for repurchase; and

      (ii) by reason of any of the following occurring before payment of the presentment price to the selling Participants: changes in well performance, increases or decreases in the market price of oil, gas, or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem, and other tax laws (e.g. material variations in the provisions for depletion) and similar matters.

6.04(e). SELECTION BY LOT. If less than all interests presented at any time are to be purchased, then the Participants whose interests are to be purchased will be selected by lot.

The Managing General Partner's obligation to purchase interests presented may be discharged for its benefit by a third party or an Affiliate. The interests of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his interest, together with such other documentation as the Managing General Partner may reasonably request.

6.04(f). NO OBLIGATION OF THE MANAGING GENERAL PARTNER TO ESTABLISH A RESERVE. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.04(g). SUSPENSION OF PRESENTMENT FEATURE. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if:

      (i)      it does not have sufficient cash flow; or

      (ii) it is unable to borrow funds for such purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that such transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

The Managing General Partner shall hold such repurchased Units for its own account and not for resale.

                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

7.01.  DURATION.

7.01(a). FIFTY YEAR TERM. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as hereinafter set forth.

7.01(b).  TERMINATION.  The Partnership shall terminate following:

      (i)       the occurrence of a Final Terminating Event; or

      (ii) upon the occurrence of any event which under the Pennsylvania Revised Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). CONTINUANCE OF PARTNERSHIP EXCEPT UPON FINAL TERMINATING EVENT. Except upon the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. Such successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include such successor limited partnerships and the parties thereto.

7.02.  DISSOLUTION AND WINDING UP.

7.02(a). FINAL TERMINATING EVENT. Upon the occurrence of a Final Terminating Event, the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining assets of the Partnership.

7.02(b). TIME OF LIQUIDATING DISTRIBUTION. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by the end of the taxable year in which liquidation occurs (determined without regard to Section 706(c)(2)(A) of the Code) or, if later, within 90 days after the date of such liquidation.

Notwithstanding, the following amounts need not be distributed within the foregoing time periods so long as such withheld amounts are distributed as soon as practical:

      (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

      (ii)     installment obligations owed to the Partnership.

7.02(c). IN-KIND DISTRIBUTIONS. Any in kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

      (i) the Managing General Partner shall offer the individual Participants the election of receiving in kind property distributions and the Participants accept the offer after being advised of the risks associated with such direct ownership; or

      (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

It shall be presumed that a Participant has refused his consent if the Managing General Partner has not received the consent within 30 days after the Managing General Partner mailed the request for consent.

7.02(d). SALE IF NO CONSENT. Any Partnership asset which would otherwise be distributed in kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing General Partner.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.01.  NOTICES.

8.01(a). METHOD. Any notice required hereunder shall be in writing, and given by mail or wire addressed to the party to receive the notice at the address designated in Section 1.03. In the event of a transfer of rights hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the Managing General Partner.

Any transfer of rights hereunder shall not increase the duty to give notice. If there is a transfer of rights hereunder to more than one party, then notice to any owner of any interest in such rights shall be notice to all owners thereof.

8.01(b).  CHANGE IN ADDRESS.  The address of any party hereto may be changed by:

      (i) written notice to the Participants in the event of a change of address by the Managing General Partner; or

      (ii) to the Managing General Partner in the event of a change of address by a Participant.

8.01(c). TIME NOTICE DEEMED GIVEN. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is place in the mails or delivered to the telegraph company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). EFFECTIVENESS OF NOTICE. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of whether or not the notice is actually received, and irrespective of any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). FAILURE TO RESPOND. Except when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The time period shall be not less than 15 business days from the date of mailing of the request.

8.02.  TIME.  Time is of the essence of each part of this Agreement.

8.03. APPLICABLE LAW. The terms and provisions hereof shall be construed under the laws of the Commonwealth of Pennsylvania, provided, however, this
Section 8.03 shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the Commonwealth of Pennsylvania. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterpart and shall be binding upon all parties executing this or similar agreements from and after the date of execution by each party.

8.05.  AMENDMENT.

8.05(a).  PROCEDURE FOR AMENDMENT.  No changes herein shall be binding unless:

      (i) proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

      (ii) proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription and approved by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

8.05(b). CIRCUMSTANCES UNDER WHICH THE MANAGING GENERAL PARTNER ALONE MAY AMEND. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it:

      (i) to add or substitute (in the case of an assigning party) additional Participants;

      (ii)      to enhance the tax benefits of the Partnership to the parties;
                and

      (iii) to satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. ADDITIONAL PARTNERS. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. LEGAL EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject hereto. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.


IN WITNESS WHEREOF, the parties hereto set their hands and seal as of the day and year hereinabove shown.


ATLAS:                                  ATLAS RESOURCES, INC.
                                        Managing General Partner


                                         By:________________________________

Attest:


____________________________________
(SEAL)                  Secretary

                                  EXHIBIT (I-A)

                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE



Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

The undersigned agrees:

     1.   to serve as the  Managing  General  Partner  of  ATLAS-ENERGY  FOR THE
          NINETIES-PUBLIC #8 LTD. (the "Partnership"), and hereby executes, swears to and agrees to all the terms of the Partnership Agreement;

     2.   to pay the required subscription of the Managing General Partner under
          Section 3.03(b)(1) of the Partnership Agreement; and

     3.   to subscribe to the Partnership as follows:

          (a)  $___________________  [________]  Unit(s)] under Section
               3.03(b)(2) of the Partnership Agreement as a Limited Partner; or

          (b)  $___________________  [________]  Unit(s)] under Section
               3.03(b)(2) of the Partnership Agreement as an Investor General Partner.



MANAGING GENERAL PARTNER:

Atlas Resources, Inc.                         Address:


By:                                           311 Rouser Road
    ---------------------------------         Moon Township, Pennsylvania 15108




ACCEPTED this _____ day of ______________ , 1999.



                                              ATLAS RESOURCES, INC.
                                              MANAGING GENERAL PARTNER

                                              By:
                                                 -----------------------------

Attest


------------------------------------------
(SEAL)                         Secretary

                                  EXHIBIT (I-B)

                             SUBSCRIPTION AGREEMENT

                              ATLAS-ENERGY FOR THE
                            NINETIES-PUBLIC #8 LTD.

------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
------------------------------------------------------------------------------

The undersigned hereby offers to purchase Units of Atlas-Energy for the Nineties-Public #8 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas-Energy for the Nineties-Public #8 Ltd. (as supplemented or amended from time to time). The undersigned acknowledges and agrees that his execution of this Subscription Agreement also constitutes his execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and the undersigned agrees to be bound by all of the terms and conditions of the Partnership Agreement if his Agreed Subscription is accepted by the Managing General Partner. The undersigned understands and agrees that this offer may not be assigned or withdrawn by the undersigned. The undersigned hereby irrevocably constitutes and appoints Atlas Resources, Inc. (and its duly authorized agents) the undersigned's agent and attorney-in-fact, in the undersigned's name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce the Managing General Partner to accept this subscription, the undersigned hereby represents, warrants, covenants and agrees as follows:

INVESTOR'S INITIALS

 _____       The undersigned has received the Prospectus.

 _____ The undersigned (other than Minnesota residents) recognizes that before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market. In addition, the undersigned understands that the transferability of the Units is restricted and that he cannot expect to be able to readily liquidate his investment in the Units in case of emergency or other change in circumstances.

 _____ The undersigned is purchasing the Units for his own account, for investment purposes and not for the account of others and he is not purchasing the Units with the present intention of reselling them.

 _____ The undersigned, if he is an individual, is a citizen of the United States of America and is at least twenty-one years of age, or, if a partnership, corporation or trust, the members, stockholders or beneficiaries thereof are citizens of the United States and each is at least twenty-one years of age.

 _____ The undersigned, if he is not an individual, is empowered and duly authorized under a governing document, trust instrument, pension plan, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including the exhibits thereto.

 _____       (a)    The undersigned has:

                    - a net worth of at least $225,000 (exclusive of home, furnishings and automobiles); or

                    - a net worth (exclusive of home, furnishings and automobiles) of at least $60,000 and had during the last tax year, or estimates that he will have during the current tax year, "taxable income" as defined in
                         Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.

               (b) IN ADDITION, IF A RESIDENT OF ALABAMA, ARIZONA, CALIFORNIA, INDIANA, IOWA, KANSAS, KENTUCKY, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, SOUTH DAKOTA, TENNESSEE, TEXAS, VERMONT OR WASHINGTON, THEN THE UNDERSIGNED REPRESENTS THAT HE IS AWARE OF AND MEETS THAT STATE'S QUALIFICATIONS AND SUITABILITY STANDARDS SET FORTH IN EXHIBIT (B) TO THE PROSPECTUS.

               (c) If the undersigned is a fiduciary, then he is purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.

INVESTOR'S INITIALS


_____ An Investor General Partner will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of his Agreed Subscription to the extent the obligations and liabilities exceed the Partnership's insurance proceeds, the Partnership's assets and indemnification by the Managing General Partner. Insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____ Partnership losses allocable to a Limited Partner generally may be used only to the extent of his net passive income from passive activities in such year, with any excess losses being deferred.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT THE UNDERSIGNED MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

No state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

The Selling Agent or registered representative is required to inform potential investors of all pertinent facts relating to the Units, including the following:

     - the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas;
     - the financial hazards involved in the offering, including the risk of losing the entire investment;
     -    the lack of liquidity of this investment;
     -    the restrictions on transferability of the Units;
     -    the background of the Managing General Partner and the Operator;
     -    the tax consequences of the investment; and
     -    the  unlimited  joint and several  liability of the  Investor  General
          Partners.

You are required to execute your own Subscription Agreements. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given the legal power of attorney to sign on your behalf and you meet all of the conditions herein. In the case of sales to fiduciary accounts, the minimum standards set forth herein must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership interests if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership and to hold the offer open until your Agreed Subscription is accepted or rejected by the Managing General Partner (I.E., once you subscribe you will not have any revocation rights). The Managing General Partner has the discretion to refuse to accept your Agreed Subscription without liability to you. Agreed Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your Agreed Subscription is rejected, then all of your funds will be returned to you immediately.

If your Agreed Subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your Agreed Subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your Agreed Subscription was accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1) does not require enlarging or contracting of the size of the area on the basis of geological data in all cases.

If a resident of California the undersigned acknowledges the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.

------------------------------------------------------------------------------
                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
------------------------------------------------------------------------------

The undersigned agrees to purchase ________ Units of Participation at $10,000 per Unit in ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD. (the "Partnership") as (check one):


       / /    INVESTOR GENERAL PARTNER          AGREED SUBSCRIPTION
       / /    LIMITED PARTNER                   $ ___________________________
                                                (______________________# Units)

Make check payable to: "Atlas Public #8 Ltd., Escrow Agent, National City Bank of PA" Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions; and Additional Subscriptions in $1,000 increments.

Subscriber (All individual investors must   Address
           personally sign this Signature
           Page.)

-----------------------------------------   ------------------------------------
Print Name

-----------------------------------------   ------------------------------------
Signature

-----------------------------------------   ------------------------------------
Print Name

-----------------------------------------
Signature

-----------------------------------------
Name of Entity if a Trust, Corporation or Partnership is Subscribing
                                            Address for Distributions if
                                            Different from Above

                                            -----------------------------------

                                            -----------------------------------

Date: ____________   Telephone No.: Business __________________  Home _________

Tax I.D. No. (Social Security No.):  __________________________________________

(CHECK ONE):  Calendar Year Taxpayer  _______  Fiscal Year Taxpayer  __________

(CHECK ONE): OWNERSHIP - Tenants-in-Common         Partnership
                                        --------                       --------
                         Joint Tenancy             C Corporation
                                        --------                       --------
                         Individual                S Corporation
                                        --------                       --------
                         Trust                     Community Property
                                        --------                       --------
                                                   Other
                                                                       --------

-------------------------------------------------------------------------------
TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND OTHER PURPOSES)
-------------------------------------------------------------------------------

I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.



_________________________________________________      _________________________
Registered Representative Name and Number              Name of Broker-Dealer

Registered Representative Office Address:

_________________________________________________      _________________________

_________________________________________________      Company Name (if other
                                                       than Broker-Dealer Name)
_________________________________________________
Phone Number; Facsimile Number

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS
and THE CHECK to:

     Mr. Eric D. Koval
     Anthem Securities, Inc.
     P.O. Box 911
     Coraopolis, Pennsylvania 15108-0911
     (412) 262-1680
     FACSIMILE:  (412) 262-7430

------------------------------------------------------------------------------
                 TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
------------------------------------------------------------------------------

ACCEPTED THIS ______ day                  ATLAS RESOURCES, INC.,
of  _________________ , 1999              MANAGING GENERAL PARTNER

Attest                                    By:
                                              --------------------------------


-------------------------------------------
(SEAL)                            Secretary

                                    EXHIBIT (II)

                        DRILLING AND OPERATING AGREEMENT
                    ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

         (THIS DRILLING AND OPERATING AGREEMENT WILL BE APPROPRIATELY
                  MODIFIED FOR OTHER AREAS OF THE UNITED STATES.)

                                           INDEX

SECTION                                                                                         PAGE
-------                                                                                         ----
1.   Assignment of Well Locations; Representations; Designation of Additional Well Locations;
       Outside Activities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Drilling of Wells; Interest of Developer;  Right of Substitution. . . . . . . . . . . . . . . 2

3.   Operator - Responsibilities in General; Term. . . . . . . . . . . . . . . . . . . . . . . . . 3

4.   Operator's Charges for Drilling and Completing Wells; Completion Determination. . . . . . . . 4

5.   Title Examination of Well Locations; Liability for Title Defects. . . . . . . . . . . . . . . 5

6.   Operations Subsequent to Completion of the Wells; Price Determinations; Plugging and
     Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   Billing and Payment Procedure with Respect to Operation of Wells; Records, Reports and
     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

8.   Operator's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

9.   Successors and Assigns; Transfers; Appointment of Agent . . . . . . . . . . . . . . . . . . . 8

10.  Insurance; Operator's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

11.  Internal Revenue Code Election, Relationship of Parties; Right to Take Production in Kind . . 9

12.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

13.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

14.  Governing Law and Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

15.  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

16.  Waiver of Default or Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

17.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

18.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

19.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     Signature Page. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

Exhibit A                     Description of Leases and Initial Well Locations
Exhibits A-l through A-___    Maps of Initial Well Locations
Exhibit B                     Form of Assignment
Exhibit C                     Form of Addendum

                          DRILLING AND OPERATING AGREEMENT

     THIS AGREEMENT made this ______ day of _______________, 1999, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Atlas" or "Operator"),

                                         and

ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the "Developer").

                                   WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached hereto and made a part hereof, has certain rights to develop the ____________ (______) initial well locations identified on the maps attached hereto as Exhibits A-l through A-______ (the "Initial Well Locations");

WHEREAS, the Developer, subject to the terms and conditions hereof, desires to acquire certain of the Operator's rights to develop the aforesaid ____________ (______) Initial Well Locations and to provide for the development upon the terms and conditions herein set forth of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (hereinafter collectively referred to as the "Well Locations") and to operate the wells completed thereon, on the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. ASSIGNMENT OF WELL LOCATIONS; REPRESENTATIONS; DESIGNATION OF ADDITIONAL WELL LOCATIONS; OUTSIDE ACTIVITIES.

     (a) The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the top of the Queenston formation in Pennsylvania and Ohio.

     The assignment shall be substantially in the form of Exhibit B attached hereto and made a part hereof. The amount of acreage included in each Initial Well Location and the configuration thereof are indicated on the maps attached hereto as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration thereof shall be indicated on the maps to be attached as exhibits to the applicable addendum as provided in sub-section (c) below.

     (b) As of the date hereof, the Operator represents and warrants to the Developer that the Operator is the lawful owner of said Lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the Operator has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid. The foregoing representations and warranties shall also be made by the Operator at the time of each recorded assignment of the acreage included in each Initial Well Location and at the time of each recorded assignment of the acreage included in each Additional Well Location designated pursuant to sub-section (c) below, such representations and warranties to be included in each recorded assignment substantially in the manner set forth in the form of assignment attached hereto and made a part hereof as Exhibit B. The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the aforesaid representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

     (c) In the event that the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, each of said parties shall execute an addendum substantially in the form of Exhibit C attached hereto and made a part hereof specifying the undivided percentage of Working Interest and the Oil and Gas

Leases to be included as Leases hereunder, specifying the amount and configuration of acreage included in each such Additional Well Location on maps attached as exhibits to such addendum and setting forth their agreement that such Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

     (d) It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations described herein and to the Additional Well Locations designated pursuant to sub-section (c) above. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties hereto to conduct without the participation of any other party hereto any additional activities relating to exploration, development, drilling, production or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the aforesaid Initial and Additional Well Locations or elsewhere.

     2.   DRILLING OF WELLS; INTEREST OF DEVELOPER; RIGHT OF SUBSTITUTION.

     (a) Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) natural gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 hereof in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all ___________ (______) initial wells, it being expressly understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the ____________ (______) initial wells to be drilled hereunder.

     (b) Operator will use its best efforts to commence drilling the first well within thirty (30) days after the date of this Agreement and to commence the drilling of each of said ______________ (_____) initial wells for which payment is made pursuant to Section 4(b) of this Agreement, on or before March 30, 2000. Subject to the foregoing time limits, Operator shall determine the timing of and the order of the drilling of said ____________ (______) Initial Well Locations.

     (c) The ____________ (______) initial wells to be drilled on the Initial Well Locations designated pursuant to this Agreement and any additional wells drilled hereunder on any Additional Well Locations designated pursuant to Section l(c) above shall be drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations and shall be drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

     (d) Except as otherwise provided herein, all costs, expenses and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 1,500 feet on the Prospect, equipment, materials, and facilities acquired, constructed or installed hereunder shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled hereunder shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

     (e) Notwithstanding the provisions of sub-section (a) above, in the event the Operator or Developer determines in good faith, with respect to any Well Location, before operations commence hereunder with respect to such Well Location, based upon the production (or failure of production) of any other wells which may have been recently drilled in the immediate area of such Well Location, or upon newly discovered title defects, or upon such other evidence with respect to the Well Location as may be obtained, that it would not be in the best interest of the parties hereto to drill a well on such Well Location, then the party making the determination shall notify the other party hereto of such determination and the basis therefor and, unless otherwise instructed by Developer, such well shall not be drilled.

          If such well is not drilled, Operator shall promptly propose a new well location (including such information with respect thereto as Developer may reasonably request) within Pennsylvania, Ohio, or other areas of the Appalachian Basin to be substituted for such original Well Location. Developer shall thereafter have the option for a period of seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, Operator shall promptly propose another substitute well location pursuant to the provisions hereof.

          Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions hereof.

     3.   OPERATOR - RESPONSIBILITIES IN GENERAL; TERM.

     (a) Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations hereunder:

          (i) make the necessary arrangements for the drilling and completion of wells and the installation of the necessary gas gathering line systems and connection facilities;

          (ii) make the technical decisions required in drilling, testing, completing and operating such wells;

          (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating and producing of the wells;

          (v) maintain all wells, equipment, gathering lines and facilities in good working order during the useful life thereof; and

          (v)    perform the necessary administrative and accounting functions.

     In the performance of work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

     (b)  Operator covenants and agrees that:

          (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations hereunder in a good, prudent, diligent and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the aforesaid Well Locations;

          (ii) all drilling and other operations conducted by, for and under the control of Operator hereunder shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

          (iii) unless otherwise agreed in writing by the Developer, all work performed hereunder pursuant to a written estimate shall conform to the technical specifications set forth in such written estimate and all equipment and materials installed or incorporated in the wells and facilities hereunder shall be new or used and of good quality;

          (v) in the course of conducting operations hereunder, it shall comply with all terms and conditions of the Leases (and any related assignments, amendments, subleases, modifications and supplements) other than any minimum drilling commitments contained therein;

          (v) it shall keep the Well Locations subject to this Agreement and all wells, equipment and facilities located thereon, free and clear of all labor, materials and other liens or encumbrances arising out of operations hereunder;

          (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities which are the subject of this Agreement; and

          (vii) it will provide competent and experienced personnel to supervise the drilling, completing (or plugging), and operating of the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties hereunder.

     (c)  Atlas shall serve as Operator hereunder until the earliest of:


          (i) the termination of this Agreement pursuant to Section 13 hereof;

          (ii) the termination of Atlas as Operator by the Developer which may be effected by the Developer at any time in its discretion, with or without cause; upon sixty (60) days advance written notice to the Operator; or

          (iii) the resignation of Atlas as Operator hereunder which may occur upon ninety (90) days' written notice to the Developer at any time after five (5) years from the date hereof, it being expressly understood and agreed that Atlas shall have no right to resign as Operator hereunder prior to the expiration of the aforesaid five-year period.

Any successor Operator hereunder shall be selected by the Developer. Nothing contained in this sub-section (c) shall relieve or release Atlas or the Developer from any liability or obligation hereunder which accrued or occurred prior to Atlas' removal or resignation as Operator hereunder. Upon any change in Operator pursuant to this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations hereunder and owned by the Developer.

4.   OPERATOR'S CHARGES FOR DRILLING AND COMPLETING WELLS; COMPLETION
DETERMINATION.

     (a) All natural gas wells which are drilled and completed hereunder shall be drilled and completed on a footage basis for a price of $37.81 per foot to the depth of the well at its deepest penetration as recorded by Operator. The aforesaid footage price for each of said natural gas wells shall be set forth in an AFE which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each such well for production of natural gas, including without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examination, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 1,500 feet of gathering line per well, geological and engineering services and completing two (2) zones. Such footage price shall not include the cost of:

          (i)    completing more than two (2) zones;

          (ii) completion procedures, equipment, or any facilities necessary or appropriate for the production and sale of oil and/or natural gas liquids; and

          (iii) equipment or materials necessary or appropriate to collect, lift or dispose of liquids for efficient gas production, except that the cost of saltwater collection tanks, separators, siphon string and tubing shall be included in the aforesaid footage price.

     Any such extra costs shall be billed to Developer in proportion to the share of the Working Interest owned by the Developer in the wells on a direct cost basis equal to the sum of:

          (i) Operator's invoice costs of third party services performed and materials and equipment purchased plus ten percent (10%) to cover supervisory services and overhead; and

          (ii) Operator's standard charges for services performed directly by it.

     (b) In order to enable Operator to commence site preparation for ________________ (______) initial wells, to obtain suitable subcontractors for the drilling and completion of such wells at currently prevailing prices, and to insure the availability of equipment and materials, the Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated price for all initial wells upon execution of this Agreement. The payment to be nonrefundable in all events, except that Atlas' share of such payments as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that such costs have been incurred.

          With respect to each additional well drilled on the Additional Well Locations, if any, in order to enable Operator to commence site preparation, to obtain suitable subcontractors for the drilling and completion of such wells at currently prevailing prices, and to insure the availability of equipment and materials, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated price for such well upon execution of the applicable addendum pursuant to Section l(c) above. The payment shall be nonrefundable in all events, except that Atlas' share of such payments as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that such costs have been incurred.

          Subject to the above, with respect to each well and each additional well, Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, the designated completion costs for such well within five (5) business days of receipt of notice from Operator that such well has been drilled to the objective depth and logged and is to be completed.
Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred with respect to each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator's statement therefor.

     (c) Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled hereunder; provided, however, that a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

     (d) If Operator determines at any time during the drilling or attempted completion of any well hereunder, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, that such well should not be completed, it shall promptly and properly plug and abandon the same. In such event, such well shall be deemed a dry hole and the dry hole footage price for each well drilled hereunder shall be $20.60 per foot multiplied by the depth of the well, as specified in sub-section (a) above, and shall be charged to the Developer in proportion to the share of the Working Interest owned by the Developer in the well. Any amounts paid by the Developer with respect to such dry hole which exceed the aforesaid dry hole footage price shall be retained by Operator and shall be applied to the costs for an additional well or wells to be drilled on the Additional Well Locations.

5.   TITLE EXAMINATION OF WELL LOCATIONS; LIABILITY FOR TITLE DEFECTS.

     (a) The Developer hereby acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer hereby accepts the title to said Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b) hereof, any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of such title shall be the sole responsibility of and shall be borne entirely by the Developer.

     (b) Prior to commencing the drilling of any well on any Additional Well Location designated pursuant to this Agreement, Operator shall conduct, or cause to be conducted, a title examination of such Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by such Lease. The results of such title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance, and no drilling shall be commenced until such title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost or liability whatsoever, caused by or related to any defect or failure of such title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(b) of this Agreement.

     6.   OPERATIONS SUBSEQUENT TO COMPLETION OF THE WELLS; PRICE
DETERMINATIONS; PLUGGING AND ABANDONMENT.

     (a) Commencing with the month in which a well drilled hereunder begins to produce, Operator shall be entitled to an operating fee of $275 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of such wells and related pipelines and facilities. Such operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation well tending, routine maintenance and adjustment, reading meters, recording production, pumping, maintaining appropriate books and records, preparing reports to the Developer and government agencies, and collecting and disbursing revenues. The operating fees shall not cover costs and expenses related to the:

          (i)    production and sale of oil;

          (ii) collection and disposal of salt water or other liquids produced by the wells;

          (iii)  rebuilding of access roads; and

           (iv) purchase of equipment, materials or third party services, which, subject to the provisions of sub-section (c) of this
                 Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in such month subject to the aforesaid operating fee.


     (b) The monthly operating fee set forth in sub-section (a) above may in the following manner be adjusted annually as of the first day of January (the "Adjustment Date") each year beginning January l, 2001. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 1997, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

     (c) Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced hereunder reasonably estimated to result in an expenditure of more than $5,000, unless such project or extraordinary cost is necessary to safeguard persons or property or to protect the well or related facilities in the event of a sudden emergency. In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees or invitees.

          All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced hereunder shall be billed at the invoice cost of third party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any such project all or a portion of the estimated costs thereof in proportion to the share of the Working Interest owned by the Developer in the wells.

     (d) Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator and shall be maintained at Operator's sole cost and expense.

     (e) Notwithstanding anything herein to the contrary, the Developer shall have full responsibility for and bear all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. Such responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with said Act and the implementing state regulations. Operator agrees to furnish such information and render such assistance as the Developer may reasonably request in order to comply with said Act and the implementing state regulations without charge for services performed by its employees.

     (f) The Developer shall have the right to direct Operator to plug and abandon any well which has been completed hereunder as a producer. In addition, Operator shall not plug and abandon any such well prior to obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any such well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon any such well and the Developer fails to respond in writing to such request within forty-five (45) days following the date of such request, then the Developer shall be deemed to have consented to the plugging and abandonment of such well(s). All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells hereunder shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

          At any time after three (3) years from the date each well drilled and completed hereunder is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well operated hereunder up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning said well. All such funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of such costs.

     7. BILLING AND PAYMENT PROCEDURE WITH RESPECT TO OPERATION OF WELLS; RECORDS, REPORTS AND INFORMATION.

     (a) Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, all severance taxes, royalties, overriding royalties, operating fees, pipeline gathering charges and other expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement. Operator shall also pay, in proportion to the share of the Working Interest owned by the Developer in the wells, on or before the due date any third party invoices rendered to Operator with respect to such costs and expenses. Operator, however, shall not be required to pay and discharge as aforesaid any such costs and expenses which are being contested in good faith by Operator.

     Operator shall deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells operated hereunder and shall keep an accurate record of the Developer's account hereunder, showing expenses incurred and charges and credits made and received with respect to each well. In the event that such proceeds are insufficient to pay said costs and expenses, Operator shall promptly and timely pay and discharge the same, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for said costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below. Any such invoice shall be paid by the Developer within ten (10) business days of its receipt.

     (b) Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated hereunder, less:

          (i) the amounts charged to the Developer under sub-section (a) hereof; and

          (ii) such amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

Each such disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well:

          (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share thereof;


          (ii) the total proceeds received from any sale thereof, and the Developer's share thereof;


          (iii) the costs and expenses deducted from said proceeds and/or being billed to the Developer pursuant to sub-section (a) above;


          (iv)   the amount withheld for future plugging costs; and

          (v) such other information as Developer may reasonably request, including without limitation copies of all third party invoices listed thereon for such period.

Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated hereunder in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production hereunder.

     (c) In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled hereunder, shall furnish the Developer with a detailed statement itemizing with respect to such well the total costs and charges under Section 4(a) hereof and the Developer's share thereof, and such information as is necessary to enable the Developer:

          (i) to allocate any extra costs incurred with respect to such well between tangible and intangible; and

          (ii) to determine the amount of investment tax credit, if applicable.

     (d) Upon request, Operator shall promptly furnish the Developer with such additional information as it may reasonably request, including without limitation geological, technical and financial information, in such form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense:

          (i) upon at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations hereunder, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges and expenses under this Agreement; and
          (ii) have access, at its sole risk, to any wells drilled by Operator hereunder at all times to inspect and observe any machinery, equipment and operations.

8.   OPERATOR'S LIEN.

     (a) The Developer hereby grants Operator a first and preferred lien on and security interest in the interest of the Developer covered by this Agreement, and in the Developer's interest in oil and gas produced and the proceeds thereof, and upon the Developer's interest in materials and equipment, to secure the payment of all sums due from Developer to Operator under the provisions of this Agreement.

     (b) In the event that the Developer fails to pay any amount owing hereunder by it to the Operator within the time limit for payment thereof, Operator, without prejudice to other existing remedies, is authorized at its election to collect from any purchaser or purchasers of oil or gas and retain the proceeds from the sale of the Developer's share thereof until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis and any additional costs (including without limitation actual attorneys' fees and costs) resulting from such delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely upon Operator's written statement concerning the amount of any default.

9.   SUCCESSORS AND ASSIGNS; TRANSFERS; APPOINTMENT OF AGENT.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns; provided, however, that Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations hereunder, without the prior written consent of the Developer, except that such consent shall not be required in connection with:

          (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any such assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

          (ii) any lien, assignment, security interest, pledge or mortgage arising under or pursuant to Operator's present or future financing arrangements, or

          (iii) the liquidation, merger, consolidation or sale of substantially all of the assets of Operator or other corporate reorganization.

Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered hereby unless such disposition encompasses either:

          (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject hereto; or

          (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

     (b) Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered hereby shall be made:

          (i)    expressly subject to this Agreement;

          (ii)   without prejudice to the rights of the other party; and

          (iii)  in accordance with and subject to the provisions of the Lease.

          (c) If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require such co-owners to appoint a single trustee or agent with full authority to receive notices, reports and distributions of the proceeds from production, to approve expenditures, to receive billings for and approve and pay all costs, expenses and liabilities incurred hereunder, to exercise any rights granted to such co-owners under this Agreement, to grant any approvals or authorizations required or contemplated by this Agreement, to sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated hereby, and to deal generally with, and with power to bind, such co-owners with respect to all activities and operations contemplated by this Agreement; provided, however, that all such co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled hereunder in accordance with sub-section (c) of Section 11 hereof.

     10.  INSURANCE; OPERATOR'S LIABILITY.

     (a) Operator shall obtain and maintain at its own expense so long as it is Operator hereunder all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which insurance shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

          Subject to the aforesaid limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement; Operator's general public liability insurance shall, if permitted by Operator's insurance carrier:

     (i)    name the Developer as an additional insured party; and

     (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

Provided, that the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator's insurance.

     Current copies of all policies or certificates thereof shall be delivered to the Developer upon request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer hereunder and that the Developer shall carry at its expense such excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

     (b) Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

     (c) Operator's liability to the Developer as Operator hereunder shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of:

     (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

     (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or

     (iii) the breach of or failure to comply with any provisions of this Agreement.

11. INTERNAL REVENUE CODE ELECTION; RELATIONSHIP OF PARTIES; RIGHT TO TAKE PRODUCTION IN KIND.

     (a) With respect to this Agreement, each of the parties hereto elects, under the authority of Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered hereby is located contain, or may hereafter contain, provisions similar to those contained in the Subchapter of the Internal Revenue Code of 1986, as amended, referred to under which a similar election is permitted, each of the parties agrees that such election shall be exercised. Beginning with the first taxable year of operations hereunder, each party agrees that the deemed election provided by Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) and (ii) of said Regulations to revoke such election. Each party hereby agrees to execute such documents and make such filings with the appropriate governmental authorities as may be necessary to effect such election.

     (b) It is not the intention of the parties hereto to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth herein or as otherwise directed by the Developer.

     (c) Subject to the provisions of Section 8 hereof, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled hereunder, exclusive of production which may be used in development and producing operations, production unavoidably lost, and production used to fulfill any free gas obligations under the terms of the applicable Lease or Leases; and Operator shall not have any right to sell or otherwise dispose of such oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled hereunder. Developer shall have no interest in any gas purchase agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed hereunder. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any such contract. Upon request, Operator shall render assistance in arranging such sale or disposition and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production.

     In the event Developer shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced hereunder, Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase such oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for such production, however, Operator shall have no liability to Developer should Operator fail to market such production.

     Any such purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the Industry under the particular circumstance, but in no event for a period in excess of one (1) year.

12.  FORCE MAJEURE.

     (a) If Operator is rendered unable, wholly or in part, by force majeure (as hereinafter defined) to carry out its obligations under this Agreement, the Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

     (b) The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance hereunder and is not reasonably within the control of the Operator.

     (c) The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling all such difficulties shall be entirely within the discretion of the Operator.


13.  TERM.

     This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, the Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated hereunder.

14.  GOVERNING LAW AND INVALIDITY.

     This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

15.  INTEGRATION.

     This Agreement, including the Exhibits hereto, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter hereof.

     No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which such change, waiver, modification, or amendment is sought to be enforced.

16.  WAIVER OF DEFAULT OR BREACH.

     No waiver by any party hereto to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.


17.  NOTICES.

     Unless otherwise provided herein, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

     (i)  If to the Operator, to:

          Atlas Resources, Inc.
          311 Rouser Road
          Moon Township, Pennsylvania 15108
          Attention: President

     (ii) If to Developer, to:

          Atlas-Energy for the Nineties-Public #8 Ltd.
          c/o Atlas Resources, Inc.
          311 Rouser Road
          Moon Township, Pennsylvania 15108


     Notices which are served by registered or certified mail upon the parties hereto in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time such notice shall be mailed as provided herein in any post office or branch post office regularly maintained by the United States Postal Service or any successor to the functions thereof. All payments hereunder shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18.  INTERPRETATION.

     Whenever this Agreement makes reference to "this Agreement" or to any provision "hereof," or words to similar effect, the reference shall be construed to refer to the within instrument unless the context clearly requires otherwise. The titles of the Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.  COUNTERPARTS.

     The parties hereto may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties hereto, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under their respective seals as of the day and year first above written.


Attest                                 ATLAS RESOURCES, INC.

_______________________________        By:____________________________
Secretary
[Corporate Seal]


                                       ATLAS-ENERGY FOR NINETIES-PUBLIC #8 LTD.


Attest                                 By its Managing General Partner:


                                       ATLAS RESOURCES, INC.
______________________________
Secretary
[Corporate Seal]                       By:______________________________

                                    EXHIBIT (B)
                          SPECIAL SUITABILITY REQUIREMENTS
                            AND DISCLOSURES TO INVESTORS

            SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state's qualification and suitability standards as follows:

SUBSCRIBERS TO LIMITED PARTNER UNITS.

If you are a resident of Michigan or North Carolina and you purchase Limited Partner Units, then you must:

            - have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or

            - have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated current year taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in the Partnership.

In addition, if you are a resident of Michigan, Ohio or Pennsylvania, then you must not make an investment in the Partnership in excess of 10% of your net worth (exclusive of home, furnishings and automobiles).

If you are a resident of California and you purchase Limited Partners Units, then you must:

            - have a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expect to have gross income in the current year of $65,000 or more; or

            - have a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles); or

            -    have a net worth of not less than $1,000,000, or

            - expect to have gross income in the current tax year of not less than $200,000.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $1,800,000 you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of Partnership subscriptions.

SUBSCRIBERS TO INVESTOR GENERAL PARTNER UNITS.

If you are a resident of California and you purchase Investor General Partner Units, then you must:

            - have a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expect to have annual gross income in the current year of $120,000 or more; or

            - have a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles); or

            -    have a net worth of not less than $1,000,000; or

            - expect to have gross income in the current year of not less than $200,000.

If you are a resident of Alabama, Massachusetts, Minnesota, North Carolina, Ohio, Pennsylvania, Tennessee, or Texas and you purchase Investor General Partner Units, then you must:

            - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the Partnership, (exclusive of home, home furnishings and automobiles) and a combined gross income of $100,000 or more for the current year and for the two previous years; or

            - have an individual or joint net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or

            - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

            - have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Mississippi, Missouri, New Hampshire, New Mexico, Oklahoma, Oregon, South Dakota, Vermont, or Washington and you purchase Investor General Partner Units, then you must:

            - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the Partnership, (exclusive of home, home furnishings and automobiles) and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

            - have an individual or joint net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or

            - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

            - have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

In addition, if you are a resident of Michigan, Ohio or Pennsylvania, then you must not make an investment in the Partnership in excess of 10% of your net worth (exclusive of home, furnishings and automobiles).

If a resident of Missouri, I am aware that:

THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(b), R.S.MO.(1978). UNLESS THESE SECURITIES ARE AGAIN REGISTERED UNDER THE ACT, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301, R.S.MO.(1978)).

If a resident of California, I am aware that:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CH. 3, RULE 260.141.11. RESTRICTION ON TRANSFER.

            (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
                 260.141.10 and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

            (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                 (i)    to the issuer;

                 (ii)   pursuant to the order or process of any court;

                 (iii) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                 (iv) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                 (v) to holders of securities of the same class of the same issuer;

                 (vi)   by way of gift or donation inter vivos or on death;

                 (vii) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                 (viii) to a broker-dealer licensed under the Code in a
                        principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                 (ix) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                 (x) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the
                        securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                 (xi) by a corporation or wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

                 (xii) by way of an exchange qualified under Sections 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                 (xiii) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                 (xiv) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                 (xv) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
                        (iii) advises the Commissioner of the name of each purchaser;

                 (xvi) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                 (xvii) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

     provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

If a resident of North Carolina, I am aware that:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $1,800,000 you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of Partnership subscriptions.

TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                   Page
Summary of the Offering..............................1
Risk Factors.........................................9
Capitalization and Source of Funds and Use of
   Proceeds.........................................19
Compensation........................................21
Terms of the Offering...............................24
Conflicts of Interest...............................27
Fiduciary Responsibility of the Managing
   General Partner..................................36
Prior Activities....................................38
Management..........................................45
Investment Objectives...............................49
Proposed Activities.................................50
Competition, Markets and Regulation.................87
Participation in Costs and Revenues.................89
Tax Aspects.........................................93
Definitions........................................104
Summary of Partnership Agreement...................111
Summary of Drilling and Operating Agreement........113
Reports to Investors...............................114
Presentment Feature................................115
Transferability of Units...........................116
Plan of Distribution...............................117
Sales Material.....................................118
Legal Opinions.....................................118
Experts............................................118
Litigation.........................................119
Additional Information.............................119
Financial Information Concerning the Managing
   General Partner and the Partnership.............119

EXHIBIT (A) - Amended and Restated Certificate
   and Agreement of Limited Partnership
EXHIBIT (I-A) - Managing General Partner
   Signature Page
EXHIBIT (I-B) - Subscription Agreement
EXHIBIT (II) - Drilling and Operating Agreement
EXHIBIT (B) - Special Suitability Requirements and
   Disclosures to Investors

No one has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the Managing General Partner. The delivery of this Prospectus does not imply that its information is correct as of any time after its date. This Prospectus is not an offer to sell these securities in any State to any person where the offer and sale is not permitted.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                ATLAS-ENERGY FOR

                                 THE NINETIES -

                                 PUBLIC #8 LTD.











                                 --------------
                                   PROSPECTUS
                                 --------------






                              ______________, 1999








Until December 31, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 1741 et seq. of the Pennsylvania Business Corporation Law provides for indemnification of officers, directors, employees and agents by a corporation subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, they were acting on behalf of or performing services for the Partnership, and the course of conduct was not the result of their negligence or misconduct.

Paragraph 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

               Accounting                                                       $    2,000.00*
               Legal Fees (including Blue Sky)                                      50,000.00*
               Printing                                                             95,000.00*
               SEC Registration Fee                                                  5,310.00
               Blue Sky Filing Fees (excluding legal fees)                          26,000.00*
               NASD Filing Fee                                                       2,300.00
               Miscellaneous                                                       629,390.00*
                                                                                 ------------

                                                         Total                    $810,000.00*
                                                                                 ------------
                                                                                 ------------

--------------
*Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.
None by the Registrant.

Atlas Resources, Inc. ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

ITEM 27.  EXHIBITS.

               1(a)   Proposed form of Dealer-Manager Agreement with Anthem
                      Securities, Inc.

               1(b)   Proposed form of Dealer-Manager Agreement with Bryan
                      Funding, Inc.

               3(a)   Articles of Incorporation of Atlas Resources, Inc.

               3(b)   Bylaws of Atlas Resources, Inc.

               4(a) Certificate of Limited Partnership for Atlas-Energy for the Nineties-Public #8 Ltd.

               4(b)   Amended and Restated Certificate and Agreement of Limited
                      Partnership for Atlas-Energy for the Nineties-Public #8
                      Ltd. (See Exhibit (A) to Prospectus)

               5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

               8      Opinion of Kunzman & Bollinger, Inc. as to tax matters

               10(a)  Proposed Form of Escrow Agreement

               10(b)  Drilling and Operating Agreement (See Exhibit (II) to the
                      Amended and Restated Certificate and Agreement of Limited
                      Partnership, Exhibit (A) to Prospectus)

               24(a)  Consent of Grant Thornton, L.L.P.

               24(b)  Consent of United Energy Development Consultants, Inc.

               24(c)  Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

               25     Power of Attorney

ITEM 28.  UNDERTAKINGS.

(a) As required by Item 512(a) of Regulation S-B and Rule 415, the undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement to:

                      (i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent Post-Effective Amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)            The undersigned Registrant undertakes:

               (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Atlas and its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Atlas and the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Atlas and its directors, officers and controlling persons in the successful defense of any action, suit or proceeding) is asserted by such party in connection with the securities being registered, Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 6th day of July, 1999.


                                                        ATLAS-ENERGY FOR THE NINETIES-
                                                        PUBLIC #8 LTD.
                                                        (Registrant)

                                                        By:    Atlas Resources, Inc.,
                                                               Managing General Partner

James R. O'Mara and Tony C. Banks,              By:    /s/ James R. O'Mara
pursuant to the Registration Statement,               ---------------------------------------------------
have been granted Power of Attorney and are            James R. O'Mara, President, Chief Executive
signing on behalf of the names shown below,            Officer and Director
in the capacities indicated.
                                                By:    /s/ Tony C. Banks
                                                      ---------------------------------------------------
                                                       Tony C. Banks, Senior Vice President of Finance,
                                                       Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                                                Date
---------                             -----                                                                ----
Charles T. Koval       Chairman of the Board and a Director                                         July 6, 1999
James R. O'Mara        President, Chief Executive Officer and a Director                            July 6, 1999
Tony C. Banks          Senior Vice President of Finance, Chief Financial Officer, and a Director    July 6, 1999
Frank P. Carolas       Vice President of Land and Geology                                           July 6, 1999
Jeffrey C. Simmons     Vice President - Operations                                                  July 6, 1999